As filed with the Securities and Exchange Commission on December 17, 2009

Registration No. 333-163215

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JDA SOFTWARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	7371	86-0787377
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14400 North 87th Street
Scottsdale, Arizona 85260
(480) 308-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

G. Michael Bridge, Esq.
Senior Vice President, General Counsel
and Corporate Secretary
JDA Software Group, Inc.
14400 North 87th Street
Scottsdale, Arizona 85260
(480) 308-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven D. Pidgeon, Esq. Richard S. Millard, Esq. David P. Lewis, Esq. DLA Piper LLP (US) 2525 East Camelback Road, Suite 1000 Phoenix, Arizona 85016 (480) 606-5100	John Harvey, Esq. Senior Vice President, General Counsel, and Corporate Secretary i2 Technologies, Inc. 11701 Luna Road Dallas, Texas 75234 (469) 357-1000	A. Michael Hainsfurther, Esq. Peter E. Lorenzen, Esq. Munsch Hardt Kopf & Harr, P.C. 500 N. Akard Street, Suite 3800 Dallas, Texas 75201 (214) 855-7500

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Registration
Securities to be Registered	Registered	Share	Price	Fee
Common Stock, par value $0.01 per share	8,093,571(1)	N/A	$186,069,989(2)	$10,383

(1)	The number of shares of common stock of the registrant being registered is based upon (x) an estimate of the maximum number of shares of common stock, par value $0.00025 per share, of i2 Technologies, Inc. (“i2”) presently outstanding or issuable or expected to be issued in connection with the merger of a wholly-owned subsidiary of the registrant with i2 multiplied by (y) the exchange ratio of 0.2562 shares of common stock, par value $0.01 per share, of the registrant, for each such share of common stock of i2.

(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(f)(1) and (f)(3) and 457(c) of the Securities Act. The proposed maximum aggregate offering price of the registrant’s common stock was calculated based upon the market value of shares of i2 common stock, calculated in accordance with Rule 457(c) under the Securities Act, as follows: (i) the product of (A) $18.59, the average of the high and low prices per share of i2 common stock on the Nasdaq Stock Market on November 17, 2009 and (B) 31,590,830, the maximum possible number of shares of i2 common stock which may be canceled and exchanged in the merger, less (ii) the estimated amount of cash that would be paid by JDA in exchange for such maximum possible number of shares of i2 common stock which may be canceled and exchanged in the merger (which equals $401,203,541).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further Amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. JDA Software Group, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this document is a part, is declared effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any representation to the contrary is a criminal offense.

PRELIMINARY — SUBJECT TO COMPLETION — DATED DECEMBER 17, 2009

To the stockholders of i2 Technologies, Inc.:

The board of directors of i2 Technologies, Inc. (“i2”) has approved a strategic merger combining i2 with JDA Software Group, Inc. (“JDA”). We believe that the proposed merger will firmly establish the combined company as a leading enterprise software company with a deep focus on supply chain management and a full complement of managed and hosted services offerings.

In the proposed merger, each issued and outstanding share of i2 common stock (other than shares held by i2, JDA, Merger Sub and dissenting i2 stockholders) will be converted into the right to receive 0.2562 of a share of JDA common stock and $12.70 in cash, without interest, and each issued and outstanding share of i2 Series B 2.5% Convertible Preferred Stock will be converted into the right to receive $1,100.00 per share in cash, which is equal to the stated change of control liquidation value of each such share, plus all accrued and unpaid dividends thereon through the effective time of the merger, without interest. Subject to certain limited exceptions, the exchange ratio is fixed, and will not be adjusted to reflect stock price changes prior to the closing. Accordingly, the value of the merger consideration to be received in exchange for each share of i2 common stock will fluctuate with the market price of JDA common stock.

Based on the closing sale price for JDA common stock on November 4, 2009, the last trading day before public announcement of the merger, the merger consideration represented approximately $18.00 in value for each share of i2 common stock. Based on the closing sale price for JDA common stock on December 15, 2009, the latest practicable date before the printing of this proxy statement/prospectus, which we refer to as this “Proxy Statement,” the merger consideration represented approximately $18.65 in value for each share of i2 common stock.

JDA common stock is listed on The Nasdaq Stock Market under the symbol “JDAS.” i2 common stock is listed on The Nasdaq Stock Market under the symbol “ITWO.” We urge you to obtain current market quotations for the shares of JDA and i2.

Your vote is very important. The merger cannot be completed unless i2 stockholders adopt and approve the merger agreement. i2 is holding a special meeting of its stockholders to vote on the proposals necessary to complete the merger. Information about this meeting and the merger is contained in this Proxy Statement. We urge you to read this Proxy Statement carefully. You should also carefully consider the risk factors beginning on page 20.

Whether or not you plan to attend i2’s special meeting of stockholders, please submit your proxy as soon as possible to make sure that your shares are represented at that meeting.

The i2 board of directors recommends that you vote FOR each of the proposals described in this proxy statement.

Jackson L. Wilson, Jr.
Chairman of the Board of Directors, President and Chief Executive Officer
i2 Technologies, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this Proxy Statement is accurate or complete. Any representation to the contrary is a criminal offense.

This Proxy Statement is dated          , 2009, and is first being mailed to stockholders of i2 on or about          , 2009.

i2 TECHNOLOGIES, INC.
11701 LUNA ROAD
DALLAS, TEXAS 75234

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On          , 2010

To the stockholders of i2 Technologies, Inc.:

Notice is hereby given that a special meeting of stockholders of i2 Technologies, Inc. (“i2”) will be held at the i2 corporate headquarters at 11701 Luna Road, Dallas, Texas 75234, on          , 2010 at 8:00 a.m. local time to consider and vote upon the following proposals:

1. To adopt and approve the Agreement and Plan of Merger, which we refer to as the “merger agreement,” that i2 entered into on November 4, 2009 with JDA Software Group, Inc. (“JDA”), and Alpha Acquisition Corp., a wholly-owned subsidiary of JDA, as the same may be amended from time to time (the “Merger Proposal”); and

2. To grant each of the persons named in the accompanying proxy materials as proxies with discretionary authority to vote to adjourn or postpone the special meeting, if necessary, to satisfy the conditions to completing the merger as set forth in the merger agreement, including for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal (the “Adjournment/Postponement Proposal”).

Approval of the Merger Proposal requires the affirmative vote of the holders of outstanding shares having at least a majority of the combined voting power of i2 common stock and i2 Series B 2.5% Convertible Preferred Stock, voting on an as-converted-to-common stock basis as a single class with the i2 common stock.

The approval of the Merger Proposal is required for completion of the merger. The accompanying proxy statement/prospectus, which we refer to as the “Proxy Statement,” further describes the matters to be considered at the meeting. A copy of the merger agreement has been included as Annex A to the Proxy Statement. We urge you to carefully read the Proxy Statement, including the annexes and the other documents referred to therein.

The i2 board of directors has set          , 2009 as the record date for the special meeting. Only holders of record of shares of i2 common stock and i2 Series B 2.5% Convertible Preferred Stock at the close of business on          , 2009 will be entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof. The special meeting will begin promptly at 8:00 a.m., local time. Check-in will begin at 7:30 a.m., local time, and you should allow ample time for check-in procedures. To ensure your representation at the special meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or through the Internet. Please submit your proxy promptly whether or not you expect to attend the special meeting. Submitting a proxy now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote.

The board of directors of i2 has determined that the merger is advisable and in the best interests of i2 and its stockholders, and recommends that you vote FOR the Merger Proposal, and FOR the Adjournment/Postponement Proposal. We are not aware of any other business to come before the meeting.

By Order of the Board of Directors

John Harvey
Secretary
Dallas, Texas
December   , 2009

PLEASE SUBMIT A PROXY FOR YOUR SHARES PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR SUBMITTING A PROXY ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE PROPOSALS OR ABOUT SUBMITTING A PROXY FOR YOUR SHARES, PLEASE CALL D.F. KING & CO., INC. AT (800) 859-8511 (TOLL FREE) OR (212) 269-5550 (COLLECT) OR VIA EMAIL AT ensco@dfking.com.

ADDITIONAL INFORMATION

This Proxy Statement incorporates by reference important business and financial information about JDA and i2 from other documents that are not included in or delivered with this Proxy Statement. For a listing of the documents incorporated by reference into this Proxy Statement, see “Where You Can Find More Information” beginning on page 106. This information is available to you without charge upon your written or oral request. You may obtain the documents incorporated by reference into this document through the Securities and Exchange Commission website at http://www.sec.gov or by requesting them in writing or by telephone at the appropriate address below:

JDA Software Group, Inc. Attn: Mike Burnett 14400 North 87th Street Scottsdale, Arizona 85260 (480) 308-3000	i2 Technologies, Inc. Attn: Tom Ward 11701 Luna Road Dallas, Texas 75234 (469) 357-1000

In addition, you may obtain copies of this information by making a request through JDA’s or i2’s investor relations departments by sending an email to investor.relations@jda.com or investor_relations@i2.com, respectively.

You may also obtain documents incorporated by reference into this Proxy Statement by requesting them in writing or by telephone from D.F. King & Co., Inc., i2’s proxy solicitation agent, at the appropriate address and telephone number below:

D.F King & Co., Inc.
48 Wall Street
New York, NY 10005
Bank and brokers call: (212) 269-5550
All others call: (800) 859-8511

To receive timely delivery of the documents in advance of the meetings, you should make your request no later than          , 2010.

SUBMITTING A PROXY BY INTERNET OR BY TELEPHONE

i2 stockholders of record on the close of business on          , 2009, the record date for the i2 special meeting, may submit their proxies by telephone or Internet by following the instructions on their proxy card or voting form. If you have any questions regarding whether you are eligible to submit your proxy by telephone or by Internet, please contact D.F. King & Co., Inc. by telephone at (800) 859-8511 (toll free) or (212) 269-5550 (collect) or via email at ensco@dfking.com.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This Proxy Statement, which forms a part of a Registration Statement on Form S-4 filed with the Securities and Exchange Commission by JDA, constitutes a prospectus of JDA under Section 5 of the Securities Act of 1933, as amended, which is referred to as the “Securities Act” in this Proxy Statement, with respect to the shares of JDA common stock to be issued to i2 stockholders in connection with the merger, and a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, which is referred to as the “Exchange Act” in this Proxy Statement, and a notice of meeting with respect to the meeting of i2 stockholders to consider and vote upon, among other matters, the Merger Proposal.

i

Page

WHERE YOU CAN FIND MORE INFORMATION	106
JDA SEC Filings	107
i2 SEC Filings	107
EX-3.3
EX-5.1
EX-23.1
EX-23.2
EX-23.3
EX-99.1

QUESTIONS AND ANSWERS

The following questions and answers briefly address some commonly asked questions about the merger and the i2 special meeting. The following questions and answers may not include all the information that is important to stockholders of i2. We urge stockholders to carefully read this entire Proxy Statement, including the annexes and the other documents referred to herein.

Q:	Why am I receiving these materials?

A:	JDA has agreed to acquire i2 under the terms of a merger agreement that is described in this Proxy Statement. We are sending you these materials to help you decide how to vote your shares of i2 stock with respect to the proposed merger and related transactions.

We are delivering this document to you as both a proxy statement of i2 and prospectus of JDA. It is a proxy statement of i2 because the i2 board of directors is soliciting proxies from the i2 stockholders. It is a prospectus because JDA will exchange shares of its common stock, as well as cash, for shares of i2 common stock in the merger.

This Proxy Statement contains important information about the merger, the merger agreement, and the special meeting of i2, and you should carefully read this Proxy Statement, including the annexes and the other documents referred to herein. In order to complete the merger, i2 stockholders must adopt and approve the merger agreement.

Your vote is important. We encourage you to vote by submitting your proxy as soon as possible.

Q:	What will stockholders receive in the merger?

A:	At the effective time of the merger, each issued and outstanding share of i2 common stock (other than shares held by i2, JDA, Merger Sub and dissenting i2 stockholders) will be converted into the right to receive 0.2562 of a share of JDA common stock and $12.70 in cash, without interest, and each outstanding share of i2 Series B 2.5% Convertible Preferred Stock, which is referred to in this Proxy Statement as the “Series B Preferred Stock,” will be converted into the right to receive $1,100.00 per share in cash, which is equal to the stated change of control liquidation value of each such share, plus all accrued and unpaid dividends thereon through the effective time of the merger, without interest.

Based on the closing sale price for JDA common stock on November 4, 2009, the last trading day before public announcement of the merger, the merger consideration represented approximately $18.00 in value for each share of i2 common stock. Based on the closing sale price for JDA common stock on December 15, 2009, the latest practicable date before the printing of this Proxy Statement, the merger consideration represented approximately $18.65 in value for each share of i2 common stock.

Holders of i2 common stock will not receive any fractional JDA shares in the merger. Instead, the total number of shares that each holder of i2 common stock will receive in the merger will be rounded down to the nearest whole number, and JDA will pay cash for any resulting fractional share that an i2 stockholder otherwise would be entitled to receive. The amount of cash payable for a fractional share of JDA common stock will be determined by multiplying the fraction by the average closing price for JDA common stock on The Nasdaq Stock Market for the five trading day period ending three days prior to the effective date of the merger. JDA’s stockholders will continue to own their existing shares, and will not need to exchange their existing shares in connection with the merger.

Q:	When do JDA and i2 expect to complete the merger?

A:	JDA and i2 expect to complete the merger after all conditions to the merger in the merger agreement are satisfied or waived, including the receipt of the requisite stockholder approval at the special meeting of i2 and the receipt of all required regulatory approvals. JDA and i2 currently expect to complete the merger during the first quarter of 2010. However, it is possible that factors outside of either company’s control could cause the merger to be completed at a later time or not at all.

Q:	How does the board of directors of i2 recommend that I vote?

A:	The i2 board of directors recommends that i2 stockholders vote FOR the proposal to adopt and approve the merger agreement, which is referred to in this Proxy Statement as the “Merger Proposal,” and FOR the proposal to grant each of the persons named in the accompanying proxy materials as proxies with discretionary authority to vote to adjourn or postpone the i2 special meeting, if necessary, to satisfy the conditions for completing the merger as set forth in the merger agreement, including for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal, which is referred to in this Proxy Statement as the “Adjournment/Postponement Proposal.”

Q:	What vote is required to approve each proposal?

A:	The affirmative vote of at least a majority of the voting power of i2’s outstanding shares of common stock and Series B Preferred Stock voting on an as-converted-to-common stock basis as a single class with the i2 common stock, is required to adopt and approve the Merger Proposal and the affirmative vote of at least a majority of the voting power, present in person or represented by proxy at the i2 special meeting, of i2’s outstanding shares of common stock and Series B Preferred Stock, voting on an as-converted-to-common stock basis as a single class with the i2 common stock, is required to adopt and approve the Adjournment/Postponement Proposal.

Q:	What if I do not vote, “abstain” from voting or submit a proxy without indicating my vote?

A:	If you are a record holder of i2 common stock and you fail to attend the i2 special meeting and you fail to submit a proxy, or if you own your shares of i2 common stock through a broker or other nominee and do not provide voting instructions to the broker or nominee on any of the proposals submitted for approval at the i2 special meeting, your shares will not be counted as present for purposes of determining whether a quorum is present at the i2 special meeting. If you are a record holder of i2 common stock and you do attend the i2 special meeting, or if you do not attend the special meeting but submit a proxy (including any proxy that is marked “abstain” with respect to one or more proposals), your shares will be counted as present for purposes of determining whether a quorum is present at the i2 special meeting. If you own your shares of i2 common stock through a broker or other nominee and provide the broker or nominee voting instructions on any proposal, your shares will be counted as present for purposes of determining whether a quorum is present at the i2 special meeting. If you submit a proxy but do not indicate how you want your shares to be voted, your shares will be counted as present for purposes of determining whether a quorum is present at the i2 special meeting.

If you are a record holder of i2 stock and you are not deemed present in person or by proxy at the i2 special meeting, or if you own your i2 stock through a broker or other nominee and fail to instruct your broker or other nominee how to vote on the Merger Proposal, your shares will be counted in the same manner as shares that vote against approval of the Merger Proposal. If you “abstain” from voting on the Merger Proposal, your shares will be counted as voting “against” the Merger Proposal. If you submit a proxy but do not indicate how you want your shares to be voted on the Merger Proposal, your shares will be voted in favor of the Merger Proposal. If you are a record holder of i2 stock and you are not deemed present in person or by proxy at the i2 special meeting, or if you own your i2 stock through a broker or other nominee and fail to instruct your broker or other nominee how to vote on the Adjournment/Postponement Proposal, your shares will have no effect on the outcome of this proposal. If you “abstain” from voting on the Adjournment/Postponement Proposal, your shares will be counted as voting “against” this proposal. If you submit a proxy but do not indicate how you want your shares to be voted on the Adjournment/Postponement Proposal, your shares will be voted in favor of the Adjournment/Postponement Proposal.

Q:	How do I submit my proxy?

A:	You may submit a proxy before your company’s special meeting in one of the following ways:

• by telephone, using the toll free number shown on your proxy card;

• via the Internet, by visiting the website shown on your proxy card; or

v

• by mail, by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope.

You may also cast your vote in person at your company’s special meeting.

If your shares are held in “street name,” through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this Proxy Statement, please submit a proxy to vote your shares as soon as possible so that your shares will be represented at the i2 special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

Q:	When and where is the i2 special meeting of stockholders?

A:	The special meeting of i2 stockholders will be held on , 2010 at 8:00 a.m. local time at i2 corporate headquarters at 11701 Luna Road, Dallas, Texas 75234. Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 7:30 a.m. local time.

Q:	If my shares are held in “street name” by my broker or other nominee, will my broker or nominee vote my shares for me?

A:	Your broker or other nominee does not have authority to vote on the proposals described in this Proxy Statement without receiving instructions from the beneficial owner as to how the shares are to be voted. Your broker or other nominee will vote your shares held by it in “street name” with respect to these matters ONLY if you provide instructions to it on how to vote. You should follow the directions that your broker or other nominee provides.

Q:	What constitutes a quorum?

A:	Stockholders who hold a majority in voting power of the i2 common stock and Series B Preferred Stock, voting on an as-converted-to-common stock basis, issued and outstanding as of the close of business on the record date for the i2 special meeting and who are entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the i2 special meeting.

Q:	May I vote in person?

A:	Yes. You may vote in person at the i2 special meeting, rather than signing and returning your proxy card, if you own shares in your own name. However, i2 encourages you to return your signed proxy card to ensure that your shares are voted. You may also vote in person at the special meeting if your shares are held in “street name” through a broker or bank if you bring a legal proxy from your broker or bank and present it at the special meeting. You may be asked to present photo identification for admittance.

Q:	Can I change my vote after I have voted by proxy?

A:	Yes. You may change your vote at any time before your proxy is voted at the i2 special meeting. You may do this in one of four ways:

• delivering a written notice of revocation bearing a later date than your proxy to the corporate secretary of i2;

• delivering a duly executed proxy relating to the same shares and bearing a later date than your original proxy to the corporate secretary of i2;

• submitting a later dated proxy via the Internet or by calling the telephone number specified on your proxy card, in each case in accordance with the instructions on the proxy card; or

• attending the special meeting and voting such shares in person.

Stockholders should note, however, that merely attending the i2 special meeting in person without casting a vote at the meeting will not alone constitute a revocation of a proxy. If you choose any of the first three methods, you must take the described action no later than the beginning of the special meeting. If your shares are held in an account at a broker or other nominee, you should contact your broker or other nominee to change your vote.

Q:	What will happen to i2 as a result of the merger?

A:	If the merger is completed, i2 will become a wholly-owned subsidiary of JDA and i2 common stock will no longer be listed on Nasdaq.

Q:	What will happen to i2 stock options and other equity awards in the merger?

A:	In the merger, each outstanding option to acquire i2 common stock will be canceled and terminated at the effective time and converted into the right to receive the merger consideration with respect to the number of shares of i2 common stock that would be issuable upon a net exercise of such option assuming the market value of the i2 common stock at the time of such exercise were equal to the value of the merger consideration as of the close of trading on the trading day immediately prior to the effective time. Any outstanding option with a per-share exercise price that is greater than or equal to such amount will be canceled and terminated as of the effective time, and no payment will be made with respect thereto.

Also, at the effective time of the merger, each i2 restricted stock unit award outstanding immediately prior to the effective time of the merger will become fully vested (except that with respect to any restricted stock unit which by the terms of the award agreement pursuant to which it was granted provides for a lesser percentage of such restricted stock unit to become vested upon the consummation of the merger, such restricted stock unit shall only become vested as to such lesser percentage), and then shall be canceled and terminated at the effective time, and the holder of such vested restricted stock unit shall be entitled to receive the common stock merger consideration for each share of i2 common stock into which the vested portion of the restricted stock unit would otherwise be convertible. Each restricted stock award will become fully vested immediately prior to the effective time of the merger.

Q:	What happens if I sell my shares of i2 before the i2 special meeting?

A:	The record date for i2’s special meeting is earlier than the expected completion date of the merger. If you hold your shares of i2 common stock on the record date but transfer those shares after the record date and before the merger, you may retain your right to vote at the i2 special meeting but not the right to receive the merger consideration. This right to receive the merger consideration will pass to the person to whom you transferred your shares of i2 common stock.

Q:	What are the material United States federal income tax consequences of the merger to i2 stockholders?

A:	JDA and i2 expect that the merger will be a fully taxable transaction for United States federal income tax purposes. Accordingly, each United States holder of i2 common stock will generally recognize capital gain or loss as a result of the merger equal to the difference between (1) the sum of the amount of cash and the fair market value of JDA common stock received by the stockholder in the merger and (2) the stockholder’s adjusted tax basis in the i2 common stock surrendered in the merger. Gain or loss and holding period will be determined separately for each block of i2 stock (that is, shares acquired at the same price per share in a single transaction). Generally, if a stockholder has held the i2 shares of stock for more than one year as of the closing date of the merger, any gain will be characterized as long-term capital gain. The deductibility of capital losses is subject to limitations.

For a more complete discussion of the U.S. federal income tax consequences of the merger, please see the section entitled “The Merger — Material United States Federal Income Tax Consequences of the Merger” beginning on page 59 of this Proxy Statement.

Tax matters are very complicated and the consequences of the merger to each i2 stockholder will depend on that stockholder’s particular facts and circumstances. i2 stockholders are strongly urged to consult their own tax advisors to determine their own tax consequences from the merger.

Q:	Do I have appraisal rights?

A:	i2 has concluded that its stockholders are entitled under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) to appraisal rights in connection with the merger. To exercise appraisal rights if you are an i2 stockholder, you must:

• before the taking of the vote upon the Merger Proposal, deliver to i2 a written demand for appraisal;

• NOT vote in favor of the Merger Proposal;

• continue to hold your i2 stock through the effective date of the merger; and

• comply with other procedures as is required by DGCL Section 262.

A copy of the relevant provisions of DGCL Section 262 is attached to this proxy statement as Annex E.

Q:	Should I send in my stock certificates now, and when do I receive the merger consideration?

A:	No. Please do not send your stock certificates with your proxy card. Following the merger, a letter of transmittal will be sent to i2 stockholders informing them where to deliver their i2 stock certificates in order to receive the merger consideration, including any cash in lieu of a fractional share of JDA common stock. You should not send in your i2 stock certificates prior to receiving this letter of transmittal. When you properly complete and return the required documentation described in the written instructions, you will promptly receive from the exchange agent the merger consideration, including any cash in lieu of a fractional share of JDA common stock, in exchange for your shares.

Q:	Whom should I contact if I have additional questions?

A:	If you have any questions about the merger or if you need assistance in submitting your proxy or voting your shares or need additional copies of the Proxy Statement or the enclosed proxy card, you should contact i2’s investor relations department at (469) 357-1000 or i2’s proxy solicitation agent at (800) 859-8511. If your shares are held in a stock brokerage account or by a bank or other nominee, you should call your broker or other nominee for additional information.

Q:	Have any i2 stockholders entered into voting agreements?

A:	i2’s directors and certain executive officers, and the holder of the Series B Preferred Stock, executed voting agreements, dated November 4, 2009, agreeing to vote their shares of i2 stock for the Merger Proposal. As of the record date, such persons beneficially owned and were entitled to vote shares of i2 stock having votes representing approximately 18.4% of the combined voting power of the i2 common stock and Series B Preferred Stock, voting on an as-converted-to-common stock basis, outstanding on that date. In connection with the agreement by the holder of the Series B Preferred Stock to vote in favor of the Merger Proposal, i2 agreed not to redeem, or call for redemption, any shares of Series B Preferred Stock until after termination of the merger agreement.

SUMMARY

This summary highlights selected information contained in this Proxy Statement related to the merger and does not contain all of the information that may be important to you. Each section of this summary is qualified in its entirety by reference to the full discussions of the related matters in the body of this Proxy Statement, and to understand the merger fully and for a more complete description of the terms of the merger agreement, you should carefully read this entire document, including the annexes and the other documents referred to herein. Additional important information is also contained in the documents incorporated by reference into this Proxy Statement — see “Where You Can Find More Information” beginning on page 106.

Unless otherwise indicated or unless the context requires otherwise, all references in this document to “i2” refer to i2 Technologies, Inc. and its subsidiaries; all references in this document to “JDA” refer to JDA Software Group, Inc.; all references in this document to “Merger Sub” refer to Alpha Acquisition Corp.; all references in this document to “Series B Preferred Stock” refer to i2’s Series B 2.5% Convertible Preferred Stock; all references in this document to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of November 4, 2009, among JDA, Merger Sub, and i2, a copy of which is attached as Annex A to this Proxy Statement; and all references to the “merger” refer to the merger contemplated by the merger agreement.

The Merger

Each of the boards of directors of JDA and i2 has approved a strategic merger of JDA and i2. Pursuant to the merger agreement, Merger Sub will merge with and into i2, with i2 being the surviving corporation. After the merger, JDA will own all of i2’s outstanding stock and i2’s common stock will no longer be listed on Nasdaq. A copy of the merger agreement is attached as Annex A to this Proxy Statement. We encourage you to read the merger agreement carefully and fully as it is the definitive agreement that governs the merger. For more information on the merger agreement, see “Merger Agreement and Other Related Agreements” beginning on page 61.

The Companies Involved in the Merger

i2 Technologies, Inc.
11701 Luna Road
Dallas, TX 75234
469-357-1000
www.i2.com

Throughout its more than 20-year history of innovation and value delivery, i2 has dedicated itself to building successful customer partnerships. As a full-service supply chain company, i2 is uniquely positioned to help its clients achieve world-class business results through a combination of consulting, technology, and managed services. i2’s solutions are pervasive in a wide cross section of industries. i2’s common stock is currently listed on The Nasdaq Stock Market (“Nasdaq”) under the symbol “ITWO.” Information contained on i2’s website does not constitute a part of this Proxy Statement.

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260-3649
480-308-3000
www.JDA.com

JDA is focused on helping companies realize real supply chain and revenue management results — fast. JDA Software delivers integrated merchandising as well as supply chain and revenue management planning, execution, and optimization solutions for the consumer-driven supply chain and services industries. Through its industry leading solutions, leading manufacturers, distributors, retailers and services companies around the world are growing their businesses with greater predictability and more profitably. JDA’s common stock is listed on Nasdaq under the symbol “JDAS.” Information contained on JDA’s website does not constitute a part of this Proxy Statement.

Alpha Acquisition Corp.
14400 N. 87th Street
Scottsdale, AZ 85260-3649

Alpha Acquisition Corp., which we refer to as “Merger Sub,” is a wholly-owned subsidiary of JDA formed for the purpose of merging with and into i2. Merger Sub is not engaged in any business activity other than in connection with the merger. Merger Sub is incorporated under the laws of the State of Delaware.

The i2 Board of Directors’ Recommendation and Reasons for the Merger (see page 39)

In the course of determining that the merger and the merger agreement are advisable and in the best interests of i2 and its stockholders, the i2 board of directors consulted with i2’s management, as well as its financial and legal advisors. i2’s board of directors considered a number of factors in making its determination that the merger and the merger agreement are advisable and in the best interests of i2 and its stockholders, including the following:

•	the risks and benefits to the i2 stockholders of effecting the transaction as compared with the risks and benefits of the other various alternatives considered, including remaining as a stand-alone company;

•	the process undertaken by i2, with the assistance of Thomas Weisel Partners, LLC, who we refer to as “Thomas Weisel Partners,” and other financial advisers, which began in December 2006 and included contacting or being contacted by more than 80 potential strategic and financial buyers; and

•	the opinion of Thomas Weisel Partners that the merger consideration payable to i2’s common stockholders (other than JDA, the holders of Series B Preferred Stock, and their respective affiliates, and dissenting i2 stockholders) under the merger agreement was, as of the date of the opinion and based upon and subject to factors and assumptions set forth therein, fair from a financial point of view to such stockholders.

The i2 board of directors also considered a number of other factors and risks concerning the merger, which are described in greater detail beginning on page 39.

What i2 Stockholders Will Receive in the Merger (see page 61)

Each issued and outstanding share of i2 common stock (other than shares held by i2, JDA, Merger Sub and dissenting i2 stockholders) will be converted into the right to receive 0.2562 of a share of JDA common stock and $12.70 in cash. The fraction of a share of JDA common stock to be issued as part of the merger consideration is referred to in this Proxy Statement as the “exchange ratio.”

Holders of i2 common stock will not receive any fractional JDA shares in the merger. Instead, the total number of shares that each holder of i2 common stock will receive in the merger as part of the merger consideration will be rounded down to the nearest whole number, and JDA will pay cash for any resulting fractional share that an i2 stockholder otherwise would be entitled to receive. The amount of cash payable for a fractional share of i2 common stock will be determined by multiplying the fraction by the average closing price of JDA common stock on Nasdaq for the five consecutive trading days ending three days prior to the effective time of the merger.

Example:  If you currently own 100 shares of i2 common stock, you would be entitled to receive (i) $1,270.00 in cash (100 shares of i2 common stock multiplied by $12.70 in cash per share) and (ii) 25.62 shares of JDA common stock (100 shares of i2 common stock multiplied by the exchange ratio of 0.2562). Since fractional shares will not be issued, you will be entitled to receive, in lieu of the 25.62 shares of JDA common stock referenced above, 25 shares of JDA common stock and a check for the market value of 0.62 of a share of JDA common stock, calculated as provided above.

Each outstanding share of Series B Preferred Stock will be converted into the right to receive $1,100.00 per share in cash, which is equal to the stated change of control liquidation value of each such share, plus all accrued and unpaid dividends thereon through the effective time, without interest.

Subject to certain limited exceptions described in the next paragraph, the exchange ratio is fixed, and will not be adjusted to reflect stock price changes prior to the closing. Accordingly, the value of the merger consideration to be received in exchange for each share of i2 common stock under either structure will fluctuate with the market price of JDA common stock.

The exchange ratio will be adjusted immediately prior to the effective time if the exchange ratio would result in JDA issuing in excess of 19.9% of its outstanding common stock as a result of the merger. At the time of the execution of the merger agreement, the number of shares of JDA common stock (and securities convertible or exercisable for JDA common stock) expected to be issued in the merger constituted less than 19.9% of JDA’s outstanding shares of common stock. To the extent that JDA’s stock price increases prior to the effective time of the merger, then the spread between the exercise price of outstanding, “in the money” i2 stock options and the implied value of the merger consideration would also increase, leading to an increase in the number of shares of JDA stock payable in respect of such outstanding i2 stock options. Also, a greater number of outstanding stock options of i2 could become “in the money” and entitled to receive merger consideration, thereby further increasing the number of shares of JDA common stock issuable in connection with the merger. However, since JDA’s stock price would need to exceed approximately $80.00 per share in order to cause any such adjustment to the exchange ratio, JDA and i2 currently do not expect any such adjustment to the exchange ratio to occur. In the unexpected event that the adjustment is required, the exchange ratio will be reduced to the minimum extent necessary so that the number of shares of JDA common stock issued or issuable as a result of the merger will equal no more than 19.9% of its outstanding common stock and the cash portion of the merger consideration will be increased (up to a maximum of $10 million in the aggregate) by an equivalent value (based on the volume weighted average price of JDA common stock for the five consecutive trading days ending two days prior to the effective time of the merger, as such prices are reported on Nasdaq). A vote by i2 stockholders for the adoption of the merger agreement constitutes approval of the merger whether or not the exchange ratio and cash portion are adjusted as described above.

The exchange ratio will also be adjusted if between signing of the merger agreement and the effective time of the merger the outstanding JDA common stock or i2 common stock is changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or the declaration of a stock dividend or dividend payable in any other securities is declared with a record date within such period, or any similar event occurs, in which case the exchange ratio will be adjusted such that the holders of i2 common stock will be provided with the same economic effect as contemplated by the merger agreement.

Treatment of Stock Options, Restricted Stock Units and Restricted Stock (see page 63)

In the merger, each outstanding option to acquire i2 common stock will be canceled and terminated at the effective time and converted into the right to receive the merger consideration with respect to the number of shares of i2 common stock that would be issuable upon a net exercise of such option assuming the market value of the i2 common stock at the time of such exercise were equal to the value of the merger consideration as of the close of trading on the trading day immediately prior to the effective time. Any outstanding option with a per-share exercise price that is greater than or equal to such amount will be canceled and terminated as of the effective time, and no payment will be made with respect thereto.

Example: If the value of the merger consideration as of the close of trading on the trading day immediately prior to the effective time is $18.00 per share of i2 common stock, then a holder of an option to purchase 100 shares of i2 common stock at an exercise price of $9.00 per share would receive merger consideration in respect of 50 shares of i2 common stock (calculated by multiplying the 100 shares subject to such option by a fraction, the numerator of which is the difference between the merger consideration value of $18.00 per share and the exercise price of $9.00 per share, and the denominator of which is equal to the merger consideration value of $18.00 per share). Accordingly, such option holder would be entitled to receive (i) $635.00 in cash (50 shares of i2 common stock multiplied by $12.70 in cash per share) and (ii) 12.81 shares of JDA common stock (50 shares of i2 common stock multiplied by the exchange ratio of 0.2562). Since fractional shares will not be issued, such holder would be entitled to receive, in lieu of the 12.81 shares of JDA common stock referenced above, 12 shares of JDA common stock and a check for the market value of 0.81 of a share of JDA common stock, calculated as provided above. Alternatively, if the value of the merger consideration as of the close of trading on the trading day immediately prior to effective time is $20.00 per share of i2 common stock, then a holder of an option to purchase 100 shares of i2 common stock with an exercise price of $9.00 per share of i2 common stock would instead receive merger consideration in respect of 55 shares of i2 common stock (calculated by multiplying the 100 shares subject to such option by a fraction, the numerator of which is the difference between the merger consideration value of $20.00 per share and the exercise price of $9.00 per share, and the denominator of which is equal to the merger consideration value of $20.00 per share).

Also, at the effective time of the merger, each i2 restricted stock unit award outstanding immediately prior to the effective time of the merger will become fully vested (except that with respect to any restricted stock unit which by the terms of the award agreement pursuant to which it was granted provides for a lesser percentage of such restricted stock unit to become vested upon the consummation of the merger, such restricted stock unit shall only become vested as to such lesser percentage), and then will be canceled and terminated at the effective time, and the holder of such vested restricted stock unit will be entitled to receive the merger consideration for each share of i2 common stock into which the vested portion of the restricted stock unit would otherwise be convertible. Each restricted stock award will become fully vested immediately prior to the effective time.

Treatment of Warrants (see page 64)

At the effective time of the merger, each warrant to purchase shares of i2’s common stock that is outstanding and unexercised immediately prior to the effective time of the merger will cease to represent a right to acquire i2’s common stock and will be assumed by JDA and converted automatically into a warrant of JDA under which the holder will have the right to receive, upon exercise of the warrant, the merger consideration which such holder would have received as a holder of i2 common stock if such i2 warrant had been exercised for i2 common stock immediately prior to the effective time of the merger.

Financing

On December 10, 2009, JDA issued $275 million aggregate principal amount of its 8.0% senior notes due 2014. The notes were issued pursuant to an indenture, dated as of December 10, 2009, among JDA, certain of its subsidiaries, and U.S. Bank National Association, as trustee. The net proceeds from the issuance of the notes totaled $266.7 million. On the date of the offering, the net proceeds of the offering, together with an additional amount funded by JDA, were deposited into an escrow account established pursuant to an escrow and security agreement, dated December 10, 2009, by and between JDA, U.S. Bank National Association, as escrow agent and U.S. Bank National Association, as trustee under the Indenture. The proceeds from the sale of the notes, together with cash on hand at JDA and i2, will be used to pay the cash portion of the merger consideration.

Comparative Per Share Market Price (see page 17)

JDA common stock is listed on Nasdaq under the symbol “JDAS.” i2 common stock is listed on Nasdaq under the symbol “ITWO.” The following table shows the closing sale prices of JDA common stock and i2 common stock as reported on Nasdaq on November 4, 2009, the last trading day before the merger agreement was announced, and on December 15, 2009, the latest practicable date before the printing of this Proxy Statement. The table also shows the implied value of the merger consideration proposed for each share of i2 common stock, which was calculated by adding (i) the amount of the cash consideration per share, and (ii) and the closing price of JDA common stock as of the specified date, multiplied by the exchange ratio.

			Implied Value of
	JDA	i2	Merger
Date	Common Stock	Common Stock	Consideration

November 4, 2009	$20.70	$16.51	$18.00
December 15, 2009	$23.23	$18.45	$18.65

The prices set forth in the table above will fluctuate prior to the special meeting and the consummation of the merger, and stockholders are urged to obtain current market quotations prior to making any decision with respect to the merger.

With certain limited exceptions not expected to apply to the merger, the exchange ratio is fixed, and will not be adjusted to reflect stock price changes prior to the closing. Accordingly, the value of the merger consideration to be received in exchange for each share of i2 common stock will fluctuate with the market price of JDA common stock.

Directors and Executive Management Following the Merger

The JDA board of directors has agreed to consider adding one mutually agreeable i2 director to its board. If an additional director is appointed, then upon the consummation of the merger, JDA will increase the size of its board of directors by one member, to six directors, and appoint one person, mutually acceptable to JDA and i2, as a member of the board of directors of JDA. The other members of the board of directors of JDA will remain the same.

Recommendation of the i2 Board of Directors (see page 39)

After careful consideration, the i2 board of directors recommends that holders of i2 common stock vote FOR the Merger Proposal and FOR the Adjournment/Postponement Proposal.

Opinion of i2’s Financial Advisor (see page 42)

The i2 board of directors considered the analyses of Thomas Weisel Partners and the opinion of Thomas Weisel Partners to i2’s board of directors that, as of November 4, 2009, and based upon and subject to the factors and assumptions set forth therein, the merger consideration payable to i2’s common stockholders (other than JDA, the holders of Series B Preferred Stock, and their respective affiliates, and dissenting i2 stockholders) pursuant to the merger agreement was, as of such date, fair from a financial point of view to such stockholders.

The full text of the written opinion of Thomas Weisel Partners, dated November 4, 2009, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D to this Proxy Statement. The summary of the opinion of Thomas Weisel Partners in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion. Thomas Weisel Partners provided its opinion for the information and assistance of i2’s board of directors in connection with its consideration of the transaction. The opinion of Thomas Weisel Partners is not a recommendation as to how any holder of i2’s common stock should vote with respect to the transaction or any other matter. Pursuant to an engagement letter between i2 and Thomas Weisel Partners, as compensation for its services in connection with the merger, i2 paid Thomas Weiser Partners a retainer fee and, upon the delivery of Thomas Weisel Partners’ opinion, a fee of $400,000. Additional compensation of 1.25% of the aggregate consideration (including outstanding indebtedness) in the merger, or approximately $4.5 million based on the closing share prices of i2 and JDA as of November 4, 2009, will be payable to Thomas Weisel Partners upon completion of the merger, against which the amounts paid for the retainer and for the opinion will be credited. In addition, i2 has agreed to reimburse Thomas Weisel Partners for certain of its expenses in connection with its engagement and to indemnify Thomas Weisel Partners and its affiliates against certain damages and liabilities in connection with or resulting from its engagement.

Interests of i2’s Directors, Executive Officers, and Certain Significant Stockholders in the Merger (see page 50)

You should be aware that some of i2’s directors, executive officers and significant stockholders have interests in the merger that are different from, or are in addition to, the interests of i2 stockholders generally. These interests relate to equity and equity-linked securities held by such persons; change of control severance arrangements covering i2’s executive officers; indemnification of i2’s directors and officers by JDA following the merger; the relationship of the director elected by holder of the Series B Preferred Stock with affiliates of such holder; and the potential appointment of a current i2 director, mutually acceptable to JDA and i2, as a member of the board of directors of JDA.

Material United States Federal Income Tax Consequences of the Merger (see page 59)

JDA and i2 expect that the merger will be a fully taxable transaction for United States federal income tax purposes. Accordingly, each United States holder of i2 common stock will generally recognize capital gain or loss as a result of the merger equal to the difference between (1) the sum of the amount of cash and the fair market value of JDA common stock received by the stockholder in the merger and (2) the stockholder’s adjusted tax basis in the i2 common stock surrendered in the merger. Gain or loss and holding period will be determined separately for each block of i2 stock (that is, shares acquired at the same price per share in a single transaction). Generally, if a stockholder has held the i2 shares of stock for more than one year as of the closing date of the merger, any gain will be characterized as long-term capital gain. The deductibility of capital losses is subject to limitations.

Tax matters can be complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You are urged to read the discussion in the section entitled “Material United States Federal Income Tax Considerations” and should consult your own tax advisor to understand fully the tax consequences of the merger to you.

Accounting Treatment (see page 56)

In accordance with accounting principles generally accepted in the United States, JDA will account for the merger using the acquisition method of accounting for business combinations.

Appraisal Rights (see page 53)

i2 has concluded that i2 stockholders are entitled under DGCL Section 262 to appraisal rights in connection with the merger. To exercise appraisal rights, an i2 stockholder must:

•	before the taking of the vote upon the Merger Proposal, deliver to i2 a written demand for appraisal;

•	NOT vote in favor of the Merger Proposal;

•	continue to hold its i2 stock through the effective date of the merger; and

•	comply with other procedures as is required by DGCL Section 262.

A copy of the relevant provisions of DGCL Section 262 is attached to this proxy statement as Annex E.

Governmental Regulatory Filings Required in Connection with the Merger (see page 56)

The merger is subject to the expiration or termination of the waiting period under the United States antitrust laws and the receipt of any consents or approvals required under applicable foreign competition laws. JDA and i2 have each agreed to use their reasonable best efforts to take all actions proper or advisable under the merger agreement and applicable laws, rules and regulations to complete the merger, as well as other specified actions, as promptly as practicable. However, the foregoing does not require JDA to agree to accept any undertaking or condition, enter into any consent decree, make any divestiture, accept any operational restriction or take or commit to take any action that would reasonably be expected to limit: (i) the freedom of action of JDA with respect to the operation of, or JDA’s ability to retain, i2 or any businesses, product lines or assets of i2, or (ii) JDA’s ability to retain, own or operate any portion of the businesses, product lines or assets of JDA, or alter or restrict in any way the business or commercial practices of JDA or i2. Each of JDA and i2 has the right to terminate the merger agreement if any law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental authority competent jurisdiction located in the United States or in another jurisdiction outside the United States in which JDA or i2 engages in material business activities shall be in effect enjoining, restraining, preventing or prohibiting consummation of the merger or making the consummation of the merger illegal, except that such right is not available to any party if the restraint was primarily due to such party’s breach or failure to perform any of its representations, warranties, covenants, or agreements set forth in the merger agreement. In such a case, the terminating party would not be required to pay a termination fee.

Conditions to Completion of the Merger (see page 70)

JDA and i2 expect to complete the merger after all the conditions to the merger in the merger agreement are satisfied or waived, including after the receipt of stockholder approval at the i2 special meeting and the receipt of all required regulatory approvals. JDA and i2 currently expect to complete the merger during the first quarter of 2010. However, it is possible that factors outside of either company’s control could cause the merger to be competed at a later time or not at all.

Each party’s obligation to complete the merger is subject to the satisfaction or waiver of various conditions, including the following:

•	the approval of the Merger Proposal by the requisite vote of i2’s stockholders;

•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act of 1976 (the “Hart-Scott-Rodino Act”) and other applicable competition laws;

•	the effectiveness of the registration statement of which this Proxy Statement is a part, and the registration statement not being subject to any stop order, or stop order threatened in writing;

•	the absence of any action or litigation in which a governmental authority is a party and of any law, injunction, judgment or ruling that enjoins, restrains, prevents or prohibits the completion of the merger or makes the completion of the merger illegal;

•	the accuracy of the other party’s representations and warranties, subject to certain materiality exceptions;

•	the other party’s compliance in all material respects with its obligations under the merger agreement;

•	in the case of JDA:

•	the absence of any injunctions or other legal prohibitions that would prevent the consummation of the merger, impose limitations on JDA’s ability to effectively exercise full rights of ownership of i2 in a manner that materially and adversely affects the value of i2 and its subsidiaries, taken as a whole, limit JDA’s rights with respect to its ability to operate i2, or result in a material adverse effect on i2;

•	i2 having unrestricted cash on hand of at least $160,000,000; and

•	i2 having paid in full specified accounts payable and accrued expenses in the estimated amount of $10,000,000.

•	the absence of any change, event, occurrence or state of facts since the date of the merger agreement that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the other party.

No-Shop Provisions (see page 69)

i2 has agreed not to solicit, initiate, cause, facilitate or encourage a business combination or other similar transaction with another party while the merger is pending, and not to enter into discussions or negotiations with another party regarding a business combination or similar transaction while the merger is pending, except under certain specified circumstances set forth in the merger agreement.

Termination of the Merger Agreement (see page 73)

Generally, the merger agreement may be terminated and the merger may be abandoned at any time prior to the completion of the merger (including after stockholder approval):

•	by mutual written consent of i2 and JDA;

•	by either i2 or JDA if:

•	the merger is not consummated on or before March 31, 2010; except that (i) the passage of such period will be tolled for any point during which any party to the merger agreement is subject to a legal prohibition or injunction on the consummation of the merger, or that makes the consummation of the merger illegal, in each case that is non-final and appealable, (ii) either party may extend such date to May 4, 2010, and (iii) such right is not available to any party if the failure of the merger to have been consummated on or before such date was primarily due to such party’s breach or failure to perform any of its representations, warranties, covenants, or agreements set forth in the merger agreement (we refer to March 31, 2010, as it may be extended, as the “outside date”);

•	any legal prohibition or injunction that enjoins, restrains, prevents, or prohibits the consummation of the merger or makes the consummation of the merger illegal becomes final and non-appealable, except that such right is not available to any party if the restraint was primarily due to such party’s breach or failure to perform any of its representations, warranties, covenants, or agreements set forth in the merger agreement; or

•	the approval of i2’s stockholders has not been obtained at the i2 stockholders meeting or any adjournment or postponement thereof, except that such right is not available to any party if the failure to obtain the required vote was primarily due to such party’s breach or failure to perform any of its representations, warranties, covenants, or agreements set forth in the merger agreement.

•	by JDA if:

•	i2 breaches or fails to perform in any material respect any of its material covenants or agreements set forth in the merger agreement, or if any representation or warranty of i2 becomes untrue, in either case subject to certain specified materiality conditions and i2’s inability to cure such breach;

•	any injunction or other legal prohibition that is final and non-appealable prevents the consummation of the merger, imposes limitations on JDA’s ability to effectively exercise full rights of ownership of i2 in a manner that materially and adversely affects the value of i2 and its subsidiaries, taken as a whole, limits JDA’s rights with respect to its ability to operate i2, or results in a material adverse effect on i2;

•	i2 enters into an acquisition agreement with another party or, before i2’s stockholders have approved the Merger Proposal, the i2 board of directors or any committee of the i2 board of directors either changes its recommendation that its stockholders vote in favor of the Merger Proposal or does not reject any bona fide publicly announced offer for a takeover proposal within ten business days of the making of the offer;

•	i2 violates any of its material obligations under the no-shop provisions set forth in the merger agreement;

•	a material adverse effect on i2 occurs and is continuing and is not cured by i2 within 20 business days of receipt of written notice of such event from JDA and prior to the outside date; or

•	the merger is not consummated as a result of a financing failure and JDA pays the break fee described below to i2.

•	by i2 if:

•	JDA or Merger Sub breach or fail to perform in any material respect any of their respective material covenants or agreements set forth in the merger agreement, or if any representation or warranty of JDA becomes untrue, in either case subject to certain specified materiality conditions and JDA’s inability to cure such breach, except that JDA will not have the right to cure breaches of the escrow obligations related to the financing;

•	before i2’s stockholders have approved the Merger Proposal, i2 concurrently enters into a definitive agreement in accordance with the no-shop provisions of the merger agreement providing for a superior proposal and i2 pays the termination fee described below to JDA;

•	a material adverse effect on JDA occurs and is continuing to occur and is not cured by JDA within 20 business days of receipt of written notice of such event from JDA and prior to the outside date; or

•	if the merger is not consummated as a result of a financing failure.

•	The merger agreement provides that a financing failure will be deemed to exist if JDA has complied with all of its obligations to obtain financing in connection with the merger and such financing is not available on the closing date on the terms and conditions specified in the financing documents relating thereto in an amount necessary to enable JDA to pay the cash portion of the merger consideration and other amounts payable by JDA in connection with the merger.

Termination Fees and Expenses (see page 74)

Except as described below, whether or not the merger is completed, all fees and expenses incurred in connection with the merger agreement, the merger, or the transactions related thereto will be paid by the party incurring such fees and expenses. JDA and i2 shall share equally (i) the filing fee of JDA’s Hart-Scott-Rodino pre-merger notification report, and (ii) all fees and expenses, other than accountant’s and attorney’s fees, incurred with respect to this Proxy Statement. The merger agreement requires:

•	i2 to pay JDA a termination fee in the amount of $15,000,000 if the merger agreement is terminated:

•	by either i2 or JDA if either the outside date has passed prior to approval by i2 stockholders or the required i2 stockholder vote has not been obtained at the i2 stockholder meeting, and (i) prior to such termination, there has been a publicly announced alternative takeover proposal for i2 and (ii) within twelve months after such termination, i2 consummates an alternative transaction or enters into an acquisition agreement relating to an alternative proposal, or there is otherwise consummated a takeover proposal with respect to i2 in the form of a tender offer, exchange offer or similar transaction (treating in the definition of takeover proposal, as described on page 70, references to 20% as references to 50%);

•	by JDA if i2 enters into an acquisition agreement with another party or, before i2’s stockholders have approved the Merger Proposal, the i2 board of directors or any committee of the i2 board of directors changes its recommendation that its stockholders vote in favor of the Merger Proposal or do not reject any bona fide publicly announced offer for a takeover proposal within ten business days of the making of the offer; or

•	by i2 before the i2 stockholders meeting to accept a superior proposal.

•	JDA to pay i2 a termination fee in the amount of $30,000,000, if the agreement is terminated by either i2 or JDA as a result of a financing failure.

Timing of the Merger (see page 64)

The merger is expected to be completed during the first quarter of 2010, subject to the receipt of necessary regulatory approvals and the satisfaction or waiver of other closing conditions.

Matters to be Considered at the i2 Special Meeting (see page 87)

At the i2 special meeting, i2 stockholders will be asked to vote on the following proposals:

•	to adopt and approve the merger agreement, which we refer to in this Proxy Statement as the “Merger Proposal;” and

•	to grant each of the persons named in the accompanying proxy materials as proxies with discretionary authority to vote to adjourn or postpone the special meeting, if necessary, to satisfy the conditions to completing the merger as set forth in the merger agreement, including for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal, which we refer to in this Proxy Statement as the “Adjournment/Postponement Proposal.”

The merger is contingent upon the approval of the Merger Proposal, but not the Adjournment/Postponement Proposal.

The i2 board of directors recommends that i2 stockholders vote FOR all of the proposals set forth above.

Vote Required (see page 87)

The affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of i2 common stock and the Series B Preferred Stock, voting on an as-converted-to-common stock basis as a single class with the common stock, is required to approve the Merger Proposal. The affirmative vote of at least a majority of the voting power, present in person or represented by proxy at the i2 special meeting, of i2’s outstanding shares of common stock and Series B Preferred Stock voting on an as-converted-to-common stock basis as a single class with the i2 common stock, is required to approve the Adjournment/Postponement Proposal.

Voting Agreements (see page 75)

i2’s directors and certain executive officers, and the holder of the Series B Preferred Stock, executed voting agreements, dated November 4, 2009, agreeing to vote their shares of i2 stock for the Merger Proposal. As of the record date, such persons beneficially owned and were entitled to vote shares of i2 stock having 5,104,684 votes representing approximately 18.4% of the combined voting power of the i2 common stock and Series B Preferred Stock, voting on an as-converted-to-common stock basis, outstanding on that date. In connection with the agreement by the holder of the Series B Preferred Stock to vote in favor of the Merger Proposal, i2 agreed not to redeem, or call for redemption, any shares of Series B Preferred Stock until after termination of the merger agreement.

Risk Factors (see page 20)

The merger may not achieve the expected benefits because of the risks and uncertainties discussed in the sections entitled “Risk Factors” beginning on page 20 and “Forward-Looking Statements” beginning on page 18. Such risks include risks relating to the uncertainty that JDA and i2 will be able to integrate their businesses successfully, uncertainties as to whether the merger will achieve expected synergies, and uncertainties relating to the performance of the combined company following the merger.

SELECTED HISTORICAL FINANCIAL DATA OF JDA

The following table sets forth selected historical financial data of JDA as of and for each of the periods indicated. The financial information as of, and for the years ended, December 31, 2008, 2007, 2006, 2005, and 2004 is derived from JDA’s audited consolidated financial statements. The audited consolidated financial statements as of, and for the years ended, December 31, 2008, 2007, and 2006 are incorporated by reference into this Proxy Statement. The consolidated financial information as of September 30, 2009, and for the nine month periods ended, September 30, 2009 and September 30, 2008 is derived from JDA’s unaudited condensed consolidated financial statements, which are incorporated by reference into this Proxy Statement and which, in JDA’s opinion, include all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of JDA’s financial position and results of operations for such periods. Interim results for the nine months ended September 30, 2009 are not necessarily indicative of, and are not projections for, the results to be expected for the full year ending December 31, 2009. The selected historical financial data below should be read in conjunction with the consolidated financial statements that are incorporated by reference into this document and their accompanying notes.

						Nine Months Ended
	Year Ended December 31,					September 30,
	2008	2007	2006	2005	2004	2009	2008
	(In thousands, except per share data)

Statement of Income Data:
Revenues:
Software licenses	$92,898	$73,599	$48,971	$58,508	$59,211	$60,160	$58,593
Maintenance services	182,844	178,198	129,290	86,417	80,240	132,378	138,843

Product revenues	275,742	251,797	178,261	144,925	139,451	192,538	197,436
Consulting services	104,072	110,893	90,085	64,901	71,251	78,965	78,901
Reimbursed expenses	10,518	10,885	9,121	5,997	6,172	7,174	7,780

Service revenues	114,590	121,778	99,206	70,898	77,423	86,139	86,681

Total revenues	390,332	373,575	277,467	215,823	216,874	278,677	284,117

Cost of Revenues	146,982	148,134	114,973	86,226	86,725	106,693	109,288

Gross Profit	243,350	225,441	162,494	129,597	130,149	171,984	174,829
Operating Expenses:
Product development	53,866	51,173	56,262	44,351	52,800	37,732	40,196
Sales and marketing	66,468	63,154	48,153	40,386	45,608	46,310	47,738
General and administrative	44,963	44,405	34,803	27,071	24,922	35,001	32,406
Amortization of intangibles	24,303	15,852	9,556	3,572	3,388	17,880	18,227
Restructuring charges	8,382	6,208	6,225	2,439	6,105	6,705	3,954
Costs of terminated i2 acquisition	25,060	—	—	—	—	—	—
Other operating (income) expense, net	—	(4,128)	200	9,913	1,100	—	—

Total operating expenses	223,042	176,664	155,199	127,732	133,923	143,628	142,521

Operating Income (Loss)	20,308	48,777	7,295	1,865	(3,774)	28,356	32,308
Interest expense and loan fees	(10,349)	(11,836)	(7,645)	(162)	(205)	(971)	(7,313)
Finance costs on terminated acquisition of i2 Technologies	(5,292)	—	—	—	—	—	(637)
Interest income and other, net	2,791	3,476	771	2,799	3,535	886	2,764

Income (Loss) Before Income Taxes	7,458	40,417	421	4,502	(444)	28,271	27,122
Income tax (provision) benefit	(4,334)	(13,895)	(867)	2,458	2,453	10,429	10,451

						Nine Months Ended
	Year Ended December 31,					September 30,
	2008	2007	2006	2005	2004	2009	2008
	(In thousands, except per share data)

Net Income (Loss)	3,124	26,522	(446)	6,960	2,009	17,842	16,671
Adjustment to increase the carrying amount of the Series B Preferred Stock to its redemption value	—	—	(10,898)	—	—	—	—
Consideration paid in excess of carrying value on the repurchase of redeemable preferred stock	—	—	—	—	—	(8,593)	—

Income (Loss) Applicable to Common Shareholders	$3,124	$26,522	$(11,344)	$6,960	$2,009	$9,249	$16,671

Basic Earnings (Loss) Per Share Applicable to Common Shareholders	$0.09	$0.79	$(0.39)	$0.24	$0.07	$0.26	$0.49

Diluted Earnings (Loss) Per Share Applicable to Common Shareholders	$0.09	$0.76	$(0.39)	$0.24	$0.07	$0.26	$0.47

	December 31,					September 30,
	2008	2007	2006	2005	2004	2009

Balance Sheet Data:
Cash and cash equivalents	$32,696	$95,288	$53,599	$71,035	$61,344	$85,477
Working capital	32,139	67,863	41,103	119,032	94,820	69,717
Goodwill and other intangible assets(1)	282,489	311,355	345,000	103,436	121,588	261,655
Total assets(1),(2)	524,776	622,225	624,744	330,572	332,567	536,055
Long-term debt(1),(2)	—	92,536	137,813	—	—	—
Redeemable preferred stock(1)	50,000	50,000	50,000	—	—	—
Stockholders’ equity(3)	341,495	335,796	290,352	281,966	276,185	401,532

(1)	The increase in total assets in 2006 resulted primarily from the goodwill and other intangible assets recorded in the acquisition of Manugistics Group, Inc. in July 2006. To finance the acquisition, JDA entered into a credit agreement for $175 million of aggregate long-term loans and issued 50,000 shares of Series B Preferred Stock for $50 million in cash to a private equity investment firm. See the footnotes to the JDA’s consolidated financial statements, which are incorporated by reference into this Proxy Statement, for a complete discussion of the transaction.

(2)	The decrease in total assets in 2008 resulted primarily from the payment of a $20 million one-time reverse termination fee and $6.8 million of other finance and related costs associated with the terminated acquisition of i2 Technologies, and the remaining $99.6 million of long-term borrowings. See Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations in JDA’s Annual Report on Form 10-K for the year ended December 31, 2008, and the footnotes to JDA’s consolidated financial statements, which are incorporated by reference into this Proxy Statement, for a complete discussion of these transactions.

(3)	JDA has never declared or paid a cash dividend on its common stock.

SELECTED HISTORICAL FINANCIAL DATA OF i2

The following table sets forth certain of i2’s consolidated financial data as of and for each of the periods indicated. The financial information as of, and for the years ended, December 31, 2008, 2007, 2006, 2005, and 2004 is derived from i2’s audited consolidated financial statements, as adjusted. The audited consolidated financial statements as of, and for the years ended, December 31, 2008, 2007, and 2006, as adjusted, are incorporated by reference into this Proxy Statement. The consolidated financial information as of September 30, 2009, and for the nine month periods, ended September 30, 2009 and September 30, 2008, as adjusted, is derived from i2’s unaudited condensed consolidated financial statements, which are incorporated by reference into this Proxy Statement and which, in i2’s opinion, include all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of i2’s financial position and results of operations for such periods. Interim results for the nine months ended September 30, 2009 are not necessarily indicative of, and are not projections for, the results to be expected for the full year ending December 31, 2009. The selected historical financial data below should be read in conjunction with the consolidated financial statements that are incorporated by reference into this document and their accompanying notes.

						Nine Months Ended
	Year Ended December 31,					September 30,
	2008(1)	2007(1)	2006(1)	2005(1)	2004	2009	2008(1)
	(In thousands, except per share data)

Statement of Operations Data:
Revenues:
Software solutions	$46,852	$47,721	$76,243	$89,937	$54,155	$40,689	$34,802
Services	123,564	122,682	106,493	103,792	118,731	71,357	92,666
Maintenance	85,397	87,457	92,828	100,612	116,765	56,021	64,588
Contract	—	2,450	4,113	42,526	72,877	—	—

Total revenues	255,813	260,310	279,677	336,867	362,528	168,067	192,056

Costs and expenses:
Cost of revenues
Software solutions	9,316	8,567	12,862	14,720	20,137	7,214	7,784
Services	89,928	97,397	87,472	91,578	107,349	45,797	68,313
Maintenance	10,139	11,074	10,488	12,180	14,155	6,749	7,866
Contract	—	—	311	1,575	4,718	—	—
Amortization of acquired technology	4	25	21	—	369	—	4
Sales and marketing	45,135	41,872	48,185	51,727	74,946	28,020	35,540
Research and development	29,241	33,513	35,200	37,337	56,279	20,124	22,558
General and administrative	42,062	37,770	56,129	61,117	71,646	25,695	29,830
Amortization of intangibles	100	78	17	—	39	25	75
Restructuring charges and adjustments	(95)	3,955	(403)	11,269	2,688	2,975	—

Costs and expenses, subtotal	225,830	234,251	250,282	281,503	352,326	136,599	171,970
Intellectual property settlement, net	(79,860)	921	—	—	—	562	(79,860)

Total costs and expenses	145,970	235,172	250,282	281,503	352,326	137,161	92,110

Operating income	109,843	25,138	29,395	55,364	10,202	30,906	99,946

						Nine Months Ended
	Year Ended December 31,					September 30,
	2008(1)	2007(1)	2006(1)	2005(1)	2004	2009	2008(1)
	(In thousands, except per share data)

Non-operating income (expense), net:
Interest income	3,876	5,488	5,305	7,697	4,179	261	3,339
Interest expense	(7,473)	(7,372)	(8,395)	(16,555)	(17,873)	(899)	(5,596)
Gain recognized by i2 Technologies on terminated acquisition	11,535	—	—	—	—	—	(5,311)
Other income (expense), net	(1,725)	(1,454)	(178)	1,396	(1,979)	(1,995)	(1,027)

Income (loss) before income taxes	116,056	21,800	26,127	47,902	(5,471)	28,273	91,351
Provision (benefit) for income taxes	8,382	6,133	3,821	4,664	(674)	4,180	5,349

Income (loss) from continuing operations	107,674	15,667	22,306	43,238	(4,797)	24,093	86,002
Income from discontinued operations	—	—	—	43,884	3,445	—	—

Net income (loss)	107,674	15,667	22,306	87,122	(1,352)	24,093	86,002
Preferred stock dividend and accretion of discount	3,140	3,071	2,940	3,020	1,720	2,400	2,346

Net income (loss) applicable to common stockholders	$104,534	$12,596	$19,366	$84,102	$(3,072)	$21,693	$83,656

Net income (loss) per common share applicable to common stockholders:
Basic	$3.97	$0.49	$0.76	$3.49	$(0.17)	$0.80	$3.20

Diluted	$3.91	$0.47	$0.75	$3.44	$(0.17)	$0.80	$3.15

	December 31,					September 30,
	2008(1)	2007(1)	2006(1)	2005	2004	2009

Balance Sheet Data:
Cash and cash equivalents(2)	$238,013	$120,978	$109,419	$112,882	$133,273	$185,513
Restricted cash	5,777	8,456	4,626	4,773	7,717	6,737
Working capital (deficiency)	187,435	63,565	17,368	(34,336)	101,152	145,890
Total assets	313,025	201,005	188,563	200,523	390,673	251,420
Long-term debt	64,520	61,362	58,307	50,565	316,800	—
Redeemable preferred stock	106,591	103,450	101,686	100,065	97,045	108,293
Stockholders’ equity (deficit)	149,879	36,436	(1,329)	(47,450)	(173,033)	168,851

(1)	i2 filed a Current Report on Form 8-K on November 18, 2009 to retrospectively adjust portions of its Annual Report on Form 10-K for the year ended December 31, 2008 to reflect the adoption of certain provisions contained in Accounting Standard Codification (“ASC”) 470-Debt related to the accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement). The adoption of ASC 470 decreased i2’s net income in fiscal years 2008 and 2007 by $2.1 million and in fiscal year 2006 by $1.9 million.

(2)	The increase in cash and cash equivalents in 2008 resulted primarily from a $79.9 million net gain on an intellectual property settlement with SAP and an $11.5 million gain on the 2008 terminated acquisition with JDA, which includes a $20 million one-time termination fee received from JDA, net of approximately $8.5 million in finance and other related costs associated with the terminated acquisition.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following selected unaudited pro forma condensed combined financial information is designed to show how the merger of JDA and i2 might have affected historical financial statement information. The pro forma condensed combined statement of income for the nine months ended September 30, 2009 combines the historical JDA condensed consolidated statement of income for the nine months ended September 30, 2009 with the historical i2 condensed consolidated statement of operations for the nine months ended September 30, 2009, giving effect to the merger as if it had occurred on January 1, 2009. The pro forma condensed combined statement of income for the year ended December 31, 2008 combines the historical JDA consolidated statement of income for the year ended December 31, 2008 with the historical i2 consolidated statement of operations for the year ended December 31, 2008, as adjusted, giving effect to the merger as if it had occurred on January 1, 2008. The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of JDA and i2 as of September 30, 2009, and gives effect to the merger as if it had occurred on September 30, 2009.

The unaudited pro forma condensed combined financial information provided herein does not purport to represent the results of operations or financial position of JDA that would have actually resulted had the merger been completed as of the dates indicated, nor should the information be taken as indicative of the future results of operations or financial position of the combined company. The following information should be read in conjunction with the “Unaudited Pro Forma Condensed Combined Financial Statements” and related notes beginning on page 78 and with the audited consolidated financial statements, unaudited condensed consolidated financial statements and accompanying notes of JDA and i2, which are incorporated by reference into this Proxy Statement.

	Nine Months
	Ended	Year Ended
	September 30,	December 31,
	2009	2008
	(In thousands, except per share data)

Unaudited Pro Forma Condensed Combined Statement of Income Data:
Revenues	$446,744	$646,145
Cost of Revenues	166,453	256,369
Gross Profit	280,291	389,776
Operating Expenses	221,004	259,525
Net Income	28,779	91,513	(1)
Income Applicable to Common Stockholders	$20,186	$91,513	(1)
Diluted Earnings Per Share	$0.49	$2.21	(1)

As of
September 30,
2009
(In thousands)

Unaudited Pro Forma Condensed Combined Balance Sheet Data:
Working Capital	$55,067
Total Assets	1,018,484
Long-Term Debt	272,217
Stockholders’ Equity	529,175

(1)	Pro forma net income, income applicable to common stockholders and diluted earnings per share for the year ended December 31, 2008 include the following non-recurring items: (1) i2’s $79.9 million net gain from its intellectual property settlement with SAP, and (ii) $18.8 million in net costs incurred by JDA and i2 in connection with their 2008 terminated acquisition.

UNAUDITED COMPARATIVE PER SHARE DATA

The following table summarizes earnings per share data applicable to common stockholders of JDA and i2 on an historical and on a pro forma combined basis, giving effect to the merger. The pro forma combined earnings applicable to common stockholders were computed as if the merger had been completed on January 1, 2008 for the year ended December 31, 2008 and on January 1, 2009 for the nine months ended September 30, 2009. The pro forma book value per share information was computed as if the merger had been completed on September 30, 2009. The unaudited comparative per share data provided herein does not purport to represent the earnings per share applicable to common stockholders or book value per share of JDA that would have actually resulted had the merger been completed as of the dates indicated, nor should the information be taken as indicative of the future results of operations or financial position of the combined company. The following information should be read in conjunction with the “Unaudited Pro Forma Condensed Combined Financial Statements” and related notes beginning on page 78 and with the audited consolidated financial statements, unaudited condensed consolidated financial statements and accompanying notes of JDA and i2, which are incorporated by reference into this Proxy Statement.

	Year Ended December 31, 2008
				Pro Forma
				Combined
	JDA	i2	Pro Forma	Equivalent
	(Historical)	(Historical)	Combined(1)	Data(2)

Basic Earnings Per Share Applicable to Common Stockholders(3)	$0.09	$3.97	$2.26	$0.58
Diluted Earnings Per Share Applicable to Common Stockholders(3)	$0.09	$3.91	$2.21	$0.57
Book value per share at end of period(4)	$10.96	$1.97	$12.57	$3.22
Cash Dividends Per Share(5)	$—	$—

	Nine Months Ended September 30, 2009
				Pro Forma
				Combined
	JDA	i2	Pro Forma	Equivalent
	(Historical)	(Historical)	Combined(1)	Data(2)

Basic Earnings Per Share Applicable to Common Stockholders	$0.26	$0.80	$0.49	$0.13
Diluted Earnings Per Share Applicable to Common Stockholders	$0.26	$0.80	$0.49	$0.13
Book value per share at end of period(4)	$11.64	$2.66	$13.01	$3.33
Cash Dividends Per Share(5)	$—	$—

(1)	The pro forma combined per share amounts reflect the combination of the historical JDA consolidated statement of income for the year ended December 31, 2008 with the historical i2 consolidated statement of operations for the year ended December 31, 2008, as adjusted, and the historical JDA consolidated statement of income for the nine months ended September 30, 2009 with the historical i2 consolidated statement of operations for the nine months ended September 30, 2009, in each case, as adjusted for the pro forma adjustments.

(2)	Pro forma combined equivalent data has been calculated by multiplying the combined pro forma amounts by the exchange ratio of 0.2562. This information shows how each share of i2 common stock would have participated in the combined companies’ earnings applicable to common stockholders and book value per share if the merger had been completed on the relevant dates.

(3)	Pro forma basic and diluted earnings per share applicable to common stockholders for the year ended December 31, 2008, as adjusted, include the following non-recurring items: (i) i2’s $79.9 million net gain from its intellectual property settlement with SAP, and (ii) $18.8 million in net costs incurred by JDA and i2 in connection with their 2008 terminated acquisition.

(4)	Historical book value per share has been calculated by dividing common stockholders’ equity by the number of JDA or i2 common shares outstanding at December 31, 2008 or September 30, 2009, as applicable. Pro forma book value per share has been calculated by dividing pro forma common stockholders’ equity by the pro forma number of JDA common shares outstanding.

(5)	JDA and i2 have never declared or paid a cash dividend on their common stock, and have no plans to do so in the future.

COMPARATIVE PER SHARE MARKET PRICE DATA

Market Prices

JDA common stock is listed on Nasdaq under the symbol “JDAS.” i2 common stock is listed on Nasdaq under the symbol “ITWO.” The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share of JDA common stock and i2 common stock, respectively.

	JDA Common Stock		i2 Common Stock
	High	Low	High	Low

2008
First Quarter	$20.74	$15.65	$14.35	$10.97
Second Quarter	$20.97	$16.96	$14.09	$10.01
Third Quarter	$20.14	$14.88	$14.55	$11.50
Fourth Quarter	$15.18	$10.07	$14.60	$5.50
2009
First Quarter	$13.64	$9.04	$8.48	$5.74
Second Quarter	$16.15	$10.62	$13.00	$7.37
Third Quarter	$23.87	$14.71	$16.95	$12.04
Fourth Quarter (through December 15, 2009)	$25.58	$19.57	$18.80	$15.15

The following table shows the closing sale prices of JDA common stock and i2 common stock as reported on Nasdaq on November 4, 2009, the last trading day before the merger agreement was announced, and on December 15, 2009, the latest practicable date before the printing of this Proxy Statement. The table also shows the implied value of the merger consideration proposed for each share of i2 common stock, which was calculated by adding (i) the amount of the cash consideration per share, and (ii) and the closing price of JDA common stock as of the specified date, multiplied by the exchange ratio.

			Implied Value of
	JDA	i2	Merger
Date	Common Stock	Common Stock	Consideration

November 4, 2009	$20.70	$16.51	$18.00
December 15, 2009	$23.23	$18.45	$18.65

The prices set forth in the tables above will fluctuate prior to the special meeting and the consummation of the merger, and stockholders are urged to obtain current market quotations prior to making any decision with respect to the merger.

With certain limited exceptions not expected to apply to the merger, the exchange ratio is fixed, and will not be adjusted to reflect stock price changes prior to the closing. Accordingly, the value of the merger consideration to be received in exchange for each share of i2 common stock under either structure will fluctuate with the market price of JDA common stock.

Dividends and Other Distributions

JDA has never declared or paid any cash dividend on its common stock. JDA presently intends to retain future earnings to finance the growth and development of its business, and does not anticipate paying cash dividends on its common stock in the foreseeable future. The terms of any debt financing contemplated to be undertaken in connection with the merger may also restrict its ability to pay dividends.

i2 has never declared or paid cash dividends on its common stock. If the merger is not consummated, i2 currently intends to retain any earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future. Future dividends, if any, would be determined by i2’s board of directors. In addition, subject to certain exceptions, so long as any shares of Series B Preferred Stock remain outstanding, i2 may not declare any cash dividends on its common stock without first obtaining the written consent of the holders of a majority of the shares of Series B Preferred Stock then outstanding.

FORWARD-LOOKING STATEMENTS

Certain statements and assumptions contained, or incorporated by reference, in this Proxy Statement constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to outlooks or expectations for earnings, revenues, expenses, asset quality, or other future financial or business performance, strategies, or expectations, or the impact of legal, regulatory, or supervisory matters on business, results of operations, or financial condition. Specifically, forward looking statements may include:

•	statements relating to the benefits of the merger, including anticipated synergies and cost savings estimated to result from the merger;

•	statements relating to future business prospects, revenue, income, and financial condition; and

•	statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions.

These statements reflect management judgments based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•	the ability to receive the approval of stockholders holding a majority of the voting power of i2’s outstanding shares of common stock and Series B Preferred Stock, voting on an as-converted-to-common stock basis as a single class with the common stock;

•	the unprecedented volatility in the global economy;

•	the risk that customer retention and revenue expansion goals for the merger will not be met and that disruptions from the merger will harm relationships with customers, employees and suppliers;

•	the risk that unexpected costs will be incurred;

•	the ability to obtain governmental approvals of the merger on the proposed terms and time schedule, and without the imposition of significant conditions, obligations, or restrictions;

•	the risk that JDA will not integrate the business, or its other acquired businesses, successfully;

•	the risk that expected cost savings from the merger may not be fully realized within the expected time frames or at all;

•	the risk that the combined company’s revenues following the merger may be lower than expected;

•	the effects of vigorous competition in the markets in which JDA and i2 operate;

•	the possibility of one or more of the markets in which JDA and i2 compete being impacted by changes in political or other factors such as monetary policy, legal, and regulatory changes or other external factors over which they have no control;

•	dilution to stockholders of the combined company as a result of any financing that involves equity or equity-linked securities;

•	changes in general economic and market conditions; and

•	other risks referenced from time to time in JDA’s and i2’s filings with the SEC and those factors listed or incorporated by reference into this Proxy Statement under “Risk Factors” beginning on page 20.

You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Proxy Statement, or in the case of a document incorporated by reference, as of the date of that document. Except as required by law, neither JDA nor i2 undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports filed with the SEC by JDA and i2. See “Where You Can Find More Information” beginning on page 106 for a list of the documents incorporated by reference.

RISK FACTORS

In addition to the other information contained or incorporated by reference into this Proxy Statement, you should carefully consider the following risk factors in deciding how to vote on the merger. In addition, you should read and consider the risks associated with each of the businesses of JDA and i2 because these risks will also relate to JDA following completion of the merger. Certain of these risks can be found in the documents incorporated by reference into this Proxy Statement. See “Where You Can Find More Information” beginning on page 106 for a list of the documents incorporated by reference.

Risk Factors Relating to the Merger

Because the market price of JDA common stock will fluctuate, i2 stockholders cannot be sure of the market value of the JDA common stock that they will receive.

If we complete the merger, shares of i2 common stock (other than those held by i2, JDA, Merger Sub, and dissenting stockholders) would be converted into the right to receive 0.2562 of a share of JDA common stock and $12.70 in cash per share. The merger agreement does not provide for any price-based adjustment of the exchange ratio or termination right for either party. Accordingly, the market value of the shares of JDA common stock that i2 stockholders will be entitled to receive when the parties complete the merger will depend on the market value of shares of JDA common stock at the time that the parties complete the merger and could vary significantly from the market value on the date of this Proxy Statement or the date of the i2 special meeting. The market value of JDA common stock will continue to fluctuate after the completion of the merger.

These variations could result from changes in the business, operations, or prospects of JDA or i2 prior to or following the merger, market assessments as to whether and when the merger will be consummated, regulatory considerations, general market and economic conditions, and other factors both within and beyond the control of JDA or i2. The parties may complete the merger a considerable period after the date of the i2 special meeting.

Uncertainty about the merger and diversion of management could harm JDA and i2, whether or not the merger is completed.

In response to the announcement of the merger, existing or prospective customers of JDA or i2 may delay or defer their purchasing or other decisions concerning JDA or i2, or they may seek to change their existing business relationship. In addition, as a result of the merger, current and prospective employees could experience uncertainty about their future with JDA or i2, and either organization could lose key employees as a result. In addition to retention, these uncertainties may also impair each company’s ability to recruit or motivate key personnel. Completion of the merger will also require a significant amount of time and attention from management. The diversion of management attention away from ongoing operations could adversely affect ongoing operations and business relationships.

Failure to complete the merger could adversely affect JDA’s and i2’s stock prices and their future business and financial results.

Completion of the merger is conditioned upon, among other things, receipt of certain governmental approvals and approval of stockholders at the special meeting of i2. There is no assurance that the parties will receive the necessary approvals or satisfy the other conditions to the completion of the merger. Failure to complete the proposed merger would prevent JDA and i2 from realizing the anticipated benefits of the merger. Each company will also remain liable for significant transaction costs, including legal, accounting, and financial advisory fees, and may be required to pay a termination fee to the other party. In addition, the market price of each company’s common stock may reflect various market assumptions as to whether the merger will occur. Consequently, the completion of, or failure to complete, the merger could result in a significant change in the market price of JDA’s and i2’s common stock.

Any delay in completion of the merger may significantly reduce the benefits expected to be obtained from the merger.

In addition to the required regulatory clearances and approvals, the merger is subject to a number of other conditions beyond the control of JDA and i2 that may prevent, delay, or otherwise materially adversely affect completion of the merger. See “The Merger — Regulatory Approvals Required for the Merger” and “Merger Agreement and Other Related Agreements — Conditions to Completion of the Merger.” JDA and i2 cannot predict with certainty whether and when these other conditions will be satisfied. Further, the requirements for obtaining the required clearances and approvals could delay the completion of the merger for a significant period of time or prevent it from occurring. Any delay in completing the merger may significantly reduce the synergies and other benefits that JDA and i2 expect to achieve if they successfully complete the merger within the expected timeframe and integrate their respective businesses.

The combined company may not realize the anticipated benefits of the merger, including potential synergies, due to challenges associated with integrating the companies or other factors.

The success of the merger will depend in part on the success of management of the combined company in integrating the operations, technologies and personnel of JDA and i2 following the closing of the Merger. The inability of the combined company to meet the challenges involved in integrating successfully the operations of JDA and i2 or otherwise to realize the anticipated benefits of the merger could seriously harm the combined company’s results of operations. In addition, the overall integration of the two companies will require substantial attention from the combined company’s management, particularly in light of the geographically dispersed operations of the two companies, which could further harm the combined company’s results of operations.

The challenges involved in integration include:

•	integrating the two companies’ operations, processes, people, technologies, products and services;

•	coordinating and integrating sales and marketing and research and development functions;

•	demonstrating to the combined company’s clients that the merger will not result in adverse changes in business focus, products and service deliverables (including customer satisfaction);

•	assimilating and retaining the personnel of both companies and integrating the business cultures, operations, systems and clients of both companies; and

•	consolidating corporate and administrative infrastructures and eliminating duplicative operations and administrative functions.

JDA and i2 may not be able to successfully integrate their operations in a timely manner, or at all, and the combined company may not realize the anticipated benefits of the merger, including potential synergies or sales or growth opportunities, to the extent or in the time frame anticipated. The anticipated benefits and synergies of the merger are based on assumptions and current expectations, not actual experience, and assume a successful integration and reallocation of resources among our facilities without unanticipated costs and our efforts do not have unforeseen or unintended consequences. In addition, the combined company’s ability to realize the benefits and synergies of the business combination could be adversely impacted to the extent that JDA’s or i2’s relationships with existing or potential clients, suppliers or strategic partners is adversely affected as a consequence of the merger or as a result of further weakening of global economic conditions, or by practical or legal constraints on its ability to combine operations. Furthermore, a portion of our ability to realize synergies and cost savings following the closing of the merger depends on our ability to migrate work from certain of our facilities to other facilities.

In addition, in connection with the closing of the merger, JDA expects JDA and i2 to incur certain one-time costs related to the merger, including legal, investment banking, accounting and other costs related to completing the offering, which JDA estimates will total approximately $20 million. JDA expects to achieve net annual cost savings related to employee reductions and other savings of approximately $20 million per year following the closing of the merger. JDA also expects that the employee severance, lease and other costs necessary to achieve such expected cost savings will be approximately $12 million. These estimated costs do not include any costs related to additional site consolidation or rationalization that JDA might consider following the closing of the merger, and the exact magnitude of these costs is not yet known. In addition, there may be unanticipated costs associated with the integration of the two companies. Although JDA and i2 expect that the elimination of duplicative costs and other efficiencies may offset incremental transaction and merger-related costs over time, these benefits may not be achieved in the near term, or at all.

JDA will incur substantial additional indebtedness to finance the merger, which may decrease JDA’s business flexibility and will increase its borrowing costs.

In connection with the merger, JDA completed an offering of senior unsecured notes in the aggregate principal amount of $275 million. The net proceeds of $266.7 million from the offering of senior notes have been placed in escrow and will be used to fund in part the cash consideration for the merger and pay certain fees and expenses in connection with the merger. Covenants to which JDA has agreed under the indenture relating to the notes, and JDA’s increased indebtedness and higher debt-to-equity ratio in comparison to that of JDA on a recent historical basis, may have the effect, among other things, of reducing JDA’s flexibility to respond to changing business and economic conditions and will increase borrowing costs.

The ability to complete the merger is subject to the receipt of consents and approvals from government entities, which may impose conditions that could have an adverse effect on JDA or i2 or could cause either party to abandon the merger.

JDA and i2 will each make the required filings of a Notification and Report Form pursuant to the Hart-Scott-Rodino Act with the Federal Trade Commission and the Department of Justice with respect to the merger. i2 and JDA do not believe any foreign regulatory approvals will be required or advisable in connection with the consummation of the merger.

In deciding whether to grant antitrust and competition approvals, the relevant governmental entities will consider the effect of the merger on competition within their relevant jurisdictions. The terms and conditions of the approvals that are granted, if accepted, may impose requirements, limitations, or costs or place restrictions on the conduct of JDA’s business following the merger.

Neither JDA nor i2 can provide any assurance that either company will obtain the necessary approvals or that any other conditions, terms, obligations, or restrictions sought to be imposed, and if accepted, would not have a material adverse effect on JDA following the merger. In addition, we can provide no assurance that these conditions, terms, obligations, or restrictions will not result in the delay or abandonment of the merger. See “The Merger — Regulatory Approvals Required for the Merger” and “Merger Agreement and Other Related Agreements — Conditions to Completion of the Merger.”

Because i2’s directors and executive officers have interests in seeing the merger completed that are different than those of i2’s other stockholders, these persons may have conflicts of interest in recommending that i2 stockholders vote to adopt and approve the merger agreement.

i2’s directors and executive officers have interests in the merger that are different from, or are in addition to, the interests of i2 stockholders generally. This difference of interests stems from the equity and equity-linked securities held by such persons; the change of control severance arrangements covering i2’s executive officers under which such officers are entitled to severance payments and other benefits if their employment is terminated following the merger; JDA’s obligation under the merger agreement to indemnify i2’s directors and officers following the merger; and the potential employment by JDA of certain of these individuals following completion of the merger. In addition, one director is a senior operating partner of an affiliate of the holder of the Series B Preferred Stock, which has interests in the merger that are different from the interests of the holders of i2 common stock. These and other material interests of the directors and executive officers of i2 in the merger that are different than those of the other i2 stockholders are described under “The Merger — Interests of i2’s Directors and Executive Officers in the Merger.”

The merger agreement contains provisions that could discourage a potential alternative acquirer that might be willing to pay more to acquire i2.

The merger agreement contains “no shop” provisions that restrict i2’s ability to solicit or facilitate proposals regarding a merger or similar transaction with another party. Further, there are only limited exceptions to i2’s agreement that its board of directors will not withdraw or adversely qualify its recommendation regarding the merger agreement. Although i2’s board of directors is permitted to terminate the merger agreement in response to an unsolicited third party proposal to acquire i2, which i2’s board of directors determines to be more favorable than the merger with JDA, if i2’s board of directors determines that a failure to do so would be inconsistent with its fiduciary duties, its doing so would entitle JDA to collect a $15,000,000 termination fee from i2. In addition, JDA is entitled to be paid the termination fee by i2 if (i) either JDA or i2 terminates the merger agreement because the outside date has passed prior to approval by i2 stockholders or i2 does not obtain its required stockholder vote, (ii) at the time of the merger termination, a third party has publicly announced a takeover proposal, or intent to make a takeover proposal, for i2 that was not withdrawn and abandoned, and (iii) within twelve months of the date of the merger termination, i2 consummates an acquisition transaction or enters into an acquisition agreement relating to a takeover proposal, or there is otherwise consummated a takeover proposal in the form of a tender offer, exchange offer or similar transaction. We describe these provisions under “Merger Agreement and Other Related Agreements — Termination” beginning on page 73 and “— Fees and Expenses” beginning on page 74.

These provisions could discourage a potential third party acquirer from considering or proposing an alternative acquisition, even if it were prepared to pay consideration with a higher value than that proposed to be paid in the merger, or might result in a potential third party acquirer proposing to pay a lower per share price than it might otherwise have proposed to pay because of the added expense of the termination fee.

Legal proceedings in connection with the merger, the outcomes of which are uncertain, could delay or prevent the completion of the merger.

Since the announcement of the merger agreement, several putative class action lawsuits have been filed on behalf of common stockholders of i2 (alleging, among other things, breach of fiduciary duty and that the merger consideration is too low). The complaints seek, among other things, class action status, an order preliminarily and permanently enjoining the proposed transaction, rescission of the transaction if it is consummated, damages, and attorneys’ fees and expenses. Such legal proceedings, and other similar proceedings that might be brought against i2 or JDA, could delay or prevent the merger from becoming effective within the agreed upon timeframe. For additional information regarding these lawsuits, see “The Merger — Litigation” beginning on page 57.

Resales of shares of JDA common stock following the merger and additional obligations to issue shares of JDA common stock may cause the market price of JDA common stock to fluctuate.

As of October 31, 2009, JDA had 34,514,707 shares of common stock outstanding and 1,534,714 shares of common stock subject to outstanding, fully vested stock options and other unvested rights to purchase or acquire its shares. JDA currently expects to issue approximately 6.2 million shares of JDA common stock in connection with the merger. The issuance of these new shares of JDA common stock and the sale of additional shares of JDA common stock that may become eligible for sale in the public market from time to time upon exercise of options and other equity-linked securities could have the effect of depressing the market price for shares of JDA common stock.

Future results of the combined company may differ materially from the unaudited pro forma financial statements presented in this Proxy Statement.

JDA’s future results may be materially different from those shown in the unaudited pro forma financial statements presented in this Proxy Statement that show only a combination of JDA’s and i2’s historical results. For example, the unaudited pro forma financial statements for the year ended December 31, 2008 include a $79.9 million net gain from i2’s intellectual property settlement with SAP. JDA expects to incur significant costs associated with completing the merger and combining the operations of the two companies, and the exact magnitude of these costs is not yet known. Furthermore, these costs may decrease JDA’s capital that could be used for income-earning investments in the future.

The opinion obtained by the i2 board of directors from its financial advisor does not and will not reflect changes in circumstances subsequent to the date of the merger agreement.

On November 4, 2009, Thomas Weisel Partners delivered its opinion to the i2 board of directors regarding the fairness, from a financial point of view, as of such date of the merger consideration payable pursuant to the merger agreement to the holders of i2 common stock (other than JDA, the holders of Series B Preferred Stock, and their respective affiliates, and dissenting i2 stockholders). i2 has not obtained, and will not obtain, an updated opinion. Changes in the operations and prospects of JDA or i2, general market and economic conditions and other factors that may be beyond the control of JDA or i2, and on which the Thomas Weisel Partners opinion was based may alter the value of JDA or i2 or the price of shares of JDA common stock or i2 common stock by the time the merger is completed. The opinion rendered by Thomas Weisel Partners does not speak to the time when the merger will be completed or to any other date other than the date of such opinion. As a result, the opinion rendered by Thomas Weisel Partners does not and will not address the fairness, from a financial point of view, of the merger consideration payable pursuant to the merger agreement to the holders of i2 common stock at the time the merger is completed or at any time other than November 4, 2009. For a more complete description of the opinion rendered by Thomas Weisel Partners, see “The Merger — Opinion of i2’s Financial Advisor” beginning on page 42 and the full text of the opinion contained in Annex D to this Proxy Statement.

The trading price of shares of JDA common stock after the merger may be affected by factors different from those affecting the price of shares of JDA common stock or shares of i2 common stock before the merger.

When the merger is completed, holders of i2 common stock will become holders of JDA common stock. The results of operations of JDA, as well as the trading price of JDA common stock, after the merger may be affected by factors different from those currently affecting JDA’s or i2’s results of operations and the trading price of JDA and i2 common stock. For a discussion of the businesses of JDA and i2 and of certain factors to consider in connection with those businesses, see the documents incorporated by reference into this Proxy Statement and referred to under “Where You Can Find More Information.”

The merger will result in an ownership change for i2 under Section 382 of the Internal Revenue Code, limiting the use of i2’s NOL carryforwards and other tax attributes to offset future taxable income of the combined company.

At December 31, 2008, i2 had approximately $1.7 billion of U.S. federal net operating loss, or NOL, carryforwards for U.S. federal income tax purposes. Certain amounts of the NOLs are to expire commencing in 2019. In addition, at December 31, 2008, i2 had approximately $38.9 million of U.S. federal research and development tax credit carryforwards scheduled to expire in the years 2009 through 2028. The merger will result in an ownership change under Section 382 of the Internal Revenue Code, limiting the use of the i2 NOL carryforwards and other tax attributes to offset future taxable income of the combined company. The utilization of i2’s NOL carryforwards depends on the timing and amount of taxable income earned in the future, which neither JDA nor i2 is able to predict. In addition, the combined company’s effective tax rates may be affected by the timing of income recognition and limitations, if any, resulting from ownership changes.

Risk Factors Relating to JDA and i2

JDA’s and i2’s businesses are and will be subject to the risks described above relating to the merger. In addition, JDA and i2 are, and will continue to be, subject to the risks described in Part I, Item 1A in each of JDA’s Annual Report on Form 10-K for the year ended December 31, 2008 and i2’s Annual Report on Form 10-K for the year ended December 31, 2008, and Part II, Item 1A in each of JDA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and i2’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, in each case as filed with the SEC and incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” for the location of information incorporated by reference in this proxy statement/prospectus.

INFORMATION ABOUT THE COMPANIES

JDA Software Group, Inc.

JDA is a leading provider of sophisticated enterprise software solutions designed to enable planning, optimization and execution of supply chain processes for manufacturers, wholesale/distributors and retailers, as well as government and aerospace defense contractors. Additionally, JDA provides pricing, yield management and demand management solutions for travel, transportation, hospitality and media organizations. JDA’s solutions enable customers to manage and optimize the coordination of supply, demand and flows of inventory throughout the supply chain to the consumer. Not including the merger, JDA has invested over $930 million in developed and acquired technology since 1996 when JDA became a public company. JDA has licensed its software to more than 5,900 companies worldwide.

As of September 30, 2009, JDA employed approximately 1,800 associates and conducted business from 26 offices in three geographic regions: the Americas (includes the United States, Canada, and Latin America), Europe (Europe, Middle East and Africa), and Asia/Pacific. For the year ended December 31, 2008, JDA had revenues of $390.3 million and net income of $3.1 million. For the nine months ended September 30, 2009, JDA had revenues of $278.7 million and net income of $17.8 million.

JDA’s headquarters are located at 14400 North 87th Street, Scottsdale, Arizona 85260, and its telephone number (480) 308-3000. For more information regarding JDA, see “Where You Can Find More Information” on page 106.

i2 Technologies, Inc.

i2 is a provider of supply chain management solutions, consisting of various software and service offerings. In addition to licensed application software, i2 offers software as a service. i2’s service offerings include business optimization and technical consulting, managed services, training, solution maintenance, software upgrades and development. i2 operates its business in one business segment. Supply chain management is the set of processes, technology and expertise involved in managing supply, demand and fulfillment throughout divisions within a company and with its customers, suppliers and partners. The business goals of i2’s solutions include increasing supply chain efficiency and enhancing customer and supplier relationships by managing variability, reducing complexity, improving operational visibility and increasing operating velocity. i2’s offerings are designed to help customers better achieve the following critical operational objectives:

•	Visibility — a clear and unobstructed view up and down the supply chain

•	Planning — supply chain optimization to match supply and demand considering system-wide constraints

•	Collaboration — interoperability with supply chain partners and elimination of functional silos

•	Control — management of data and business processes across the extended supply chain

As of September 30, 2009, i2 had approximately 1,170 full time employees and operations in the United States, Australia, Belgium, Canada, China, Finland, Germany, India, Japan, Korea, the Netherlands, Singapore, South Africa, Taiwan and the United Kingdom.

For the year ended December 31, 2008, i2 had revenues of $255.8 million and net income of $107.7 million, as adjusted. For the nine months ended September 30, 2009, i2 had revenues of $168.1 million and net income of $24.1 million.

i2’s headquarters are located at 11701 Luna Road, Dallas, Texas 75234, and its telephone number (469) 357-1000. For more information regarding i2, see “Where You Can Find More Information” on page 106.

THE MERGER

This section describes material aspects of the merger, including the merger agreement. This summary may not contain all of the information that is important to you. You should read carefully this entire document, the merger agreement attached as Annex A, and the other documents referred to in this Proxy Statement for a more complete understanding of the merger and the merger agreement.

Background of the Merger

The merger agreement with JDA is the culmination of a process that started in October 2006 when i2 initially sought to explore the potential for obtaining a premium for its common stock through discussions with a very small, targeted group of potential industry buyers. After interviewing several potential investment banking firms, the board selected JPMorgan Securities, Inc., who we refer to as “JPMorgan,” based in part on its familiarity with i2 from having been i2’s banker in the past. Initially, i2’s management worked with JPMorgan to put together a presentation targeted at three identified large potential strategic acquirers. The presentation contained only publicly available information as the strategic acquirers were not asked to sign a non-disclosure agreement. JPMorgan presented to all three of the identified strategic acquirers during the fourth quarter of 2006 and early 2007.

JPMorgan reported the results of the discussions at a regularly scheduled meeting of the i2 board of directors in January 2007. All three of the potential strategic acquirers had reviewed the information and, after internal consideration, all had opted not to pursue any further discussions regarding a transaction. However, prior to the board meeting, one financial buyer communicated to Mr. Sanjiv Sidhu, who was then Chairman of the i2 board of directors, an interest in exploring a potential transaction. After a discussion of the options available to i2, including remaining independent and seeking a strategic business combination or acquisition of i2, the i2 board of directors determined to continue the process and asked JPMorgan to expand the project to explore the possible interest of large private equity firms as well as other strategic acquirers, both in the U.S. and internationally, in a possible transaction with i2. A written agreement between JPMorgan and i2 was finalized in March 2007 and amended in February 2008 and July 2008 as the process continued.

During early 2007, JPMorgan contacted a number of private equity firms and potential strategic acquirers as well as parties who might participate in a merger of equals. With the assistance of i2 management, JPMorgan identified certain financial buyers who had a history of making investments in the industry, and prospective strategic acquirers with whom potential synergies appeared to otherwise outweigh the concerns of approaching competitors in the marketplace. JPMorgan’s contacts resulted in several meetings between i2 management and various potential acquirers. No indications of interest or offers were made by these companies, and many of the discussions were terminated upon the announcement of i2’s earnings in May 2007, which were below expectations, and the subsequent announcement that its then-current chief executive officer intended to resign. Discussions did continue, however, with a select group of interested parties who had been contacted during the process, and JPMorgan instructed those parties to submit their indications of interest in July 2007. This process resulted in three high level indications of interest; however, all were withdrawn in early August 2007 when i2 announced that its earnings were again below expectations, its chief executive officer followed up the announcement of his intended resignation by resigning, and the credit markets became constricted.

One of the three parties that had submitted an indication of interest regarding a transaction in July 2007 (“Party M”) was a privately held software company whose products both competed with and complemented those of i2. Party M continued discussions regarding various scenarios with i2, including a merger of equals. These discussions continued through June 2008 when they were terminated as the parties were never able to agree upon the appropriate valuation of one another, among other reasons. Party M later reemerged as having interest in January 2009 but terminated discussions in March of 2009.

In August 2007, as a result of contacts with Thoma Cressey Bravo, the then owner of preferred stock of JDA, a draft non-disclosure agreement was sent to JDA to initiate discussions. This agreement was not executed and no discussions took place between JDA and i2 or with JPMorgan at that time.

On October 13, 2007, the i2 board of directors met to discuss three strategic alternatives available to i2: a potential acquisition/merger of equals, continuing as a stand-alone entity, and sale of the Company to a strategic buyer or financial sponsor. JPMorgan made a presentation relating to these alternatives. The i2 board of directors also discussed the creation of a special committee of the board to review and analyze strategic alternatives. On October 15, 2007, JPMorgan again made a presentation to the board including an update on the status of its efforts to locate prospective buyers, the valuation of i2, and a pro forma analysis of a possible acquisition target. JPMorgan advised the board of the low probability of finding a buyer for the company in the then-current environment. At the continuation of the board meeting on October 16, 2007, Mr. Sidhu expressed his views as to the alternatives available to i2 and suggested that a strategy team be formed to evaluate alternatives such as maximizing the value and utilization of i2’s net operating loss carry forwards, monetizing the company’s intellectual property, making strategic acquisitions, and pursuing strategies to differentiate itself from competitors. The i2 board of directors discussed the merits of having a special committee study the various alternatives to maximize shareholder value. On October 25, 2007, the i2 board of directors decided to establish the strategic review committee, which we refer to as the “SRC,” comprised of Messrs. Wilson, Clemmer and Waterhouse, each of whom was then an independent director.

In November 2007, JPMorgan again contacted JDA, however discussions did not advance at that time based upon the inability of i2 and JDA to agree on the terms of a non-disclosure/standstill agreement. Talks recommenced between i2 and JDA in December 2007 and on December 12, 2007, JDA and the Company signed a non-disclosure/standstill agreement. i2’s management then worked with JDA to prepare for and arrange a management meeting in January 2008. In January of 2008, JDA sent JPMorgan an indication of interest to acquire all of i2’s stock, subject to substantial due diligence. Discussions continued with JDA, during which JDA gave an oral indication of possible interest at $14.00 a share.

In the meantime, JPMorgan’s contacts with potential purchasers resulted in a number of other proposals and indications of interest. During the first half of 2008, i2 continued discussions with JDA and others, with JDA dropping in and out of the process at various times. By June 2008, discussions were continuing with three potential acquirers: JDA and two financial acquirers (“Party A” and “Party B”). During July 2008 and the first week of August 2008, there were extensive negotiations and meetings with JDA and the other two parties, as well as with Mr. Sidhu and the holder of i2’s Series B Preferred Stock.

On August 10, 2008, JDA, Iceberg Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of JDA, and i2 entered into an Agreement and Plan of Merger, which we refer to as the “prior merger agreement,” pursuant to which Iceberg Acquisition Corp. was to merge with and into i2, with i2 becoming a wholly-owned subsidiary of JDA, which we refer to as the “prior merger.” Pursuant to the prior merger agreement, if the prior merger would have been completed, i2 common stockholders would have been entitled to receive $14.86 in cash per share, without interest, and the holder of i2’s Series B Preferred Stock would have been entitled to receive $1,095.3679 per share plus all accrued and unpaid dividends thereon.

i2 called a special meeting of stockholders to be held on November 6, 2008 to consider and vote upon the prior merger agreement. On October 30, 2008, JDA received notice from its lenders of revised indicative terms which the lenders represented would be necessary to provide financing for the prior merger. The board of directors of JDA determined that the revised terms would have created unacceptable risks and costs to the combined company, and on the evening of November 4, 2008, JDA requested that i2 adjourn its stockholder meeting scheduled for November 6, 2008 in order for JDA and i2 to negotiate a reduced purchase price given the revised financing terms stated by the lenders. On November 6, 2008, JDA delivered to i2 a written offer for a reduced purchase price of $9.50 per share for the i2 common stock (assuming discounts of 25% to the amounts that would have been paid to the holder of the Series B Preferred Stock and i2’s noteholders from the payments they would have received had the prior merger been consummated), which the i2 board of directors rejected. On November 6, 2008, the i2 stockholders adopted and approved the prior merger agreement.

On November 26, 2008, the commitment letter from the lenders that had agreed to provide financing to JDA for the prior merger expired by its terms. On December 3, 2008, i2 sent a notice to JDA terminating the prior merger agreement pursuant to terms thereof. On December 8, 2008, JDA paid i2 a termination fee of $20 million in accordance with the provisions of the prior merger agreement as the sole and exclusive remedy of i2 and its affiliates against JDA and its affiliates.

In December 2008, following the termination of the prior merger agreement, the i2 board of directors appointed Jackson L. Wilson, Jr. as i2’s President and Chief Executive Officer. The board also decided that i2 should contact parties that had expressed an interest in a strategic transaction with i2 since the November 5, 2008 announcement to assist the board in determining whether to continue efforts to sell the company in the difficult economic conditions prevailing at that time. The board directed the SRC to manage this process, with Richard L. Hunter replacing Mr. Wilson as a member of the SRC as of December 31, 2008, and to report back to the board at its regularly scheduled meeting on January 26, 2009.

Between December 17, 2008 and the January 26, 2009 i2 board meeting, representatives of JPMorgan or i2 contacted eleven parties that had previously expressed an interest in discussions with i2, including JDA, Party M, Party B, three multinational software companies and several smaller software companies and potential financial buyers. Four of these parties indicated that they were no longer interested in pursuing discussions, four (including Party B) indicated that they were evaluating whether to proceed, and three indicated they were interested in pursuing discussions. The three interested parties were JDA, Party M and one of the multinational software companies. Mr. Hamish Brewer, the President and Chief Executive Officer of JDA, called Mr. Wilson on January 14, 2009 to let Mr. Wilson know that JDA was still interested in acquiring i2, although he did not indicate any proposed terms. On January 22, 2009, JDA submitted a non-binding indication of interest providing for the acquisition of the company at a price of $8.50 per common share and assumed payment, without any change of control premium, of $109.3 million for the Series B Preferred Stock and $89.2 million to i2’s noteholders. On January 14, 2009, after an informational meeting with i2 management, the multinational software company informed JPMorgan that it had decided to pass on pursuing the opportunity further. On January 25, 2009, Party M submitted a non-binding indication of interest, subject to due diligence and other conditions, to acquire i2 for $8.50 per share of common stock for all shares other than those of Mr. Sidhu, who would instead exchange his shares for shares of common stock in the new company, and approximately $109 million for the Series B Preferred Stock. Mr. Wilson also met during this period with a representative of Party A, who did not discuss an acquisition of i2, but instead discussed the possibility of making a minority investment in i2 and several possible opportunities involving i2 acquisitions or joint ventures involving companies in which Party A had invested.

The SRC met on January 26, 2009 prior to a regularly scheduled i2 board meeting to review the status of i2 and the strategic alternatives available. This meeting was also attended by representatives of JPMorgan and Munsch Hardt, Kopf & Harr P.C., i2’s outside legal counsel, who we refer to as “Munsch Hardt.” The SRC reviewed the various strategic options that it and the i2 board had evaluated over the past year, including (1) changes to i2’s business model and operations; (2) actions or transactions to enhance the value or utilization of i2’s existing assets (including i2’s intellectual property and net operating loss carry forwards), (3) joint ventures or strategic partnerships; and (4) selective acquisitions, dispositions or other capital transactions, including the sale of i2. The SRC considered the challenges with respect to i2’s growth, the status of the business, the anticipated decline in revenues in 2009 and the uncertainty regarding its customers’ willingness to buy services from i2 in the current economic environment. A key consideration discussed by the SRC was the need to rebuild the organization and restore employee morale and focus, which had suffered as the result of the terminated transaction with JDA. The SRC also discussed market trends and the movement of i2’s customer base towards an integrated software solution provided by a single provider. The SRC further discussed the view that a long-term increase in value for i2’s stockholders would depend on the company’s ability to expand the scope of the services it could provide to its customers and to attract new customers. After consideration of these factors, the SRC recommended to the i2 board of directors that management continue discussions with JDA and Party M.

On January 26, 2009, following the meeting of the SRC, a meeting of the i2 board of directors was held. The i2 board of directors received an update regarding the results of the SRC’s meeting. The i2 board of directors directed management to seek improvement to the proposals from JDA and Party M with respect to price, speed and deal certainty. Also at that meeting, the i2 board of directors authorized management to negotiate with the holders of i2’s senior convertible notes to repurchase some or all the notes at the best prices available. Based on management interviews with several potential investment banks, the board selected Thomas Weisel Partners to assist in negotiations with the noteholders due to its familiarity with i2 and its independence from the noteholders. Over the next three months, all the notes were purchased in separately negotiated transactions and the related indenture was subsequently discharged in late April 2009.

Also at the January 26, 2009 board meeting, Mr. Pope, one of the board designees of the holder of i2’s Series B Preferred Stock, and Mr. Sidhu each announced that they would no longer continue as directors after the 2009 Annual Meeting.

On January 27, 2009, Mr. Wilson called Mr. Brewer to inform him that several parties, in addition to JDA, had expressed an interest in pursuing a transaction with i2 and that the SRC had considered JDA’s indicated terms. Mr. Wilson stated that any potential transaction would require an increase in the price to be paid for the common stock. Mr. Wilson discussed several factors that might help JDA to increase the price, such as the possible repurchase of the senior convertible notes at a discount and the possibility that the holder of i2’s Series B Preferred Stock might agree to accept a lower price. In addition, Mr. Wilson stated that in light of the effects of the termination of the 2008 proposed merger on i2’s customers, employees and stockholders, neither the SRC nor the i2 board of directors would be willing to pursue another transaction with JDA unless there were some means to increase the certainty that the transaction would close. Mr. Wilson and Mr. Brewer discussed the possibility of prefunding any transaction, but Mr. Brewer indicated that he believed that JDA’s funding sources might have technical problems with that approach. Later that day, Mr. Brewer called Mr. Wilson to tell him that he had received a positive response from JDA’s board of directors, subject to receiving updated data concerning i2, and that JDA’s management intended to meet with its bankers in the near future to discuss the matter further. JDA held several calls and meetings with prospective sources of financing between this date and the end of February 2009 with the objective of establishing a mechanism to pre-fund the acquisition of i2 or establish a secure committed form of financing.

The i2 SRC met on March 3, 2009, and was informed by JPMorgan that Party M, as well as Party A and Party B, all of whom had engaged in discussions with i2 during 2008, had confirmed they were not interested at this time in pursuing a transaction. However, JDA and a financial buyer (“Party C”) were interested in pursuing discussions. At this meeting, the SRC also discussed the possibility of acquiring other companies, including JDA, as an alternative to pursuing a sale of i2.

On March 10, 2009, Mr. Brewer called Mr. Wilson to advise him that JDA’s board of directors had decided that it was not feasible for JDA to establish reliable financing for an acquisition of i2 and that until financing sources became more readily available discussions between the two companies would cease. Mr. Brewer also informed Mr. Wilson that JDA’s board had decided to focus on repurchasing its common stock. That afternoon, JDA announced a program to use up to $30 million of its cash to purchase common stock in the market. Between March 10, 2009 and August 11, 2009, management of i2 and JDA did not engage in any discussions of a possible combination of the two companies.

On April 9, 2009, i2’s SRC met to review the status of various discussions, review i2’s operating plan and related assumptions and authorize management to interview and retain an investment banker. After discussions with JPMorgan regarding the fees for renewing their engagement and after interviewing various investment banking firms, the SRC authorized the retention of Thomas Weisel Partners to assist the i2 board of directors with respect to a possible sale of the company. Thomas Weisel Partners was selected primarily because it lacked conflicting interests, it had assisted i2 with the repurchases of its senior convertible notes, and its lead banker had familiarity with i2 through the experience he had obtained when he had worked at JPMorgan.

Between March 2009 and recommencing discussions with JDA in August 2009 i2 and its advisors continued discussions with several parties that had previously expressed an interest in acquiring i2 and four additional prospective parties that made inquiries concerning a potential transaction. A number of these discussions did not proceed beyond a preliminary stage, either because the other party could not provide assurances that it would be able to finance a transaction or because the other party concluded that it would not be able to make an attractive offer in view of the increasing price of i2’s common stock through this period. In three cases, the parties continued their discussions as follows:

•	Party C was a private equity firm that had initially expressed an interest in a transaction with i2 in February 2007. In February 2009, Mr. Wilson met with the chief executive officer of a portfolio company of Party C. In March, Party C contacted JPMorgan to express an interest in pursuing the acquisition of i2 and combining it with one of Party C’s portfolio companies. On March 16, 2009, members of i2’s management met in Dallas with representatives of Party C to discuss a potential transaction. On April 16, 2009, the portfolio company delivered a written letter of intent to acquire all the capital stock of i2 for a purchase price of $344 million in cash payable to the holders of i2’s common and preferred stockholders, yielding an effective price of $9.56 per common share (assuming payment of the full 110% change of control price due the holder of i2’s Series B Preferred Stock). The closing price of i2’s common stock on that day was $8.20. This proposal also requested a 45-day exclusivity period and was conditioned on obtaining financing and on i2’s having a minimum unrestricted cash balance at closing of $166 million.

Party C’s proposal was considered at meetings of the SRC on April 17 and April 22, 2009 and of the i2 board of directors on April 20, 2009. Although another party (“Party D,” discussed below) had also recently expressed an interest in a transaction, the SRC did not regard the interest of Party D as sufficiently compelling, due to its preliminary nature, to preclude agreeing to Party C’s request for exclusivity and, at its April 22, 2009 meeting, the SRC authorized management to grant up to 45 days of exclusivity to Party C if its indication of interest were increased to $10.00 per share or higher for the holders of i2 common stock. On April 22, 2009, the closing price of i2’s common stock was $7.74.

On April 30, 2009, Party C submitted a revised proposal providing for a total equity purchase price of $355 million, or approximately $10.05 per common share. The SRC met again on Sunday, May 3, 2009, to review the request from Party C for exclusivity noting that in the revised proposal from Party C the threshold of $10.00 per share for holders of Common Stock had been met. The SRC noted Party D’s interest, as well as that of another party (“Party E,” discussed below) and concluded that neither was sufficiently compelling to preclude granting exclusivity to Party C. The SRC authorized management to enter into an exclusivity agreement with Party C as long as there were no developments that might affect this conclusion. On May 6, 2009, after Party C delivered another revised proposal reducing the amount of i2 cash required to help fund the acquisition, i2 entered into an agreement to pursue discussions exclusively with Party C until the earlier of June 19, 2009, or the execution of a definitive merger agreement.

Throughout this period, the price of the i2 common stock had been increasing from $8.20 per share when Party C had first submitted a written proposal to $9.63 on May 6, 2009. The price continued to increase and, at a May 16, 2009 meeting of the SRC (when the price of i2’s common stock was $10.40 per share), Mr. Wilson advised the SRC that, in light of i2’s stock price, he had requested that Party C submit a revised indication of interest early in the week of May 18. At this meeting, the SRC also discussed seeking a contribution from the holder of the Series B Preferred Stock to increase the consideration available for the holders of i2 common stock.

The SRC met on May 27, 2009, and received an update from Mr. Wilson regarding the interest of Party C. Party C had advised Mr. Wilson that it was prepared to move forward with a valuation that would equal $11.00 per share for the holders of common stock, with a 110% change of control payment for the Series B holder. On May 27, 2009, i2’s stock closed at $12.18.

The SRC, without making any conclusion as to the adequacy of Party C’s valuation, noted the difficulty of effecting a transaction in which the holders of common stock would receive less than the current market price for their shares. The SRC discussed various alternatives to increase common stockholder value, including an accommodation by the Series B holder, noting that with the 104% payment to the Series B holder upon a redemption the holders of common stock would receive approximately an additional $0.25 per share, or a total of $11.25 per share. The SRC also considered the potential for Party C or other parties to be able to support a higher valuation. The SRC discussed the possibility of selling only i2’s operating assets and whether to terminate or suspend further efforts to sell i2 in the current market. The SRC determined to continue to explore all alternatives to increase stockholder value and directed management to approach the holder of the Series B Preferred Stock to determine if it would contribute to the amount to be received by the holders of i2 common stock.

Before management was able to arrange a meeting with the Series B holder, Party C expressed its inability to approach i2’s current valuation in the market and, on June 11, 2009, agreed to terminate its exclusivity. On that day, i2’s common stock closed at $11.87. On July 10, 2009, Thomas Weisel Partners again contacted Party C, which confirmed that it was not interested in pursuing a transaction at a higher valuation than it had previously indicated.

•	On March 11, 2009, a representative of Party D, a private equity firm, contacted Mr. Wilson to indicate its interest in discussing a potential transaction. On April 20, 2009, Party D provided a letter, which did not contain an indication of price or conditions, expressing its interest in evaluating a potential transaction. Party D’s interest was discussed by the SRC at its meetings on April 17 and 22, 2009 and was communicated to the i2 board of directors at its April 20, 2009 meeting. On May 1, 2009, representatives of Party D attended management presentations at i2’s offices.

As indicated above, i2 entered into an exclusivity agreement with Party C on May 6, 2009. This agreement was terminated on June 11, 2009. On July 17, 2009, after several attempts by Thomas Weisel Partners to obtain an indication from Party D, Party D advised Thomas Weisel Partners that at i2’s current stock price, which closed at $12.61 on that day, it was not interested in pursuing a transaction.

•	Party E, a private equity firm, contacted i2 through a series of informal discussions in late April and early May 2009. i2 did not pursue discussions with Party E until after the termination of its exclusive discussions with Party C in June 2009, when i2 asked Thomas Weisel Partners to contact Party E to determine its interest and ability to effect a transaction. On June 15, 2009, after confirming Party E’s interest in i2 and its recognition that a premium would be required to complete a transaction and obtaining approval of the SRC, i2 entered into a non-disclosure agreement with Party E.

On July 15, 2009, Party E provided i2 with a written indication of interest and a request for exclusivity. Party E’s proposal expressed a range of $12.50 to $13.00 to be paid to the holders of i2 common stock and anticipated a redemption of the Series B Preferred Stock at the 104% redemption price. On that day, the closing price of i2’s common stock was $12.59.

On July 16, 2009, Thomas Weisel Partners obtained clarifying information from Party E prior to the SRC meeting that day. At the SRC meeting, the proposal from Party E was discussed, as well as the request for exclusivity. Among other things, the SRC discussed the risks to i2’s capital structure if it committed to redeeming the Series B Preferred Stock at a 104% redemption premium if an acquisition was not assured. The SRC instructed Thomas Weisel Partners to go back to Party E to confirm that i2 would not bear the risk of committing to redeem the Series B Preferred Stock and to confirm the willingness of Party E to act quickly. Upon receipt of confirmation of these issues, the SRC authorized the grant of exclusivity. Between July 16, 2009, and July 24, 2009, Thomas Weisel Partners and Party E had various phone calls and e-mails, as well as due diligence meetings. On July 24, 2009, i2 signed an exclusivity agreement with Party E for a 31 day period plus an automatic extension to September 7, 2009 if certain conditions were met.

On July 27, 2009, the SRC reported to the i2 board of directors with respect to the process with Party E and the views of the SRC regarding the status of i2 as a stand-alone entity as compared with effecting a transaction involving a sale of the company.

On August 11, 2009, Party E contacted i2 to indicate that it did not believe that it would be able to offer a premium to the current market price, which was then $14.77 per share. However, Party E expressed an interest in completing its work so that it would be able to move quickly if the stock price moved into a range at which it would be comfortable in proceeding. On August 17, 2009, after confirming that i2’s stock price, then $15.69, exceeded the value which Party E was willing to pay, i2 and Party E terminated the exclusivity agreement.

During this period the SRC also considered strategies other than the sale of i2 to increase long-term stockholder value, including the following:

•	At its May 27, 2009 meeting, the SRC considered whether stockholder value could be increased if i2 sold its operating assets only, while retaining its net operating loss carryforwards and patent litigation rights, including the patent infringement litigation action i2 brought against Oracle in April 2009 and other similar actions that might be brought by i2 in the future, but decided that the cost and time that would be required, and the uncertainty as to the values that might be realized, did not justify pursuing such a course at that time.

•	At the May 27 and July 24, 2009 meetings, the SRC considered the prospects if i2 continued as a stand-alone entity, including an evaluation of potential growth products and strategies, the quality of existing management and foreign operations and the status of key departments.

•	At the August 20, 2009 meeting, the SRC discussed with management and Thomas Weisel Partners a potential “merger of equals” between i2 and another supply chain software company. The SRC authorized one of i2’s directors to discuss a merger transaction with a director of the other company. However, the other company subsequently advised i2 that it was not interested in pursuing discussions at that time.

Throughout August 2009, the SRC also considered on several occasions whether it would be possible to increase the amount received by holders of common stock by reducing the 110% payment the Series B holder was entitled to receive upon a change of control under the certificate of designations for the Series B Preferred Stock. On several occasions, the SRC considered redeeming the Series B Preferred Stock at a redemption payment of 104%, which would increase the amount available to the common stock by approximately $0.25 per share. However, in order to redeem the Series B Preferred Stock, i2 would be required to give a 30-day unconditional notice of redemption. The SRC determined that the damage to i2’s capital structure that would occur if an acquisition transaction failed to close presented an unacceptable risk that outweighed the potential benefit of the additional payment to the common stockholders. The SRC also considered whether the Series B holder might be willing to make concessions in the amount to be received on a change of control in order to increase the amount available for the common stock to a level where it might be more attractive to the i2 common stock holders. On May 27, 2009, the SRC directed Mr. Wilson to discuss this possibility with the Series B holder in order to enable Party C to make an offer at a premium to the then current price of the i2 common stock. Following that meeting, Mr. Wilson had conversations with Michael Simmons, a director of i2 who had been appointed by the Series B holder, seeking to arrange a meeting with Mr. Geoffrey Raynor, a representative of the Series B holder, to discuss the Series B holder’s view. Mr. Simmons arranged a meeting for June 17, 2009, at which Mr. Raynor confirmed that his desire was that a sale of i2 occur and that the Series B holder receive its full 110% change of control payment. On June 23, 2009, Mr. Raynor confirmed this view in a letter to the i2 board of directors in which Mr. Raynor reiterated the view of the Series B holder that i2 should not attempt to continue as a stand-alone entity, and that the i2 board should attempt to sell i2 at the best price available, even if that price was at or below the current market price of the common stock.

Meanwhile, JDA had continued to review strategic opportunities that would be earnings and cash flow accretive to JDA, and that would grow JDA’s revenue and gross margin while expanding JDA’s addressable markets within the supply chain management segment of the software industry. Additionally, JDA monitored the conditions of the capital markets in order to facilitate such strategic opportunities. As part of its ongoing growth strategy, JDA regularly reviews possible strategic actions, including acquisitions and combinations, and has discussions from time to time with various parties regarding such possible actions. As a result of this ongoing strategic review, by August 2009, JDA began to focus on three potential acquisition targets, including i2.

On August 11, 2009 while attending an industry conference, Mr. Brewer and Mr. Wilson met in person at Mr. Brewer’s request. Mr. Brewer indicated JDA’s interest in reopening discussions with i2 and inquired as to i2’s interest in a possible transaction. Due to the exclusivity agreement with Party E, Mr. Wilson informed Mr. Brewer that he did not wish to discuss the matter at that time. Mr. Wilson thereafter informed the SRC, and Mr. Brewer thereafter informed the JDA board of directors, of their meeting.

Following several back and forth communications, on August 27, 2009, in response to a request from Mr. Brewer and after consulting with the SRC, Mr. Wilson sent an email to Mr. Brewer that set forth a list of issues, concerns and questions that i2 had regarding a transaction with JDA, focusing in particular, in light of the termination of the prior merger agreement and the potentially adverse impact on i2 of repeating such an event, on the issue of deal certainty due to JDA’s need for a firm, third party financing commitment to consummate a transaction. JDA did not provide i2 with a written response to the August 27, 2009 email from Mr. Wilson.

During the last week of August 2009, representatives of JDA met with representatives of Goldman Sachs to discuss engaging Goldman Sachs to act as financial advisor to JDA, and to evaluate the merits of, and assist in discussions regarding, a possible strategic business combination. By letter agreement dated October 23, 2009, JDA engaged Goldman Sachs to act as its financial advisor in connection with the merger.

On September 1, 2009, the JDA board of directors met and reviewed several possible acquisition targets, including i2, and also reviewed preliminary analyses of Goldman Sachs regarding each of the potential targets. Following a discussion with JDA management regarding the benefits and considerations of the three potential targets, the JDA board of directors authorized management to continue evaluating a potential strategic transaction.

Following the JDA board meeting, Mr. Brewer called Mr. Wilson and informed him that the JDA board of directors did want to pursue a transaction with i2, and requested guidance from Mr. Wilson as to terms that might be acceptable to the i2 SRC. In particular, Mr. Brewer sought input on the SRC’s thoughts on financing. Mr. Brewer also inquired whether the SRC would be willing to consider merger consideration that included JDA stock. Mr. Wilson indicated that he did not speak for the SRC, but stated that in his opinion the SRC would be more likely to consider a proposal that involved a cash offer at a premium to market and a means of assuring a significant degree of certainty, such as pre-funding the purchase price. Mr. Wilson also stressed that JDA must be prepared to proceed quickly if it wished the SRC to consider a proposal from JDA. Mr. Wilson informed the SRC of this conversation and asked for the SRC’s guidance on further communications.

On September 4, 2009, following discussions with each member of the SRC, Mr. Wilson sent an email to Mr. Brewer. Mr. Wilson’s email set forth two criteria for a transaction with JDA: a purchase price at a premium to market and deal certainty. The email detailed the improvements i2 had made since the prior merger, thereby justifying a higher price than the $14.86 per share from the prior merger. Mr. Wilson noted that applying the same valuation methodology from the prior merger would result in a valuation increase from $14.86 per share to $16.82 per share. Mr. Wilson also noted that i2’s SRC would consider a mixture of cash and JDA stock as merger consideration.

On September 9, 2009, at, Mr. Brewer’s request, Mr. Wilson met in person with Mr. Raynor to determine the interest of the Series B holder in providing bridge financing to a potential buyer were a transaction to be developed. No specifics were discussed; however, Mr. Raynor said that the Series B holder would be willing in concept to consider providing such financing and Mr. Wilson advised Mr. Brewer later that day of the Series B holder’s willingness to consider the opportunity.

On September 11, 2009, the JDA board of directors convened a telephonic meeting at which Mr. Brewer provided an update regarding his talks with Mr. Wilson, and representatives of Goldman Sachs provided an updated preliminary analysis of a proposed transaction with i2. Following this meeting, the JDA board of directors authorized management to continue evaluating a potential strategic transaction with i2.

On September 16, 2009, Mr. Wilson, Mr. John Harvey, i2’s Senior Vice President and General Counsel, and Mr. Michael Berry, i2’s Executive Vice President and Chief Financial Officer, had a telephone conference with representatives of a potential financial purchaser. This party ultimately did not make a proposal for a transaction with i2. The following day, a representative of a different potential purchaser contacted i2 to inquire about the interest in a management led buyout and the call was referred to Thomas Weisel Partners. This was not pursued as the SRC was not inclined to effect a management led buyout at that time in light of the increased financial and execution risks of, as well as the additional time required to negotiate and complete, such a transaction.

On September 17, 2009, JDA and i2 entered into a mutual nondisclosure agreement. Later that same day, i2 delivered certain financial due diligence materials to JDA, including information regarding its current cash position and capitalization.

On September 20, 2009, Mr. Brewer spoke with a representative of the Series B holder about the possibility of entering into a non-disclosure agreement in order to be able to discuss a potential transaction with i2 and relating financing issues. Thereafter, while the Series B holder prepared a financing proposal, JDA management also discussed with Goldman Sachs the possibility of Goldman Sachs providing bridge financing for a transaction with i2 and with Wells Fargo Securities LLC (“WFS”) and Wells Fargo Foothill LLC (“WFF,” and together with WFS, the “Wells Fargo Parties”) with regard to a long-term, senior credit facility to finance the acquisition. On September 24, 2009, Mr. Brewer called Mr. Wilson to update him on the discussions.

On September 27, 2009, the Series B holder submitted a proposal to JDA to finance a potential JDA acquisition of i2 through a combination of exchanging its Series B Preferred Stock investment into new securities of JDA and additional short-term loans. On October 2, 2009, the Wells Fargo Parties submitted a term sheet for a long-term, committed senior credit facility to finance the acquisition. On October 5, 2009, Goldman Sachs submitted a term sheet for a short-term bridge loan to finance the acquisition.

On September 30, 2009, the i2 SRC met to discuss proceeding on a transaction with JDA. Mr. Wilson and representatives of Thomas Weisel Partners and Munsch Hardt also attended the meeting. Mr. Wilson summarized his knowledge of the status of discussions to his knowledge between JDA and the Series B holder and the expected timing of the process. After discussions with counsel and Thomas Weisel Partners, the i2 SRC decided, subject to confirmation of the Series B holder’s willingness to provide financing for the transaction, to request that Thomas Weisel Partners prepare to discuss with the SRC a potential transaction with JDA in order to assist the SRC in evaluating the terms of such a transaction. The SRC also determined to review management’s revised three-year forecast that had been prepared in response to the SRC’s request to update the forecast prepared during the first quarter of 2009.

On October 2, 2009, the JDA board of directors met to discuss the status of talks with i2 and possible methods of financing a transaction in light of the current state of the credit markets. As part of the financing discussion, the board and management analyzed the separate financing proposals that had been submitted by each of the Series B holder and Goldman Sachs. Following a detailed discussion of the proposals, the JDA board of directors authorized management to continue its discussions with the Series B holder, Goldman Sachs and other potential financing sources about financing a possible transaction with i2. It also directed management to continue discussions with i2 about a possible transaction. Thereafter, JDA’s management began working with i2, Goldman Sachs and JDA’s outside counsel, DLA Piper LLP (US), who we refer to as “DLA Piper,” to review and update the due diligence from the prior merger and to consider potential transaction structures generally, including structures that would involve the issuance of JDA common stock.

On October 5, 2009, JDA management determined that its other financing options were superior to the proposal of the Series B holder. Following this determination, JDA informed the Series B holder that JDA intended to investigate financing from alternative sources as a priority.

On October 5, 2009, i2 sent JDA an initial due diligence request list requesting business and legal information and documents relating to JDA. From October 5, 2009 through the execution of the merger agreement, i2 and its representatives conducted extensive due diligence on JDA covering a broad range of topics.

On October 14, 2009, JDA delivered to i2 a draft term sheet for a potential transaction as well as a proposed exclusivity agreement pursuant to which i2 would agree to negotiate exclusively with JDA for an agreed period of time. The term sheet did not include a purchase price or range.

On October 15, 2009, Mr. Brewer and Peter S. Hathaway, JDA’s Executive Vice President and Chief Financial Officer, met with Mr. Wilson, Michael J. Berry, i2’s Chief Financial Officer, and Mr. Richard Hunter, i2’s lead independent director and a member of the SRC. At this meeting, Messrs. Brewer and Hathaway discussed the status of JDA’s financing discussions with Goldman Sachs and the Wells Fargo Parties. Mr. Brewer also indicated that JDA was contemplating an offer in the range of $17.00 to $18.00 per share and a structure that would involve merger consideration to the Series B holder of cash (as required under the terms of i2’s charter) and merger consideration to i2’s common stockholders payable approximately 2/3 in cash and 1/3 in JDA common stock, with the cash portion of the merger consideration to be financed through a combination of debt and the parties’ cash on hand. The closing price of the i2 common stock on the previous day was $16.69 per share. Mr. Brewer noted that, while JDA would be issuing stock under this structure, the number of shares to be issued would not rise to the level that would require JDA stockholder approval. Messrs. Wilson, Berry, and Hunter noted that any possible transaction would have to be priced at a premium and again reiterated their concern regarding JDA’s ability to provide deal certainty as a result of its need to finance the cash portion of the merger consideration. Based on these discussions, the parties agreed to move forward and to have representatives of the parties and their outside advisors meet in Phoenix, Arizona at the offices of DLA Piper the following week to engage in due diligence discussions, including financial and business updates, and to begin negotiations of a merger agreement. In addition, on October 19, 2009, JDA provided i2 with a draft of the commitment letter with the Wells Fargo Parties with respect to the long-term, senior financing proposal. From October 15, 2009 through the execution of the merger agreement, JDA and i2 and their respective representatives continued to discuss these issues.

On October 16, 2009, i2 delivered to JDA an initial draft of the merger agreement. From October 16, 2009 until the execution of the merger agreement, JDA, i2 and their representatives exchanged drafts of the merger agreement and held extensive negotiations relating to its terms and conditions.

On October 17, 2009, JDA management determined that the Wells Fargo Parties’ long-term financing proposal represented the best alternative with respect to a proposed transaction with i2 and determined not to pursue the financing proposal of Goldman Sachs.

Also on October 17, 2009, the JDA board of directors and members of management participated in a teleconference with representatives of Goldman Sachs during which Goldman Sachs provided an update of its preliminary financial analysis of the proposed transaction, and management provided an update on the status of discussions with i2. After these discussions, the board authorized management to continue to pursue the potential transaction and related financing.

On October 20, 2009, the SRC met to review the status of the discussions with JDA and to consider JDA’s request that i2 agree to negotiate exclusively with JDA. Mr. Wilson updated the SRC on the discussions, as well as the status of proposed financing for the transaction. Mr. Hunter reported on his views following his attendance at the meetings with JDA and management the previous week. The SRC, together with representatives of Munsch Hardt, compared the proposed financing terms to the terms of the financing for the prior merger agreement and discussed the potential remedies if the financing did not occur. The SRC also discussed with Mr. Berry management’s revised fourth quarter forecast and the revised three-year outlook, based on recent company performance and market data. The SRC discussed various issues related to the possible JDA transaction, including stockholder reception of such a transaction, JDA’s board structure following a transaction, pricing for the common stock, the potential benefits to i2 of achieving scale, synergies and a more complete product line, and the risks that the transaction might not be completed. Following this discussion, the SRC authorized management to enter into an agreement to negotiate exclusively with JDA for a period of time not to extend past November 16, 2009 and to attempt to negotiate a merger agreement with JDA for review and approval by the SRC and the i2 board of directors.

On October 21, 2009, JDA sent i2 an additional due diligence request list requesting updates to the business and legal information and documents relating to i2 that JDA had reviewed in connection with the prior merger. From October 21, 2009 through the execution of the merger agreement, JDA and its representatives conducted an extensive review of the changes that had occurred in the i2 business since the fall of 2008 and updated its pre-existing financial models and due diligence on i2 covering a broad range of topics.

On October 21 and 22, 2009, financial and operations teams from each of JDA and i2, as well as their respective financial and legal advisors, met in Phoenix, Arizona at the offices of DLA Piper to discuss various due diligence and operational issues and to engage in negotiations of the merger agreement and discussions regarding the terms of voting agreements that JDA stated would be required from i2’s directors and officers and one or both of the Series B holder or Mr. Sidhu. At these meetings, the parties engaged in extensive discussions regarding the issues of financing risk and deal certainty, as well as potential structures that would mitigate these risks to the extent possible. Also at these meetings, the parties entered into an exclusivity agreement, dated October 21, 2009, whereby i2 agreed to negotiate exclusively with JDA from the date of the agreement until November 5, 2009.

As a result of these meetings, and i2’s expressed concerns with regard to relying on the long-term WFF commitment to finance the acquisition, principally due to the size of the commitment and syndication requirements, the parties agreed to pursue a deal framework that provided for two possible deal structures:

•	A structure (referred to as the “intended structure”) pursuant to which the merger consideration to i2’s common stockholders would be payable approximately 2/3 in cash and 1/3 in JDA common stock. Under this structure, following execution of the merger agreement, JDA would seek approximately $275 million in debt financing on a best efforts basis which, together with the parties’ cash on hand, would be used to finance the cash portion of the purchase price, including the cash merger consideration payable to the Series B holder; and

•	An alternative structure, which would be pursued if financing necessary to effect the intended structure could not be obtained, pursuant to which the merger consideration to i2’s common stockholders would be payable approximately 2/3 in JDA common stock and 1/3 in cash. Under the alternative structure, JDA would seek approximately $120 million in debt financing pursuant to a binding, fully underwritten commitment to be in place at signing, which, together with the parties’ cash on hand, would be used to finance the cash portion of the purchase price, including the cash merger consideration payable to the Series B holder. While the parties believed that this structure mitigated the financing risk due to the lower amount of outside financing required to complete the transaction, the parties also understood that the number of shares of JDA common stock to be issued under the alternative structure would require JDA to seek stockholder approval of the share issuance in connection with the transaction.

Thereafter, JDA requested that the Wells Fargo Parties modify their previous commitment proposal to reflect a potential financing option for the alternative structure.

Between October 22, 2009 and the execution of the merger agreement, the parties continued to discuss, negotiate and refine this dual structure approach, and exchanged numerous drafts of the merger agreement reflecting these discussions and negotiations. During this period Mr. Wilson updated the i2 board members individually on a regular basis with respect to the status of the discussions. JDA also sought to receive an alternative proposal from the Series B holder to provide the financing for the alternative structure. However, a proposal received from the Series B holder was significantly more costly and restrictive than terms that could be obtained in the market, and JDA thereafter focused exclusively on obtaining the Wells Fargo Parties’ commitment to provide the debt financing necessary to effect the alternative structure.

On October 25, 2009, the JDA board of directors convened a special meeting to consider the proposed transaction with i2. Representatives of senior management of JDA, Goldman Sachs and DLA Piper were present at the meeting. At this meeting, Mr. Brewer reviewed the current status of negotiations with i2, and Mr. Brewer and Mr. G. Michael Bridge, JDA’s Senior Vice President and General Counsel, reviewed the current deal terms, including terms related to structure, financing, and treatment of i2 employees. Messrs. Hathaway and Brewer then reviewed the business reasons for the transaction. Following management’s presentations, Goldman Sachs provided a general analysis of the credit markets in the U.S. and a preliminary financial analysis of i2 on a stand-alone basis and on a combined basis with JDA, and discussed with the board JDA’s ability to finance the transaction, taking into account the current status of the U.S. credit markets. DLA Piper also advised the JDA board of directors regarding the board’s fiduciary duties with respect to its consideration of the proposed combination with i2. The JDA board of directors authorized management to continue pursuing a definitive agreement with i2 and related financing options.

The i2 SRC met on October 29 and 31, 2009 to review the proposed transaction. In both cases Mr. Wilson, Mr. Berry, Mr. Harvey, and representatives of Thomas Weisel Partners and Munsch Hardt also participated. At these meetings, Mr. Wilson reviewed the status of the negotiations and described the current deal terms, including the proposed structures and the status of JDA’s financing efforts. Thomas Weisel Partners reviewed the financial aspects of the two structures, and Munsch Hardt reviewed the terms and conditions of each structure. After considering the implications of the two structures to i2’s stockholders, the effects of the structures on deal certainty and the remedies available to i2 if the transaction failed, and discussing pricing parameters, the SRC authorized management to continue negotiations of the merger agreement with JDA.

On October 30, 2009, a third party contacted Mr. Wilson by e-mail and requested a meeting to discuss i2’s interest in pursuing an unspecified transaction involving an investment in the company. In view of the exclusivity agreement with JDA and the preliminary nature of the inquiry, i2 did not respond to the inquiry. The third party did not follow up on its e-mail.

On November 1, 2009, Messrs. Brewer and Wilson communicated several times. During the course of these communications, Messrs. Brewer and Wilson discussed the dual structure approach and various terms and conditions related to that approach, ultimately agreeing on a December 18, 2009 deadline for JDA to raise the financing and meet the other conditions for selecting the intended structure, a requirement for JDA to escrow the debt financing proceeds under either structure, and the minimum cash balance that i2 would be required to deliver at closing. Mr. Brewer also reiterated JDA’s requirement that i2 obtain a voting agreement from one or both of the Series B holder or Mr. Sidhu.

On the evening of November 1, 2009, the JDA board of directors convened a telephonic meeting to consider the proposed transaction with i2. Representatives of senior management of JDA, Goldman Sachs, Deloitte &

Touche LLP, JDA’s auditors, and DLA Piper were present at the meeting. Mr. Brewer reviewed the current status of negotiations with i2 and Messrs. Brewer and Bridge reviewed the current deal terms, including terms related to structure, financing, and treatment of i2 employees. Messrs. Hathaway and Brewer then provided the board with an updated review of the business reasons for the transaction, as well as the status of negotiations with the Wells Fargo Parties. Following management’s presentations, Goldman Sachs delivered an updated analysis of the U.S. credit markets and an updated preliminary financial analysis of i2 on a stand-alone basis and on a combined basis with JDA. At this meeting, the JDA board of directors authorized management to pursue the acquisition of i2 at a price of up to $18.00 per share and to make an initial offer of $17.55 per share. Thereafter, Mr. Brewer conveyed the $17.55 per share offer to Mr. Wilson.

Between November 1 and 4, 2009, i2 engaged in discussions with the Series B holder and Mr. Sidhu regarding the terms of the requested voting agreement. Mr. Sidhu requested that i2 resolve his earlier requests for registration rights and reimbursement of certain legal expenses and insisted upon the ability to be able to sell his shares without restriction through the closing of the merger. However, JDA refused to enter into a voting agreement under which Mr. Sidhu would be permitted to sell his shares of i2 common stock. With respect to the Series B holder, as part of the discussions concerning a voting agreement, i2 initially sought to have the Series B holder agree to reduce its change of control premium from 110% of liquidation value (as provided in i2’s charter with respect to transactions like the proposed transaction with JDA) to 107% of liquidation value in exchange for i2’s agreement not to redeem the Series B holder prior to closing at 104% of liquidation value (as provided in i2’s charter with respect to redemption transactions), but the Series B holder rejected this proposal. Following the founder’s refusal to sign a voting agreement that was acceptable to JDA and in light of JDA’s requirement that it must receive a voting agreement from one or both of the founder or the Series B holder to proceed with the transaction, i2 agreed not to redeem the Series B Preferred Stock between the date of the definitive merger agreement and the closing of the transaction in exchange for the Series B holder’s agreement to sign a voting agreement to vote in favor of the transaction with JDA.

On November 2, 2009, i2 countered JDA’s offer with a proposal of $18.25 per share. Later that day, JDA countered with an offer of $18.00 per share.

On the morning of November 3, 2009, i2 accepted the $18.00 per share offer, subject to agreement on final terms for the merger agreement. The closing price of the i2 common stock on the previous day was $16.17 per share.

Also on the morning of November 3, 2009, the JDA board of directors convened a meeting to review the transaction. At this meeting, Mr. Brewer updated the board regarding the status of the negotiations regarding the dual structure, and Mr. Hathaway provided an update regarding the status of the financing discussions with the Wells Fargo Parties. Mr. Bridge and a representative of DLA Piper then reviewed the terms of the merger agreement and updated the JDA board of directors regarding changes from the terms discussed at the prior meeting and on the remaining open issues. DLA Piper again advised the JDA board of directors regarding the board’s fiduciary duties with respect to its consideration of the proposed combination with i2. A representative of Goldman Sachs then presented a preliminary financial analysis of the proposed transaction under both of the proposed structures. The JDA board of directors discussed the various presentations and the terms of the transaction, noting that the final exchange ratios and certain other terms discussed at the meeting would be finalized later that day or on the following day within the ranges discussed at the meeting, and unanimously approved a definitive agreement to acquire i2, under either of the proposed structures, at a price of $18.00 per share and authorized management to engage in the necessary actions to obtain the debt financing to consummate the transaction. The JDA board of directors also authorized a special committee composed of its Chairman, Mr. James D. Armstrong, to review and confirm that the exchange ratios and final terms of the merger agreement were within the parameters discussed at the meeting, and, subject to such review and confirmation, authorized management to execute and deliver the merger agreement.

The i2 SRC also met on the morning of November 3, 2000 to review the status of the transaction. Mr. Wilson described the status of negotiations with JDA and the discussions directed at obtaining voting agreements from Mr. Sidhu and the holder of the Series B Preferred Stock. Representatives of Munsch Hardt and Thomas Weisel Partners reviewed the terms of the transaction and matters that had not yet been resolved. The SRC discussed various aspects of the transaction, including pricing, the dual structure, required escrow arrangements, seats on JDA’s board of directors, the remedies and fees payable on termination of the merger agreement, i2’s minimum cash requirement and the voting agreements. After the discussion, the SRC directed management to continue in its negotiations with JDA.

On the morning of November 4, 2009, the i2 SRC met at i2’s offices to review the transaction. All members of the i2 board of directors attended the initial part of the meeting in order to participate in presentations from management, Thomas Weisel Partners and Munsch Hardt. Mr. Wilson described the major terms of the transaction, including the price, the mix of consideration under the dual structures, and the timing and conditions of JDA’s ability to select the intended structure. A representative of Munch Hardt reviewed the terms of the merger agreement. Representatives of Thomas Weisel Partners presented a financial analysis of the consideration proposed to be paid in the transaction. It was noted that the price of $18.00 per share of i2 common stock and the approximate mix of consideration to be delivered under each structure had been agreed, with the exchange ratios to be calculated based on the closing prices of JDA and i2 common stock later that day. Thomas Weisel Partners indicated that it would be in a position to deliver its fairness opinion to i2’s board of directors later in the day after the final exchange ratios had been calculated, assuming no material changes in the factors considered by Thomas Weisel Partners. Following these presentations, the SRC discussed the transaction and determined that the proposed transaction was in the best interest of i2’s stockholders and recommended that the i2 board of directors approve the merger agreement and recommend that i2’s stockholders approve and adopt the merger agreement, subject to delivery of the Thomas Weisel Partners fairness opinion and confirmation that the exchange ratios and the final terms of the agreement were consistent in all material respects with the board’s approval.

Immediately following the meeting of the SRC, the i2 board of directors met to consider the proposed transaction. All directors had participated in the presentations of Thomas Weisel Partners and Munsch Hardt at the SRC meeting earlier that day. The i2 board of directors first discussed and approved management’s updated and revised three-year forecast, which had been provided to Thomas Weisel Partners and used in its analysis of the transaction. The revised forecast reflected the positive results through the third quarter of 2009, which resulted in an improved forecast for 2010 and 2011. The i2 board then turned to consideration of the proposed transaction with JDA. Members of the SRC reviewed the SRC’s consideration of the alternatives to the proposed transaction, including continuing as a stand-alone company, evaluation of various proposals to enhance the value of i2’s assets, including its net loss carry-forwards and its intellectual property portfolio, joint ventures or selective acquisitions to increase i2’s competitiveness and the merger or sale of the company. Before turning to consideration of the proposed merger agreement, the i2 board noted that Michael J. Simmons had been appointed to the board by the holder of the Series B Preferred Stock, whose interests differ from those of the common stockholders and with whom discussions had been held concerning providing financing for the transaction. Mr. Simmons was also employed by and had an interest in one or more affiliates of such holder. Mr. Simmons left the meeting for this discussion. In Mr. Simmons absence, the i2 board concluded that it was desirable that Mr. Simmons continue to participate actively in the consideration of the merger. Mr. Clemmer, the chairman of the SRC, described the SRC’s deliberations and the factors, both positive and negative, the SRC considered in arriving at its conclusion to recommend that the i2 board approve the transaction. Representatives of Munsch Hardt reviewed their previous advice to the i2 board with regard to the directors’ fiduciary duty to i2’s stockholders, and representatives of Thomas Weisel Partners reviewed its methodology in evaluating the consideration proposed to be paid in the transaction and the purpose and limitations of its fairness opinion, and the assumptions on which it was to be based, and repeated its advice to the SRC that it would be in a position to deliver its fairness opinion to the i2 board of directors later in the day after the final exchange ratios had been calculated, assuming no material changes in the factors considered by Thomas Weisel Partners. Mr. Berry made a presentation of the compensation, equity awards and bonuses of the officers, including Mr. Wilson, that would be paid at the closing of the transaction. Following a discussion with management and representatives of Munsch Hardt and Thomas Weisel Partners, the board noted that the final exchange ratios and certain other terms discussed at the meeting would be finalized later in the day and that the fairness opinion of Thomas Weisel Partners would be delivered at that time. The i2 board of directors unanimously determined that the merger and merger agreement were advisable and in the best interest of i2’s stockholders and approved the merger agreement. The i2 board of directors directed that Mr. Hunter confirm the delivery of the Thomas Weisel Partners opinion and that the exchange ratios and final terms of the merger agreement were consistent in all material respects with the board’s approval prior to execution and delivery of the merger agreement by i2.

On the evening of November 4, 2009, after negotiation of the final terms of the merger agreement and the related agreements, JDA’s special committee convened a meeting at which Mr. Brewer reviewed the final terms of the merger agreement and related agreements and, after consulting with representatives of management, DLA Piper and Goldman Sachs, confirmed that the exchange ratios and terms of the merger agreement were within the parameters discussed at the meeting of the JDA board of directors, and representatives of Goldman Sachs reviewed its financial analyses of the proposed transaction under both of the proposed structures, and delivered its oral opinion, which was subsequently confirmed in writing, to the effect that, as of the date of its opinion, and subject to and based on the qualifications and assumptions set forth in its opinion, the merger consideration to be paid by JDA in respect of each share of i2 common stock pursuant to the merger agreement was fair from a financial point of view to JDA.

During the evening of November 4, 2009, Mr. Hunter, after consulting with representatives of Munsch Hardt and Thomas Weisel Partners, confirmed that the exchange ratios and terms of the merger agreement were consistent in all material respects with the approval of the i2 board of directors. Also at that time, Thomas Weisel Partners delivered its written opinion to the i2 board of directors dated November 4, 2009, that based upon and subject to the various considerations described in its opinion, the merger consideration to be received by the holders of i2 common stock (other than JDA, the holders of Series B Preferred Stock, and their affiliates, and dissenting i2 stockholders) pursuant to the merger was fair to such stockholders from a financial point of view, as of such date. The full text of the Thomas Weisel Partners opinion, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the scope of the review undertaken by Thomas Weisel Partners in rendering its opinion, is attached as Annex D to this Proxy Statement.

On the evening of November 4, 2009, following the foregoing meetings, JDA and i2 executed the merger agreement. Concurrently, i2’s directors, certain executive officers and the Series B holder executed voting agreements. On November 4, 2009, JDA and the Wells Fargo Parties also finalized and executed a commitment letter and fee letter to provide the necessary financing for, and JDA’s directors and certain executive officers executed voting agreements in respect of, the alternative structure, if necessary.

On the morning of November 5, 2009, JDA and i2 issued a joint press release announcing the transaction and the execution of the merger agreement.

The i2 Board of Directors’ Recommendation and Reasons for the Merger

The i2 board has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of i2 and its stockholders and has approved the merger agreement and the transactions contemplated thereby. i2’s board recommends that holders of i2 common stock and Series B Preferred Stock vote FOR the proposal to approve and adopt the merger agreement and the transactions contemplated thereby (including the merger).

In the course of reaching its decision to approve the merger agreement and the merger and recommending that the holders of i2 stock vote to approve the merger agreement and the transactions contemplated thereby (including the merger), the i2 board consulted i2’s legal and financial advisors and considered a number of factors that it believed supports its decision, including the following:

•	the premium that the merger consideration payable to the i2 common stockholders represents in comparison to the market price of the stock over recent periods. The i2 board noted that an $18.00 value of the merger consideration as of November 4, 2009 represents a premium of 10.4% over the closing price of $16.30 on November 3, 2009; a premium of approximately 9.6% over the average closing price of $16.42 for the prior month; and a premium of approximately 28.5% over the average closing trading price of $14.01 for the prior six months;

•	the process undertaken by i2, with the assistance of Thomas Weisel Partners and, prior to that, JPMorgan, which began in December 2006 and included contacting or being contacted by more than 80 potential strategic and financial buyers, including 18 since December 2008. Prior to execution of the prior merger agreement, seven of those parties provided indications of interest, three of which were written. Since the termination of the prior merger agreement, four parties provided written indications of interest, and two parties, in addition to JDA, entered into exclusivity agreements with i2;

•	the opinion of Thomas Weisel Partners that the merger consideration payable to i2’s common stockholders (other than JDA, the holders of Series B Preferred Stock, and their respective affiliates, and dissenting i2 stockholders) under the merger agreement was, as of the date of the opinion and based upon and subject to factors and assumptions set forth therein, fair from a financial point of view to such stockholders (see “The Merger — Opinion of i2’s Financial Advisor” below);

•	the fact that a portion of the merger consideration will be paid in cash, giving common stockholders an opportunity to immediately realize value for a portion of their investment and providing some certainty of value, and that the shares of JDA common stock to be received would be freely transferable should i2’s common stockholders wish to sell those shares;

•	the benefits to the combined company that could result from the merger, including an enhanced competitive and financial position, increased diversity in its product line and additional scale in specific geographic areas, potential cost and synergies and the fact that, since a portion of the merger consideration will be paid in JDA stock, i2’s common stockholders would, if they determine to retain the JDA shares payable in the merger, have the opportunity to participate in any future earnings or growth of the combined company and future appreciation in the value of the JDA shares following the merger;

•	the likelihood that the merger will be consummated, in light of improving conditions in capital markets, the terms of JDA’s financing commitment, the financial capability of JDA, the financing commitment from the Wells Fargo Parties, the escrow requirements, and the likelihood of no significant antitrust delays;

•	the likelihood that the merger will be consummated, in light of JDA’s experience, reputation and financial capability; the absence of any financing condition to JDA’s obligation to complete the merger; the likelihood of no significant antitrust delays;

•	the business, financial, market and execution risks associated with remaining independent and the challenges of successfully executing i2’s current business strategies, with the resulting uncertainty as to the future value of i2’s common stock;

•	the availability of appraisal rights;

•	the terms and conditions of the merger agreement, including:

•	the scope of the representations, warranties and covenants being made by i2;

•	the limited conditions to the consummation of the merger, including the requirement that the merger agreement be approved by i2’s stockholders and the definition of material adverse effect with respect to i2 in the merger agreement;

•	the ability of the i2 board of directors, if the failure to do so would be inconsistent with its fiduciary duty, to provide information to and engage in negotiations with another party in connection with an unsolicited, bona fide written proposal that the i2 board determines in good faith and after consultation with outside legal counsel is reasonably likely to lead to a superior proposal and, subject to paying a $15,000,000 termination fee to JDA, which is approximately 3.46% of the common stock merger consideration, 2.70% of the total merger consideration and 3.79% of i2’s enterprise value (assuming a cash balance of $160,000,000), accept a superior proposal;

•	the i2 board of directors’ belief that the $15,000,000 termination fee payable to JDA in certain circumstances is reasonable in the context of termination fees payable in comparable transactions and would not be likely to preclude another party from making a competing proposal;

•	the fact that the merger agreement provides that i2 may specifically enforce JDA’s obligations, and that i2 may pursue damages reflecting the economic benefits of the transaction to its stockholders if JDA fails to close in breach of the merger agreement (except as the result of the failure to obtain financing in certain circumstances in which case JDA will be obligated to pay i2 a break fee of $30,000,000);

•	the fact that JDA will be obligated to pay i2 a vote down fee of $7,000,000, in the event JDA’s stockholders do not approve proposals to issue the shares in the merger and to approve a charter amendment to increase the number of authorized shares of JDA common stock necessary to consummate the merger, if such approval is required and if i2’s stockholders approve the merger;

•	the provisions of the merger agreement that require JDA to take certain actions designed to conserve cash which would facilitate the ability of JDA, through the financing commitments JDA has obtained and the cash resources of JDA and i2, to finance the merger;

•	the fact that because the stock portion of the merger consideration will be based on a fixed exchange ratio, i2’s stockholders will have the opportunity to benefit from any increase in the trading price of JDA’s shares between the signing of the merger agreement and the completion of the merger; and

•	the fact that, under the intended structure, the approval of the transaction by JDA’s stockholders will not be required.

The i2 board of directors also considered a number of potentially countervailing factors in its deliberations concerning the merger, including the following:

•	the requirement by JDA that either i2’s founder, Mr. Sidhu, or the holder of the Series B Preferred Stock deliver a voting agreement and that Mr. Sidhu had requested, among other things, registration rights for his shares and would not agree to restrictions on his ability to continue to sell his shares as required by JDA, so that, in order to satisfy JDA’s requirement, i2 would be required to enter into a voting agreement with the holder of the Series B Preferred Stock, who had insisted that i2 waive its right of redemption during the term of the merger agreement in order for such holder to agree to vote in favor of the transaction;

•	the potential for arbitrage of the transaction due to the mix of consideration not being fixed;

•	the fact that because the stock portion of the merger consideration is a fixed exchange ratio of shares of JDA common stock to i2 common stock, i2’s common stockholders could be adversely affected by a decrease in the trading price of JDA common stock during the pendency of the merger, and the fact that the merger agreement does not provide i2 with a price-based termination right or other similar protection;

•	the fact that, under the intended structure, a smaller portion of the merger consideration will be in the form of JDA common stock, so that i2’s stockholders will have a smaller ongoing equity participation in the combined company (and, as a result, a smaller opportunity to participate in any future earnings or growth of the combined company and future appreciation in the value of JDA common stock following the merger) than they have in i2. i2’s board of directors noted, however, that i2’s stockholders would be able to reinvest the cash received in the merger in JDA common stock;

•	the risk that the potential benefits and synergies sought in the merger will not be realized or will not be realized within the expected time period, and the risks associated with the integration by JDA of i2;

•	the possibility that the merger might not be completed as a result of the failure of i2 to meet the minimum cash requirement of $160 million, the failure of i2’s stockholders to adopt the merger agreement or, if required, the failure of JDA’s stockholders to approve the Stock Issuance Proposal and the Charter Amendment Proposal, and the effect the termination of the transaction may have on the trading price of i2’s common stock and operating results;

•	the possible effects of the pendency and termination of the merger agreement on i2’s employees and customers, which effects on i2 would be exacerbated by the substantial costs incurred in connection with the merger;

•	that, under the terms of the merger agreement, i2 cannot solicit other acquisition proposals and must pay or cause to be paid to JDA a termination fee of $15,000,000 in cash if the merger agreement is terminated under certain circumstances specified in the merger agreement, including if the i2 board exercises its right to terminate the merger agreement and enter into an alternative superior transaction, which may deter others from proposing an alternative transaction that may be more advantageous to i2’s stockholders;

•	that any gains from this transaction are expected to be taxable to i2’s stockholders for U.S. federal income tax purposes;

•	the fact that upon the closing of the merger, stockholders will be required to surrender their shares involuntarily in exchange for a price determined by the i2 board and that stockholders will not have the right to liquidate their shares of i2 at a time and price of their choosing;

•	the fact that if JDA fails to complete the merger and is in breach of the merger agreement, the provisions of the merger agreement which allow i2 to seek specific performance or damages will be expensive and lengthy to pursue and uncertain in results and, alternatively, depending upon the reason for not closing, the vote down fee (which would be payable under the alternative structure) or break fee payable by JDA will be inadequate to compensate i2 for the damage caused and there is no other remedy in those situations allowed by the merger agreement;

•	the fact that i2 is subject to the same remedies of damages and specific performance should it fail to complete the merger and be in breach of the merger agreement;

•	that the restrictions imposed by the merger agreement on the conduct of i2’s business prior to completion of the merger, requiring i2 to conduct its business only in the ordinary course and imposing additional specific restrictions, may delay, limit or prevent i2 from undertaking business opportunities that may arise during that period; and

•	that the mix of consideration to be received by holders of i2 common stock might not be finalized until December 18, 2009, and this uncertainty might be confusing to some of i2’s stockholders until the mix is determined.

The i2 board also considered the interests of its directors and executive officers in the transactions contemplated by the merger agreement, which are described below under “The Merger — Interests of Certain Persons in the Merger.”

The i2 board concluded that, on balance, the potential benefits to i2 and its stockholders of the transactions contemplated by the merger agreement outweighed the potential disadvantages and risks associated with those transactions. The foregoing discussion of the information and factors considered by the i2 board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluations, the i2 board did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination. Instead, the i2 board conducted an overall analysis of the factors described above, including summaries of discussions of i2’s management with i2’s legal, financial, accounting, tax, and other advisors and made its determination based on the totality of the information provided. In considering the factors described above, individual directors may have given different weights to different factors.

Opinion of i2’s Financial Advisor

Thomas Weisel Partners began assisting i2’s board of directors in April 2009. On July 21, 2009, i2 signed an engagement letter with Thomas Weisel Partners, retaining Thomas Weisel Partners to act as i2’s exclusive financial advisor in connection with the possible sale of i2. On November 4, 2009, Thomas Weisel Partners delivered to the i2 board of directors its oral and written opinion that, as of that date, and subject to the limitations, qualifications and assumptions set forth therein, the merger consideration to be received by the holders of i2 common stock (other than JDA, holders of Series B Preferred Stock, and their respective affiliates, and dissenting i2 stockholders) pursuant to the merger was fair to such stockholders from a financial point of view.

i2 determined the amount and form of the merger consideration its stockholders would receive in the merger through negotiations between i2 and JDA. i2 did not impose any limitations on Thomas Weisel Partners with respect to the investigations made or procedures followed in rendering its opinion. Thomas Weisel Partners’ opinion and presentation to the i2 board of directors was one of many factors that the i2 board of directors took into consideration in making its determination to approve the merger agreement.

The full text of the written opinion of Thomas Weisel Partners, dated November 4, 2009, is attached as Annex D to this Proxy Statement. This summary of Thomas Weisel Partners’ opinion is qualified in its entirety by reference to the full text of such opinion. You should read this opinion carefully and in its entirety.

Thomas Weisel Partners directed its opinion to the i2 board of directors for its information in its consideration of the merger. Such opinion is not a recommendation to any stockholder or any other person as to how to vote or otherwise act with respect to the merger or otherwise. The opinion addresses only the financial fairness of the consideration to be received by the holders of i2’s common stock (other than JDA, holders of Series B Preferred Stock, and their respective affiliates, and dissenting i2 stockholders) as of the date of the opinion and does not address the relative merits of the merger and any alternatives to the merger, i2’s underlying decision to proceed with or effect the merger, or any aspect of the transactions contemplated by the merger agreement. In addition, the opinion does not address the fairness of the merger to, or any consideration to be received in connection therewith by, the holders of any other class of securities, including Series B Preferred Stock, creditors or other constituencies of i2; nor does it address the fairness, financial or otherwise, of the amount or nature of any consideration or compensation to be paid or payable to any of such persons or to the officers, directors or employees of JDA or i2, or any class of such persons, in connection with the merger, whether relative to the consideration payable to the holders of i2 common stock or otherwise.

In connection with its opinion, Thomas Weisel Partners:

(1) reviewed certain publicly available financial and other data with respect to i2 and JDA, including the consolidated financial statements for recent years and interim periods to September 30, 2009 and certain other relevant financial and operating data relating to i2 and JDA made available to Thomas Weisel Partners from published sources and from the internal records of i2 and JDA;

(2) reviewed the financial terms and conditions of the draft of the merger agreement dated November 4, 2009;

(3) reviewed certain publicly available information concerning the trading of, and the trading market for, i2 common stock and JDA common stock;

(4) compared i2 and JDA from a financial point of view with certain other companies in the technology industry which Thomas Weisel Partners deemed to be relevant;

(5) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the technology industry which Thomas Weisel Partners deemed to be relevant;

(6) reviewed and discussed with representatives of the management of i2 and JDA certain information of a business and financial nature regarding i2 and JDA, furnished to Thomas Weisel Partners by i2 and JDA, including financial forecasts and related assumptions for i2 and JDA;

(7) made inquiries regarding and discussed the merger and the merger agreement and other matters related thereto with i2’s counsel; and

(8) performed such other analyses and examinations as Thomas Weisel Partners deemed appropriate.

In preparing its opinion, Thomas Weisel Partners did not assume any obligation to independently verify, and Thomas Weisel Partners did not independently verify, the information referred to above or any other information made available to or reviewed by them, and Thomas Weisel Partners relied on all such information being accurate and complete in all material respects. Thomas Weisel Partners also made the following assumptions:

•	with respect to the financial forecasts for i2 and JDA provided to Thomas Weisel Partners by i2’s and JDA’s managements, upon i2’s advice and with the i2 board of directors’ consent, Thomas Weisel Partners assumed that the forecasts had been reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements (or, in the case of financial forecasts for JDA provided to Thomas Weisel Partners by i2, management of i2) at the time of preparation as to the future financial performance of i2 and JDA and that they provided a reasonable basis upon which Thomas Weisel Partners could form its opinion, and Thomas Weisel Partners did not assume any liability or responsibility for any financial forecasts for i2 and JDA provided to Thomas Weisel Partners by i2’s and JDA’s managements or for the assumptions on which they were based;

•	there had been no material changes in i2’s or JDA’s assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to Thomas Weisel Partners;

•	the merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Exchange Act and all other applicable federal and state statutes, rules and regulations;

•	the merger will be consummated in accordance with the terms described in the draft of the merger agreement dated November 4, 2009, without any further amendments thereto, and without waiver by i2, JDA or Merger Sub of any of the conditions to their obligations thereunder; and

•	in the course of obtaining regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on i2, JDA or the contemplated benefits of the merger.

In addition:

•	Thomas Weisel Partners relied on advice of counsel and independent accountants to i2 as to all legal and financial reporting matters with respect to i2, JDA, the merger and the merger agreement;

•	Thomas Weisel Partners did not make or obtain any analysis of any pending or threatened litigation to which i2 or JDA is a party or may become subject, and did not consider the possible outcomes of any such matters;

•	Thomas Weisel Partners did not assume responsibility for obtaining or making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of i2 or JDA, nor was Thomas Weisel Partners furnished with any such materials;

•	Thomas Weisel Partners did not evaluate or receive any evaluations of the solvency or fair value of i2, JDA, or Merger Sub under any laws relating to bankruptcy, insolvency or similar matters;

•	Thomas Weisel Partners expressed no opinion regarding what the value of JDA common stock will be when issued in connection with the merger or the price at which i2 common stock or JDA common stock may trade at any time; Thomas Weisel Partners also noted that a portion of the consideration to be received by the stockholders is based upon a fixed exchange ratio and, accordingly, the market value of the consideration may vary significantly;

•	Thomas Weisel Partners did not address any legal, regulatory, accounting or tax matters; and

•	the Thomas Weisel Partners opinion was based on economic, monetary, market and other conditions in effect on, and the information made available to Thomas Weisel Partners as of, the date of its opinion. Accordingly, although subsequent developments may affect its opinion, Thomas Weisel Partners has not assumed any obligation to update, revise or reaffirm its opinion at any time.

Valuation Methods and Analyses

The following is a summary of the material financial analyses performed by Thomas Weisel Partners in connection with providing its opinion to the i2 board of directors. Some of the summaries of financial analyses performed by Thomas Weisel Partners include information presented in tabular format. In order to fully understand the financial analyses performed by Thomas Weisel Partners, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Thomas Weisel Partners.

The following description is not a comprehensive description of all analyses and examinations actually conducted by Thomas Weisel Partners. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. Thomas Weisel Partners believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In addition, Thomas Weisel

Partners may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that this analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Thomas Weisel Partners with respect to the actual value of i2 or JDA.

Valuation of i2

Selected Public Company Analysis.  Based on public and other available information, Thomas Weisel Partners calculated i2’s implied enterprise value (Thomas Weisel Partners defined enterprise value as equity value plus net debt), implied equity value and implied per share value based on multiples of projected calendar year 2009 and 2010 revenues, earnings before interest, taxes, depreciation and amortization (referred to as EBITDA) (adjusted for restructuring and other non-recurring expenses), free cash flow and price-earnings ratios of the following six public companies (referred to as the selected companies) in the technology sector. Thomas Weisel Partners believes that these six companies have operations similar to some of the operations of i2, but noted that none of these companies have the same management, composition, size or combination of businesses as i2.

•	The Descartes Systems Group Inc.

•	Epicor Software Corporation

•	Exact Holding N.V.

•	Lawson Software, Inc.

•	Manhattan Associates, Inc.

•	PROS Holdings, Inc.

In conducting this analysis with respect to i2, Thomas Weisel Partners also included JDA in the selected companies.

The following table sets forth the first quartile, median and third quartile multiples for the selected companies indicated by this analysis:

	Enterprise Value/				Enterprise Value/				Equity Value/Free				Share Price/
	Revenue				Adjusted EBITDA				Cash Flow				Earnings
	2009		2010		2009		2010		2009		2010		2009		2010

3rd Quartile	2.2	x	2.1	x	11.4	x	10.5	x	17.8	x	19.4	x	24.2	x	23.0	x
Median	1.7	x	1.6	x	10.0	x	9.6	x	17.0	x	12.7	x	17.1	x	14.5	x
1st Quartile	1.6	x	1.5	x	7.7	x	6.8	x	12.4	x	10.7	x	15.0	x	13.7	x

Based on this analysis, Thomas Weisel Partners derived ranges of implied per share values for i2 common stock as set forth in the following table:

Enterprise Value/		Enterprise Value/		Equity Value/Free		Share Price/
Revenue		Adjusted EBITDA		Cash Flow		Earnings
2009	2010	2009	2010	2009	2010	2009	2010

$19.15	$18.73	$26.33	$22.87	$23.25	$13.60	$24.29	$16.33
$15.17	$15.14	$19.06	$15.25	$10.83	$8.30	$18.33	$11.94

Selected Precedent Transactions Analysis.  Based on public and other available information, Thomas Weisel Partners calculated i2’s implied enterprise value, implied equity value and implied per share value based on multiples, to the extent available, of last twelve months and projected next twelve months revenue and EBITDA indicated for the target companies in the following nine acquisitions (referred to as the selected transactions) of technology companies that have been announced since January 1, 2009. Thomas Weisel Partners believes that the target companies in the selected transactions have operations similar to some of the operations of i2, but noted that none of these companies have the same management, composition, size or combination of businesses as i2.

Announcement Date	Name of Acquiror	Name of Target

7/7/09	Symphony Technology Elliot Associates	MSC Software
6/12/09	Infor/Golden Gate	SoftBrands
5/6/09	Open Text	Vignette
5/6/09	MicroFocus	Borland
5/6/09	MicroFocus	Compuware
4/13/09	Thoma Bravo	Entrust
4/6/09	Vista Equity Partners	SumTotal
1/22/09	Autonomy	Interwoven
1/12/09	Vector Capital	Aladdin

The following table sets forth the first quartile, median and third quartile multiples for the selected transactions indicated by this analysis:

					Enterprise Value/Adjusted
	Enterprise Value/Revenue				EBITDA
	Last Twelve		Next Twelve		Last Twelve		Next Twelve
	Months		Months		Months		Months

3rd Quartile	1.3	x	1.1	x	12.4	x	9.7	x
Median	1.0	x	1.0	x	10.8	x	8.9	x
1st Quartile	1.0	x	1.0	x	7.8	x	7.8	x

Based on this analysis, Thomas Weisel Partners derived ranges of implied per share values for i2 common stock as set forth in the following table:

Enterprise Value/Revenue		Enterprise Value/Adjusted EBITDA
Last Twelve	Next Twelve	Last Twelve	Next Twelve
Months	Months	Months	Months

$12.69	$13.05	$27.76	$21.26
$12.49	$12.57	$21.28	$19.15

Discounted Cash Flow Analysis.  Thomas Weisel Partners used financial forecasts for i2, as provided by i2’s management, to perform a discounted cash flow analysis. In conducting this analysis, Thomas Weisel Partners assumed that i2 would perform in accordance with these forecasts. Thomas Weisel Partners first estimated the terminal value of the projected cash flows, using estimated long-term growth rates of 2% to 4%, as provided by i2’s management. Thomas Weisel Partners then discounted the cash flows projected and the terminal values to present values using discount rates ranging from 11.0% to 19.0%. This analysis indicated a range of enterprise values, which were then increased by i2’s estimated net cash, to calculate a range of equity values. These equity values were then divided by fully diluted shares outstanding to calculate implied equity values per share ranging from $14.32 to $18.83, based on long-term growth rates of 2.5% to 3.5% and discount rates of 13% to 17%.

Valuation of JDA

Selected Public Company Analysis.  Based on public and other available information, Thomas Weisel Partners calculated JDA’s implied enterprise value, implied equity value and implied per share value based on multiples of projected calendar year 2009 and 2010 revenues, EBITDA (adjusted for restructuring and other non-recurring expenses), free cash flow and share price-earnings ratios for the selected companies (as described above). Thomas Weisel Partners believes that the selected companies have operations similar to some of the operations of JDA, but noted that none of these companies have the same management, composition, size or combination of businesses as JDA.

In conducting this analysis with respect to JDA, Thomas Weisel Partners also included i2 in the selected companies.

The following table sets forth the first quartile, median and third quartile multiples for the selected companies indicated by this analysis:

	Enterprise Value/				Enterprise Value/				Equity Value/Free				Share Price/
	Revenue				Adjusted EBITDA				Cash Flow				Earnings
	2009		2010		2009		2010		2009		2010		2009		2010

3rd Quartile	2.2	x	2.1	x	11.4	x	10.5	x	17.8	x	19.4	x	24.2	x	23.0	x
Median	1.7	x	1.6	x	10.0	x	9.6	x	17.0	x	15.2	x	17.1	x	14.8	x
1st Quartile	1.5	x	1.4	x	7.7	x	7.0	x	13.7	x	11.7	x	15.3	x	14.3	x

Based on this analysis, Thomas Weisel Partners derived ranges of implied per share values for JDA common stock as set forth in the following table:

Enterprise Value/		Enterprise Value/		Equity Value/Free		Share Price/
Revenue		Adjusted EBITDA		Cash Flow		Earnings
2009	2010	2009	2010	2009	2010	2009	2010

$26.14	$26.80	$33.73	$30.41	$48.11	$33.83	$38.43	$38.88
$18.77	$18.99	$23.80	$21.28	$37.13	$20.71	$24.21	$24.14

Selected Precedent Transactions Analysis.  Based on public and other available information, Thomas Weisel Partners calculated JDA’s implied enterprise value, implied equity value and implied per share value, based on multiples, to the extent available, of last twelve months and projected next twelve months revenue and EBITDA indicated for the target companies in the selected transactions (as described above). Thomas Weisel Partners believes that the target companies in the selected transactions have operations similar to some of the operations of JDA, but noted that none of these companies have the same management, composition, size or combination of businesses as JDA.

The following table sets forth the first quartile, median and third quartile multiples for the selected transactions indicated by this analysis:

					Enterprise Value/Adjusted
	Enterprise Value/Revenue				EBITDA
	Last Twelve		Next Twelve		Last Twelve		Next Twelve
	Months		Months		Months		Months

3rd Quartile	1.3	x	1.1	x	12.4	x	9.7	x
Median	1.0	x	1.0	x	10.8	x	8.9	x
1st Quartile	1.0	x	1.0	x	7.8	x	7.8	x

Based on this analysis, Thomas Weisel Partners derived ranges of implied per share values for JDA common stock as set forth in the following table:

Enterprise Value/Revenue		Enterprise Value/Adjusted EBITDA
Last Twelve	Next Twelve	Last Twelve	Next Twelve
Months	Months	Months	Months

$16.64	$15.04	$36.59	$28.43
$13.46	$13.89	$24.19	$23.54

Discounted Cash Flow Analysis.  Thomas Weisel Partners used financial forecasts for JDA, as estimated by JDA’s management, to perform a discounted cash flow analysis with respect to JDA. In conducting this analysis, Thomas Weisel Partners assumed that JDA would perform in accordance with these forecasts. Thomas Weisel Partners first estimated the terminal value of the projected cash flows, using estimated long-term growth rates of 2% to 4%, as provided by i2 management. Thomas Weisel Partners then discounted the cash flows projected and the terminal values to present values using discount rates ranging from 10.0% to 18.0%. This analysis indicated a range of enterprise values, which were then increased by the JDA’s estimated net cash, to calculate a range of equity values. These equity values were then divided by fully diluted shares outstanding to calculate implied equity values per share ranging from $15.51 to $21.98, based on long-term growth rates of 2.5% to 3.5% and discount rates of 12% to 16%.

Transaction Analyses

Historical Exchange Ratio Analysis.  Thomas Weisel Partners compared historical implied exchange ratios for i2’s and JDA’s common stock, based on their respective trading prices. Thomas Weisel Partners noted that the implied exchange ratio for i2 common stock and JDA common stock as of November 4, 2009, the last trading day before public announcement of the merger, was 0.798x; the ten-day exchange ratio range was between 0.798x and 0.740x; the one-month exchange ratio range was between 0.798x and 0.695x; the three-month exchange ratio range was between 0.834x and 0.599x; the six-month exchange ratio range was between 0.849x and 0.589x; and the twelve-month exchange ratio range was between 0.852x and 0.448x. Thomas Weisel Partners noted that the implied share exchange ratio in the merger was 0.870x, based on an implied offer price per share of i2 common stock in the merger of $18.00 and the closing price of JDA common stock on November 4, 2009 of $20.70.

Earnings Per Share Accretion/Dilution Analysis.  Thomas Weisel Partners analyzed the potential pro forma GAAP and non-GAAP earnings per share for JDA implied by the calendar year 2010 forecasts for i2 and JDA provided by the management of i2 and JDA, along with certain financial assumptions for the combined entity, including net synergies, as provided by i2 and JDA. This analysis implied that the merger would result in dilution of JDA’s GAAP earnings per share of approximately 43.8%, and accretion of JDA’s non-GAAP earnings per share of approximately 28.2%.

General

In performing its analyses, Thomas Weisel Partners made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of i2 and JDA. The analyses performed by Thomas Weisel Partners are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of the analysis performed by Thomas Weisel Partners with respect to the financial fairness to the holders of i2 common stock (other than JDA, the holders of Series B Preferred Stock, and their respective affiliates, and dissenting i2 stockholders) of the consideration to be received by such holders pursuant to the merger as of the date of Thomas Weisel Partners’ opinion, and were provided to the i2 board of directors in connection with the delivery of the Thomas Weisel Partners opinion. Thomas Weisel Partners has expressed no opinion as to the relative fairness of the consideration that would be received by the holders of i2 common stock and the holders of any other class of securities, including the Series B Preferred Stock, creditors or other constituencies of i2. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

Pursuant to an engagement letter between i2 and Thomas Weisel Partners dated July 21, 2009, i2 engaged Thomas Weisel Partners as a financial advisor with respect to the merger and to deliver its opinion as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by the holders of i2 common stock (other than JDA, the holders of Series B Preferred Stock, and their respective affiliates, and dissenting i2 stockholders) pursuant to the merger. The i2 board of directors selected Thomas Weisel Partners to act as its financial advisor and to render the fairness opinion based on Thomas Weisel Partners’ experience, expertise and reputation, and its familiarity with i2’s business. As compensation for its services in connection with the merger, i2 paid Thomas Weiser Partners a retainer fee and, upon the delivery of Thomas Weisel Partners’ opinion, a fee of $400,000. Additional compensation of 1.25% of the aggregate consideration (including outstanding indebtedness) in the merger, or approximately $4.5 million based on the closing share prices of i2 and JDA as of November 4, 2009, will be payable to Thomas Weisel Partners upon completion of the merger, against which the amounts paid for the retainer and for the opinion will be credited. Further, i2 has agreed to reimburse Thomas Weisel Partners for its out-of-pocket expenses and to indemnify Thomas Weisel Partners, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against specific liabilities, including liabilities under the federal securities laws. The i2 board of directors was aware of this fee structure and took it into account in considering the Thomas Weisel Partners opinion and in approving the merger.

In the ordinary course of business, Thomas Weisel Partners actively trades the equity securities of i2 and JDA for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Thomas Weisel Partners has previously performed various investment banking services for i2, including acting as i2’s financial advisor in connection with its repurchase of its convertible notes, and has received compensation in connection with such relationship.

Projected Financial Information

i2 does not as a matter of course make public projections as to future performance, earnings or other results beyond the current fiscal quarter due to the unpredictability of the underlying assumptions and estimates. However, i2 provided certain non-public financial information to Thomas Weisel Partners in its capacity as i2’s financial advisor, including projections by i2’s management of i2’s fiscal years ending December 31, 2009 through 2012. These projections were in turn used by Thomas Weisel Partners in performing their analyses described on page 42 through 49 of this Proxy Statement. The projections of i2’s fiscal years ending December 31, 2009 through 2012 and certain historical i2 financial information were also provided to JDA. i2 employed the following key assumptions in preparing the i2 projections:

•	Overall, the information for fiscal year 2009 through fiscal year 2012 is based on the assumption that new investment in sales, marketing and research and development in fiscal years 2009 and 2010 will result in additional bookings, revenue and cash collections starting in the second half of fiscal year 2010 through the remainder of the periods shown.

•	Revenue for the fourth quarter of fiscal year 2009 and by quarter for fiscal year 2010 was based on the existing backlog and projected new and renewal bookings for license and service. Maintenance revenue is based on the current trends for renewals and cancellations for the same time period. For fiscal years 2011 and 2012, annual revenue was based on the additional headcount in sales to be added in fiscal years 2009 and 2010 and the resulting assumed ramp-up time and productivity to add new bookings. Maintenance revenue continues to decline through fiscal year 2011 before flattening out in fiscal year 2012 due largely to additional license bookings that results in assumed new maintenance revenue.

•	Operating expenses were based on the current expense structure and additional investment in sales, marketing and intellectual property legal expenses. Additional sales personnel in fiscal years 2009 and 2010 reflect i2’s plan to increase the sales headcount across all major geographies, which is accompanied by additional marketing expenditures and targeted increases in research and development.

•	These additional investments are assumed to result in operating margins declining from a projected level of 18.0% in fiscal year 2009 to 15.7% in fiscal year 2010 and then increasing to 18.9% in fiscal year 2012. Gross profit margins decline slightly from 64.3% in fiscal year 2009 to 63.2% in fiscal year 2012 due mainly to additional pricing pressure in services and maintenance.

•	Income tax expense assumes the continued utilization of deferred tax assets during the fiscal year 2009 through fiscal year 2012 periods.

•	Cash flow from operations declines from $30.5 million in fiscal year 2009 to $25.3 million in fiscal year 2010 due to the additional investments in operating expenses before increasing in fiscal years 2011 and 2012 due to the additional cash collections associated with new bookings.

A summary of these projections, which assume i2 operations on a stand-alone basis, is set forth below:

	Fiscal Year Ending December 31,
	2009E	2010E	2011E	2012E
	(In millions)

Revenue	$220.9	223.1	235.6	252.5
Operating Income	$39.7	35.1	38.8	47.7
Pre-tax Income	$36.5	33.9	37.7	46.6
Net Income	$30.7	27.1	30.1	37.3
Cash Flow From Operations	$30.5	25.3	35.0	38.0

The prospective financial information included in this Proxy Statement has been prepared by, and is the responsibility of, i2’s management. This projected financial information was not prepared with a view toward public disclosure and it was not prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles. Grant Thornton LLP, i2’s registered independent public accounting firm, has not examined, compiled, or performed any procedures with respect to the accompanying prospective financial information and, accordingly, Grant Thornton LLP expresses no opinion or any other form of assurance with respect thereto. Grant Thornton LLP’s report included in this Proxy Statement relates to i2’s historical financial information. It does not extend to the prospective financial information and should not be read to do so. The summary of these projections is not being included in this Proxy Statement to influence an i2 stockholder’s decision whether to vote in favor of the Merger Proposal, but because it represents an assessment by i2’s management of future cash flows that was used in Thomas Weisel Partners’ financial analysis and on which the i2 board of directors relied in making its recommendation to i2’s stockholders.

The projected financial information was based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of i2. Important factors that may affect actual results and result in the forecast results not being achieved include, but are not limited to, fluctuations in demand for the company’s products; the risk that increased sales, marketing and research and development expenditures might not result in additional bookings and revenues; change in customer budgets; failure of the company to retain, recruit and hire key management, sales and technical personnel; inability to achieve cost saving initiatives; the failure to adequately enable the sales force to achieve certain sales performance objectives; adverse reactions to the merger by customers, suppliers and strategic partners; and other risks described in this Proxy Statement under the headings “Forward Looking Statements” and “Risk Factors.” The assumptions upon which the projections were based necessarily involve judgments with respect to, among other things, future economic and competitive conditions and financial market conditions, which are difficult to predict accurately and many of which are beyond either i2’s or JDA’s control.

Accordingly, there can be no assurance that the projections will be realized, and actual results may vary materially from those shown. The inclusion of the projections in this Proxy Statement should not be regarded as an indication that any of i2, JDA or any of their respective affiliates, advisors or representatives considered or consider the projections to be predictive of actual future events, and the projections should not be relied upon as such. None of i2, JDA or any of their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from these projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the projections to reflect circumstances existing after the date such projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error. Neither i2 nor JDA intends to make publicly available any update or other revisions to the projections, except as required by law. None of i2, JDA or their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or other person regarding the ultimate performance of the combined company compared to the information contained in the projections or that forecasted results will be achieved. i2 has made no representation to JDA, in the merger agreement or otherwise, concerning the projections.

i2’s stockholders are cautioned not to place undue reliance on the projected financial information included in this Proxy Statement.

Interests of i2’s Directors and Executive Officers in the Merger

In considering the recommendation of the i2 board of directors in favor of the merger, you should be aware that there are provisions of the merger agreement and other existing agreements that will result in certain benefits to i2’s directors and executive officers that are not available to stockholders generally. The i2 board of directors was aware of, and considered the interests of, its directors and executive officers and the potential conflicts arising from such interests in its deliberations of the merits of the merger and in approving the merger agreement and the merger. Other than the provisions of the merger agreement described below, the arrangements described below were in existence before the merger discussions. Stockholders should take these benefits into account in deciding whether to vote for approval of the merger agreement.

Stock Options, Restricted Stock Units and Restricted Stock.

In the merger, each outstanding option to acquire i2 common stock will be canceled and terminated at the effective time and converted into the right to receive the merger consideration with respect to the number of shares of i2 common stock that would be issuable upon a net exercise of such option assuming the market value of the i2 common stock at the time of such exercise were equal to the value of the merger consideration as of the close of trading on the trading day immediately prior to the effective time. Any outstanding option with a per-share exercise price that is greater than or equal to such amount will be canceled and terminated as of the effective time, and no payment will be made with respect thereto.

Also, at the effective time of the merger, each i2 restricted stock unit award outstanding immediately prior to the effective time of the merger will become fully vested (except that with respect to any restricted stock unit which by the terms of the award agreement pursuant to which it was granted provides for a lesser percentage of such restricted stock unit to become vested upon the consummation of the merger, such restricted stock unit shall only become vested as to such lesser percentage), and then will be canceled and terminated at the effective time, and the holder of such vested restricted stock unit will be entitled to receive the merger consideration for each share of i2 common stock into which the vested portion of the restricted stock unit would otherwise be convertible. Each restricted stock award will become fully vested immediately prior to the effective time.

The following tables set forth (i) the number of vested options held by i2’s executive officers and directors; (ii) the number of shares of i2 common stock subject to options held by such persons that will vest as a result of the merger; (iii) the number of shares underlying restricted stock units that will be converted as a result of the merger; (iv) the number of shares of restricted stock that will vest as a result of the merger; and (v) the estimated value of the merger consideration that such persons will receive pursuant to the acceleration and conversion of their options and restricted stock units. The implied value of the merger consideration payable at the effective time of the merger may vary, and the table is based on the implied value of the merger consideration of $18.65 as of December 15, 2009.

				Stock Options that Vest as a
	Vested Stock Options*			Result of the Merger			All Stock Options
	Shares of	Weighted		Shares of	Weighted
	Common	Average	Realizable	Common	Average	Realizable	Realizable
	Stock	Exercise	Value at	Stock	Exercise	Value at	Value at
	Subject to	Price per	Closing of	Subject to	Price per	Closing of the	Closing of the
Name	Options	Share	Merger	Options	Share	Merger	Merger

Michael Berry	66,988	$14.33	$289,580.20	19,772	$12.44	$122,743.00	$412,323.20
John Harvey	14,111	$11.82	$96,368.63	11,622	$12.34	$73,389.00	$169,757.63
Adita Srivastava	56,156	$11.34	$410,405.36	11,803	$12.42	$73,486.94	$483,892.30
Hiten Varia	102,570	$12.06	$676,310.66	15,839	$12.45	$98,258.14	$774,568.80
Jackson Wilson, Jr.	54,061	$11.61	$380,433.81	47,774	$11.10	$360,456.39	$740,890.20
Stephen Bradley	24,011	$12.55	$146,381.90	17,802	$12.46	$110,170.52	$256,552.42
J. Coley Clark	4,596	$12.27	$29,322.48	19,322	$12.26	$123,476.94	$152,799.42
Richard Clemmer	25,159	$12.46	$155,735.76	17,559	$12.42	$109,412.36	$265,148.12
Richard Hunter	4,596	$12.27	$29,322.48	19,322	$12.26	$123,476.94	$152,799.42
Michael Simmons	10,745	$13.49	$55,494.60	20,426	$12.58	$123,991.21	$179,485.81
Lloyd Waterhouse	24,011	$12.55	$146,381.90	17,802	$12.46	$110,170.52	$256,552.42
Steve Estrada(1)	1,379	$15.88	$3,814.48	0	$—	$—	$3,814.48
David Pope(2)	3,401	$15.46	$10,849.19	0	$—	$—	$10,849.19
Surku Sinnadurai(3)	3,917	$16.13	$9,882.30	0	$—	$—	$9,882.30

Total	395,701		$2,440,283.75	219,043		$1,429,031.96	$3,869,315.71

	Restricted Stock Units		Restricted Stock Awards
	Outstanding that Vest as a		Outstanding that Vest
	Result of the Merger		as a Result of the Merger		All Equity Awards
					Total Estimated
	Shares of				Merger Consideration
	Common	Realizable		Realizable	Payment in respect of
	Stock	Value at	Shares of	Value at	Options, RSUs and
	Subject to	Closing of	Restricted	Closing of the	Restricted
Name	RSUs	Merger	Stock	Merger	Stock Awards

Michael Berry	93,462	$1,743,066.30	0	$—	$2,155,389.50
John Harvey	25,926	$483,519.90	0	$—	$653,277.53
Aditya Srivastava	39,259	$732,180.35	0	$—	$1,216,072.65
Hiten Varia	66,149	$1,233,678.85	0	$—	$2,008,247.65
Jackson Wilson, Jr.	143,310	$2,672,731.50	0	$—	$3,413,621.70
Stephen Bradley	0	$—	8,499	$158,506.35	$415,058.77
J. Coley Clark	0	$—	9,857	$183,833.05	$336,632.47
Richard Clemmer	0	$—	8,499	$158,506.35	$423,654.47
Richard Hunter	0	$—	9,857	$183,833.05	$336,632.47
Michael Simmons	0	$—	8,499	$158,506.35	$337,992.16
Lloyd Waterhouse	0	$—	8,499	$158,506.35	$415,058.77
Steve Estrada(1)	0	$—	0	$—	$3,814.48
David Pope(2)	0	$—	0	$—	$10,849.19
Surku Sinnadurai(3)	0	$—	0	$—	$9,882.30

	368,106	$6,865,176.90	53,710	$1,001,691.50	$11,736,184.11

(1)	Mr. Estrada resigned as an executive officer effective as of January 29, 2009.

(2)	Mr. Pope resigned as a director on May 28, 2009.

(3)	Mr. Sinnadurai resigned as an executive officer effective as of February 18, 2009.

Stock Ownership.  i2’s officers and directors also beneficially owned approximately          shares of i2 common stock as of the record date, and such shares will be treated similar to all other outstanding i2 common stock in connection with the merger.

Existing Employment and Severance Agreements.  In February 2008, i2 entered into executive retention agreements with executive officers Mr. Berry, Mr. Varia, Mr. Srivastava, and Mr. Harvey. The agreements entitle these individuals to benefits including a lump sum payment of one year base salary, target bonus plus the pro-rata portion of target bonus for the year of termination and one year of COBRA payments in the event the officer is terminated by i2 other than for “cause” (as defined in the applicable agreement), or the officer terminates for “good reason” (as defined in the applicable agreement). All unvested equity awards will accelerate and become immediately exercisable in the event of the executive officer’s termination without cause. These payments are limited under Code Section 280G(b)(2) governing parachute payments, to the greater of (i) the amount of those payments which would not constitute such a parachute payment or (ii) the amount which yields the officer the greatest after-tax amount of benefits after taking into account any excise tax imposed under Code Section 4999 on the payments and benefits provided. Under the terms of the merger agreement, all unvested equity awards will fully vest at the time of the merger. The agreements also contain non-competition and non-interference covenants, which restrict the executive officers for a term of 12 months after their separation from i2. These agreements supersede all other employment agreements with the executive officers.

Upon his appointment as Executive Chairman of the i2 board of directors in May 2008, i2 and Mr. Wilson entered into an employment agreement. This agreement was superseded in January 2009 when Mr. Wilson was appointed as Chief Executive Officer and President of i2. This agreement, as amended, entitles him to a base salary of $500,000 and provides for a target bonus of $500,000. The agreement entitles him to benefits including a lump sum payment of one year base salary, target bonus plus the pro-rata portion of target bonus for the year of termination and one year of COBRA payments in the event the officer is terminated by i2 other than for “cause” (as defined in the agreement), or if he terminates for “good reason” (as defined in the agreement). The agreement also provided for a grant of restricted stock units with respect to 160,513 shares of common stock, subject to certain terms and conditions. This grant was increased by an award of restricted stock units with respect to an additional 86,106 shares of common stock in April 2009. All unvested equity awards and restricted stock units held by Mr. Wilson will accelerate and become immediately vested in the event of a change of control (which would include the merger). These payments are limited under Code Section 280G(b)(2) governing parachute payments, to the greater of (i) the amount of those payments which would not constitute such a parachute payment or (ii) the amount which yields Mr. Wilson the greatest after-tax amount of benefits after taking into account any excise tax imposed under Code Section 4999 on the payments and benefits provided. This agreement also contains non-competition and non-interference covenants, which restrict Mr. Wilson for a term of 12 months after his separation from i2. This agreement supersedes any prior agreements between the parties.

Director Designated by Holder of Series B Preferred Stock.  Michael J. Simmons, was appointed to the i2 board of directors by the holder of the Series B Preferred Stock. Mr. Simmons is also employed by and has an interest in one or more affiliates of such holder. The interests of the holder of the Series B Preferred Stock differ from those of the common stockholders. The holder of the Series B Preferred Stock will not receive a combination of cash and JDA common stock in the merger. Instead, the Series B holder will receive cash in the amount of $1,100,00 per share, which is equal to the 110% change of control liquidation value provided in the certificate of designations of the Series B Preferred Stock, plus all accrued dividends and interest thereon through the effective time of the merger. Under the certificate of designation, any outstanding shares of Series B Preferred Stock that remain outstanding on June 3, 2014 will automatically convert into shares of i2 common stock on that date at a conversion price of $23.15 per share. As a result, unless a change of control (such as the merger with JDA) occurs or i2 determines to redeem the Series B Preferred Stock at a redemption price of $1,040.00 per share, each share of the Series B Preferred Stock will convert on June 3, 2014 into approximately 43.2 shares of i2 common stock having a value, based on the $16.51 closing price of the i2 common stock on November 4, 2009, of $713.17. Thus, unless the market price of the i2 common stock rises to levels significantly in excess of current levels, the holder of the Series B Preferred Stock has a financial incentive to favor a transaction, such as the merger with JDA, that will result in a change of control regardless of the price that might be received by the holders of i2 common stock. The i2 board of directors was aware of, and considered, the relationship between Mr. Simmons and the holder of the Series B Preferred Stock and the interests of such holder, in its deliberations of the merger agreement and in approving the merger agreement and the merger. In addition, prior to approval of the merger by the i2 board of directors, discussions were held between JDA and the Series B holder concerning providing financing for the merger. Although those discussions were no longer continuing at the time the merger agreement was approved, the i2 board of directors were aware of, and considered, such discussions and the fact that participation by the holder of the Series B Preferred Stock in the financing for the merger remained a possibility.

Indemnification of Directors and Executive Officers and Insurance.  The merger agreement provides that JDA will cause i2, as the surviving corporation in the merger, to indemnify i2’s directors and officers with respect to actions or omissions by them as such at any time prior to the closing date to the fullest extent permitted by i2’s charter documents and any applicable contract, provided that such persons shall not be indemnified for any criminal conduct or fraud. The merger agreement further provides that, after the merger, JDA will, or will cause i2 as the surviving corporation to, provide, for a period of not less than six years, directors’ and officers’ liability insurance covering those persons who, as of the date of the merger agreement, were covered by i2’s directors’ and officers’ liability insurance policy, on terms no less favorable than those in effect on the date of the merger agreement, subject to certain limits based on the cost of providing such insurance.

Appraisal Rights of i2 Stockholders

The following is a summary of the statutory procedures that a stockholder of i2 must follow in order to exercise appraisal rights under Delaware law. This summary is not complete and is qualified in its entirety by reference to DGCL Section 262, the text of which is set forth in full in Annex E to this Proxy Statement.

Under the DGCL, i2 stockholders have the right to dissent from the merger and to receive payment in cash for the fair value of their stock of i2 as determined by the Delaware Court of Chancery, together with a fair rate of interest, if any, as determined by the court, in lieu of the consideration they would otherwise be entitled to pursuant to the merger agreement. These rights are known as “appraisal rights.” i2 stockholders electing to exercise appraisal rights must comply with the provisions of DGCL Section 262 in order to perfect their rights.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by an i2 stockholder in order to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and we encourage i2 stockholders to review DGCL Section 262, the full text of which appears in Annex E to this Proxy Statement. Failure to precisely follow any of the statutory procedures set forth in DGCL Section 262 may result in a termination or waiver of an i2 stockholder’s appraisal rights.

DGCL Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the stockholder’s meeting to vote on the merger. A copy of DGCL Section 262 must be included with such notice. This Proxy Statement constitutes our notice to you of the availability of appraisal rights in connection with the merger in compliance with the requirements of DGCL Section 262. If you are an i2 stockholder and wish to consider exercising your appraisal rights, you should carefully review the text of DGCL Section 262 contained in Annex E to this Proxy Statement since failure to timely and properly comply with the requirements of DGCL Section 262 will result in the loss of your appraisal rights under Delaware law.

If you are an i2 stockholder and elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•	you must deliver to i2 a written demand for appraisal of your shares before the vote with respect to the merger agreement is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the approval and adoption of the merger agreement. Voting against or failing to vote for the approval and adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of DGCL Section 262;

•	you must not vote in favor of the approval and adoption of the merger agreement. A vote in favor of the approval and adoption of the merger agreement, by proxy, over the Internet, by telephone, or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal;

•	you must continuously hold your i2 stock from the date you make your demand for appraisal through the effective date of the merger; and

•	you must comply with the other procedures required by DGCL Section 262.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration for your shares of i2 stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of i2 stock.

All demands for appraisal should be addressed to Tom Ward, Director, Investor Relations, i2 Technologies, Inc., 11701 Luna Road, Dallas, Texas 75234, 469-357-1000, and must be delivered before the vote upon the merger agreement is taken at the special meeting, and should be executed by, or on behalf of, the registered (record) holder of the shares of i2 stock. The demand must reasonably inform i2 of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her, or its shares.

To be effective, a demand for appraisal by a holder of i2 stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to i2. The beneficial holder must, in such cases, have the registered owner, such as a broker or other nominee who is the registered owner, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of i2 stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each i2 stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement. At any time within 60 days after the effective time, any i2 stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the payment specified by the merger agreement for his or her shares of i2 stock. Within 120 days after the effective date of the merger, the surviving corporation or any i2 stockholder who has complied with DGCL Section 262, upon written request to the surviving corporation, shall be entitled to receive a written statement setting forth the aggregate number of i2 shares not voted in favor of the merger agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. Within 120 days after the effective time, either the surviving corporation or any i2 stockholder who has complied with the requirements of DGCL Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all i2 stockholders entitled to appraisal. Upon the filing of the petition by an i2 stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of an i2 stockholder to file such a petition within the period specified could nullify the i2 stockholder’s previously written demand for appraisal.

If a petition for appraisal is duly filed by an i2 stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all i2 stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Chancery Court is empowered to conduct a hearing upon the petition, and to determine those i2 stockholders who have complied with DGCL Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the i2 stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any i2 stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

After determination of the i2 stockholders entitled to appraisal of their shares of i2’s stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, and to the i2 stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value, the Chancery Court is required to take into account all relevant factors. i2 stockholders should be aware that the fair value of their shares as determined under DGCL Section 262 could be more, the same, or less than the value that they are entitled to receive under the terms of the merger agreement.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the i2 stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of an i2 stockholder, the Chancery Court may order all or a portion of the expenses incurred by any i2 stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any i2 stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the i2 stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that i2 stockholder to appraisal will cease and that i2 stockholder will be entitled to receive the consideration payable in respect of such shares pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation.

Because i2’s Series B Preferred Stock is being converted in the merger into the cash amount required by i2’s certificate of incorporation in the event of such a merger, i2 reserves the right to take the position that the Series B holder is not entitled to exercise appraisal rights and/or to receive an award in excess of the cash amount required by i2’s the certificate of incorporation. The Series B holder has also agreed to vote in favor of the merger, which vote would constitute a waiver of appraisal rights.

In view of the complexity of DGCL Section 262, if you are an i2 stockholder and wish to dissent from the merger and pursue appraisal rights, then you should consult your legal advisor.

Delisting and Deregistration of i2 Common Stock

If the merger is completed, i2 common stock will be delisted from Nasdaq and will be deregistered under the Exchange Act.

Accounting Treatment

The merger will be accounted for using the acquisition method of accounting with JDA identified as the acquirer. Under the acquisition method, the merger consideration will be allocated to the assets acquired and liabilities assumed at their respective acquisition date fair values, including an amount for goodwill representing the difference between the acquisition price and the fair values of the assets acquired and liabilities assumed.

All unaudited pro forma condensed combined financial statements contained in this Proxy Statement were prepared using the acquisition method of accounting. The final allocation of the purchase price will be determined after the merger is completed and after completion of an analysis to determine the acquisition date fair values of the assets acquired and liabilities assumed. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments.

Governmental Regulatory Filings Required in Connection with the Merger

United States Antitrust Filings

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the Hart-Scott-Rodino Act, and the rules promulgated under that act by the Federal Trade Commission, or FTC, the merger may not be completed until notifications have been given and information furnished to the FTC and to the Antitrust Division of the Department of Justice and the specified waiting period has been terminated or has expired. JDA and i2 each filed notification and report forms under the Hart-Scott-Rodino Act with the FTC and the Antitrust Division on November 17, 2009. On December 16, 2009, each of JDA and i2 were informed that the waiting period under the Hart-Scott-Rodino Act had been terminated. At any time before or after completion of the merger, the FTC or the Antitrust Division could take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin completion of the merger or seeking divestiture of substantial assets of JDA or i2. The merger also is subject to review under state antitrust laws and could be the subject of challenges by states or private parties under the antitrust laws.

Foreign Competition Filings

Under the laws of certain foreign countries, a merger may not be completed until notifications have been given and information furnished to the relevant governmental authority for purposes of allowing such authorities to determine whether or not the merger will have anti-competitive effects and obtaining clearance to complete the merger. JDA and i2 do not believe any foreign regulatory approvals will be required or advisable in connection with the consummation of the merger.

Other

Other than those described above and (i) the requirement that JDA and i2 file this Proxy Statement with the SEC (ii) the requirement that the SEC declare the registration statement of which this Proxy Statement is a part effective, and (iii) certain other filings required to be made under the Exchange Act, neither JDA nor i2 is aware of any federal or state regulatory requirements or approvals that must be complied with or obtained in connection with the merger.

Litigation

On November 6, 2009, two purported stockholder class action lawsuits were filed in the County Court of Dallas County, Texas against i2, its directors, and JDA. The two lawsuits, captioned Kamlesh Puri v. i2 Technologies, Inc., et al. (No. CC-09-08487-E) and Kenneth L. and Rita D. Stanley v. Jackson L. Wilson, Jr., et al. (No.CC-09-08476-B), respectively, allege generally that the defendants breached their fiduciary duties to i2’s stockholders by failing to conduct a fair process in connection with the proposed merger. The Puri lawsuit also names Amalgamated Gadget, L.P., one of i2’s largest stockholders, as a defendant.

On November 10, 2009, a third purported stockholder class action lawsuit was filed in the District Court of Dallas County, Texas against i2, its directors, and JDA. The lawsuit, captioned Greek Orthodox Archdiocese Foundation v. i2 Technologies, Inc., et al. (No. 09-15169), alleges that i2’s directors breached their fiduciary duties to i2’s stockholders by failing to maximize value to i2’s stockholders and by discouraging and/or inhibiting alternative offers to purchase i2.

On November 13, 2009, a fourth purported stockholder class action lawsuit was filed in the County Court of Dallas County, Texas against i2, its directors, Amalgamated Gadget, L.P., and JDA. The lawsuit, captioned Kenneth Gould v. i2 Technologies, Inc., et al. (No. CC-09-08652-E), alleges generally that the company’s directors breached their fiduciary duties to i2’s stockholders by failing to maximize value to i2’s stockholders and by discouraging and/or inhibiting alternative offers to purchase i2.

On November 13, 2009, a fifth purported stockholder class action lawsuit was filed in the District Court of Dallas County, Texas against i2, its directors, and JDA. The lawsuit, captioned Jagannatha Ramaiah v. i2 Technologies, Inc., et al., (No. DC-09-15438) alleges generally that the company’s directors breached their fiduciary duties to i2’s stockholders by failing to maximize value to i2’s stockholders and by discouraging and/or inhibiting alternative offers to purchase i2.

On November 24, 2009, a sixth purported stockholder class action lawsuit was filed in the County Court of Dallas County, Texas against i2, its directors, and JDA. The lawsuit, captioned Family Trust, Thomas Barry, Trustee, et al. v. i2 Technologies, et al. , (No.CC-09-08916-D) alleges generally that the company’s directors breached their fiduciary duties to i2’s stockholders by failing to maximize value to i2’s stockholders and by discouraging and/or inhibiting alternative offers to purchase i2.

All of the above cases have been transferred to the County Court of Dallas County, Texas and consolidated into the Kenneth L. and Rita D. Stanley v. Jackson L. Wilson, Jr., et al. (No.CC-09-08476-B) case. On December 14, 2009, the plaintiffs in the above-referenced petitions filed a consolidated petition in the County Court of Dallas County, Texas (the “Consolidated Petition”). The Consolidated Petition seeks certain declaratory and injunctive relief, including, among other things: (1) a declaration that the lawsuit is properly maintainable as a class action; (2) a declaration and decree that the merger agreement was entered into in breach of the defendants’ fiduciary duties, that i2, JDA and other defendants aided and abetted the i2 directors’ breaches of fiduciary duty, and that the merger is therefore unlawful and unenforceable; (3) an injunction prohibiting i2 and the other defendants from proceeding with the merger unless and until i2 implements a process or procedure to obtain a merger agreement that provides the highest possible value to its stockholders; (4) an order directing the individual defendants to exercise their fiduciary duties to obtain a transaction that is in the best interests of i2’s stockholders until the process for the sale or auction of i2 is completed and the best possible consideration is obtained for i2’s stockholders; (5) rescission of the merger to the extent already implemented; (6) an award of costs and disbursements, including attorneys’ and experts’ fees; and (7) such other equitable relief as the court may deem appropriate.

The key facts alleged in each complaint that are claimed to provide a basis for relief include, among other things:

•	the i2 directors failed to take steps to maximize the value of i2 to its public stockholders, and took steps to avoid competitive bidding and to cap the price of i2’s common stock;

•	the absence of a collar provision in the merger agreement that would permit adjustment of the exchange ratio for changes in i2’s stock price;

•	the inadequacy of the premium that i2 stockholders will receive for their shares; the fact that the transaction must be financed by JDA, which adds deal risk to i2’s stockholders;

•	i2’s agreement to “onerous deal protection devices,” including a “no shop” provision and a termination fee;

•	the claimed structuring of the transaction to provide the defendants with a financial windfall and to ensure that only JDA would benefit from i2’s recent improved financial performance;

•	the possession by the individual defendants of non-public information concerning i2’s financial condition and prospects;

•	and the existence of “clear and material conflicts of interest” on the part of the individual defendants.

i2 and the director defendants filed an answer to the above-referenced petitions on December 4, 2009. To date, no motions have been filed by any of the parties other than a motion to consolidate the lawsuits. The parties are engaged in discovery. i2 and JDA believe that these lawsuits are without merit and intend to defend against them vigorously.

In connection with the prior merger agreement, certain law firms filed suit ostensibly on behalf of the stockholders of i2 seeking to enjoin consummation of the prior merger agreement, and obtained a hearing on the evening of the day before the stockholders’ meeting. The court denied their request for injunctive relief, which allowed the stockholder meeting to proceed. At the meeting, the prior merger agreement was approved by the holders of more than 99% of the combined voting power of the shares voted at the meeting, including the holders of more than 76% of the outstanding shares of i2 common stock. Approval of the merger agreement by i2 stockholders was a condition to the parties’ obligation to close the merger, and if the plaintiffs had prevailed in their efforts to prevent the i2 stockholders meeting, it is unlikely JDA would have paid the $20 million termination fee to i2.

Other litigation.  On October 23, 2007, a purported stockholder derivative lawsuit was filed in the Delaware Chancery Court against certain of i2’s current and former officers and directors, naming the Company as a nominal defendant. The complaint, entitled John McPadden, Sr. v. Sanjiv S. Sidhu, Stephen Bradley, Harvey B. Cash, Richard L. Clemmer, Michael E. McGrath, Lloyd G. Waterhouse, Jackson L. Wilson, Jr., Robert L. Crandall and Anthony Dubreville and i2 Technologies, Inc., alleges breach of fiduciary duty and unjust enrichment based upon allegations that the Company sold its wholly-owned subsidiary, Trade Services Corporation, for an inadequate price in 2005. The complaint is derivative in nature and does not seek relief from i2, but does seek damages and other relief from the defendant officers and directors. Defendants moved to dismiss the complaint on December 28, 2007. On August 29, 2008, the Court granted the motion to dismiss as to all defendants but former i2 officer Dubreville.

Under Delaware law, a stockholder bringing a derivative suit must continuously own throughout the duration of the case the stock of the company for which the derivative suit has been brought. Upon the closing of the merger between JDA and i2, the named plaintiff will cease to be a shareholder of i2 and, as a result, will lose standing to proceed with the derivative claims on behalf of i2, which would result in the dismissal of the derivative case.

i2 and JDA are aware of the aforementioned derivative suit. Since the derivative suit represents a potential gain contingency for i2 and a current expenditure for i2 as a result of the indemnity agreement between i2 and the individual defendant sued in the derivative case, the value, if any, of the derivative case has been considered by the parties in connection with the proposed merger.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a summary of the material United States federal income tax consequences of the merger to stockholders of i2 whose shares of i2 common stock are converted into the right to receive the merger consideration in the merger. The following summary is based on United States federal income tax law in effect on the date of this Proxy Statement, which is subject to change at any time, possibly with retroactive effect. This discussion assumes that each i2 stockholder holds such stockholder’s shares of i2 common stock as a capital asset (generally, for investment purposes). No state, local or foreign tax considerations are addressed in the following discussion.

The summary does not address all of the United States federal income tax consequences that may be relevant to particular i2 stockholders in light of their individual circumstances or to i2 stockholders who are subject to special rules, such as United States expatriates, insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, mutual funds, cooperatives, pass-through entities and investors in such entities, stockholders who have a functional currency other than the United States dollar, stockholders who hold their shares of i2 common stock as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other risk-reduction transaction or who are subject to alternative minimum tax, stockholders who acquired their shares of i2 common stock in a deferred compensation, 401(k) or other retirement plan, upon the exercise of employee stock options or in other compensatory transactions. Further, this discussion does not address any United States federal estate and gift or alternative minimum tax consequences or any state, local or foreign tax consequences relating to the merger. Accordingly, we urge i2 stockholders to consult their tax advisors as to the United States federal income tax consequences of the merger, as well as the effects of state, local and non-United States tax laws.

This discussion only applies to an i2 stockholder that is (1) an individual citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (x) a court within the United States can exercise primary supervision over its administration, and one or more United States persons have the authority to control all of the substantial decisions of that trust, or (y) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is an i2 stockholder, the tax treatment of a partner in the partnership or any equity owner of such other entity will generally depend upon the status of the partner and the activities of the partnership or other entity treated as a partnership for United States federal income tax purposes.

The receipt of merger consideration pursuant to the merger is expected to be a fully taxable transaction for United States federal income tax purposes. As a result, an i2 stockholder will generally recognize capital gain or loss as a result of the merger in an amount equal to the difference between the amount of cash (including cash received instead of a fractional share) plus the fair market value of the JDA common stock (determined as of the closing date of the merger) received by such stockholder and the stockholder’s adjusted tax basis in the i2 common stock surrendered in the merger. Gain or loss and holding period will be determined separately for each block of i2 stock (that is, shares acquired at the same price per share in a single transaction) surrendered for cash and JDA common stock pursuant to the merger. Any capital gain or loss will be long-term capital gain or loss if the stockholder’s holding period is more than one year at the time of the merger. The maximum federal income tax rate on net long-term capital gain recognized by non-corporate taxpayers is currently 15%. If the stockholder’s holding period for the i2 stock is one year or less at the time of the merger, any capital gain or loss will be short-term capital gain or loss.

The deductibility of capital losses may be subject to certain limitations. Generally, capital losses are available to offset capital gains recognized during a tax year. However, in the event that a stockholder has capital losses for a tax year in excess of capital gains for such year, that stockholder’s ability to deduct the excess capital losses is limited. For individuals, the excess of capital losses over capital gains may be offset against ordinary income, subject to an annual deduction limitation of $3,000; unused capital losses may be carried forward indefinitely but may not be carried back. For corporate taxpayers, capital losses may be offset only against capital gains, but unused capital losses may be carried back three years (subject to certain limitations) and carried forward five years.

The tax basis of the JDA common stock received by an i2 stockholder in the merger will equal the fair market value of such stock at the effective time of the merger, and the stockholder’s holding period for such stock will begin on the day after the effective time of the merger. Gain or loss realized upon a subsequent sale or other taxable disposition of the JDA common stock received in the merger will be equal to the difference between the stockholder’s adjusted tax basis in the JDA common stock at the time of that subsequent disposition and the amount realized on the disposition.

i2 stockholders are urged to consult their own tax advisors with respect to the determination of gain or loss recognized on the surrender of their shares of i2 common stock (as well as their basis in the shares of JDA common stock received in the transaction) taking into account their particular circumstances.

Payments made to an i2 stockholder pursuant to the merger are subject to information reporting, and may be subject to backup withholding at the applicable rate (currently 28%) if the i2 stockholder or other payee fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional United States federal income tax. Rather, the United States federal income tax liability of the person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the Internal Revenue Service.

THE SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW IN EFFECT ON THE DATE HEREOF. STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

MERGER AGREEMENT AND OTHER RELATED AGREEMENTS

This section of the Proxy Statement provides a summary of the merger agreement, which is the definitive agreement governing the merger, and certain other agreements relating to the merger. This summary, however, may not contain all of the information that is important to you. i2 urges you to carefully read the merger agreement, which appears as Annex A to this Proxy Statement.

Structure

Under the merger agreement, the parties agreed to two potential transaction structures. Under the “intended structure,” the parties agreed that if JDA raised sufficient funds and satisfied certain other conditions, then each outstanding share of i2 common stock (other than shares held by i2, JDA, Merger Sub, and dissenting i2 stockholders) would be converted into the right to receive 0.2562 of a share of JDA common stock and $12.70 in cash. If JDA did not raise sufficient funds or satisfy the conditions necessary to complete the “intended structure,” however, then the parties agreed that they would proceed with an “alternative structure,” pursuant to which each outstanding share of i2 common stock (other than shares held by i2, JDA, Merger Sub, and dissenting i2 stockholders) would be converted into the right to receive 0.5797 of a share of JDA common stock and $6.00 in cash.

On December 10, 2009, JDA issued $275 million aggregate principal amount of its 8.0% senior notes due 2014. The notes were issued pursuant to an indenture, dated as of December 10, 2009, among JDA, certain of its subsidiaries, and U.S. Bank National Association, as trustee. The net proceeds from the issuance of the notes totaled $266.7 million. On the date of the offering, the net proceeds of the offering, together with an additional amount funded by JDA, were deposited into an escrow account established pursuant to an escrow and security agreement, dated December 10, 2009, by and between JDA, U.S. Bank National Association, as escrow agent and U.S. Bank National Association, as trustee under the Indenture. The net proceeds of the notes offering and the deposit of such proceeds into escrow satisfied the conditions for JDA to complete the merger pursuant to the intended structure, as described above. Other than the composition of the merger consideration, the provisions of the merger agreement summarized below are equally applicable to either structure.

Merger Consideration

Each issued and outstanding share of i2 common stock (other than shares held by i2, JDA, Merger Sub and dissenting i2 stockholders) will be converted into the right to receive 0.2562 of a share of JDA common stock and $12.70 in cash.

Holders of i2 common stock will not receive any fractional JDA shares in the merger. Instead, the total number of shares that each holder of i2 common stock will receive in the merger as part of the merger consideration will be rounded down to the nearest whole number, and JDA will pay cash for any resulting fractional share that an i2 stockholder otherwise would be entitled to receive. The amount of cash payable for a fractional share of i2 common stock will be determined by multiplying the fraction by the average closing price of JDA common stock on Nasdaq for the five consecutive trading days ending three days prior to the effective time of the merger.

Example:  If you currently own 100 shares of i2 common stock, you would be entitled to receive (i) $1,270.00 in cash (100 shares of i2 common stock multiplied by $12.70 in cash per share) and (ii) 25.62 shares of JDA common stock (100 shares of i2 common stock multiplied by the exchange ratio of 0.2562). Since fractional shares will not be issued, you will be entitled to receive, in lieu of the 25.62 shares of JDA common stock referenced above, 25 shares of JDA common stock and a check for the market value of 0.62 of a share of JDA common stock, calculated as provided above.

Each outstanding share of Series B Preferred Stock will be converted into the right to receive $1,100.00 per share in cash, which is equal to the stated change of control liquidation value of each such share, plus all accrued and unpaid dividends thereon through the effective time, without interest.

Subject to certain limited exceptions described in the paragraph below, the exchange ratio is fixed, and will not be adjusted to reflect stock price changes prior to the closing. Accordingly, the value of the merger consideration to be received in exchange for each share of i2 common stock under either structure will fluctuate with the market price of JDA common stock.

The exchange ratio will be adjusted immediately prior to the effective time if the exchange ratio would result in JDA issuing in excess of 19.9% of its outstanding common stock as a result of the merger. At the time of the execution of the merger agreement, the number of shares of JDA common stock (and securities convertible or exercisable for JDA common stock) expected to be issued in the merger constituted less than 19.9% of JDA’s outstanding shares of common stock. To the extent that JDA’s stock price increases prior to the effective time of the merger, then the spread between the exercise price of outstanding, “in the money” i2 stock options and the implied value of the merger consideration would also increase, leading to an increase in the number of shares of JDA stock payable in respect of such outstanding i2 stock options. Also a greater number of outstanding stock options of i2 could become “in the money” and entitled to receive merger consideration, thereby further increasing the number of shares of JDA common stock issuable in connection with the merger. However, since JDA’s stock price would need to exceed approximately $80.00 per share in order to cause any such adjustment to the exchange ratio, JDA and i2 currently do not expect any such adjustment to the exchange ratio to occur. In the unexpected event that the adjustment is required, the exchange ratio will be reduced to the minimum extent necessary so that the number of shares of JDA common stock issued or issuable as a result of the merger will equal no more than 19.9% of its outstanding common stock and the cash portion of the merger consideration will be increased (up to a maximum of $10 million in the aggregate) by an equivalent value (based on the volume weighted average price of JDA common stock for the five consecutive trading days ending two days prior to the effective time of the merger, as such prices are reported on Nasdaq). A vote by i2 stockholders for the adoption of the merger agreement constitutes approval of the merger whether or not the exchange ratio and cash portion are adjusted as described above.

The exchange ratio will also be adjusted if between signing of the merger agreement and the effective time of the merger the outstanding JDA common stock or i2 common stock is changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or the declaration of a stock dividend or dividend payable in any other securities is declared with a record date within such period, or any similar event occurs, in which case the exchange ratio will be adjusted such that the holders of i2 common stock will be provided with the same economic effect as contemplated by the merger agreement.

Conversion of Shares; Procedures for Surrender of Certificates

The right of i2’s common stockholders to receive the merger consideration will arise automatically upon completion of the merger. Prior to the effective time of the merger, JDA will designate a bank or trust company to act as the exchange agent under the merger agreement. i2 will deposit up to $160 million in cash and JDA will deposit additional cash amounts and shares of common stock or security entitlements representing shares of common stock with the exchange agent sufficient to enable the exchange agent to pay the merger consideration to the holders of shares of i2 common stock and Series B Preferred Stock.

Promptly (but in any event within five business days) after the effective time of the merger, the exchange agent will mail to each record holder of shares, a letter of transmittal and instructions for use in surrendering certificates in exchange for the merger consideration. No stockholder should surrender any certificates until the stockholder receives the letter of transmittal and other materials for such surrender. Upon surrender of a stock certificate for cancellation to the exchange agent, together with a letter of transmittal, duly executed, the holder of such certificate will be entitled to receive the applicable merger consideration into which the number of shares of common stock or Series B Preferred Stock previously represented by such stock certificates will have been converted pursuant to the merger agreement. The certificates so surrendered will be canceled.

In the event of a transfer of ownership of shares of common stock or Series B Preferred Stock that is not registered in i2’s transfer records, payment may be made with respect to such shares to the transferee if the stock certificate representing such shares is presented to the exchange agent, accompanied by all documents reasonably required by the exchange agent to evidence such transfer and to evidence that any applicable stock transfer taxes relating to such transfer have been paid.

If your stock certificate has been lost, stolen, or destroyed, the exchange agent will deliver to you the applicable merger consideration for the shares represented by that certificate:

•	if you make an affidavit claiming such certificate has been lost, stolen, or destroyed; and

•	if requested by JDA or the exchange agent, you post a bond in a reasonable amount as indemnity against any claim that may be made with respect to that certificate.

Stockholders should not send their certificates now and should send them only pursuant to instructions set forth in the letter of transmittal to be mailed to stockholders promptly after the effective time of the merger. In all cases, the applicable merger consideration will be provided only in accordance with the procedures set forth in this proxy statement and such letter of transmittal.

Two hundred and seventy days after the effective time of the merger, the exchange agent will deliver to the surviving corporation on demand any funds made available to the exchange agent which have not been disbursed to holders of i2 stock certificates. Any holders of certificates who have not complied with the above-described procedures to receive payment of the merger consideration during such 270-day period may thereafter look only to the surviving corporation for payment of the merger consideration to which they are entitled.

The merger consideration paid to you upon conversion of your shares of i2 common stock or Series B Preferred Stock will be issued in full satisfaction of all rights relating to the shares of i2 common stock or Series B Preferred Stock, as applicable.

Effect on i2 Stock Options, Restricted Stock Units, and Restricted Stock

In the merger, each outstanding option to acquire i2 common stock will be canceled and terminated at the effective time and converted into the right to receive the merger consideration with respect to the number of shares of i2 common stock that would be issuable upon a net exercise of such option assuming the market value of the i2 common stock at the time of such exercise were equal to the value of the merger consideration as of the close of trading on the trading day immediately prior to the effective time. Any outstanding option with a per-share exercise price that is greater than or equal to such amount will be canceled and terminated as of the effective time, and no payment will be made with respect thereto.

Example: If the value of the merger consideration as of the close of trading on the trading day immediately prior to the effective time is $18.00 per share of i2 common stock, then a holder of an option to purchase 100 shares of i2 common stock at an exercise price of $9.00 per share would receive merger consideration in respect of 50 shares of i2 common stock (calculated by multiplying the 100 shares subject to such option by a fraction, the numerator of which is the difference between the merger consideration value of $18.00 per share and the exercise price of $9.00 per share, and the denominator of which is equal to the merger consideration value of $18.00 per share). Accordingly, such option holder would be entitled to receive (i) $635.00 in cash (50 shares of i2 common stock multiplied by $12.70 in cash per share) and (ii) 12.81 shares of JDA common stock (50 shares of i2 common stock multiplied by the exchange ratio of 0.2562). Since fractional shares will not be issued, such holder would be entitled to receive, in lieu of the 12.81 shares of JDA common stock referenced above, 12 shares of JDA common stock and a check for the market value of 0.81 of a share of JDA common stock, calculated as provided above. Alternatively, if the value of the merger consideration as of the close of trading on the trading day immediately prior to effective time is $20.00 per share of i2 common stock, then a holder of an option to purchase 100 shares of i2 common stock with an exercise price of $9.00 per share of i2 common stock would instead receive merger consideration in respect of 55 shares of i2 common stock (calculated by multiplying the 100 shares subject to such option by a fraction, the numerator of which is the difference between the merger consideration value of $20.00 per share and the exercise price of $9.00 per share, and the denominator of which is equal to the merger consideration value of $20.00 per share.

Also, at the effective time of the merger, each i2 restricted stock unit award outstanding immediately prior to the effective time of the merger will become fully vested (except that with respect to any restricted stock unit which by the terms of the award agreement pursuant to which it was granted provides for a lesser percentage of such restricted stock unit to become vested upon the consummation of the merger, such restricted stock unit shall only become vested as to such lesser percentage), and then will be canceled and terminated at the effective time, and the holder of such vested restricted stock unit will be entitled to receive the merger consideration for each share of i2 common stock into which the vested portion of the restricted stock unit would otherwise be convertible. Each restricted stock award will become fully vested immediately prior to the effective time.

Effect on i2 Warrants

At the effective time of the merger, each warrant to purchase shares of i2’s common stock that is outstanding and unexercised immediately prior to the effective time of the merger will cease to represent a right to acquire i2’s common stock and will be assumed by JDA and converted automatically into a warrant of JDA under which the holder will have the right to receive, upon exercise of the warrant, the merger consideration which such holder would have received as a holder of i2 common stock if such i2 warrant had been exercised for i2 common stock immediately prior to the effective time of the merger.

Effective Time of the Merger

The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by JDA and i2 and specified in the certificate of merger. The filing of the certificate of merger will occur on the closing date. Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Merger Sub will merge with and into i2. i2 will survive the merger as a wholly-owned subsidiary of JDA. If the merger agreement is approved by i2’s stockholders, the merger will be completed as soon as all of the other conditions to the merger set forth in the merger agreement have been satisfied or waived by JDA or i2, as applicable. These conditions are described below under “Merger Agreement and Other Related Agreements — Conditions to Closing.”

Representations and Warranties

The merger agreement contains representations and warranties of each party to the agreement. These representations and warranties will expire upon completion of the merger.

The merger agreement has been included to provide you with information regarding its terms. The terms of, and other information in, the merger agreement should not be relied upon as disclosures about JDA and i2 without considering the entirety of the information about JDA and i2 set forth in their respective public reports filed with the SEC. Such information can be found elsewhere in the Proxy Statement and in the other public filings each company makes with the SEC, which are available without charge at www.sec.gov.

The merger agreement contains representations and warranties that i2 and JDA made to one another. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that we have exchanged in connection with signing the merger agreement. While we do not believe that they contain information securities laws require us to publicly disclose other than information already disclosed, the disclosure schedules do contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the attached merger agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in i2’s general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the agreement, which subsequent information may or may not be fully reflected in the public disclosures of i2 or JDA.

The merger agreement contains customary representations and warranties of i2 as to, among other things:

•	i2’s organization, good standing, and corporate power;

•	i2’s capitalization;

•	authorization, non-contravention, and voting requirements;

•	governmental approvals;

•	i2’s SEC documents;

•	the absence of undisclosed liabilities;

•	the absence of certain changes or events;

•	legal proceedings;

•	compliance with laws;

•	permits;

•	accuracy of information in this Proxy Statement provided by or on behalf of i2;

•	tax matters;

•	employee benefits and labor matters;

•	environmental matters;

•	contracts;

•	title to properties;

•	intellectual property;

•	insurance;

•	opinion of financial advisor;

•	brokers and other advisors;

•	anti-takeover statutes;

•	i2 rights agreement; and

•	related party transactions;

In addition, the merger agreement contains representations and warranties by JDA and Merger Sub as to, among other things:

•	JDA’s organization, good standing, and corporate power;

•	JDA’s capitalization;

•	authorization and non-contravention;

•	governmental approvals;

•	JDA’s SEC documents;

•	the absence of certain changes or events;

•	legal proceedings;

•	compliance with laws;

•	permits;

•	accuracy of information in this Proxy Statement provided by or on behalf of JDA;

•	tax matters;

•	employee benefits and labor matters;

•	environmental matters;

•	contracts;

•	title to properties;

•	intellectual property;

•	ownership and operations of Merger Sub;

•	merger financing;

•	ownership of i2 common stock;

•	management arrangements; and

•	brokers and other advisors.

The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to read carefully and in their entirety the sections of the merger agreement entitled “Representations and Warranties of the Company,” “Representations and Warranties of Parent and Merger Sub” and “Financing Election” in Annex A to this Proxy Statement.

Covenants of the Parties

Proxy Statement and Stockholder Meeting

JDA and i2 have agreed to cooperate in preparing and filing this Proxy Statement and the registration statement of which it forms a part. Each has agreed to respond to any SEC comments relating to this Proxy Statement and to use its commercially reasonable efforts to have the registration statement of which it forms a part declared effective, and to cause this Proxy Statement to be mailed to i2’s stockholders as early as practicable after it is declared effective. i2 has also agreed to hold a meeting of its stockholders as soon as practicable after the registration statement of which this Proxy Statement forms a part is declared effective.

Conduct of i2’s Business

i2 agreed in the merger agreement that, subject to specified exceptions or unless JDA otherwise consents in writing, i2 will conduct its business in the ordinary course, consistent with past practice and use commercially reasonable efforts, under the circumstances, to maintain and preserve intact i2’s business organization and the goodwill of those having significant business relationships with i2.

In addition, i2 has agreed that, subject to specified exceptions, neither i2 nor any of its subsidiaries may, without JDA’s prior written consent (which consent shall not be unreasonably withheld):

•	authorize for issuance or issue, sell, grant, dispose of, pledge, or otherwise encumber any shares of i2 capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of i2 capital stock, voting securities, or equity interests, or any rights, warrants, options, calls, commitments, or any other agreements of any character to purchase or acquire any shares of its capital stock, voting securities, or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of i2 capital stock, voting securities, or equity interests, subject to certain exceptions;

•	incur or assume any indebtedness for borrowed money or guarantee any indebtedness for borrowed money (or enter into a “keep well” or similar agreement), issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of i2 or its subsidiaries, or incur any indebtedness precluded under the commitment letter with the Wells Fargo Parties or, to the extent not more restrictive than the commitment letter, precluded under any similar documents relating to any other financing that JDA is permitted to pursue and obtain under the merger agreement, other than borrowings among i2 and one or more direct or indirect wholly-owned i2 subsidiary in the ordinary course of business consistent with past practice;

•	sell, transfer, lease, license, mortgage, encumber, abandon, or otherwise dispose of or voluntarily permit to become subject to any lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction) any of its material properties or assets (including securities of i2 subsidiaries) to any person, except (i) sales and non-exclusive licenses of products and services to customers in the ordinary course of business consistent with past practice, and (ii) dispositions of excess equipment or obsolete or worthless assets or sales of properties or assets (excluding securities of i2 subsidiaries) in an amount not in excess of $100,000 in the aggregate;

•	make any acquisition (by purchase of securities or assets, merger or consolidation, or otherwise) of any other person, business, or division;

•	make any investment (by contribution to capital, property transfers, purchase of securities, or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) to, any person other than a direct or indirect wholly owned i2 subsidiary in the ordinary course of business consistent with past practice;

•	other than in the ordinary course of business consistent with past practice, enter into, terminate, or amend (other than immaterial amendments) any material contract;

•	increase in any manner the compensation of any of i2’s directors, officers, or employees or enter into, establish, amend, modify, or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity (or equity-based), pension, retirement, vacation, severance, deferred compensation or other compensation, or benefit plan, policy, agreement, trust, fund, or arrangement with, for or in respect of, any stockholder, director, officer, other employee, consultant or affiliate, or enter into or make any loans or advances to directors, officers, or employees (other than advances in the ordinary course of business consistent with past practice) other than (i) as required pursuant to applicable law or the terms of any employment agreement or company plan existing as of the date of the merger agreement; (ii) increases in salaries, wages, and benefits of employees (but not officers) made in the ordinary course of business consistent with past practice and in amounts and in a manner consistent with past practice; and (iii) taking any such actions in connection with the hiring and termination of employees (other than officers, as such term is used in Rule 16a-1(f) of the Exchange Act) in the ordinary course of business consistent with past practice;

•	make any changes (other than immaterial changes made in the ordinary course of business consistent with past practice) in financial or tax accounting methods, principles, policies, or practices (or change an annual accounting period), except insofar as may be required by GAAP, the SEC, the IRS, or applicable law (including published tax guidance) or such changes in practices as may be made in connection with i2’s efforts to enhance its internal controls over financial reporting and those of its subsidiaries;

•	amend the charter documents of i2 or any of its subsidiaries;

•	adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation, or other reorganization;

•	waive, release, assign, settle, or compromise any action, investigation, proceeding, or litigation instituted, commenced, pending, or threatened against i2 or any of its subsidiaries, other than waivers, releases, assignments, settlements, or compromises in the ordinary course of business consistent with past practice that involve only the payment of monetary damages by i2 and its subsidiaries not in excess of $100,000 in the aggregate and that do not impose equitable relief or any restrictions on the business and operations of, on, or the admission of any wrongdoing by, i2 or any of its subsidiaries;

•	enter into any license with respect to i2 intellectual property unless such license is non-exclusive and entered into in the ordinary course of business consistent with past practices;

•	permit any material item of i2 intellectual property to become abandoned, cancelled, invalidated, or dedicated to the public;

•	make capital expenditures in any fiscal quarter in excess of $100,000; or

•	agree, in writing or otherwise, to take any of the foregoing actions or, subject to certain other conditions, take any action or agree, in writing or otherwise, to take any action, which would cause any of the conditions to the merger set forth in merger agreement not to be satisfied.

The covenants in the merger agreement relating to the conduct of i2’s business are complicated and not easily summarized. You are urged to read carefully and in its entirety the section of the merger agreement entitled “Conduct of Business” in Annex A to this Proxy Statement.

Conduct of JDA’s Business

JDA agreed in the merger agreement that, subject to specified exceptions or unless i2 otherwise consents in writing, JDA will conduct its business in the ordinary course, consistent with past practice and use commercially reasonable efforts, under the circumstances, to maintain and preserve intact JDA’s business organization and the goodwill of those having significant business relationships with JDA.

In addition, JDA has agreed that, subject to specified exceptions, neither JDA nor any of its subsidiaries may, without i2’s prior written consent (which consent shall not be unreasonably withheld):

•	authorize for issuance or issue, sell, grant, dispose of, pledge, or otherwise encumber any shares of JDA capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of JDA capital stock, voting securities, or equity interests, or any rights, warrants, options, calls, commitments, or any other agreements of any character to purchase or acquire any shares of its capital stock, voting securities, or equity interests, provided that, in the ordinary course of its business, JDA may grant options, warrants or other rights under certain of its equity incentive plans or issues shares of JDA common stock upon the exercise of options, warrants or other rights that are outstanding on the date of the merger agreement to acquire JDA common stock in accordance with the their terms;

•	redeem, purchase or otherwise acquire any of its capital stock, voting securities or equity interest, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock, voting securities or equity interests, other than any such redemption, purchase or acquisition made both in the ordinary course of business and pursuant to agreements or arrangements in effect on the date of the merger agreement;

•	declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or otherwise make any payments to its stockholders in their capacity as such;

•	split, combine, subdivide or reclassify any shares of its capital stock;

•	acquire, or agree to acquire by merging or consolidating with, any business or corporation, partnership or other business organization or division thereof, other than in connection with any internal restructurings involving only JDA and its subsidiaries;

•	adopt or propose to adopt any amendments to its charter documents, other than the Charter Amendment; or

•	agree, in writing or otherwise, to take any of the foregoing actions or take any action, which would cause any of the conditions to the merger set forth in the merger agreement not to be satisfied.

The covenants in the merger agreement relating to the conduct of JDA’s business are complicated and not easily summarized. You are urged to read carefully and in its entirety the section of the merger agreement entitled “Conduct of Business” in Annex A to this Proxy Statement.

Employee Benefits

JDA has agreed in the merger agreement to provide, or cause its affiliates (including i2 as its wholly-owned subsidiary after the merger) to provide, i2’s employees who continue employment with the surviving corporation in the merger, for a period of at least one year following the closing of the merger, with combined aggregate pay and benefits, other than stock options and other equity awards, that provide at least a comparable value in the aggregate to those provided to similarly situated employees of JDA or its affiliates. i2’s employees will also be provided credit for prior service under applicable employee benefit, severance, and vacation and sick leave plans.

Appointment of Director

The JDA board of directors has agreed to consider adding one mutually agreeable i2 director to its board. If an additional director is appointed, then upon the consummation of the merger, JDA will increase the size of its board of directors by one member, to six directors, and appoint one person, mutually acceptable to JDA and i2, as a member of the board of directors of JDA.

Other Covenants

The merger agreement contains a number of other covenants, including covenants relating to:

•	preparation of this Proxy Statement and holding of the special meeting;

•	subject to the exceptions provided in the merger agreement, the recommendation by i2’s board of directors that its stockholders approve the merger agreement;

•	use of reasonable best efforts to consummate the merger as promptly as practicable, including reasonable best efforts to obtain regulatory clearance and, in connection therewith, to vigorously defend any challenge by regulatory authorities to the completion of the merger;

•	public announcements;

•	access to information and confidentiality;

•	notification of communications from governmental authorities, claims relating to the merger or breaches of representations and warranties, breaches of covenants, and certain other matters;

•	indemnification and insurance; and

•	security holder litigation.

In addition, JDA will use its reasonable best efforts to cause the JDA common stock to be issued in the merger to be approved for listing upon the effective time of the merger on Nasdaq, subject to official notice of issuance

Prior to the effective time of the merger, i2 has agreed:

•	to provide reasonable assistance and cooperation in connection with the arrangement by JDA of debt financing;

•	to deliver to JDA, within 10 business days of the execution of the merger agreement, a list of actions that are required to be taken by i2 within 90 days after the execution date with respect to i2 intellectual property that, if not taken, would have a material adverse effect on any i2 intellectual property or the prosecution related applications or registrations (which list i2 has timely delivered).

No-Shop Provisions

i2 has agreed, prior to the merger becoming effective, to certain limitations on i2’s ability to take action with respect to other potential acquisition transactions. i2 has agreed to terminate any discussions or negotiations with any person. In addition, except as set forth below, i2 has agreed to not directly or indirectly:

•	solicit, initiate, or knowingly facilitate or encourage (including by way of furnishing information or providing assistance) any inquiries or proposals that constitute, or may reasonably be expected to lead to, any takeover proposal;

•	participate in any discussions or negotiations with, or furnish or disclose any non-public information relating to i2 or any of its subsidiaries, to or otherwise cooperate with or assist, any third party regarding any takeover proposal;

•	approve, endorse, or recommend any takeover proposal; or

•	enter into any letter of intent or agreement related to any takeover proposal.

Notwithstanding these limitations:

•	if after the execution of the merger agreement, i2 receives an unsolicited, bona fide written takeover proposal and the i2 board of directors (or a committee thereof) determines in good faith after consultation with its financial adviser and outside legal counsel (i) that such takeover proposal is, or is reasonably likely to lead to, a superior proposal and (ii) that the failure to take such action would be inconsistent with its fiduciary duties to i2’s stockholders under applicable law, then i2 may, at any time prior to obtaining i2’s stockholder approval (but in no event after obtaining the stockholder’s approval) and after entering into a customary confidentiality agreement with the person making such proposal:

•	furnish information with respect to i2 and its subsidiaries to the person making such takeover proposal;

•	participate in discussions and negotiations with such person regarding such takeover proposal (including solicitation of a revised takeover proposal); and

•	enter into the confidentiality agreement contemplated above.

Under the merger agreement, “takeover proposal” means any inquiry, proposal, or offer from anyone (other than JDA and its subsidiaries) or any group relating to any:

•	direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of i2 and its subsidiaries (including securities of subsidiaries) equal to 20% or more of i2’s consolidated assets or to which 20% or more of i2’s consolidated revenues on a consolidated basis for the then preceding four completed and publicly reported calendar quarters are attributable;

•	direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 20% or more of i2 common stock;

•	tender offer or exchange offer that if consummated would result in anyone other than JDA and its subsidiaries beneficially owning 20% or more of i2 common stock; or

•	merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, or similar transaction involving i2 or any of its subsidiaries; in each case, other than the transactions contemplated by the merger agreement.

Under the merger agreement, “superior proposal” means an unsolicited, written takeover proposal made by a third party, which is on terms and conditions that the i2 board of directors (or committee of the i2 board of directors) determines in its good faith judgment (after consultation with Thomas Weisel Partners or another financial advisor of national reputation) to be more favorable to i2’s stockholders from a financial point of view (taking into account all terms and conditions of the takeover proposal, including any break-up fees, expense reimbursement provisions and financial terms, and the ability of the person making such proposal to consummate the transactions contemplated by such proposal, based upon, among other things, the availability of financing and the expectation of obtaining required approvals) than the merger, taking into account at the time of determination any changes to the terms of the merger agreement that as of that time had been proposed by JDA in writing (and not withdrawn), except that the reference to “20%” in the definition of “takeover proposal” shall be deemed to be a reference to “50%.”

Conditions to Closing

The parties’ obligations to complete the merger are subject to the following conditions:

•	the approval of the Merger Proposal by the requisite vote of i2’s stockholders;

•	no law, injunction, judgment, or ruling shall have been enacted or shall be in effect that enjoins, restrains, prevents or prohibits the consummation of the merger or makes the consummation of the merger illegal;

•	the waiting period applicable to the consummation of the merger under Hart-Scott-Rodino Act or other foreign antitrust laws must have expired or been terminated and all other approvals or consents required of any other domestic or foreign governmental entity must have been obtained;

•	the effectiveness of the registration statement of which this Proxy Statement is a part, and the registration statement not being subject to any stop order or stop order threatened in writing; and

•	the shares of JDA common stock issuable in the merger must have been approved for listing on Nasdaq, subject to official notice of issuance.

JDA’s and Merger Sub’s obligations to complete the merger are also subject to the following conditions:

•	i2’s representations and warranties (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect, subject to certain exceptions) must be true and correct as of the date of the merger agreement and the date of the closing of the merger (or if any representation or warranty expressly speaks as of a specified date, as of such specified date), except if the failure of which to be so true and correct would not have, individually or in the aggregate, a material adverse effect on i2;

•	i2 must have performed in all material respects all of its obligations under the merger agreement;

•	JDA must have received a certificate signed by i2’s CEO or CFO certifying that i2’s representations and warranties are true and correct as of the date of closing of the merger and that i2 has performed in all material respects its obligations under the merger agreement;

•	there must not be any action, investigation, proceeding or litigation pending or threatened by or before any governmental entity in which a governmental entity is a party, and there must not be any law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any governmental entity in effect, that would (i) restrain, enjoin, prevent, prohibit or make illegal the acquisition of some or all of i2’s shares by JDA or Merger Sub or the consummation of the merger; (ii) impose limitations on the ability of JDA or its affiliates to effectively exercise full rights of ownership of i2 in a manner that materially and adversely affects the value of i2 and its subsidiaries, taken as a whole; (iii) result in the imposition of a burdensome condition (as defined in the merger agreement); or (iv) result in a material adverse effect on i2;

•	since the date of the merger agreement, there must not have been any material adverse effect on i2; and

•	the aggregate amount of unrestricted cash held by i2, plus the liquidation value of immediately liquid cash equivalents held by i2, must not be less than $160 million and i2 must have made a cash deposit of up to such amount with the exchange agent; and

•	i2 must have paid in full an estimated $10 million of certain accounts payable and accrued expenses.

The merger agreement provides that a material adverse effect on i2 means any change, event, occurrence or state of facts that (i) has a material adverse effect on the business, properties, assets, liabilities, results of operations, or financial condition of i2 and its subsidiaries taken as a whole or (ii) prevents, or materially hinders, i2 from consummating the merger or any of the other transactions contemplated by the merger agreement; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been, or could reasonably be expected to be, a material adverse effect:

•	any change, event, occurrence, or state of facts relating to the global, United States, or regional economy, financial markets, political conditions in general, or the industry in which i2 operates, including such changes thereto as are caused by terrorist activities, entry into or material worsening of war or armed hostilities, or other national or international calamity, except to the extent such changes or developments have a disproportionate impact on i2 and its subsidiaries, taken as a whole, relative to other industry participants;

•	any change, event, occurrence, or state of facts that directly arises out of or results from the announcement or pendency of the merger agreement or any of the transactions contemplated by the merger agreement, including shareholder litigation or disruption or loss of customer business or supplier or employee relationships that is directly related to or directly arises out of or results from the announcement or pendency of the merger agreement or any of the transactions contemplated by the merger agreement;

•	any changes or effects arising out of or resulting from actions taken or the failure to take actions by i2 or its subsidiaries with JDA’s express written consent or in accordance with express written instructions of JDA or as otherwise expressly required to be taken by i2 or its subsidiaries pursuant to the terms of the merger agreement;

•	in and of itself, any change in i2’s stock price or trading volume or any failure to meet internal projections or forecasts or published revenue or earnings projections of industry analysts (provided that this clause shall not be construed as providing that the change, event, occurrence or state of facts giving rise to such change or failure does not constitute or contribute to a material adverse effect);

•	any legal proceeding made or brought by any of the current or former stockholders of i2 (on their own behalf or on behalf of i2) against i2 arising out of the merger or in connection with any other transactions contemplated by the merger agreement; and

•	changes in GAAP or applicable accounting requirements or principles which occur or become effective after the date of the merger agreement.

i2’s obligation to complete the merger is also subject to the following conditions:

•	JDA’s and Merger Sub’s representations and warranties (disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect) must be true and correct as of the date of the merger agreement and as of the closing date (or if any representation or warranty expressly speaks as of a specified date, as of such specified date), except as does not have, individually or in the aggregate, a material adverse effect on JDA’s ability to consummate the merger;

•	JDA and Merger Sub must have performed in all material respects all of their respective obligations under the merger agreement;

•	i2 must receive a certificate signed by a duly authorized JDA representative certifying that JDA’s and Merger Sub’s representations and warranties are true and correct as of the date of closing of the merger and that JDA and Merger Sub have performed in all material respects of its obligations under the merger agreement; and

•	since the date of the merger agreement, there must not have been any material adverse effect on JDA.

The merger agreement provides that a material adverse effect on JDA means any change, event, occurrence or state of facts that (i) has a material adverse effect on the business, properties, assets, liabilities, results of operations, or financial condition of JDA and its subsidiaries taken as a whole or (ii) prevents, or materially hinders, JDA from consummating the merger or any of the other transactions contemplated by the merger agreement; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been, or could reasonably be expected to be, a material adverse effect:

•	any change, event, occurrence, or state of facts relating to the global, United States, or regional economy, financial markets, political conditions in general, or the industry in which JDA operates, including such changes thereto as are caused by terrorist activities, entry into or material worsening of war or armed hostilities, or other national or international calamity, except to the extent such changes or developments have a disproportionate impact on JDA and its subsidiaries, taken as a whole, relative to other industry participants;

•	any change, event, occurrence, or state of facts that directly arises out of or results from the announcement or pendency of the merger agreement or any of the transactions contemplated by the merger agreement, including shareholder litigation or disruption or loss of customer business or supplier or employee relationships that is directly related to or directly arises out of or results from the announcement or pendency of the merger agreement or any of the transactions contemplated by the merger agreement;

•	any changes or effects arising out of or resulting from actions taken or the failure to take actions by JDA or its subsidiaries with i2’s express written consent or in accordance with express written instructions of i2 or as otherwise expressly required to be taken by JDA or its subsidiaries pursuant to the terms of the merger agreement;

•	in and of itself, any change in JDA’s stock price or trading volume or any failure to meet internal projections or forecasts or published revenue or earnings projections of industry analysts (provided that this clause shall not be construed as providing that the change, event, occurrence or state of facts giving rise to such change or failure does not constitute or contribute to a material adverse effect);

•	any legal proceeding made or brought by any of the current or former stockholders of JDA (on their own behalf or on behalf of JDA) against JDA arising out of the merger or in connection with any other transactions contemplated by the merger agreement; and

•	changes in GAAP or applicable accounting requirements or principles which occur or become effective after the date of the merger agreement.

Termination

Generally, the merger agreement may be terminated and the merger may be abandoned at any time prior to the completion of the merger (including after stockholder approval):

•	by mutual written consent of i2 and JDA;

•	by either i2 or JDA if:

•	the merger is not consummated on or before March 31, 2010; except that (i) the passage of such period will be tolled for any part thereof during which any party to the merger agreement is subject to a legal prohibition or injunction on the consummation of the merger, or that makes the consummation of the merger illegal, in each case that is non-final and appealable, (ii) either party may extend the Outside Date to May 4, 2010, and (iii) such right is not available to any party if the failure of the merger to have been consummated on or before such date was primarily due to such party’s breach or failure to perform any of its representations, warranties, covenants, or agreements set forth in the merger agreement;

•	any legal prohibition or injunction that enjoins, restrains, prevents, or prohibits the consummation of the merger or makes the consummation of the merger illegal becomes final and non-appealable, except that such right is not available to any party if the restraint was primarily due to such party’s breach or failure to perform any of its representations, warranties, covenants, or agreements set forth in the merger agreement; or

•	the applicable approval of i2’s stockholders has not been obtained at the i2 stockholders meeting or any adjournment or postponement thereof, except that such right is not available to any party if the failure to obtain the required vote was primarily due to such party’s breach or failure to perform any of its representations, warranties, covenants, or agreements set forth in the merger agreement.

•	by JDA if:

•	i2 breaches or fails to perform in any material respect any of its material covenants or agreements set forth in the merger agreement, or if any representation or warranty of i2 becomes untrue, in either case subject to certain specified materiality conditions and i2’s inability to cure such breach;

•	any injunction or other legal prohibition that is final and non-appealable prevents the consummation of the merger, imposes limitations on JDA’s ability to effectively exercise full rights of ownership of i2 in a manner that materially and adversely affects the value of i2 and its subsidiaries, taken as a whole, limits JDA’s rights with respect to its ability to operate i2, or results in a material adverse effect on i2;

•	i2 enters into an acquisition agreement with another party or, before i2’s stockholders have approved the Merger Proposal, the i2 board of directors or any committee of the i2 board of directors either changes its recommendation that its stockholders vote in favor of the Merger Proposal or does not reject any bona fide publicly announced offer for a takeover proposal within ten business days of the making of the offer;

•	i2 violates any of its material obligations under the no-shop provisions set forth in the merger agreement;

•	a material adverse effect on i2 occurs and is continuing to occur and is not cured by i2 within 20 business days of receipt of written notice of such event from JDA and prior to March 31, 2010 (or any extended date); or

•	if the merger is not consummated as a result of a financing failure and JDA pays the break fee described below to i2.

•	by i2 if:

•	JDA or Merger Sub breach or fail to perform in any material respect any of their respective material covenants or agreements set forth in the merger agreement, or if any representation or warranty of JDA becomes untrue, in either case subject to certain specified materiality conditions and JDA’s inability to cure such breach;

•	before i2’s stockholders have approved the Merger Proposal, i2 concurrently enters into a definitive agreement in accordance with the no-shop provisions of the merger agreement providing for a superior proposal and i2 pays the termination fee described below to JDA;

•	a material adverse effect on JDA occurs and is continuing to occur and is not cured by JDA within 20 business days of receipt of written notice of such event from i2 and prior to March 31, 2010 (or any extended date); or

•	if the merger is not consummated as a result of a financing failure.

The merger agreement provides that a financing failure will be deemed to exist if JDA has complied with all of its obligations to obtain financing in connection with the merger and such financing is not available on the closing date on the terms and conditions specified in the financing documents relating thereto in an amount necessary to enable JDA to pay the cash portion of the merger consideration and other amounts payable by JDA in connection with the merger.

Fees and Expenses

Under the terms of the merger agreement, whether or not the merger is consummated, and except as described below, all fees and expenses incurred in connection with the merger agreement, the merger, or the transactions related thereto will be paid by the party incurring such fees or expenses; provided, however, that JDA and i2 shall share equally (i) the filing fee of JDA’s Hart-Scott-Rodino Act pre-merger notification report and (ii) all fees and expenses, other than accountant’s and attorney’s fees, incurred with respect to this Proxy Statement.

i2 is required to pay JDA a termination fee in the amount of $15,000,000 if the merger agreement is terminated:

•	by either JDA or i2 if either the outside date has passed prior to approval by i2 stockholders or the required i2 stockholder vote has not been obtained at the i2 stockholder meeting, and (i) prior to such termination, there has been a publicly announced alternative takeover proposal for i2 and (ii) within twelve months after such termination, i2 consummates an alternative transaction or enters into an acquisition agreement relating to an alternative proposal, or there is otherwise consummated a takeover proposal with respect to i2 in the form of a tender offer, exchange offer or similar transaction (treating in the definition of takeover proposal, as described on page 70, references to 20% as references to 50%);

•	by JDA if i2 enters into an acquisition agreement with another party or, before i2’s stockholders have approved the Merger Proposal, the i2 board of directors or any committee of the i2 board of directors changes its recommendation that its stockholders vote in favor of the Merger Proposal or do not reject any bona fide publicly announced offer for a takeover proposal within ten business days of the making of the offer; or

•	by i2 before the i2 stockholders meeting to accept a superior proposal.

JDA is required to pay i2 a termination fee in the amount of $30,000,000, if the agreement is terminated by either i2 or JDA as a result of a financing failure.

Voting Agreements

As of the record date, the directors and executive officers of i2, and the Series B holder on an as-converted-to-common stock basis, beneficially owned and were entitled to vote 324,646 shares of i2 common stock and 110,658 shares of Series B Preferred Stock, having 4,780,043 votes on an as-converted-to-common stock basis. These shares are entitled to 5,104,684 votes representing approximately 18.4% of the combined voting power of the i2 common stock and Series B Preferred Stock, voting on an as-converted-to-common stock basis, on that date. Concurrently with the execution and delivery of the merger agreement, all of the i2 directors, certain executive officers, and the Series B holder executed voting agreements, the forms of which are attached to this Proxy Statement as Annex B and Annex C, respectively, agreeing to vote or cause to be voted all of their shares for the Merger Proposal.

Under the terms of these voting agreements, unless such voting agreements are terminated by JDA (or, in the case of the voting agreement with the Series B holder, as the result of amending the merger agreement without the consent of the Series B holder) or until the date on which the merger is completed or the merger agreement is terminated in accordance with its terms, each such person has agreed, among other things:

•	to appear at the i2 special meeting of stockholders or otherwise cause their shares of i2 common stock or Series B Preferred Stock, as applicable, to be counted as present at the i2 stockholders meeting for purposes of establishing a quorum;

•	to vote or cause to be voted their shares of i2 common stock or Series B Preferred Stock, as applicable:

•	in favor of approval of the Merger Proposal;

•	against any action that is intended, or that could reasonably be expected to otherwise impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the merger;

•	against the approval or adoption of any proposal made in opposition to, or in competition with, the merger agreement, and

•	against any of the following (to the extent unrelated to the merger agreement): (i) any merger, consolidation or business combination involving i2 or any of its subsidiaries other than the merger agreement; (ii) any sale, lease or transfer of all or substantially all of the assets of i2 or any of its subsidiaries; (iii) any reorganization, recapitalization, dissolution, liquidation or winding up of i2 or any of its subsidiaries; or (iv) any other action that is intended, or could reasonably be expected, to otherwise impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the merger agreement.

•	not to transfer or cause to be transferred such person’s shares of stock, except in certain circumstances.

FINANCING

Overview

On December 10, 2009, JDA issued $275 million aggregate principal amount of 8.0% Senior Notes due 2014. The notes were issued pursuant to an indenture, dated as of December 10, 2009, among JDA, certain of its subsidiaries, and U.S. Bank National Association, as trustee. The net proceeds from the issuance of the notes totaled $266.7 million. On the date of the offering, the net proceeds of the offering, together with an additional amount funded by JDA, were deposited into an escrow account established pursuant to an escrow and security agreement, dated December 10, 2009, by and between JDA, U.S. Bank National Association, as escrow agent and U.S. Bank National Association, as trustee under the Indenture. The proceeds from the sale of the notes, together with cash on hand at JDA and i2, will be used to pay the cash portion of the merger consideration.

Terms of Notes

Purchase price and interest.  The notes were issued by JDA at an initial offering price of 98.988% of the principal amount. The notes mature on December 15, 2014 and bear interest at a rate of 8.0% per annum. Interest on the notes is computed on the basis of a 360-day year composed of twelve 30-day months and is payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2010.

Guarantees.  The obligations under the notes are fully and unconditionally guaranteed, jointly and severally, by certain of JDA’s direct and indirect domestic subsidiaries, including, following the closing of the merger, i2 and certain of its domestic subsidiaries, and will be so guaranteed by any future domestic subsidiaries of JDA, subject to certain exceptions.

Redemption and repurchase.  On or after December 15, 2012, JDA may redeem all or a part of the notes at the redemption prices set forth in the indenture, plus accrued and unpaid interest and special interest, if any, to the applicable redemption date. In addition, at any time prior to December 15, 2012, JDA may, on one or more than one occasions, redeem some or all of the notes at any time at a redemption price equal to 100% of the principal amount of the notes redeemed, plus a “make-whole” premium as of, and accrued and unpaid interest and special interest, if any, to, the applicable redemption date. At any time prior to December 15, 2012, JDA may also redeem up to 35% of the aggregate principal amount of notes, using the proceeds of certain qualified equity offerings, at a redemption price of 108.0% of the principal amount thereof plus accrued and unpaid interest and special interest, if any, to the applicable redemption date.

If JDA experiences specified change of control events, JDA must offer to repurchase the notes at a repurchase price equal to 101% of the principal amount of the notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date.

If JDA or its subsidiaries sell assets under specified circumstances, JDA must offer to repurchase the notes at a repurchase price equal to 100% of the principal amount of the notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date.

Covenants.  The indenture contains covenants that, among other things, restrict the ability of JDA and its restricted subsidiaries to:

•	pay dividends, make investments or make other restricted payments;

•	incur additional indebtedness or issue disqualified stock or preferred stock;

•	create liens;

•	permit consensual encumbrances or restrictions on JDA’s restricted subsidiaries’ ability to pay dividends or make certain other payments to JDA;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of JDA’s or its restricted subsidiary’s assets;

•	enter into transactions with affiliates; and

•	designate subsidiaries as unrestricted.

These covenants are subject to a number of important limitations and exceptions set forth in the indenture.

Events of default.  The indenture provides for customary events of default, including, but not limited to, cross defaults to specified other debt of JDA and its subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding notes will become due and payable immediately without further action or notice. If any other event of default under the indenture occurs or is continuing, the trustee or holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Escrow of proceeds.  The escrow and security agreement provides for release of the proceeds of the notes to JDA to fund the merger upon completion of the merger. If JDA does not complete the merger on or prior to May 4, 2010, the indenture requires the redemption of all of the notes then outstanding, upon not less than three business days’ notice, at a redemption price equal to 101% of the aggregate gross proceeds of the notes, plus accrued and unpaid interest up to, but not including, the redemption date. JDA also has the right to redeem the notes at any time prior to May 4, 2010 on the same terms.

Registration of notes.  In connection with the issuance of the notes, JDA and its subsidiary guarantors entered into an exchange and registration rights agreement, dated December 10, 2009, with the initial purchasers of the notes. Under the terms of the registration rights agreement, JDA and the subsidiary guarantors are required to file an exchange offer registration statement within 180 days following the issuance of the notes enabling holders to exchange the notes for registered notes with terms substantially identical to the terms of the notes; to use commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 270 days after the closing of the note offering; and, unless the exchange offer would not be permitted by applicable law or SEC policy, to complete the exchange offer within 30 business days after the registration deadline. Under specified circumstances, including if the exchange offer would not be permitted by applicable law or SEC policy, the registration rights agreement provides that JDA and the subsidiary guarantors shall file a shelf registration statement for the resale of the notes. If JDA and the subsidiary guarantors default on their registration obligations under the exchange and registration rights agreement, additional interest (referred to as special interest), up to a maximum amount of 1.0% per annum, will be payable on the notes until all such registration defaults are cured.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined balance sheet data combines the historical balance sheets of JDA and i2 as of September 30, 2009, and gives effect to the merger as if it had occurred on September 30, 2009.

The pro forma condensed combined statement of income data for the nine months ended September 30, 2009 combines the historical JDA condensed consolidated statement of income for the nine months ended September 30, 2009 with the historical i2 condensed consolidated statement of operations for the nine months ended September 30, 2009, giving effect to the merger as if it had occurred on January 1, 2009. The pro forma condensed combined statement of income data for the year ended December 31, 2008 combines the historical JDA consolidated statement of income for the year ended December 31, 2008 with the historical i2 consolidated statement of operations for the year ended December 31, 2008, as adjusted, giving effect to the merger as if it had occurred on January 1, 2008.

The unaudited pro forma condensed combined financial data reflects the estimated merger consideration that would be transferred as of the date of the merger agreement; however, the pro forma information does not purport to represent the actual merger consideration that will be transferred at the effective time of the closing. In accordance with ASC Topic 805, Business Combinations, as amended (“ASC Topic 805”), the fair value of equity securities issued as part of the consideration transferred will be measured on the closing date of the merger at the then-current market price. As a result, the actual value of the final merger consideration will fluctuate based upon changes in the price of JDA’s common stock and the number of i2 common shares, stock options and restricted stock unit awards outstanding at the closing date.

The total estimated merger consideration assumed in the pro forma information is approximately $555 million and includes the following: (i) $433.2 million for holders of i2 common stock, consisting of $305.5 million in cash and $127.7 million to be paid through the issuance of approximately 6.2 million shares of JDA common stock valued at the November 4, 2009 closing share price of $20.70 per share; and (ii) $121.7 million in cash for the i2 Series B Preferred Stock. The estimated merger consideration assumes no changes in the number of outstanding options to purchase i2 common stock or restricted stock unit awards through the closing date of the merger. Under ASC Topic 805, acquisition-related transaction costs (i.e., advisory, legal, valuation and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred.

The unaudited pro forma condensed combined financial information provided herein does not purport to represent the results of operations or financial position of JDA that would have actually resulted had the merger been completed as of the dates indicated, nor should the information be taken as indicative of the future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that JDA may achieve with respect to the combined operations of JDA and i2.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of JDA and i2 incorporated herein by reference. See “Where You Can Find More Information.”

JDA SOFTWARE GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2009

	Historical				Pro Forma		Pro Forma
	JDA	i2	Reclassifications		Adjustments		Combined
	(In thousands)

Current Assets:
Cash and cash equivalents	$85,477	$185,513			$(160,540	)(2),(3)	$110,450
Restricted cash		6,737					6,737
Accounts receivable, net	60,236	21,127					81,363
Income tax receivable	2,298						2,298
Deferred tax asset	23,221						23,221
Prepaid expenses and other current assets	18,292	8,663					26,955

Total current assets	189,524	222,040	0		(160,540)		251,024

Non-Current Assets:
Property and equipment, net	41,608	3,230					44,838
Goodwill	135,275	16,684			386,049	(3)	538,008
Other Intangibles, net:
Customer lists	104,848						104,848
Acquired software technology	21,206						21,206
Trademarks	326						326
Deferred tax asset	35,996	5,624					41,620
Other non-current assets	7,272	3,842			5,500	(2)	16,614

Total non-current assets	346,531	29,380	0		391,549		767,460

Total assets	$536,055	$251,420	$0		$231,009		$1,018,484

Current Liabilities:
Accounts payable	$8,574	$3,502					$12,076
Accrued expenses and other current liabilities	39,381		28,852	(1)			68,233
Accrued liabilities		13,042	(13,042	)(1)			0
Accrued compensation and related expenses		15,810	(15,810	)(1)			0
Deferred revenue	71,852	43,796					115,648

Total current liabilities	119,807	76,150	0		0		195,957

Non-Current Liabilities:
Accrued exit and disposal obligations	7,269						7,269
Liability for uncertain tax positions	7,447		6,419	(1)			13,866
Taxes payable		6,419	(6,419	)(1)			0
Long-term debt					272,217	(2)	272,217

Total non-current current liabilities	14,716	6,419	0		272,217		293,352

Total liabilities	134,523	82,569	0		272,217		489,309

Stockholders’ Equity:
Series B convertible preferred stock		108,293			(108,293	)(3)	0
Common stock	363	6			56	(3)	425
Additional paid-in capital	361,740	10,492,082			(10,364,501	)(3)	489,321
Deferred compensation	(7,681)						(7,681)
Retained earnings (accumulated deficit)	65,517	(10,434,986)			10,434,986	(3)	65,517
Accumulated other comprehensive income (loss)	3,589	3,456			(3,456	)(3)	3,589
Treasury stock	(21,996)						(21,996)

Total stockholders’ equity	401,532	168,851	0		(41,208)		529,175

Total liabilities and stockholders’ equity	$536,055	$251,420	$0		$231,009		$1,018,484

See accompany notes to unaudited pro forma condensed combined financial statements

JDA SOFTWARE GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

	Historical				Pro Forma
	JDA	i2	Reclassifications		Adjustments		Pro Forma
	(In thousands, except per share data)

Revenues:
Software licenses	$60,160		$40,689	(1)			$100,849
Software solutions		40,689	(40,689	)(1)			0
Maintenance services	132,378	56,021					188,399

Product revenues	192,538	96,710	0		0		289,248

Consulting services	78,965	71,357					150,322
Reimbursed expenses	7,174						7,174

Service revenues	86,139	71,357	0		0		157,496

Total revenues	278,677	168,067	0		0		446,744

Cost of Revenues:
Cost of software licenses	2,417		7,214	(1)			9,631
Cost of software solutions		7,214	(7,214	)(1)			0
Amortization of acquired software technology	2,954	0					2,954
Cost of maintenance services	32,416	6,749					39,165

Cost of product revenues	37,787	13,963	0		0		51,750

Cost of consulting services	61,732	45,797					107,529
Reimbursed expenses	7,174						7,174

Cost of service revenues	68,906	45,797	0		0		114,703

Total cost of revenues	106,693	59,760	0		0		166,453

Gross Profit	171,984	108,307	0		0		280,291
Operating Expenses:
Product development	37,732	20,124					57,856
Sales and marketing	46,310	28,020					74,330
General and administrative	35,001	25,695					60,696
Amortization of intangibles	17,880	25			(25	)(3)	17,880
Restructuring charges and adjustments to reserves	6,705	2,975					9,680
Intellectual property settlement		562					562

Total operating expenses	143,628	77,401	0		(25)		221,004

Operating Income	28,356	30,906			25		59,287
Interest expense and amortization of loan fees	(971)	(899)			(19,842	)(2),(5),(6)	(21,712)
Foreign currency hedge and transaction gain (loss), net	0	(928)	609	(1)			(319)
Loss on extinguishment of debt	0	(892)					(892)
Interest income	886	261	(724	)(1)	(423	)(4)	0
Other income (expense), net	0	(175)	115	(1)			(60)

Income Before Income Taxes	28,271	28,273	0		(20,240)		36,304
Income tax provision (benefit)	10,429	4,180			(7,084	)(8)	7,525

Net Income	17,842	24,093	0		(13,156)		28,779
Consideration paid in excess of carrying value on the repurchase of redeemble preferred stock	(8,593)						(8,593)
Preferred stock dividend and accretion of discount		(2,400)			2,400	(7)	0

Income Applicable to Common Shareholders	$9,249	$21,693	$0		$(10,756)		$20,186

Earnings Per Share Applicable to Common Shareholders:
Basic earnings per share	$0.26	$0.80					$0.49

Diluted earnings per share	$0.26	$0.80					$0.49

Shares Used to Compute Earnings Per Share:
Basic earnings per share	35,076	26,951			6,166	(9)	41,242

Diluted earnings per share	35,329	27,158			6,166		41,495

See accompany notes to unaudited pro forma condensed combined financial statements

JDA SOFTWARE GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2008

	Historical				Pro Forma
	JDA	i2	Reclassifications		Adjustments		Pro Forma
	(In thousands, except per share data)

Revenues:
Software licenses	$92,898		$46,852	(1)			$139,750
Software solutions		46,852	(46,852	)(1)			0
Maintenance services	182,844	85,397					268,241

Product revenues	275,742	132,249	0		0		407,991

Consulting services	104,072	123,564					227,636
Reimbursed expenses	10,518						10,518

Service revenues	114,590	123,564	0		0		238,154

Total revenues	390,332	255,813	0		0		646,145

Cost of Revenues:
Cost of software licenses	3,499		9,316	(1)			12,815
Cost of software solutions		9,316	(9,316	)(1)			0
Amortization of acquired software technology	5,277	4					5,281
Cost of maintenance services	45,734	10,139					55,873

Cost of product revenues	54,510	19,459	0		0		73,969

Cost of consulting services	81,954	89,928					171,882
Reimbursed expenses	10,518						10,518

Cost of service revenues	92,472	89,928	0		0		182,400

Total cost of revenues	146,982	109,387	0		0		256,369

Gross Profit	243,350	146,426	0		0		389,776
Operating Expenses:
Product development	53,866	29,241					83,107
Sales and marketing	66,468	45,135					111,603
General and administrative	44,963	42,062					87,025
Amortization of intangibles	24,303	100			(100	)(3)	24,303
Restructuring charges and adjustments to reserves	8,382	(95)					8,287
Cost of terminated acquisition of i2 Technologies	25,060	0					25,060
Intellectual property settlement	0	(79,860)					(79,860)

Total operating expenses	223,042	36,583	0		(100)		259,525

Operating Income	20,308	109,843	0		100		130,251
Interest expense and amortization of loan fees	(10,349)	(7,473)			(25,757	)(2),(5),(6)	(43,579)
Finance costs on terminated acquisition of i2 Technologies	(5,292)	0					(5,292)
Foreign currency hedge and transaction gain (loss), net	0	(1,700)	483	(1)			(1,217)
Interest income	2,791	3,876	(1,034	)(1)	(4,013	)(4)	1,620
Other income (expense), net	0	11,510	551	(1)			12,061

Income Before Income Taxes	7,458	116,056	0		(29,670)		93,844
Income tax provision (benefit)	4,334	8,382			(10,385	)(8)	2,331

Net Income	3,124	107,674	0		(19,285)		91,513
Preferred stock dividend and accretion of discount		(3,140)			3,140	(7)	0

Income Applicable to Common Shareholders	$3,124	$104,534	$0		$(16,145)		$91,513

Earnings Per Share Applicable to Common Shareholders:
Basic earnings per share	$0.09	$3.97					$2.26

Diluted earnings per share	$0.09	$3.91					$2.21

Shares Used to Compute Earnings Per Share:
Basic earnings per share	34,339	26,333			6,166	(9)	40,505

Diluted earnings per share	35,185	26,711			6,166		41,351

See accompanying notes to unaudited pro forma condensed combined financial statements

JDA SOFTWARE GROUP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands, except per share data and as otherwise noted)

Note 1.  Estimated Merger Consideration and Allocation Assumed in the Pro Forma

The following table summarizes the components of the estimated merger consideration assumed in the pro forma. The i2 common shares shown in the table include actual common shares outstanding, in-the-money stock options and restricted stock units as of the date of the merger agreement.

Estimated cash consideration payable to i2 common equity holders at closing:
• 24,065,366 i2 common shares at $12.70 per share	$305,533

Estimated stock consideration payable to i2 common equity holders at closing:
• 24,065,366 i2 common shares converts to 6,166,326 JDA common shares using the ratio of 0.2562 and valued at $20.70 per share	127,643

Total estimated merger consideration for i2 common equity holders	$433,176

Estimated cash consideration payable to the Series B holder:
• 110,658 shares of i2 Series B Preferred Stock at $1,100 per share	121,724

Total estimated merger consideration	$554,900

JDA currently intends to use proceeds from the offering of $275 million in five-year, 8.0% senior unsecured notes (see Note 2), together with the companies’ combined cash balances at closing, to fund the cash obligations of the merger agreement, related transaction expenses, and to provide cash for the combined companies’ ongoing working capital and general corporate needs after the merger.

The table below illustrates the potential impact to the estimated value of the merger consideration resulting from a 10% increase or decrease in the November 4, 2009 closing price of JDA common stock of $20.70 per share. For purposes of this calculation, we have assumed the same total number of shares as presented in the table above.

	10% Decrease	10% Increase
	in JDA	in JDA
	Share Price	Share Price

	$(18.63)	$(22.77)
Estimated cash consideration payable to i2 common equity holders
• 24,065,366 i2 common shares at $12.70 per share	$305,533	$305,533

Estimated stock consideration payable to i2 common equity holders
• 24,065,366 i2 common shares converts to 6,166,326 JDA common shares using the ratio of 0.2562 and valued at $18.63 and $22.77 per share, respectively	114,879	140,407

Total estimated merger consideration for i2 common equity holders	420,412	$445,940

Estimated cash consideration payable to i2 Series B holder:
• 110,658 shares of i2 Series B Preferred Stock at $1,100 per share	121,724	121,724

Total estimated merger consideration	$542,136	$567,664

JDA has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the i2 assets to be acquired and liabilities to be assumed and the related allocations to such items, including goodwill, of the merger consideration. Accordingly, assets and liabilities are presented in the pro forma financial information at their respective carrying amounts and should be treated as preliminary values. The estimated goodwill included in the pro forma adjustments is calculated as the difference between the estimated merger consideration expected to be transferred and the carrying values of the assets

JDA SOFTWARE GROUP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

acquired and liabilities assumed. The following summarizes the estimated goodwill calculation as of September 30, 2009:

Current assets	$222,040
Non-current assets	12,696

Total assets acquired	234,736
Total liabilities assumed	(82,569)

Net assets acquired	152,167
Less: Estimated merger consideration	(554,900)

Estimated goodwill	$402,733

The final allocation of the merger consideration may include (i) changes in historical carrying values of property and equipment, (ii) allocations to intangible assets such as trademarks and trade names, in-process research and development, developed technology and customer-related assets, and (iii) other changes to assets and liabilities. As a result, actual results will differ from this unaudited pro forma condensed combined financial information once JDA has determined the final merger consideration, completed the detailed valuation analysis and calculations necessary to finalize the required purchase price allocations. The final allocation of the merger consideration, which will be determined subsequent to the closing of the merger, may differ materially from the estimated allocations and unaudited pro forma condensed combined amounts included herein.

Note 2.  Reclassifications and Pro Forma Adjustments

Unaudited Pro Forma Condensed Combined Balance Sheet

(1) Entry records certain reclassifications to conform to the JDA presentation.

(2) Entry records the proceeds from the offering of $275 million in five-year, 8.0% senior unsecured notes, which closed on December 10, 2009.

Gross cash proceeds from issuance of senior unsecured notes	$275,000
Less: Original issue discount (1.012% of the aggregate principal amount of the notes)	(2,783)

Initial offering price	272,217
Less: Placement fees (2.0% of the aggregate principal amount of the notes)	(5,500)

Net cash proceeds to the balance sheet	$266,717

The placement fees and original issue discount (“OID”) will be amortized on a straight-line basis over the term of the notes. The placement fees are reflected in the pro forma condensed combined balance sheet under the caption “Other non-current assets” and the OID is reflected as a reduction of long-term debt.

JDA SOFTWARE GROUP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(3) Entries to record the estimated cash and stock merger consideration and the reversal of i2 historical goodwill and equity balances.

Cash consideration paid to i2 common equity holders	$305,533
Cash consideration paid to holders of i2 Series B Preferred Stock	121,724

Total adjustment to cash and cash equivalents	$427,257

Preliminary estimate of goodwill in Merger	$402,733
Elimination of i2 historical goodwill	(16,684)

Total adjustment to goodwill	$386,049

Elimination of i2 historical Series B Preferred Stock	$(108,293)

JDA common stock issued as merger consideration ($0.01 par value)	$62
Elimination of i2 historical common stock	(6)

Total adjustment to common stock	$56

Additional JDA common stock merger consideration in excess of par	$127,581
Elimination of i2 historical additional paid-in capital	(10,492,082)

Total adjustment to additional paid-in capital	$(10,364,501)

Elimination of i2 historical accumulated deficit	$10,434,986

Elimination of i2 historical accumulated other comprehensive income	$(3,456)

Unaudited Pro Forma Condensed Combined Statements of Income

(1) Entry records certain reclassifications to conform the JDA and i2 presentations.

(2) Entry records the increase in interest expense and amortization of loan fees arising from the amortization of the placement fees and the OID on the notes in order to finance the transaction. The pro forma assumes straight-line amortization of such fees and discount over the term of the notes.

			Nine Months
	Quarterly	Year Ended	Ended
	Amortization	December 31, 2008	September 30, 2009

Amortization of placement fees	$275	$1,100	$825
Amortization of OID	139	557	417

	$414	$1,657	$1,242

(3) Entry eliminates i2 historical amortization of acquired intangibles.

		Nine Months
	Year Ended	Ended
	December 31, 2008	September 30, 2009

Amortization of i2’s acquired intangibles	$100	$25

JDA SOFTWARE GROUP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(4) Entry records the decrease in interest income on invested cash balances used to effect the merger as of January 1, 2008 and 2009, respectively. For purposes of this calculation, the invested cash balances used to fund merger obligations is $160,540, which represents the estimated cash merger consideration of $427,257 less the $266,717 of net proceeds from the issuance of the notes.

		Nine Months
	Year Ended	Ended
	December 31,2008	September 30, 2009

JDA — historical interest income	$1,757	$162
i2 — historical interest income	3,876	261

	5,633	423
Less interest income on combined cash balances used to fund cash obligations of the Merger	(4,013)	(423)

	$1,620	$—

The pro forma adjustment for the year ended December 31, 2008 assumes an estimated weighted average interest rate of 2.5% on the combined cash balance of $160,540 that would be used to fund a portion of the estimated cash merger consideration. The pro forma adjustment for the nine months ended September 30, 2009 assumes that all interest income would be eliminated as the remaining cash balances would be used for operating purposes and would not be available for investment.

(5) Entry records interest expense on the notes used to effect the merger as of January 1, 2008 and 2009:

		Nine Months
	Year Ended	Ended
	December 31, 2008	September 30, 2009

Interest expense at 8.0%	$22,000	$16,500

(6) Entry records the arrangement fee for the commitment from the Wells Fargo Parties to provide a $140 million senior secured credit facility (consisting of a $120 million term loan and a $20 million revolving credit facility) if JDA had been required to finance the merger under an alternative structure. This non-refundable commitment fee is equal to $2.1 million or 1.5% of the credit facility. This commitment has been terminated and the related fee has been fully expensed in both pro forma periods.

(7) Entry eliminates i2’s historical preferred stock dividend and related accretion of discount on the Series B Preferred Stock.

(8) Entry records an incremental income tax provision on the pro forma adjustments at the statutory rate of 35% for the year ended December 31, 2008 and the nine months ended September 30, 2009.

(9) Adjusts the shares used to compute earnings per share applicable to common shareholders to include 6,166,326 JDA common shares issued as stock consideration to i2 common equity holders.

Note 4.  Costs Associated With Previous Terminated Acquisition

In August 2008, JDA entered into an agreement and plan of merger to acquire all of the outstanding common and preferred equity of i2. This transaction was subsequently terminated in December 2008 and JDA paid i2 a $20 million non-refundable reverse termination fee.

The historical JDA condensed consolidated statement of income for the year ended December 31, 2008 includes $30.4 million in costs associated with the terminated acquisition, including the $20 million non-refundable reserve termination fee and $5.1 million of legal, accounting and other acquisition-related fees that are included in operating expenses under the caption “Costs of terminated acquisition of i2 Technologies” and $5.3 million in

JDA SOFTWARE GROUP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

finance costs related to loan origination and “ticking fees” on debt financing commitments that are included in non-operating income (expense) under the caption “Finance Costs of Terminated Acquisition of i2 Technologies.”

The historical i2 condensed consolidated statement of operations for the year ended December 31, 2008 includes an $11.5 million net gain related to the terminated acquisition. The net gain, which includes the $20 million non-refundable reverse termination fee received from JDA, net of $8.5 million of costs related to the transaction, is included in non-operating income (expense) under the caption “Other income (expense), net.”

No adjustments have been made to the pro forma condensed combined statement of income for the year ended December 31, 2008 to eliminate the impact of the terminated acquisition.

i2 SPECIAL MEETING OF STOCKHOLDERS

i2’s board of directors is using this Proxy Statement to solicit proxies from the stockholders of i2 at the special meeting. This Proxy Statement is first being mailed to i2 stockholders on or about          , 2009.

This Proxy Statement contains important information regarding the special meeting, the proposal on which you are being asked to vote, information you may find useful in determining how to vote, and voting procedures.

Date, Time, and Place

The special meeting will be held at the i2 corporate headquarters at 11701 Luna Road, Dallas, Texas 75234 on , 2010 at 8:00 a.m. local time. On or about          , 2010, i2 commenced mailing this Proxy Statement and the enclosed form of proxy to its stockholders entitled to vote at the meeting.

Purpose of the i2 Special Meeting

i2 stockholders will be asked to consider and vote upon the following proposals:

•	to approve and adopt the Agreement and Plan of Merger, which we refer to as the “merger agreement,” that we entered into on November 4, 2009 with JDA, and Alpha Acquisition Corp., a wholly-owned subsidiary of JDA (the “Merger Proposal”); and

•	to grant each of the persons named in the accompanying proxy materials as proxies with discretionary authority to vote to adjourn or postpone the special meeting, if necessary, to satisfy the conditions to completing the merger as set forth in the merger agreement, including for the purpose of soliciting proxies to vote in favor of approving the merger agreement (the “Adjournment/Postponement Proposal”).

Who May Vote at the Special Meeting

Only stockholders of record as of the close of business on          , 2009, which we refer to as the “record date,” are entitled to notice of and to vote at the special meeting and any adjournments thereof. As of the close of business on the record date, the outstanding stock of i2 entitled to vote consisted of          shares of common stock, having one vote per share, and 110,658 shares of Series B Preferred Stock, having 4,780,043 votes on an as-converted-to-common stock basis, voting as a single class with the common stock. The total votes of the common stock and Series B Preferred Stock entitled to vote at the special meeting is          .

A complete list of stockholders entitled to vote at the i2 special meeting will be available for examination by any i2 stockholder at the i2 corporate headquarters at 11701 Luna Road, Dallas, Texas 75234 for purposes pertaining to the i2 special meeting, during normal business hours for a period of ten days before the i2 special meeting, and at the time and place of the i2 special meeting.

Quorum and Vote Required

The presence, in person or by properly executed proxy, of the holders of at least a majority of the voting power of outstanding shares of common stock and Series B Preferred Stock, voting on an as-converted-to-common stock basis as a single class with the common stock, entitled to vote at the special meeting will constitute a quorum. None of the proposals can be submitted for a stockholder vote unless a quorum is present at the meeting. If a quorum is not present, it is expected that the meeting will be adjourned or postponed to enable i2 to solicit additional proxies. If a new record date is set for the adjourned meeting, then a new quorum will have to be established. Votes cast by proxy or in person at the special meeting will be tabulated by the election inspectors appointed for the meeting, who will also determine whether or not a quorum is present.

The affirmative vote of at least a majority of the voting power of i2’s outstanding shares of common stock and Series B Preferred Stock voting on an as-converted-to-common stock basis as a single class with the i2 common stock, is required to approve the Merger Proposal. The affirmative vote of at least a majority of the voting power, present in person or represented by proxy at the i2 special meeting, of i2’s outstanding shares of common stock and Series B Preferred Stock voting on an as-converted-to-common stock basis as a single class with the i2 common stock, is required to approve the Adjournment/Postponement Proposal.

The proposals to be considered at the special meeting are of great importance to i2. Accordingly, you are urged to read and carefully consider the information presented in this Proxy Statement and to complete, date, sign, and promptly return the enclosed proxy in the enclosed postage-paid envelope.

How to Vote

Stockholders may vote in person or by proxy. Execution of a proxy will not affect a stockholder’s right to attend the meeting and vote in person. All shares represented by valid proxies received by the secretary of i2 prior to the meeting will be voted as specified in the proxy. If no specification is made and if discretionary authority is conferred by the stockholder, the shares will be voted FOR each of the proposals. Shares of i2 common stock represented at the special meeting but not voted, including shares of i2 common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

i2’s stockholders are requested to complete, date, and sign the enclosed proxy card and promptly return it in the accompanying postage-paid envelope. Stockholders may also vote proxies by telephone or the Internet by following the instructions provided on the enclosed proxy card. i2’s stockholders may vote in person at the special meeting by delivering the completed proxy card at the meeting or by using written ballots that will be available to any i2 stockholder who desires to vote in person at the special meeting. i2 stockholders who are beneficial owners of shares held in “street name” by a broker, trustee, bank, or other nominee holder on behalf of such stockholder may vote in person at the meeting by obtaining a proxy from the nominee holding the i2 shares. In addition, such i2 stockholders may vote by proxy by completing and signing a voting instruction card provided to them by the nominee holding the i2 shares.

How to Change Your Vote

A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by:

•	delivering a written notice of revocation bearing a later date than the proxy to the secretary of i2 at or before the taking of the vote at the special meeting;

•	delivering a duly executed proxy relating to the same shares and bearing a later date to the secretary of i2 before the taking of the vote at the special meeting; or

•	attending the special meeting and voting such shares in person. Stockholders should note, however, that merely attending the special meeting in person without casting a vote at the meeting will not alone constitute a revocation of a proxy.

However, if an i2 stockholder has shares held through a brokerage firm, bank, or other custodian, it may revoke its instructions only by informing the custodian in accordance with any procedures it has established.

Abstentions and Broker Non-Votes

Only shares affirmatively voted for the approval of the Merger Proposal, including properly executed proxies that do not contain voting instructions, will be counted as voting for that proposal. If you abstain from voting, it will have the same effect as a vote against the approval of the Merger Proposal and as a vote against the Adjournment/Postponement Proposal. Brokers who hold shares in street name for customers have the authority to vote upon “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the approval of the merger agreement. If shares held by a broker are deemed present at a meeting, but are not voted on a specific proposal because it is a non-routine matter and the broker has not received voting instructions from the beneficial owner, such shares are generally referred to as “broker non-votes.” Broker non-votes will have the same effect as votes “against” the approval of the Merger Proposal. Broker non-votes will have no effect on the Adjournment/Postponement Proposal.

Voting by i2 Directors, Executive Officers, and Certain Stockholders

As of the record date, the directors and executive officers of i2, and the Series B holder on an as-converted-to-common stock basis, beneficially owned and were entitled to vote 324,646 shares of i2 common stock and

110,658 shares of Series B Preferred Stock, having 4,780,043 votes on an as-converted-to-common stock basis. These shares are entitled to 5,104,684 votes representing approximately 18.4% of the combined voting power of the i2 common stock and Series B Preferred Stock, voting on an as-converted-to-common stock basis, on that date. Concurrently with the execution and delivery of the merger agreement, all of the i2 executive officers and directors, and the Series B holder, executed voting agreements, the forms of which are attached to this Proxy Statement as Annex B and Annex C, respectively, agreeing to vote or cause to be voted all of the respective shares for the adoption of the merger agreement and approval of the merger. See “Merger Agreement and Other Related Agreements — Voting Agreements” beginning on page 75.

Other Meeting Matters and Adjournment

i2 does not know of any matters other than those described in the notice of the special meeting that are to come before the i2 special meeting. If any other matters are properly brought before the special meeting, one or more persons named in the i2 form of proxy will vote the shares represented by such proxy upon such matter as determined in their discretion.

Except as provided below, if it is necessary to adjourn the special meeting, notice need not be given of the adjourned meeting if the time and place thereof, if any, are announced at the special meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled vote at the meeting. At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which theretofore have been effectively revoked or withdrawn). If a notice of the adjourned meeting is required to be sent, proxies may need to be re-solicited. If a quorum is not present at the meeting, either the chairman of the meeting or the stockholders entitled to vote at the meeting, present in person or represented by proxy, will have the power to adjourn the meeting.

Solicitation of Proxies

The cost of solicitation of proxies will be paid jointly by i2 and JDA, except for related accounting and legal fees. In addition to soliciting stockholders by mail, certain of i2’s directors, officers, and employees, without additional remuneration, may solicit proxies in person or by telephone or other means of electronic communication. i2 will not pay these individuals for their solicitation activity but will reimburse them for their reasonable out-of-pocket expenses. Brokers and other custodians, nominees, and fiduciaries will be requested to forward proxy-soliciting material to the owners of stock held in their names, and i2 will reimburse such brokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket costs. Solicitation by directors, officers, and employees of i2 may also be made of some stockholders in person or by mail, telephone, or other means of electronic communication following the original solicitation. We have retained D.F. King & Co., Inc. as our proxy solicitor to assist with the solicitation of proxies. We will pay the total fees and expenses of D.F. King & Co., Inc., which are not expected to exceed $20,000 plus reasonable out-of-pocket expenses.

Appraisal Rights

i2 has concluded that i2 stockholders are entitled under DGCL Section 262 to appraisal rights in connection with the merger. To exercise appraisal rights, i2 stockholders must:

•	before the taking of the vote upon the Merger Proposal, deliver to i2 written demand for appraisal;

•	NOT vote in favor of the Merger Proposal;

•	continue to hold your i2 stock through the effective date of the merger; and

•	comply with other procedures as is required by DGCL Section 262.

A copy of the relevant provisions of DGCL Section 262 is attached to this proxy statement as Annex E. See “The Merger — Appraisal Rights” on page 53 for a more detailed discussion.

DESCRIPTION OF CAPITAL STOCK OF JDA AND COMPARISON OF RIGHTS OF STOCKHOLDERS OF JDA AND i2

Both JDA and i2 are incorporated under the laws of the State of Delaware and, accordingly, the rights of the stockholders of each are currently governed by the DGCL. Upon completion of the merger, all outstanding shares of i2 common stock and Series B Preferred Stock (to the extent such shares remain outstanding at the effective time of the merger) will be converted into the right to receive the merger consideration, which will include cash and shares of JDA common stock. Therefore, upon completion of the merger, the rights of the former i2 stockholders will be governed by Delaware law, the certificate of incorporation of JDA, as amended and restated, and the bylaws of JDA, as amended and restated.

The following discussion is a summary of the current rights of JDA stockholders and the current rights of i2 stockholders. While this summary includes the material differences between the two, this summary may not contain all of the information that is important to you. You are urged to carefully read this entire Proxy Statement, the relevant provisions of the DGCL, and the other governing documents referred in this Proxy Statement for a more complete understanding of the differences between being a stockholder of JDA and a stockholder of i2. JDA and i2 have filed with the SEC their respective governing documents referenced in this summary of stockholder rights and will send copies of these documents to you, without charge, upon your request. See “Where You Can Find More Information” beginning on page 106.

	Rights of JDA Stockholders	Rights of i2 Stockholders

Authorized Capital Stock	JDA is authorized under its certificate of incorporation to issue 52,000,000 shares, consisting of 50,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share.	The authorized capital stock of i2 consists of 2,000,000,000 shares of common stock, $0.00025 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share.
Amendment of Certificate of Incorporation	Under Section 242 of the DGCL, an amendment to a corporation’s certificate of incorporation generally requires approval of the majority of a corporation’s board of director and approval by the holders of a majority of a corporation’s common stock entitled to vote.
	JDA’s certificate of incorporation requires approval by the holders of at least two-thirds of the voting power of all outstanding shares of JDA’s capital stock generally entitled to vote in the election of directors, voting together as a single class, in order to amend the provisions of the certificate of incorporation related to (i) amending the certificate of incorporation, (ii) management of the business and the conduct of the affairs of JDA, (iii) the number and classification of directors, vacancies on the board and removal of directors, (iv) amendment of JDA’s bylaws, and (v) personal liability of the directors.	i2’s certificate of incorporation requires approval by the holders of at least two-thirds of the combined voting power of all outstanding shares of i2 entitled to vote to alter, amend, or repeal the provisions of the certificate of incorporation related to (i) classification of directors and vacancies on the board, (ii) voting in the election of directors, (iii) prohibiting stockholders from taking action by written consent in lieu of a meeting, and (iv) the foregoing supermajority voting requirements, unless the amendment is approved by a majority of the directors of i2 not affiliated or associated with any person or entity holding 26% or more of the voting power of i2’s outstanding capital stock.

	Rights of JDA Stockholders	Rights of i2 Stockholders

The certificate of designations governing the Series B Preferred Stock provides that each holder of Series B Preferred Stock shall be entitled to vote on all matters subject to a stockholder vote and shall be entitled to a number of votes equal to the number of shares of common stock the Series B shareholder would have if it converted its Series B Preferred Stock to common stock. Additionally, an affirmative vote of the holders of a majority of the outstanding Series B Preferred Stock is necessary to make certain amendments to the certificate of incorporation of i2, including, among other things, to: (i) alter or change the preferences, rights or powers of the Series B Preferred Stock or (ii) create, authorize or issue any capital stock of i2 that ranks prior, or, with certain exceptions, create, equal to the Series B Preferred Stock.
Amendment of Bylaws	Under Section 109 of the DGCL, the power to adopt, amend, or repeal bylaws is in the stockholders entitled to vote. In addition, Section 109 of the DGCL provides that a corporation may, in its certificate of incorporation, confer the power to adopt, amend, or repeal bylaws upon the directors, but may not divest the stockholders of that power.
JDA’s certificate of incorporation and bylaws provide that its board of directors may adopt, amend, or repeal bylaws upon the approval of two-thirds of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships. Under JDA’s certificate of incorporation and bylaws, holders of two-thirds of the voting power of all outstanding shares of JDA’s capital stock entitled to vote generally in the election of directors, voting together as a single class, may also adopt, amend, or repeal bylaws.	i2’s certificate of incorporation provides that its board of directors may adopt, alter, amend, or repeal bylaws.

i2’s bylaws require approval by the holders of at least two-thirds of the combined voting power of all outstanding shares of i2 entitled to vote to alter, amend or repeal the provisions of the bylaws related to (i) stockholder voting, and prohibiting stockholder action by written consent in lieu of a meeting, and (ii) amending the bylaws, or to add or amend any other bylaw in order to change or nullify the effect of such provisions, unless the amendment is approved by a majority of the directors of i2 not affiliated or associated with any person or entity holding 26% or more of the voting power of i2’s outstanding capital stock.

	Rights of JDA Stockholders	Rights of i2 Stockholders

Special Meetings of Stockholders	JDA’s bylaws provide that a special meeting of stockholders may be called by the President or Chief Executive Officer or either of them at the request in writing of at least one-third (1/3) of the directors then in office.	i2’s bylaws provide that a special meeting of stockholders may be called by the board of directors, the Chairman of the board, the President, or the Chief Executive Officer.
Stockholder Proposals	JDA’s bylaws allow for business to be properly brought before an annual meeting of JDA by a stockholder if the stockholder intending to propose the business gives timely notice thereof in writing to the secretary of JDA.	i2’s bylaws allow for business to be properly brought before an annual or special meeting of i2 by a stockholder (other than the nomination of a person for election as a director, which is discussed below), if the stockholder intending to propose the business gives timely notice thereof to the secretary of i2.
To be timely, the stockholder’s notice must be received at JDA’s principal executive offices not less than 120 days in advance of the anniversary of the release of the proxy statement to stockholders in connection with the previous year’s annual meeting, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of such date was made.	To be timely, the stockholder’s notice must be delivered to or mailed and received by the secretary of i2 not later than the close of business on the 90th day prior to the first anniversary of the date of the delivery of the proxy statement to stockholders in connection with the previous year’s annual meeting, except that if the date of the annual meeting is advanced more than 30 days or delayed (other than as a result of adjournment) more than 60 days from such anniversary date, notice by the stockholder must be received not later than the close of business on the later of the 60th day prior to the annual meeting or the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by i2.

If the meeting is a special meeting, notice by the stockholder must be received no later than the close of business on the later of the 60th day prior to the meeting or the tenth day following the day on which public announcement of the date of such meeting is made by i2.

Rights of JDA Stockholders	Rights of i2 Stockholders

The stockholder’s notice to the secretary of JDA must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on JDA’s books, of the stockholder proposing such business, (iii) the class and number of shares of JDA that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.	The stockholder’s notice to the secretary of i2 must set forth (i) the name and address of the stockholder who intends to propose the business, a description of each item of business proposed to be brought before the meeting, and the reasons for conducting such business at the meeting, (ii) a representation that the stockholder is a holder of record of stock of i2 entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice, (iii) any material interest in such business of the stockholder and any person directly controlling, controlled by, under common control with or acting in concert with the stockholder (a “Stockholder Associated Person”), including any anticipated benefit to the stockholder or any Stockholder Associated Person, (iv) certain specified information regarding the ownership interests of the stockholder and any Stockholder Associated Person, which must be supplemented by the stockholder in writing delivered to the secretary of i2 not later than 10 days after the record date for the meeting to disclose such interests as of the record date, (v) if applicable, a description of all contracts, arrangements, understandings, or relationships between the stockholder and any Stockholder Associated Persons or between the stockholder or any Stockholder Associated Persons and any other person or persons (including their names) that relate to the proposal of such business by the stockholder, and (vi) such other information regarding each matter of business to be proposed by the stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the matter been proposed, or intended to be proposed by i2’s board of directors.

	Rights of JDA Stockholders	Rights of i2 Stockholders

i2’s bylaws also state that notwithstanding the above, nothing will affect the rights of stockholders to request inclusion of proposals in i2’s proxy statement made pursuant to Rule 14a-8 under the Exchange Act.
Nominations of Candidates for Election to the Board of Directors	JDA’s bylaws and certificate of incorporation do not contain any provisions regarding the nomination of candidates for election to JDA’s board of directors.	i2’s bylaws allow for nominations of candidates for election to its board of directors by a stockholder if the stockholder gives timely notice thereof to the secretary of i2.
However, JDA’s board of directors has adopted a formal policy regarding director nominations that provides that nominations of candidates for election as directors may be made by the board or by stockholders.

	Under the policy, stockholders nominating candidates for election as directors are required to submit their nominations in writing and send via registered, certified, or express mail to the secretary of JDA no later than 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders.	To be timely, the stockholder’s notice must be delivered to or mailed and received by the secretary of i2 not later than the close of business on the 90th day prior to the first anniversary of the date of the delivery of the proxy statement to stockholders in connection with the previous year’s annual meeting, except that if the date of the annual meeting is advanced more than 30 days or delayed (other than as a result of adjournment) more than 60 days from such anniversary date, notice by the stockholder must be received not later than the close of business on the later of the 60th day prior to the annual meeting or the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by i2.

	Rights of JDA Stockholders	Rights of i2 Stockholders

In addition, stockholders nominating candidates for election as directors must provide the following information: (i) the candidate’s name, age, contact information, and present principal occupation or employment, (ii) a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director, (iii) the name and address, as they appear on JDA’s books, of the stockholder making the nomination, and (iv) the stockholder’s relationship or affiliation with the candidate, if any.

Evaluation of any stockholder recommendation is the responsibility of the governance committee of JDA’s board of directors under its charter.	If the meeting is a special meeting, notice by the stockholder must be received no later than the close of business on the later of the 60th day prior to the meeting or the tenth day following the day on which public announcement of the date of such meeting is made by i2.

The stockholder’s notice to the secretary of i2 must set forth substantially the same information as is required for a stockholder proposal generally, and if applicable, the consent of each nominee to serve as director of i2 if so elected.

In addition, under i2’s bylaws, i2 may require any proposed nominee to furnish such other information as may reasonably be required by i2 to determine the eligibility of the proposed nominee to serve as an independent director of i2 or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee.
Notice of Stockholder Meetings	The DGCL requires notice to stockholder of the place (if any), date, and hour, and means of remote communication, if any, of each annual and special stockholders’ meeting at least 10 days, but no more than 60 days, before the meeting date unless other provisions of the DGCL require a different notice. In the case of a special meeting, the notice must also state the purpose or purposes for which the meeting is called. Pursuant to the DGCL, notice of a stockholders’ meeting to vote upon a merger or a sale of all or substantially all of the corporation’s assets must be delivered at least 20 days before the meeting date.
	JDA’s bylaws provide that written notice of the place, date, and time of an annual meeting must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days prior to the meeting.	i2’s bylaws provide that written notice of annual and special meetings of stockholder, specifying the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, must be sent not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting.

	Rights of JDA Stockholders	Rights of i2 Stockholders

Stockholder Action by Written Consent	JDA’s certificate of incorporation and bylaws provide that any action required or permitted to be taken by JDA stockholders must be effected at a meeting of stockholders and may not be effected by an consent in writing by stockholders.	i2’s certificate of incorporation and bylaws provide that any action required or permitted to be taken by i2 stockholders must be effected at a meeting of stockholders and may not be effected by an consent in writing by stockholders.
Number of Directors	The DGCL provides that the board of directors of a Delaware corporation must consist of one or more directors as fixed by the corporation’s certificate of incorporation or bylaws.
	JDA’s certificate of incorporation provides that its board of directors will initially be set at four and, thereafter, will be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board for adoption). JDA’s bylaws provide that the maximum number of directors will be seven.	i2’s bylaws provide that the number of directors must be not less than one nor more than 10, as designated from time to time by resolution of the board of directors.
Classification of Board of Directors	JDA’s certificate of incorporation and bylaws provide that its board of directors is divided into three staggered classes, with each class as nearly equal in number as possible. JDA’s directors are elected for a term of three years, with the term of each class staggered to expire in successive years.	i2’s certificate of incorporation and bylaws provide that its board of directors is divided into three staggered classes, with each class as nearly equal in number as possible. i2’s directors are elected for a term of three years, with the term of each class staggered to expire in successive years.
Election of Directors	JDA’s certificate of incorporation provides that a nominee for director shall be elected to the board of directors if a majority of votes cast vote in favor of the nominee. Each share of JDA common stock is entitled to one vote with respect to each director.	The nominees receiving the greatest number of votes cast by the holders of outstanding shares of i2’s common stock and Series B Preferred Stock, on an as-converted-to-common stock basis, present in person or represented by proxy at i2’s annual meeting and entitled to vote on the election of directors, voting together as a single class, are elected as directors even if they receive less than a majority of such votes.
The holder of i2’s Series B Preferred Stock, voting separately as a single class to the exclusion of all other classes of i2’s capital stock, currently has the right to elect two directors to the board of directors.

	Rights of JDA Stockholders	Rights of i2 Stockholders

Removal of Directors	Under the DGCL, directors may be removed from office, with or without cause, by a majority stockholder vote.
	JDA’s certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock then outstanding, any director, or the entire board, may be removed from office at any time, with or without cause, by a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.	i2’s bylaws provide that, unless otherwise restricted by statute, i2’s certificate of incorporation (including the certificate of designations of the Series B Preferred Stock) or its bylaws, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. However, the DGCL provides that if a board of directors is divided into staggered classes, as is true of i2’s board, directors can only be removed by the stockholders for cause unless the certificate of incorporation provided otherwise. If at any time a class or series of shares is entitled to elect one or more directors, the provisions of the foregoing sentence apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.
Under the certificate of designations governing i2’s Series B Preferred Stock, the directors elected by the holder i2’s Series B Preferred Stock may be removed only by the holders of Series B Preferred Stock.

Rights of JDA Stockholders	Rights of i2 Stockholders

Vacancies on the Board of Directors	JDA’s certificate of incorporation and bylaws provide that newly created directorships resulting from any increase in the number of directors or any vacancies in the board of directors resulting from death, resignation, or other cause, other than removal from office by a vote of stockholders, may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen will hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires and their respective successors are elected, except in the case of the death, resignation, or removal of any director.	i2’s certificate of incorporation and bylaws provide that vacancies occurring on the board of directors for any reason may be filled by vote of a majority of the remaining members of the board, although less than a quorum, or a plurality of the votes cast at a meeting of stockholders, and a person so elected will hold office until the next succeeding annual meeting of stockholders and until his or her successor is duly elected and qualified.

i2’s bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, provided that if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of shares at the time outstanding having the right to vote fur such directors summarily order an election to be held to fill any such vacancies or newly created directorships.
Under the certificate of designations governing i2’s Series B Preferred Stock, if the holders of i2’s Series B Preferred Stock for any reason fail to elect anyone to fill the directorships that the holders of Series B Preferred Stock are entitled to fill by election, such positions will remain vacant until such time as the holders of Series B Preferred Stock elect a director to fill such position.

	Rights of JDA Stockholders	Rights of i2 Stockholders

Limitation on Liability of Directors	JDA’s certificate of incorporation provides that a director of JDA shall not be personally liable to JDA or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to JDA or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.	i2’s certificate of incorporation provides that to the fullest extent permitted by the DGCL as the same exists or as it may be amended, no director of i2 will be personally liable to i2 or its stockholders for monetary damages for breach of fiduciary duty as a director.
In addition, JDA’s certificate of incorporation states that if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of JDA will be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

	Rights of JDA Stockholders	Rights of i2 Stockholders

Indemnification and Advancement of Expenses of Directors and Officers	JDA’s bylaws provide that JDA will indemnify and hold harmless, to the fullest extent authorized by Delaware law, as the same exists or may be amended, any person who was or is made a party to or is involved in any legal proceeding by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director, officer, or employee of JDA or is or was serving at the request of JDA as a director, officer, or employee of another entity against all expenses, liability, and loss (including attorneys’ fees). JDA is required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if (i) such indemnification is expressly required to be made by law, (ii) the legal proceeding (or part thereof) was authorized and approved by JDA’s board of directors, or (iii) the legal proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the DGCL.	i2’s bylaws provide that i2 will, to the maximum extent and in the manner permitted by the DGCL, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceedings, arising by reason of the fact that such person is or was an agent of i2, including any person (i) who is or was a director or officer of i2, (ii) who is or was serving at the request of i2 as a director or officer of another entity, or (iii) who was a director or officer of a predecessor corporation of i2 or of another entity at the request of such predecessor corporation. Also, i2’s bylaws state that i2 has the power, to the extent and in the manner permitted by the DGCL, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceedings, arising by reason of the fact that such person is or was an agent of i2, including any person (i) who is or was an employee or agent of i2, (ii) who is or was serving at the request of i2 as an employee or agent of another entity, or (iii) who was an employee or agent of a predecessor corporation of i2 or of another entity at the request of such predecessor corporation.
	JDA will pay the expenses incurred by an officer or director in defending any legal proceeding in advance of its final disposition, provided, however, that the payment of such expenses shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it is ultimately determined that the director or officer is not entitled to be indemnified.	i2’s bylaws and certificate of incorporation are silent regarding advancement of expenses incurred by officers and directors in defending any legal proceeding.

	Rights of JDA Stockholders	Rights of i2 Stockholders

Commission Position on Indemnification for Securities Act Liabilities	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling JDA or i2 pursuant to the foregoing provisions, JDA and i2 have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Transactions with Related Parties	The DGCL generally provides that no transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if: (i) the material facts as to the director’s or officer’s interest and as to the transaction are known to the board of directors or the committee, and the board or committee in good faith authorizes the transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (ii) the material facts as to the director’s or officer’s interest and as to the transaction are disclosed or are known to the stockholders entitled to vote thereon, and the transaction is specifically approved in good faith by vote of the stockholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.
Certain Business Combination Restrictions	Section 203 of the DGCL protects publicly traded Delaware corporations, such as JDA and i2, from hostile takeovers, and from actions following the takeover, by prohibiting some transactions once an acquirer has gained a significant holding in the corporation. A corporation may elect not to be governed by Section 203 of the DGCL.
	JDA’s certificate of incorporation and bylaws do not contain an election not to be governed by Section 203 of the DGCL. Therefore, JDA is governed by Section 203 of the DGCL. This provision does not apply to the merger.	i2’s certificate of incorporation and bylaws do not contain an election not to be governed by Section 203 of the DGCL. Therefore, i2 is governed by Section 203 of the DGCL. However, i2’s board of directors approved the merger for purposes of Section 203; therefore, this provision does not apply to JDA in the merger.

	Rights of JDA Stockholders	Rights of i2 Stockholders

Poison Pill	JDA formerly had a rights agreement, but the rights granted pursuant to the agreement expired on October 1, 2008.	On January 17, 2002, i2’s board of directors approved adoption of a stockholder rights plan and declared a dividend of one preferred share purchase right for each outstanding share of common stock. After adjusting for the 1-for-25 reverse stock split i2 implemented on February 16, 2005, each share of common stock has attached to it one right to purchase 25 units of one one-thousandth of a share of series A junior participating preferred stock at a price of $75.00 per unit. The rights, which expire on January 17, 2012, will only become exercisable upon distribution. Distribution of the rights will not occur until ten days after the earlier of (i) the public announcement that a person or group has acquired beneficial ownership of 15% or more of i2’s outstanding common stock or (ii) the commencement of, or announcement of an intention to make, a tender offer or exchange offer that would result in a person or group acquiring the beneficial ownership of 15% or more of i2’s outstanding common stock.

Rights of JDA Stockholders	Rights of i2 Stockholders

Shares of series A preferred stock purchasable upon exercise of the rights are not redeemable. Each share of series A preferred stock will be entitled to a dividend of 40 times the dividend declared per share of common stock. In the event of liquidation, each share of series A preferred stock will be entitled to a payment of the greater of (i) 40 times the payment made per share of common stock or (ii) $1,000. Each share of series A preferred stock will have 40 votes, voting together with the common stock. In the event of any merger, consolidation, or other transaction in which shares of common stock are exchanged, each share of series A preferred stock will be entitled to receive 40 times the amount received per share of common stock. Because of the nature of the dividend, liquidation and voting rights, the value of the 25 units of series A preferred stock purchasable upon exercise of each right should approximate the value of one share of common stock.

Rights of JDA Stockholders	Rights of i2 Stockholders

If, after the rights become exercisable, i2 is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a right will thereafter have the right to receive upon exercise that number of shares of common stock of the acquiring company having a market value of two times the exercise price of the right. If any person or group becomes the beneficial owner of 15% or more of the outstanding shares of common stock, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person (which will thereafter be void), will have the right to receive upon exercise that number of shares of common stock or units of series A preferred stock (or cash, other securities or property) having a market value of two times the exercise price of the right.
The rights have significant anti-takeover effects by causing substantial dilution to a person or group that attempts to acquire i2 on terms not approved by i2’s board of directors.
The rights will not affect the merger because the rights agreement was amended, prior to execution of the merger agreement and voting agreements, to exclude the merger, JDA, and the parties to the voting agreements from the effects of the rights agreement and to provide that the rights and the rights agreement will terminate immediately prior to the effective time of the merger.

	Rights of JDA Stockholders	Rights of i2 Stockholders

Dividends	JDA’s certificate of incorporation permits JDA’s board of directors to declare dividends out of legally available funds.	The certificate of designations governing i2’s Series B Preferred Stock provides that dividends on the Series B Preferred Stock, which may be paid in cash or in additional shares of Series B Preferred Stock, at i2’s option, are payable semi-annually at the rate of 2.5% per year, and also states that so long as any shares of Series B Preferred Stock are outstanding and except as otherwise provided in the rights agreement governing i2’s series A preferred stock, no dividends may be declared or paid on any shares of common stock or series A preferred stock without the prior written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, i2 will no longer be a publicly-held company and there will be no public participation in any future meetings of i2 stockholders. However, if the merger is not completed, i2 stockholders will continue to be entitled to attend and participate in i2 stockholders meetings.

If the merger is not completed, i2 will inform its stockholders, by press release or other means determined reasonable, of the date by which stockholder proposals must be received by i2 for inclusion in the proxy materials relating to our 2010 annual meeting. Pursuant to Rule 14a-8 under the Exchange Act, any stockholder proposals to be considered by i2 for inclusion in its proxy statement and form of proxy card for its 2010 annual meeting of stockholders, expected to be held in May 2010 if the merger is not completed, must be received by i2 at its offices in Dallas, Texas, addressed to its Secretary, not later than December 29, 2009 (120 days prior to the first anniversary of the proxy statement relating to the 2009 annual meeting of stockholders). The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. In addition, the i2 amended and restated bylaws establish an advance notice procedure with regard to stockholder proposals, including stockholder proposals not included in the i2 proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the i2 corporate secretary not later than 90 days prior to the first anniversary of the date of the proxy statement relating to the 2009 annual meeting of stockholders and must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder making the proposal. Therefore, to be presented at the 2010 annual meeting, if it occurs, stockholder proposals that are not submitted for consideration for inclusion in the i2 proxy statement pursuant to the processes of Rule 14a-8 of the Exchange Act, must be received no later than January 28, 2010. Stockholder proposals must comply with applicable Delaware law, certain rules and regulations promulgated by the SEC and the procedures set forth in the i2 amended and restated bylaws.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

As permitted by the Exchange Act, i2 may deliver only one copy of this Proxy Statement to its stockholders residing at the same address, unless any such stockholder has notified i2 of such stockholder’s desire to receive multiple copies of this Proxy Statement. i2 stockholders residing at the same address may request delivery of only one copy of this Proxy Statement by delivering notice to i2’s secretary at 11701 Luna Road, Dallas, Texas 75234. i2 will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should also be directed, as applicable, to i2’s secretary at the same address listed above.

LEGAL MATTERS

The validity of the JDA common stock issued in connection with the merger will be passed upon for JDA by DLA Piper LLP (US).

EXPERTS

The financial statements incorporated in this Prospectus by reference from JDA’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of JDA’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference, (which reports 1) express an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the Company’s adoption of the provisions of the Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes in 2007 and 2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of i2 as of and for the years ended December 31, 2008 and 2007 and management’s assessment of internal control over financial reporting as of December 31, 2008, incorporated in this Prospectus by reference to Form 8-K dated November 18, 2009, have been so incorporated in reliance on the reports of Grant Thornton LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The 2006 financial statements of i2 (before the effects of the retrospective adjustments to the financial statements) incorporated by reference in this Registration Statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the 2006 financial statements of i2 before the effects of the retrospective adjustments to the financial statements and includes an explanatory paragraph referring to not being engaged to audit the retrospective adjustments). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The adjustments to the 2006 financial statements of i2 incorporated in this Prospectus by reference to Form 8-K dated November 18, 2009 to retrospectively apply the change in accounting principle described in Note 1 have been audited by Grant Thornton LLP, an independent registered public accounting firm. The consolidated financial statements of i2 as of and for the year ended December 31, 2006 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of (i) Deloitte & Touche LLP solely with respect to those financial statements before the effects of the adjustments to retrospectively apply the change in accounting described in Note 1 and (ii) Grant Thornton LLP solely with respect to the adjustments to those financial statements to retrospectively apply the change in accounting described in Note 1, given on the authority of such firms as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

JDA and i2 file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-942-8090 for further information on the public reference room. The SEC also maintains an internet website that contains reports, proxy statements, and other information regarding issuers, including JDA and i2, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this Proxy Statement.

JDA has filed with the SEC a registration statement of which this Proxy Statement forms a part. The registration statement registers the shares of JDA common stock to be issued to i2 stockholders in connection with the merger. The registration statement, including the attached exhibits and annexes, contains additional relevant information about the common stock of JDA and i2, respectively. The rules and regulations of the SEC allow JDA and i2 to omit certain information included in the registration statement from this Proxy Statement.

In addition, the SEC allows JDA and i2 to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this Proxy Statement, except for any information that is superseded by information included directly in this Proxy Statement or incorporated by reference subsequent to the date of this Proxy Statement as described below.

This Proxy Statement incorporates by reference the documents listed below that JDA and i2 have previously filed with the SEC (excluding any current reports on Form 8-K, or portions thereof, to the extent disclosure is furnished and not filed). They contain important information about the companies and their financial condition.

JDA SEC Filings

•	Annual report on Form 10-K for the fiscal year ended December 31, 2008;

•	Quarterly reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009; and

•	Current reports on Form 8-K, or amendments thereto, filed on January 20, 2009, January 26, 2009, April 15, 2009, April 20, 2009, July 20, 2009, July 24, 2009, September 9, 2009, October 19, 2009, November 5, 2009, and December 11, 2009.

•	The description of JDA common stock set forth in a registration statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions.

i2 SEC Filings

•	Annual report on Form 10-K for the fiscal year ended December 31, 2008; and

•	Quarterly reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009; and

•	Current reports on Form 8-K, or amendments thereto, filed on January 21, 2009, January 27, 2009, January 30, 2009, February 5, 2009, February 6, 2009, February 20, 2009, April 9, 2009, April 29, 2009, April 30, 2009, May 7, 2009 (two filings), August 6, 2009, November 5, 2009 (two filings), November 18, 2009, and December 11, 2009.

In addition, JDA and i2 incorporate by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the i2 special meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this Proxy Statement, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the other documents listed above from the SEC, through the SEC’s web site at the address described above, or from JDA or i2, as applicable, by requesting them in writing or by telephone from the appropriate company at the following addresses:

JDA Software Group, Inc. Attn: Mike Burnett 14400 North 87th Street Scottsdale, Arizona 85260 (480) 308-3000	i2 Technologies, Inc. Attn: Tom Ward 11701 Luna Road Dallas, Texas 75234 (469) 357-1000

In addition, you may obtain copies of this information by making a request through JDA’s or i2’s investor relations departments by sending an email to investor.relations@jda.com or investor_relations@i2.com, respectively.

This information is available from JDA or i2, as the case may be, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this Proxy Statement forms a part. You can also find information about JDA and i2 at their internet websites at www.jda.com and www.i2.com, respectively. Information contained on these websites does not constitute part of this Proxy Statement.

You may also obtain documents incorporated by reference into this Proxy Statement by requesting them in writing or by telephone from D.F. King & Co., Inc., i2’s proxy solicitation agent, at the appropriate address and telephone number below:

D.F King & Co., Inc.
48 Wall Street
New York, NY 10005
Bank and brokers call: (212) 269-5550
All others call: (800) 859-8511

To receive timely delivery of the documents in advance of the meetings, you should make your request no later than          , 2010. If you request any documents from JDA or i2, JDA or i2 will mail them to you by first class mail, or another equally prompt means, within one business day after JDA or i2, as the case may be, receives your request.

This document is a proxy statement of i2 for its special meeting of stockholders, and is a prospectus of JDA. Neither JDA nor i2 has authorized anyone to give any information or make any representation about the merger or JDA or i2 that is different from, or in addition to, that contained in this Proxy Statement or in any of the materials that JDA or i2 has incorporated by reference into this Proxy Statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

Annex A

Execution Copy

AGREEMENT AND PLAN OF MERGER
Dated as of November 4, 2009
Among
JDA SOFTWARE GROUP, INC.,
ALPHA ACQUISITION CORP.
And
I2 TECHNOLOGIES, INC.

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of November 4, 2009 (this “Agreement”), is among JDA Software Group, Inc., a Delaware corporation (“Parent”), Alpha Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), and i2 Technologies, Inc., a Delaware corporation (the “Company”). Certain terms used in this Agreement are used as defined in Section 8.13.

RECITALS:

Parent has approved, and the respective Boards of Directors of the Company and Merger Sub have adopted, approved and declared advisable, this Agreement and the merger of Merger Sub with and into the Company (the “Merger”), on the terms and subject to the conditions provided for in this Agreement.

The Board of Directors of the Company has approved, and concurrently with the execution of this Agreement and as a condition to and inducement of Parent’s willingness to enter into this Agreement, the executive officers, directors and stockholders of the Company set forth on Schedule A are entering into, voting undertakings in substantially the forms attached as Exhibit A (each, a “Company Voting Agreement”), subject to the terms and conditions thereof.

The Board of Directors of Parent has approved, and concurrently with the execution of this Agreement and as a condition to and inducement of the Company’s willingness to enter into this Agreement, the executive officers and directors of Parent set forth on Schedule A are entering into, voting undertakings in substantially the forms attached as Exhibit B (each, a “Parent Voting Agreement”), subject to the terms and conditions thereof.

Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of foregoing premises and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I.

The Merger

Section 1.1  The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.2  Closing.  The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (Central Time) on a date to be specified by the parties, which date shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time or date, or both, are agreed to in writing by the parties hereto. The date on which the Closing is held is herein referred to as the “Closing Date”. The Closing will be held at the offices of DLA Piper llp (us), 2525 East Camelback Road, Suite 1000, Phoenix, Arizona 85016, unless another place is agreed to in writing by the parties hereto.

Section 1.3  Effective Time.  Subject to the provisions of this Agreement, as soon as practicable on the Closing Date the parties shall file a certificate of merger with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

Section 1.4  Effects of the Merger.  The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5  Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a) At the Effective Time, the certificate of incorporation of the Company shall be amended to read in its entirety as set forth on Exhibit C.

(b) The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

Section 1.6  Directors of the Surviving Corporation.  Parent and the Company shall take all necessary actions to cause the directors of Merger Sub immediately prior to the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.7  Officers of the Surviving Corporation.  The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II.

Effect of the Merger on the Capital Stock of the Constituent
Corporations; Exchange of Certificates; Company Stock Options

Section 2.1  Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $0.00025 per share, of the Company (“Company Common Stock”), any shares of Series B 2.5% Convertible Preferred Stock, par value $0.001 per share, of the Company (“Series B Preferred Stock”) or any shares of capital stock of Merger Sub:

(a) Capital Stock of Merger Sub.  Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent-Owned Stock.  Any shares of Company Common Stock or Series B Preferred Stock that are owned by the Company as treasury stock, and any shares of Company Common Stock and Series B Preferred Stock owned by Parent or Merger Sub (in each case, other than shares held on behalf of third parties), shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor. Each share of Company Common Stock and Series B Preferred Stock owned by any Subsidiary of the Company shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c) Conversion of Company Common Stock.

(i) Subject to Section 2.1(c)(ii) and Section 2.1(c)(iii) below, each share of Company Common Stock issued and outstanding as of the Effective Time (other than Dissenting Shares and shares to be canceled in accordance with Section 2.1(b)), shall be converted into the right to receive:

(A) that fraction of a validly issued, fully paid and non-assessable share of Parent Common Stock equal to 0.5797 (the “Base Exchange Ratio”), which fraction of a share has a value equal to $12.00 based on the closing price per share of the Parent Common Stock on the NASDAQ Stock Market on the date hereof; and

(B) $6.00 in cash, without interest (the “Base Common Stock Cash Consideration”).

The combined value of the Base Common Stock Cash Consideration and such fraction of a share of Parent Common Stock at the Base Exchange Ratio (based on the closing price per share of the Parent Common Stock on the NASDAQ Stock Market on the date hereof) is equal to $18.00.

(ii) Notwithstanding Section 2.1(c)(i) above, if the Financing Election is duly made in accordance with Section 5.15, then the Base Exchange Ratio shall be decreased as provided in Section 5.15, and each share of Company Common Stock issued and outstanding as of the Effective Time (other than Dissenting Shares and shares to be canceled in accordance with Section 2.1(b)), shall instead be converted into the right to receive:

(A) that fraction of a validly issued, fully paid and non-assessable share of Parent Common Stock equal to 0.2562 (the “Adjusted Exchange Ratio”), which fraction of a share has a value equal to $5.30 based on the closing price per share of the Parent Common Stock on the NASDAQ Stock Market on the date hereof; and

(B) $12.70 in cash, without interest (the “Adjusted Common Stock Cash Consideration”).

The parties acknowledge that, notwithstanding the foregoing adjustments, the combined value of the Adjusted Common Stock Cash Consideration and a fraction of a share of Parent Common Stock at the Adjusted Exchange Ratio (based on the closing price per share of the Parent Common Stock on the NASDAQ Stock Market on the date hereof) will be equal to $18.00.

If the Financing Election is duly made in accordance with Section 5.15 below, and thereafter, as a result of increases in the market price of the Parent Common Stock or exercises of Company Options following such election, the aggregate number of shares of Parent Common Stock to be issued in the Merger pursuant to this Section 2.1(c)(ii), Section 2.3, and Section 2.4 (including the additional shares, if any, of Parent Common Stock issuable in respect of additional shares of Company Common Stock issued upon exercise of Company Options and Company Warrants prior to the Effective Time), would exceed 19.9% (as calculated under the rules of the NASDAQ Stock Market) of Parent’s issued and outstanding shares of Parent Common Stock immediately prior to the Effective Time (19.9% of such issued and outstanding shares rounded down to the nearest whole share, the “Maximum Share Number”), then (1) the Adjusted Exchange Ratio shall be further reduced (the amount of such reduction, the “Exchange Ratio Reduction Number”) to the minimum extent necessary such that the aggregate number of shares of Parent Common Stock issuable in the Merger pursuant to this Section 2.1(c)(ii), Section 2.3, and Section 2.4 (including the additional shares, if any, of Parent Common Stock issuable in respect of additional shares of Company Common Stock issued upon exercise of Company Options and Company Warrants prior to the Effective Time), equals the Maximum Share Number, and (2) the Adjusted Common Stock Cash Consideration shall be further increased by an amount in cash equal to the Exchange Ratio Reduction Number multiplied by the Parent Common Stock Market Price; provided, that in no event will the such cash adjustment exceed $10,000,000 in the aggregate.

(iii) For purposes of this Agreement, (A) the Base Exchange Ratio and the Adjusted Exchange Ratio are, as applicable, referred to herein as the “Exchange Ratio,” (B) the fraction of a validly issued, fully paid and non-assessable share of Parent Common Stock equal to the Exchange Ratio is referred to herein as the “Common Stock Share Consideration”; (C) the Base Common Stock Cash Consideration and the Adjusted Common Stock Cash Consideration are, as applicable, referred to herein as the “Common Stock Cash Consideration,” and (D) the Common Stock Cash Consideration, together with the Common Stock Share Consideration, are together referred to herein as the “Common Stock Merger Consideration.”

(iv) As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (a “Common Stock Certificate”) or non-certificated book-entry shares (“Book-Entry Shares”) which immediately prior to the Effective Time represented any such shares of Company Common Stock shall cease to have any rights with respect to such securities, except the right to receive the Common Stock Merger Consideration to be issued in consideration therefor, any cash payable in lieu of fractional shares and any dividends or distributions to which holders of shares of Company Common Stock become entitled in accordance with this Article II upon surrender of such Common Stock Certificate in accordance with Section 2.2(b), without interest.

(d) Conversion of Series B Preferred Stock.  Each share of Series B Preferred Stock issued and outstanding as of the Effective Time (other than Dissenting Shares and shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive $1,100.00 plus all accrued and unpaid dividends thereon through the Effective Time, in cash, without interest (the “Preferred Stock Merger Consideration,” and together with the Common Stock Merger Consideration, the “Merger Consideration”). As of the Effective Time, dividends shall cease to accrue on all such shares of Series B Preferred Stock, all such shares of Series B Preferred Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Series B Preferred Stock (each, a “Series B Preferred Stock Certificate” and, together with the Common Stock Certificates, the “Certificates”) shall cease to have any rights with respect to such securities, except the right to receive the Preferred Stock Merger Consideration to be paid in consideration therefor upon surrender of such Series B Preferred Stock Certificate in accordance with Section 2.2(b), without interest.

Section 2.2  Surrender of Certificates.

(a) Exchange Agent.  Prior to the filing of the Certificate of Merger, Parent shall designate a bank or trust company to act as agent for issuance of the Merger Consideration (the “Exchange Agent”) upon surrender of the Certificates and Book-Entry Shares. Prior to the filing of the Certificate of Merger, the Company shall deposit with the Exchange Agent (by wire transfer of immediately available funds) cash in an amount that will be specified by Parent in writing at least twenty-four (24) hours before the filing of the Certificate of Merger, which amount shall not be more than the amount of the Company’s Unrestricted Cash as provided in Section 6.2(e) below (such amount, the “Company Cash Deposit” and the notice given by Parent with respect to the Company Cash Deposit, the “Deposit Notice”); provided, that, if the Closing does not occur on such intended Closing Date, the Exchange Agent will return, or cause to be returned, such Company Cash Deposit, and any interest or other income thereon, to the Company on the second business day after such deposit). The Company Cash Deposit shall be made solely out of cash on hand and shall be used solely for purposes of paying a portion of the Merger Consideration in accordance with this Article II and shall not be used to satisfy any other obligation of the Company or any of its Subsidiaries. Prior to the filing of the Certificate of Merger, Parent shall deposit or cause to be deposited with the Exchange Agent (i) a number of shares of Parent Common Stock sufficient to pay the aggregate Common Stock Share Consideration pursuant to Section 2.1(c), and (ii) cash in an amount sufficient (together with the Company Cash Deposit) to pay (A) the aggregate Common Stock Cash Consideration and any Preferred Stock Merger Consideration payable pursuant to Sections 2.1(c) and 2.1(d), and (B) the aggregate amount of cash in lieu of fractional shares payable pursuant to Section 2.2(i). Such cash and shares of Parent Common Stock provided to the Exchange Agent, together with any dividends or distributions with respect thereto, are referred to herein as the “Exchange Fund.”

(b) Payment Procedures.  Promptly (but in any event within five (5) business Days) after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which shall be in such form and shall have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Exchange of Book-Entry Shares shall be effected in accordance with Parent’s customary procedures with respect to certificates represented by book entry. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Exchange Agent), or compliance with Parent’s customary procedures with respect to the exchange of Book-Entry Shares, the holder of the shares of Company Common Stock or Series B Preferred Stock represented thereby shall be entitled to receive in exchange therefor (i) the amount of cash to which such holder is entitled pursuant to Section 2.1(c) or 2.1(d), (ii) the shares of Parent Common Stock (which shall be in non-certificated book-entry form unless a physical certificate is requested) representing the number of whole shares, if any, of Parent Common Stock to which such holder is entitled pursuant to Section 2.1(c), (iii) cash in lieu of any fractional shares payable pursuant to Section 2.2(i) and (iv) any dividends or distributions payable pursuant to Section 2.2(j), and the shares so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock or Series B Preferred Stock that is not registered in the transfer records of the Company, the proper number of shares of Parent Company Stock and amount of cash may be issued and paid, as applicable, in exchange therefor to a Person other than the

Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer and other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration in respect thereof, cash in lieu of any fractional shares payable pursuant to Section 2.2(i) and any dividends or distributions payable pursuant to Section 2.2(j). No interest will be paid or will accrue on the cash payable upon surrender of any Certificate.

(c) Transfer Books; No Further Ownership Rights in Company Stock.  All Merger Consideration, any cash in lieu of any fractional shares payable pursuant to Section 2.2(i) and any dividends or distributions payable pursuant to Section 2.2(j) paid and/or issued upon the surrender of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock or Series B Preferred Stock previously represented by such Certificates or Book-Entry Shares, as applicable. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock or Series B Preferred Stock that were outstanding immediately prior to the Effective Time. Subject to Section 2.2(e), if, at any time after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

(d) Lost, Stolen or Destroyed Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay the Merger Consideration, together with any cash in lieu of any fractional shares payable pursuant to Section 2.2(i) and dividends or distributions payable pursuant to Section 2.2(j), to such Person in exchange for such lost, stolen or destroyed Certificate.

(e) Termination of Fund.  Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the holders of the Certificates for 270 days after the Effective Time shall be delivered by the Exchange Agent to the Surviving Corporation upon demand. Any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration.

(f) No Liability.  Notwithstanding any provision of this Agreement to the contrary, none of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any Person for any amount properly paid from the Exchange Fund or delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Investment of Exchange Fund.  After the Effective Time, the Exchange Agent shall invest the Exchange Fund in U.S. government or other investment grade securities, in each case, maturing in not more than one year, or other investments of comparable liquidity and credit-worthiness as directed by Parent. Any interest and other income resulting from such investment shall be the property of, and shall be paid promptly to, Parent. If for any reason (including losses) the cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made by the Exchange Agent hereunder, Parent or the Surviving Corporation shall promptly deposit into the Exchange Fund the additional cash required to fully satisfy such payment obligations.

(h) Dissenting Shares.  Notwithstanding Section 2.1, any shares of Company Common Stock or, in the event appraisal rights are available under the DGCL, Series B Preferred Stock that are issued and outstanding immediately prior to the Effective Time and held by any holder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such shares pursuant to, and has complied in all respects with, the provisions of Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the applicable Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses its rights to appraisal or it is determined that such holder does not have appraisal rights in accordance with the

DGCL. If, after the Effective Time, such holder fails to perfect or withdraws or loses its right to appraisal, or if it is determined that such holder does not have appraisal rights, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the applicable Merger Consideration, together with any cash in lieu of any fractional shares payable pursuant to Section 2.2(i) and any dividends or distributions payable pursuant to Section 2.2(j), without interest thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands except as required by applicable Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, unless and to the extent required to do so under applicable Law.

(i) No Fractional Shares.  No fractional shares of Parent Common Stock shall be issued in connection with the Merger, but in lieu thereof each holder otherwise entitled to a fractional share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder in respect of all shares of Company Common Stock owned by such holder at the Effective Time) will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 2.2(i), a cash payment in lieu of such fractional share of Parent Common Stock in an amount determined by multiplying the fractional share of Parent Common Stock to which such holder would otherwise be entitled by the average closing price of the Parent Common Stock on the Nasdaq Stock Market for the five (5) trading day period ending three (3) days prior to the Effective Date (“Parent Common Stock Market Price”). No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

(j) Dividends and Distributions; Voting.  No dividends or other distributions declared or made with respect to shares of Parent Common Stock issued pursuant to the Merger and with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificates or Book-Entry Shares until such Certificates or Book-Entry Shares are properly surrendered. Following such surrender, there shall be paid, without interest, to the record holder of the shares of Parent Common Stock issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of such shares of Parent Common Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of shares of Parent Common Stock, all shares of Parent Common Stock to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time. Holders of unsurrendered Certificates or Book-Entry Shares shall be entitled to vote after the Effective Time at any stockholders meeting of Parent the number of whole shares of Parent Common Stock issuable hereunder in respect of such Certificates or Book-Entry Shares, regardless of whether such holders have exchanged their Certificates or Book-Entry Shares, and Parent agrees to treat holders of unsurrendered Certificates or Book-Entry Shares as holders of record of Parent for purposes of notice and voting.

Section 2.3  Company Stock Plans.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Company Option, each Company Option that is outstanding immediately prior to the Effective Time shall be canceled and terminated at the Effective Time and converted into the right to receive the Common Stock Merger Consideration with respect to the number of shares of Company Common Stock that would be issuable upon a net exercise of such Company Option assuming the market value of the Company Common Stock at the time of such exercise were equal to the value of the Common Stock Merger Consideration as of the close of trading on the trading day immediately prior to the Effective Time. For purposes of clarity, any Company Option with a per-share exercise price that is greater than or equal to the value of the Common Stock Merger Consideration as of the close of trading on the trading day immediately prior to the Effective Time shall be canceled and terminated as of the Effective Time, and no payment shall be made with respect thereto or in respect thereof. Any Common Stock Merger Consideration payable in respect of Company Options pursuant to this Section 2.3(a) shall be paid as soon after the Closing Date as shall be practicable and in any event within fifteen (15) days thereafter.

(b) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any RSU, each RSU outstanding immediately prior to the Effective Time shall become fully vested (except that with respect to any RSU which by the terms of the award agreement pursuant to which it was granted provides for a lesser percentage of such RSU to become vested upon the consummation of the Merger, such RSU shall only become vested as to such lesser percentage), and then shall be canceled and terminated at the Effective Time, and the holder of such vested RSU shall be entitled to receive the Common Stock Merger Consideration for each share of Company Common Stock into which the vested portion of the RSU would otherwise be convertible. The Common Stock Merger Consideration payable in respect of RSUs pursuant to this Section 2.3(b) shall be paid as soon after the Closing Date as shall be practicable and in any event within fifteen (15) days thereafter.

(c) Prior to the Effective Time, the Company shall take all actions necessary to (i) make any amendments to the terms of, and give any notices required under, the Company Stock Plans and obtain all consents (including all consents necessary to provide that applicable RSUs and Options outstanding immediately prior to the Effective Time shall be converted at the Effective Time in the manner described above) that, in each case, are necessary to give effect to the transactions contemplated by this Section 2.3, (ii) terminate all Company Stock Plans, such termination to be effective at or before the Effective Time, and (iii) ensure that the Company will not at the Effective Time be bound by any Options, stock appreciation rights, or other agreements which would entitle any Person, other than Parent and its Subsidiaries, to own any capital stock of the Surviving Corporation or to receive any payment in respect thereof (other than the payment of Common Stock Merger Consideration as provided in Section 2.3(a)).

Notwithstanding anything to the contrary, payment may be withheld in respect of any Company Option or RSU until any necessary consents are obtained.

(d) No fractional shares of Parent Common Stock shall be issued in connection with the Merger to holders of Company Options or RSUs, but in lieu thereof each holder otherwise entitled to a fractional share of Parent Common Stock pursuant to Section 2.3(a)(ii) or Section 2.3(b) (after aggregating all fractional shares of Parent Common Stock issuable to such holder in respect of all Company Options or shares of Company Common Stock issued upon conversion of any vested RSU owned by such holder at the Effective Time) will be entitled to receive a cash payment in lieu of such fractional share of Parent Common Stock in an amount determined by multiplying the fractional share of Parent Common Stock to which such holder would otherwise be entitled by the Parent Common Stock Market Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share

(e) The Company shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) in accordance with that certain No-Action Letter dated January 12, 1999 issued by the Securities and Exchange Commission (the “SEC”) regarding such matters. Parent shall take such steps as may be reasonably requested by any party hereto to cause the receipt of Parent equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters

Section 2.4  Treatment of Warrants.

(a) Parent acknowledges that the consummation of the Merger will constitute a “Change of Control,” as such term is defined in those certain outstanding warrants to purchase Company Common Stock issued under the Purchase Agreement dated as of November 21, 2005 (the “Company Warrants”). Accordingly, at the Effective Time, each Company Warrant that is outstanding and unexercised immediately prior to the Effective Time shall cease to represent a right to acquire shares of Company Common Stock and, in accordance with Section 3 of such Warrants, shall be assumed by Parent and converted automatically into a warrant of Parent (a “Converted Warrant”) pursuant to which each holder thereof will have the right to receive, upon exercise of such Converted Warrant at any time following the Effective Time but prior to the expiration date thereof, the Common Stock Merger Consideration which the holder thereof would have been entitled to receive upon the Effective Time had such Company Warrant been exercised for Company Common Stock immediately prior to the Effective Time.

(b) As soon as reasonably practicable after the Effective Time, Parent or the Surviving Corporation shall deliver to each holder of a Converted Warrant an appropriate notice evidencing the foregoing assumption of the Company Warrant by Parent, and Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon the exercise of the Converted Warrants, including the authorization for listing of such shares on the applicable national securities exchange.

Section 2.5  Withholding Taxes.  Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as shall be required to be deducted or withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.6  Adjustments.  If during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Common Stock, Series B Preferred Stock or Parent Common Stock shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any similar transaction, or any stock dividend thereon with a record date during such period, the Merger Consideration, including the Exchange Ratio and any other similarly dependent items, as the case may be, shall be appropriately adjusted to reflect such change to afford the holders of shares of Company Common Stock and Series B Preferred Stock the same economic effect as contemplated by this Agreement prior to such event.

ARTICLE III.

Representations and Warranties of the Company

Except (a) as set forth in the letter (each section of which qualifies the correspondingly numbered representation and warranty to the extent expressly specified therein and such other representations and warranties to the extent a matter in such section of the disclosure schedule is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty readily apparent) dated as of the date hereof and addressed to Parent from the Company and delivered to Parent simultaneously with the execution of this Agreement (the “Company Disclosure Schedule”), and (b) as disclosed in any Filed Company SEC Documents filed by the Company with the SEC on or after December 31, 2008 (to the extent a particular disclosure in a Filed Company SEC Document is disclosed in such a way as to make its relevance to the information called for by any representation and warranty contained herein readily apparent, and excluding any exhibits thereto and any risk factor disclosures or other cautionary, predictive or forward-looking disclosures contained therein), the Company represents and warrants to Parent and Merger Sub that:

Section 3.1  Organization, Standing and Corporate Power.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted and as currently proposed by its management to be conducted. Each of the Company’s Subsidiaries is duly organized, validly existing and, to the extent applicable in such jurisdiction, in good standing under the Laws of the jurisdiction in which it is incorporated or otherwise organized and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted and as currently proposed by its management to be conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and, to the extent applicable in such jurisdiction, is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Section 3.1(b) of the Company Disclosure Schedule lists all Subsidiaries of the Company together with the jurisdiction of organization of each such Subsidiary. All of the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been duly authorized and validly issued and are fully paid, nonassessable and were not issued in violation of any preemptive rights, purchase option, call or right of first refusal or similar rights. All of the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company are owned directly or indirectly by the Company and are free and clear of all liens, pledges, charges, mortgages, encumbrances, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and the “blue sky” laws of the various States of the United States or any foreign equivalent of any thereof) (collectively, “Liens”). The Company does not own, directly or indirectly, any capital stock, voting securities or equity securities or similar interests, or any interest convertible for an equity security or similar interest, in any Person that is not a Subsidiary of the Company.

(c) The Company has made available to Parent complete and correct copies of its certificate of incorporation and bylaws (the “Company Charter Documents”), in each case as amended to the date of this Agreement, and all such Company Charter Documents and the articles of incorporation and bylaws (or comparable organizational documents) of each of the Company’s Subsidiaries (the “Subsidiary Documents”). The Company Charter Documents and the Subsidiary Documents are in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any of their respective provisions. The Company has made available to Parent and its representatives correct and complete copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of stockholders, the Board of Directors and each committee of the Board of Directors of the Company and each of its Significant Subsidiaries held since January 1, 2005.

Section 3.2  Capitalization.

(a) The authorized capital stock of the Company consists of (i) 5,000,000 shares of preferred stock, par value $.0001 per share, of the Company (“Company Preferred Stock”), of which (A) 2,000,000 shares have been designated as Series A junior participating preferred stock (“Series A Preferred Stock”), and (B) 150,000 have been designated as Series B Preferred Stock and (ii) 2,000,000,000 shares of Company Common Stock. At the close of business on October 30, 2009 (the “Measurement Date”), (i) 110,658 shares of Series B Preferred Stock were issued and outstanding (no other shares of Company Preferred Stock being outstanding), (ii) 22,784,906 shares of Company Common Stock were issued and outstanding (no shares of Company Common Stock were held by the Company in its treasury), (iii) 2,000,000 shares of Series A Preferred Stock were reserved for issuance upon exercise of the rights to purchase such shares (the “Company Rights”) issued pursuant to the Rights Agreement dated as of January 17, 2002, between the Company and Mellon Investor Services, LLC (the “Company Rights Agreement”), (iv) 7,483,448 shares of Company Common Stock were reserved for issuance under the Company Stock Plans (of which 2,425,514 shares of Company Common Stock were subject to outstanding Options and 1,115,478 shares of Company Common Stock were subject to outstanding RSUs, (v) 484,889 shares of Company Common Stock were reserved for issuance under the Warrants, and (vi) 4,780,043 shares of Company Common Stock were reserved for issuance upon conversion of the Series B Preferred Stock. Of the issued and outstanding shares of Company Common Stock, 53,710 shares were, as of the Measurement Date, restricted stock granted under the restricted stock agreements listed on Section 3.2(a) of the Company Disclosure Schedule. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Company Common Stock or Series B Preferred Stock is held by any of the Subsidiaries of the Company. Included in Section 3.2(a) of the Company Disclosure Schedule is a correct and complete list, as of the Measurement Date, of (a) all Options granted under the Company Stock Plans or otherwise, and, for each such Option, (1) the number of shares of Company Common Stock subject thereto and (2) the exercise price thereof, (b) all RSUs granted under the Company Stock Plans or otherwise, and, for each such RSU, the number of shares of Company Common Stock subject thereto and (c) all Warrants and, for each such Warrant, (1) the number of shares of Company Common Stock subject thereto and (2) the exercise price thereof. All Options, RSUs and restricted stock awards have been issued pursuant to the standard forms of award agreements made available to Parent. Since the Measurement Date, the Company has not issued any shares of its capital stock, voting securities or equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, voting securities or equity interests, other than (x) pursuant to the exercise of outstanding Options, (y) upon vesting of RSUs or restricted stock referred to above in this Section 3.2(a), or (z) dividends on the shares of Series B Preferred Stock paid in shares of Series B Preferred Stock as contemplated in Section 5.2(a)(i)(C). Except (A) as set forth above in this Section 3.2(a) or (B) as otherwise expressly permitted by Section 5.2(a) hereof, as of the date of this Agreement there are not, and as of the Effective Time there will not be, any shares of capital stock, voting securities or equity interests of the Company issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of the Company, including any representing the right to purchase or otherwise receive any Company Common Stock.

(b) Except as referred to in Section 3.2(a), (i) none of the Company or any of its Subsidiaries has issued or is bound by any outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any shares of capital stock, voting securities or equity interests of any Subsidiary of the Company and (ii) there are no outstanding obligations, commitments or arrangements, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of the Company or any of its Subsidiaries or to provide funds to the Company or any Subsidiary of the Company or to make any investment (in the form of a loan, capital contribution or otherwise).

Section 3.3  Authority; Noncontravention; Voting Requirements.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly authorized and approved by its Board of Directors, and except for obtaining the Company Stockholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (collectively, the “Bankruptcy and Equity Exception”).

(b) The Company’s Board of Directors, at a meeting duly called and held, has (i) approved this Agreement and adopted, approved and declared advisable the Transactions, including this Agreement and the Merger, and (ii) resolved to recommend that stockholders of the Company adopt this Agreement (the “Company Board Recommendation”) and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Stockholders Meeting.

(c) Except as set forth on Schedule 3.3(c) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Transactions, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Company Charter Documents or any of the Subsidiary Documents, (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Company Stockholder Approval are obtained and the filings referred to in Section 3.4 are made, violate any Law, judgment, writ or injunction of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, (iii) require any consent, approval or other authorization of, or filing with or notification to any person under, materially violate or conflict with, result in the loss of any material benefit under, constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, result in the termination or revocation of or a right of termination or cancellation under, or accelerate the performance required by, the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation (each, a “Contract”) to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, that is a Company Material Contract or any material Permit, or (iv) result in the creation of any Lien upon any of the respective properties or assets of the

Company or any of its Subsidiaries under, any Contract to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, or any Permit.

(d) The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock and the Series B Preferred Stock (voting on an as-converted basis), voting together as a single class, at the Company Stockholders Meeting or any adjournment or postponement thereof in favor of the adoption of this Agreement (the “Company Stockholder Approval”) is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Transactions.

(e) There are no voting trusts, proxies or similar agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party or of which the Company has Knowledge with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries, except for the Company Voting Agreements. There are no bonds, debentures, notes or other instruments of indebtedness of the Company or any of its Subsidiaries that have the right to vote, or that are convertible or exchangeable into or exercisable for securities or other rights having the right to vote, on any matters on which stockholders of the Company may vote.

Section 3.4  Governmental Approvals.  Except for (a) the filing with the SEC of the Registration Statement, the Proxy Statement/Prospectus and other filings required under, and compliance with other applicable requirements of, the Exchange Act, and the rules of the NASDAQ Stock Market, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (c) filings required under, and compliance with other applicable requirements of, the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and all other applicable U.S. or non-U.S. Laws intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade, substantial lessening of, or harm to, competition or effectuating foreign investment (collectively, “Competition Laws”), no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.5  Company SEC Documents; Undisclosed Liabilities.

(a) The Company has filed and furnished all required reports, schedules, forms, prospectuses, and registration, proxy and other statements with the SEC since January 1, 2005 (collectively, and in each case including all exhibits, schedules and amendments thereto and documents incorporated by reference therein, the “Company SEC Documents”). None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later-filed Company SEC Document (provided, in the case of Company SEC Documents filed prior to the date of this Agreement, the later-filed Company SEC Document was filed or furnished and made publicly available prior to the date of this Agreement) (i) as of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act), (ii) as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, applicable to such Company SEC Documents, and (iii) none of the Company SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Company, no investigation by the SEC with respect to the Company or any of its Subsidiaries is pending or threatened.

(b) Except to the extent that financial statements contained in any Company SEC Document has been revised or superseded by a later-filed Company SEC Document (provided, in the case of Company SEC Documents filed prior to the date of this Agreement, the later-filed Company SEC Document was filed or furnished and made publicly available prior to the date of this Agreement), at the time they were filed with the SEC, the consolidated financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as then in effect, had been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal adjustments, none of which has been or will be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole).

(c) The Company has established and maintains (i) disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act) that are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports and (ii) internal controls over financial reporting (as such term is defined in Rule 13a-15(f) and Rule 15d-15(f) under the Exchange Act) that are reasonably designed to provide assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The principal executive officer and the principal financial officer of the Company have timely made all certifications required by the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated by the SEC thereunder (“SOX”). All of the statements contained in such certifications were complete and correct as of the dates thereof. As of the date of the Company’s most recent Annual Report on Form 10-K, the Company’s principal executive officer and its principal financial officer have disclosed, based on their evaluation at that time of internal control over financial reporting, to the Company’s auditors and the audit committee of the Board of Directors of the Company (x) all significant deficiencies and material weaknesses (as such terms are defined in PCAOB Auditing Standard No. 2) in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Except as disclosed on Section 3.5(c) of the Company Disclosure Schedule, the Company has not identified any significant deficiencies or material weaknesses in internal controls which have not been subsequently remediated. The Company is not aware of any facts or circumstances that would prevent its chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX, without qualification, when next due.

(d) Neither the Company nor any of its Subsidiaries has any indebtedness, liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise, and whether known or unknown) required, if known, to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except liabilities (i) as and to the extent set forth on the unaudited balance sheet of the Company and its Subsidiaries as of September 30, 2009 (the “Balance Sheet Date”) included in the Company’s Quarterly Report on Form 10-Q for the quarter ended as of such date (including the notes thereto) or as otherwise set forth in the consolidated financial statements of the Company included in the Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement (the “Filed Company SEC Documents”), (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice, (iii) incurred after the Balance Sheet Date in the ordinary course of business under, and in compliance with, executory Contracts to which the Company or any of its Subsidiaries is a party or otherwise bound, (iv) incurred after the date of this Agreement and permitted under Section 5.2 (a) or (v) with respect to Taxes, which are the subject of Section 3.10.

Section 3.6  Absence of Certain Changes or Events.  Between the Balance Sheet Date and the date of this Agreement, there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect. Between the Balance Sheet Date and the date of this Agreement, (a) the Company and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice and (b) neither the Company nor any of its Subsidiaries has taken any action described in Section 5.2(a)

hereof that if taken after the date of this Agreement and prior to the Effective Time without the prior written consent of Parent would violate such provision. Without limiting the foregoing, between the Balance Sheet Date and the date of this Agreement there has not occurred any damage, destruction or loss (whether or not covered by insurance) of any material asset of the Company or any of its Subsidiaries which materially affects the use thereof.

Section 3.7  Legal Proceedings.  Except with respect to Taxes, which are the subject of Section 3.10, as of the date of this Agreement, there is no pending or, to the Knowledge of the Company, threatened, material legal, administrative, arbitral or other proceeding, claim, suit or action against the Company or any of its Subsidiaries, or, to the Knowledge of the Company, Governmental Investigation, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the Knowledge of the Company, threatened to be imposed) upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries, by or before any Governmental Authority that as of the date of this Agreement, (a) has had or is reasonably likely to result in the payment of money in an amount in excess of $100,000 individually or $250,000 in the aggregate, (b) has had or would reasonably be expected to have a Company Material Adverse Effect, nor is there any judgment outstanding against the Company or any of its Subsidiaries that, as of the date hereof, (y) is reasonably likely to result in the payment of money in excess of $100,000 individually or $250,000 in the aggregate or (z) would reasonably be expected to have a Company Material Adverse Effect.

Section 3.8  Compliance With Laws; Permits.

(a) Except with respect to Taxes, ERISA and Environmental Laws, which are the subjects of Sections 3.10, 3.11 and 3.12, respectively, the Company and its Subsidiaries are in compliance in all material respects with all laws (including common law), statutes, rules, codes, executive orders, ordinances, regulations, requirements, administrative rulings or judgments of any Governmental Authority or any order, writ, injunction or decree, whether preliminary or final, entered by any court, arbitrator or other Governmental Authority (collectively, “Laws”) applicable to the Company or any of its Subsidiaries or any of their properties or other assets or any of their businesses or operations, except for failures to be in compliance that would not reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2007, neither the Company nor any of its Subsidiaries has received written notice to the effect that a Governmental Authority claimed or alleged that the Company or any of its Subsidiaries was not in compliance in a material respect with any Law applicable to the Company and any of its Subsidiaries, any of their material properties or other assets or any of their business or operations. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any officer, director or employee of the Company or any such Subsidiary, is under investigation by any Governmental Authority related to the conduct of the Company’s or any such Subsidiary’s business, the results of which investigation would or would reasonably be expected to result in a Company Material Adverse Effect.

(b) The Company and each of its Subsidiaries hold all material licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities, or required by Governmental Authorities (collectively, “Permits”) to be obtained, necessary for the conduct of their respective businesses, including the manufacture, license and sale of their respective products and services. The Company and its Subsidiaries are in compliance in all material respects with the terms of all such Permits, and all such Permits are in full force and effect, except where such suspension or cancellation would not be reasonably expected to constitute a Company Material Adverse Effect.

(c) No event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of the Company or any of its Subsidiaries under, any Permit (in each case, with or without notice or lapse of time or both), except for violations, breaches, defaults, losses or accelerations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No such suspension, cancellation, violation, breach, default, loss of a benefit, or acceleration of an obligation will result from the Transactions, except for violations, breaches, defaults, losses or accelerations that would not be reasonably be expected to result in a Company Material Adverse Effect.

Section 3.9  Information Supplied.  None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented, and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement/Prospectus will, at the date it (and any amendment or supplement thereto) is first mailed to the stockholders of the Company and, subject to Section 5.15, the stockholders of Parent and at the time of the Company Stockholders Meeting and, subject to Section 5.15, the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub. The information contained in the Proxy Statement/Prospectus relating to the Company and the Company Stockholders Meeting will comply as to form in all material respects with the requirements of the Exchange Act.

Section 3.10  Tax Matters.

(a) Each of the Company and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account an extension of time within which to file), all Tax Returns required to be filed by it, and all such Tax Returns are correct and complete in all material respects, except in each case where such failures to so prepare or file Tax Returns, or the failure of such filed Tax Returns to be complete and accurate, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. All Taxes of the Company and its Subsidiaries due and owing have been timely paid (whether or not shown to be due on such Tax Returns), except (i) with respect to matters contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP and (ii) where such failure to so pay or remit, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b) The most recent financial statements contained in the Filed Company SEC Documents reflect reserves in accordance with GAAP for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

(c) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code during the preceding two taxable years.

(d) As of the date of this Agreement, no audit or other administrative or court proceedings are pending or, to the Knowledge of the Company, threatened in writing by any Governmental Authority with respect to Taxes of the Company or any of its Subsidiaries.

(e) Neither the Company nor, to the Knowledge of the Company, any of its Subsidiaries has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code (or any similar provision of state, local or foreign law), other than the affiliated group of which the Company is the common parent.

(f) There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from the Company or any of its Subsidiaries for any taxable period and no request for any such waiver or extension is currently pending.

(g) Neither the Company nor any of its Subsidiaries is a party to any Tax sharing or similar Tax agreement (other than an agreement exclusively between or among the Company and its Subsidiaries) pursuant to which it will have any obligation to make any payments with respect to Taxes after the Closing Date.

(h) Neither the Company nor any of its Subsidiaries has participated in any “tax shelter” within the meaning of Section 6662(d)(2)(C)(iii) of the Code or any tax shelter which is subject to registration pursuant to Section 6111 of the Code.

(i) The Company and its Subsidiaries have withheld all Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party and, to the extent due and payable, have paid such amounts to the appropriate taxing authority, except for such Taxes as to which the failure to pay or withhold would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(j) Neither the Company nor any of its Subsidiaries is subject to a disallowance of deduction under section 162(m) of the Code under any program, arrangement or understanding currently in effect.

(k) No closing agreement pursuant to section 7121 of the Code (or any similar provision of state, local or foreign law) has been entered into by or with respect to Company or any of its Subsidiaries.

(l) Neither the Company nor any of its Subsidiaries has agreed to, or is required to make, any adjustment under Section 481(a) of the Code and, to the Knowledge of the Company, no taxing authority has proposed in writing any such adjustment or change in accounting method.

(m) There are no liens for Taxes on any of the assets of the Company or any of its Subsidiaries, other than liens for Taxes not yet due and payable.

(n) As of the date hereof, none of the Company or any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that would reasonably be expected to prevent or preclude the Merger, if effected as contemplated by Section 5.17, from qualifying as a “reorganization” described in Section 368(a) of the Code.

(o) For purposes of this Agreement: (i) “Taxes” shall mean (a) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, customs duties and similar fees, assessments and charges, (b) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clauses (a) or (b), and (c) any amounts in respect of any items described in clauses (a) and/or (b) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise, and (ii) “Tax Returns” shall mean any return, report, claim for refund, estimate, information return or statement, election or other similar document, including any schedule or attachment thereto, and including any amendment thereof, required by Tax Law to be filed with any Governmental Authority with respect to Taxes.

Section 3.11  Employee Benefits and Labor Matters.

(a) Section 3.11(a) of the Company Disclosure Schedule sets forth a complete and correct list, separately with respect to each country in which the Company or any of its Subsidiaries has employees, of: (i) all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and without regard to whether ERISA applies thereto), and (ii) all other employee benefit plans, agreements, policies or arrangements, including employment, consulting or other compensation agreements, collective bargaining agreements and all plans, agreements, policies or arrangements providing for bonus or other incentive compensation, equity or equity-based compensation, retirement, deferred compensation, retention or change in control rights or benefits, termination or severance benefits, stock purchase, sick leave, vacation pay, salary continuation, hospitalization, medical insurance, life insurance, fringe benefits or other compensation, or educational assistance, in each case to which the Company or any of its Subsidiaries has any obligation or liability (contingent or otherwise) thereunder for current or former directors or employees of the Company or any of its Subsidiaries (the “Employees”) or any current or former consultants to the Company or any of its Subsidiaries (collectively, the “Company Plans”). Section 3.11(a) of the Company Disclosure Schedule indicates each Company Plan that is maintained outside the jurisdiction of the United States, or covers any employee residing or working outside the United States (any such Company Plan, a “Foreign Benefit Plan,” any Company Plan that is not a Foreign Benefit Plan being called a “Domestic Benefit Plan”).

(b) True, current and complete copies of the following documents, with respect to each of the Company Plans, have been made available to Parent by the Company, to the extent applicable: (i) any plans, all amendments thereto and related trust documents, insurance contracts or other funding arrangements, and amendments thereto; (ii) for the most recent two years, Forms 5500 and all schedules thereto and the most recent actuarial report, if any; (iii) the most recent IRS determination letter; (iv) the most recent summary plan descriptions (together with any summary or summaries of modifications thereto); (v) written descriptions of all non-written material agreements relating to the

Company Plans and (vi) all material correspondence to or from any governmental Authority within the last three years.

(c) The Domestic Benefit Plans have been maintained, in all material respects, in accordance with their terms and with all applicable provisions of ERISA, the Code and other applicable Laws, and neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any “party in interest” or “disqualified person” with respect to the Domestic Benefit Plans has engaged in a material non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA. No fiduciary has any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Domestic Benefit Plan; provided that this sentence is subject to the Knowledge of the Company to the extent that any Domestic Benefit Plan refers to a Plan fiduciary other than (i) the Company, (ii) any Subsidiary, or (iii) or any of their respective officers, employees and directors.

(d) Each Domestic Benefit Plan that is intended to qualify under Section 401 of the Code is so qualified and (ii) any trusts intended to be exempt from federal income taxation under Section 501 of the Code are so exempt. Nothing has occurred with respect to the operation of such Domestic Benefit Plans that could cause the loss of such tax favored treatment, qualification or exemption, or the imposition of any material liability, penalty or Tax under ERISA, the Code or other applicable Law that, if corrected under the Employee Plans Compliance Resolution System, could reasonably be expected to give rise to a material liability.

(e) No plan currently or ever in the past maintained, sponsored, contributed to or required to be contributed to by the Company, any of its Subsidiaries or any of Company’s ERISA Affiliates is or ever in the past was (i) a “multiemployer plan,” as defined in Section 3(37) of ERISA, (ii) a plan subject to Title IV of ERISA or (iii) a plan subject to Section 412 of the Code. The term “ERISA Affiliate” means any Person that, together with the Company, would be deemed a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

(f) Except as set forth in Schedule 3.11(f) of the Company Disclosure Schedule, no Company Plan provides for the payment of any severance or retention payment (or the settlement of any award) on account of the severance of any “service provider” (within the meaning of Section 409A of the Code) such that the payment (or settlement) would be treated as deferred compensation subject to Section 409A of the Code. Neither the Company nor any of its Subsidiaries is a party to any nonqualified deferred compensation plan subject to Section 409A of the Code that would subject any Person to tax pursuant to Section 409A of the Code based upon a good faith interpretation of all applicable regulations, notices and regulatory guidance. The exercise price of each Company Option is not less than the fair market value (within the meaning of Section 409A of the Code) of the underlying stock on the date the Company Option was granted.

(g) Except as would not reasonably be expected to give rise to a material liability, (i) all contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Domestic Benefit Plans (including workers compensation) have been made or reflected on the most recent financial statements included in the Filed Company SEC Documents and (ii) no accumulated funding deficiencies exist in any of the Domestic Benefit Plans subject to Section 412 of the Code.

(h) With respect to any Foreign Benefit Plans, (A) all Foreign Benefit Plans have been established, maintained and administered in compliance in all material respects with their terms and all applicable statutes, laws, ordinances, rules, orders, decrees, judgments, writs, and regulations of any controlling Governmental Authority, (B) all Foreign Benefit Plans that are required to be funded are fully funded, and with respect to all other Foreign Benefit Plans, the most recent financial statements contained in the Filed Company SEC Documents reflect reserves therefor in accordance with GAAP and (C) no material liability or obligation of the Company or its Subsidiaries exists with respect to such Foreign Benefit Plans.

(i) There are no pending actions or lawsuits which have been asserted or instituted against the Company Plans, the assets of any of the trusts under such plans or the sponsor or administrator of any of the Company Plans, or against any fiduciary of the Company Plans (other than routine benefit claims), nor to the Knowledge of the Company, has any such action or lawsuit been threatened, nor does the Company have any Knowledge of facts that could form the basis for any such action or lawsuit.

(j) None of the Domestic Benefit Plans provide for post-employment life or health insurance, or other welfare benefits coverage for any participant or any beneficiary of a participant, except (i) as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or other similar law, (ii) deferred compensation benefits accrued as liabilities on the Company’s financial statements and (iii) at the expense of the participant or the participant’s beneficiary.

(k) Except as set forth in Sections 2.1 and 2.3 or under a Contract listed on Schedule 3.11(k) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment becoming due to any Employee, (ii) increase any benefits otherwise payable under any Company Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan.

(l) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (either alone or in combination with another event that occurs at or prior to the Effective Time) result in the payment of any amount that would, individually or in combination with any other such payment, reasonably be expected to constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code.

(m) None of the Employees is represented in his or her capacity as an employee of the Company or any of its Subsidiaries by any labor organization or works council or similar representative. Neither the Company nor any of its Subsidiaries has recognized any labor organization, nor has any labor organization been elected as the collective bargaining agent of any Employees, nor has the Company or any of its Subsidiaries entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any Employees. The Company and its Subsidiaries are in compliance in all material respects with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local “mass layoff” or “plant closing” law (“WARN”), collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or social security taxes and any similar tax.

Section 3.12  Environmental Matters.  Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect:

(a) (i) each of the Company and its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws, (ii) to the Knowledge of the Company, there is no investigation, suit, claim, action or proceeding relating to or arising under Environmental Laws that is pending or threatened against or affecting the Company or any of its Subsidiaries or any real property currently or, to the Knowledge of the Company, formerly owned, operated or leased by the Company or its Subsidiaries; (iii) neither the Company nor any of its Subsidiaries has received any notice of or entered into or assumed by Contract or operation of Law or otherwise, any obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws; and (iv) to the Knowledge of the Company, no facts, circumstances or conditions exist with respect to the Company or any of its Subsidiaries or any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries or any property to or at which the Company or any of its Subsidiaries transported or arranged for the disposal or treatment of Hazardous Materials that would reasonably be likely to result in the Company and its Subsidiaries incurring Environmental Liabilities individually in the excess of $50,000 or in the aggregate in excess of $250,000.

(b) (i) The Company has obtained and currently maintains all Permits necessary under Environmental Laws for their operations as conducted on the date of this Agreement (“Environmental Permits”), (ii) there is no investigation known to the Company, nor any action pending or, to the Knowledge of the Company, threatened against or affecting the Company or any real property owned, operated or leased by the Company to revoke such Environmental Permits, and (iii) the Company has not received any written notice from any Governmental Authority to the effect that there is lacking any Environmental Permit required under Environmental Law for the current use or operation of any property owned, operated or leased by the Company.

(c) For purposes of this Agreement:

(i) “Environmental Laws” means all Laws relating in any way to the environment, preservation or reclamation of natural resources, the presence, management or Release of, or exposure to, Hazardous

Materials, or to human health and safety, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), each of their state and local counterparts or equivalents, each of their foreign and international equivalents, and any transfer of ownership notification or approval statute (including the Industrial Site Recovery Act (N.J. Stat. Ann. § 13:1K-6 et seq.), as each has been amended and the regulations promulgated pursuant thereto.

(ii) “Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including any amounts paid in settlement, all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, environmental permit, order or agreement with any Governmental Authority or other Person, which relates to any environmental, health or safety condition, violation of Environmental Law or a Release or threatened Release of Hazardous Materials.

(iii) “Hazardous Materials” means any material, substance or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous”, “toxic”, a “pollutant”, a “contaminant”, “radioactive” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, urea formaldehyde insulation, chlorofluorocarbons and all other ozone-depleting substances.

(iv) “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing of or migrating into or through the environment.

Section 3.13  Contracts.

(a) Set forth in Section 3.13(a) of the Company Disclosure Schedule is a list of each Contract that would be required to be filed as an exhibit to a Registration Statement on Form S-1 under the Securities Act or an Annual Report on Form 10-K under the Exchange Act if such registration statement or report was filed by the Company with the SEC on the date of this Agreement and which has not previously been filed as an exhibit to the Filed Company SEC Documents. Also set forth in Section 3.13(a) of the Company Disclosure Schedule is a list of each of the following to which the Company or any of its Subsidiaries is a party which has not previously been filed as an exhibit to the Filed Company SEC Documents any:

(i) Contract that contains a provision capable of being invoked that (A) is not terminable for convenience upon reasonable notice at no charge that purports to materially limit, curtail, restrict the ability of the Company or any of its existing or future Subsidiaries or Affiliates to compete in any geographic area or line of business or restrict the Persons with whom it and existing or future Subsidiaries or Affiliates can compete or to whom it or its existing or future Subsidiaries or Affiliates can sell products or deliver services, (B) is not terminable for convenience upon reasonable notice at no charge that purports to grant any exclusivity, right of first refusal, right of first negotiation, most favored nation status or similar rights that materially restrict the Company or any of its Subsidiaries, or (C) imposes any liquidated damages or penalty clauses on the Company or any of its Subsidiaries, offsets from, or credits to, any other Person (other than service level credits provided pursuant to agreements with customers entered into in the ordinary course of business consistent with past practice);

(ii) Contract with any director, officer or other Affiliate of the Company other than Contracts under which the Company and its Subsidiaries have no further liabilities or obligations and no continuing rights;

(iii) loan or credit agreement, mortgage, indenture, note or other Contract or instrument evidencing indebtedness for borrowed money by the Company or any of its Subsidiaries or any Contract or instrument pursuant to which indebtedness for borrowed money may be incurred or is guaranteed by the Company or any of its Subsidiaries or by which they may be obligated for the liabilities of another person;

(iv) financial derivatives master agreement or confirmation or other agreement evidencing financial hedging or similar trading activities, other than Contracts relating to currency hedges or derivatives entered into in the ordinary course of business consistent with past practice;

(v) voting agreement;

(vi) except for Contracts listed in clauses (iii) and (iv) of Section 3.3(c) of the Company Disclosure Schedule, mortgage, pledge, security agreement, deed of trust or other Contract granting a Lien on any material property or assets of the Company or any of its Subsidiaries;

(vii) Contract with a supplier or provider of products or services that has required payments by the Company or any of its Subsidiaries of consideration (whether or not measured in cash) in the fiscal year 2008 or that is reasonably likely, based on the Company’s past experience, to require such payment of consideration in fiscal year 2009 (whether or not measured in cash) of greater than $500,000 but excluding any Contract that requires payment by the Company or any of its Subsidiaries on a time and materials basis;

(viii) Contract with a top thirty (30) customers of the Company measured by operating revenue received by the Company and its Subsidiaries during the eighteen (18) month period prior to the date hereof, including Contracts with any such customer involving software license, maintenance and/or services;

(ix) Contract which makes up the top ten (10) services agreement (excluding any fixed price services agreement) of the Company measured by operating revenue received by the Company and its Subsidiaries during the nine (9) month period ended as of the Balance Sheet Date;

(x) Contract which makes up the top ten (10) fixed price services agreement (excluding any services agreement required to be listed pursuant to Section 3.13(a)(ix)) of the Company and its Subsidiaries) of the Company measured by operating revenue received by the Company and its Subsidiaries during the nine (9) month period ended as of the Balance Sheet Date;

(xi) Contract which makes up the top eighty-five percent (85%) of all active subscription agreements for the Company’s Freight Matrix products measured by revenue received by the Company and its Subsidiaries during the twenty-one (21) month period ended as of the Balance Sheet Date;

(xii) “standstill” or similar agreement restricting the Company;

(xiii) agreement containing a provision capable of being invoked which relates to (A) the granting to the Company or any of its Subsidiaries of any license in or to any Intellectual Property owned by a third party that is used in any current standard or other product of the Company made generally available by the Company or is otherwise material to the Company, or (B) the granting by the Company or any of its Subsidiaries of any license to a third party in or to any Intellectual Property that are material to the Company, (except, in the case of each of clause (A) and clause (B), for any (1) licenses for commercial off-the-shelf software, (2) licenses with terms of use or service posted on a web site, (3) licenses for third party software generally available to the public, and (4) non-negotiated licenses of third party Intellectual Property that is embedded in equipment or fixtures and are used by the Company or any of its Subsidiaries for internal purposes only; and, in the case of clause (B), non-exclusive licenses to customers of the Company and its Subsidiaries in the normal and ordinary course of the day-to-day business of the Company and its Subsidiaries consistent with past practice);

(xiv) any agreement granting by the Company or any of its Subsidiaries any license to a third party to use any source code that is part of the Company Intellectual Property (except source code escrow arrangements for the benefit of customers and related agreements with customers of the Company and its Subsidiaries in the normal and ordinary course of the day-to-day business of the Company and its Subsidiaries consistent with past practice;

(xv) any reseller, distribution, alliance, collaboration, joint marketing or similar agreements that are material to the Company and its Subsidiaries;

(xvi) Contract (1) providing for (or imposing any material ongoing indemnification or other obligations of the Company or any of its Subsidiaries in connection with) the disposition or acquisition by the Company or any of its Subsidiaries of (A) any corporation, partnership or other entity or business or (B) any material amount of assets or rights outside the ordinary course of business consistent with past practice or (2) pursuant to which the Company or any of its Subsidiaries has any material ownership interest in any other person or other business enterprise, other than contracts or agreements under which the Company and its Subsidiaries have no further liabilities or obligations and no continuing rights;

(xvii) settlement agreement, other than (A) releases immaterial in nature or amount entered into with former employees or independent contractors of the Company in the ordinary course of business consistent with past practice in connection with the routine cessation of such employee’s or independent contractor’s employment with the Company, (B) settlement agreements for cash only (which has been paid) and does not exceed $100,000 as to such settlement or (C) settlement agreements entered into more than three years prior to the date of this Agreement under which none of the Company or its Subsidiaries have any continuing obligations, liabilities, or rights (excluding releases); or

(xviii) commitment or agreement to enter into any of the foregoing (the Contracts and other documents required to be listed on Section 3.13(a) of the Company Disclosure Schedule, together with any and all other Contracts of such type entered into in accordance with Section 5.2(a) and the Contracts filed as exhibits to the Filed Company SEC Documents, each a “Company Material Contract”). The Company has heretofore made available to Parent complete and correct copies of each Company Material Contract in existence as of the date of this Agreement, together with any and all amendments and supplements thereto and material “side letters” and similar documentation relating thereto.

(b) Each of the Company Material Contracts is valid, binding and in full force and effect and is enforceable in accordance with its terms by the Company and its Subsidiaries party thereto, subject to the Bankruptcy and Equity Exception. Neither the Company nor any of its Subsidiaries is in material default under any Company Material Contract, nor does any condition exist that, with notice or lapse of time or both, would constitute a material default thereunder by the Company or its Subsidiaries party thereto. To the Knowledge of the Company, no other party to any Company Material Contract is in material default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a material default by any such other party thereunder. Neither the Company nor any of its Subsidiaries has received any written notice of termination or cancellation under any Company Material Contract or received any notice of breach or default under any Company Material Contract which breach has not been cured.

Section 3.14  Title to Properties.

(a) The Company and its Subsidiaries (i) have good, valid and marketable title to all properties and other assets which are reflected on the most recent consolidated balance sheet of the Company included in the Filed Company SEC Documents as being owned by the Company or one of its Subsidiaries (or acquired after the date thereof) and which are, individually or in the aggregate, material to the Company’s business or financial condition on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business consistent with past practice and not in violation of this Agreement), free and clear of all Liens except (x) statutory liens securing payments not yet due, (y) security interests, mortgages and pledges that are disclosed in the Filed Company SEC Documents that secure indebtedness that is reflected in the most recent consolidated financial statements of the Company included in the Filed Company SEC Documents and (z) such other imperfections or irregularities of title or other Liens that, individually or in the aggregate, do not and would not reasonably be expected to materially affect the use of the properties or assets subject thereto or otherwise materially impair business operations as presently conducted or as currently proposed by the Company’s management to be conducted, and (ii) have good and valid leasehold interests (subject to customary subordination provisions) in all real property leased or subleased by them which are, individually or in the aggregate, material to the Company’s business or financial condition on a consolidated basis. Each parcel of real property leased or subleased by the Company and its Subsidiaries is listed on Section 3.14(a) of the Company Disclosure Schedule.

(b) The tangible assets which are reflected on the most recent consolidated balance sheet of the Company included in the Filed Company SEC Documents as being owned by the Company or one of its Subsidiaries (or acquired after the date of this Agreement) are in good operating condition and repair (except for normal wear and tear and those defects that are not material) and have been maintained in accordance with reasonable commercial practices.

Section 3.15  Intellectual Property.

(a) The Company and its Subsidiaries own, or are validly licensed or otherwise have the valid right to use, all Intellectual Property and other intellectual property rights and computer programs that are material to the conduct of the business of the Company and its Subsidiaries taken as a whole (collectively, “Company Intellectual Property”). Section 3.15(a) of the Company Disclosure Schedule sets forth as of the date of this Agreement a list of all registered Company Intellectual Property that is the subject of a registration or application with any Governmental Authority owned by, or filed in, the name of the Company or any of its Subsidiaries (“Registered Company Intellectual Property”), which list identifies the jurisdiction in which such Registered Company Intellectual Property was issued and/or where the application or registration was filed and the date of issuance, registration or application.

(b) No claims are pending or, to the Knowledge of the Company, threatened that the Company or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property, nor, to the Knowledge of the Company, are there any facts which could give rise to any claim of infringement, unauthorized use, misappropriation or violation of any Intellectual Property used or owned by any Person against the Company or its Subsidiaries. The conduct of the business of the Company and its Subsidiaries, as currently conducted, does not infringe, violate or misappropriate any Intellectual Property of any Person, other than the rights of any Person under any Patents, and, to the knowledge of the Company, the operation of the Company’s business as now conducted does not infringe any Patents of any Person. The Company and its Subsidiaries are the sole and exclusive owners (except for co-ownership rights set forth in Section 3.15(h) of the Company Disclosure Schedule in certain software jointly developed with or for customers or other third parties in the ordinary course of the Company’s business consistent with past practice) of, or have a valid right to use, sell and license, as the case may be, in each case free and clear of any Liens to which the Company or any of its Subsidiaries are subject or by which their respective properties are subject, all Company Intellectual Property used, sold or licensed by the Company and its Subsidiaries (free and clear of any Liens with respect to any Company Intellectual Property owned by Company and to the Knowledge of the Company, free and clear of any Liens with respect to any Company Intellectual Property licensed to the Company by another Person), as applicable, in the business of the Company and its Subsidiaries as presently conducted and as currently contemplated to be conducted. The Company has not received written notice of any judgment, order, writ, stipulation or decree, by which its assets are bound, that (i) restrict in any manner the use, transfer or licensing of any Company Intellectual Property or (ii) affect the validity, use or enforceability of any Company Intellectual Property owned by Company or to the knowledge of the Company, any Company Intellectual Property that is licensed to the Company.

(c) To the Knowledge of the Company, no third party is infringing, violating, misusing or misappropriating any Company Intellectual Property, and no such claims have been made against a third party by the Company or any of its Subsidiaries.

(d) [Intentionally omitted.]

(e) Section 3.15(e) of the Company Disclosure Schedule lists all Software that is distributed by the Company and its Subsidiaries on the date hereof and that, to the Knowledge of the Company, uses, incorporates or has embedded in it any source, object or other software code subject to an “open source,” “copyleft” or other similar types of license terms (each, an “Open Source License”) (including, without limitation, any GNU General Public License, Library General Public License, Lesser General Public License, Mozilla License, Berkeley Software Distribution License, Open Source Initiative License, MIT, Apache or public domain licenses, and the like) (collectively, “Open Source Software”), and the license applicable to such Open Source Software. There is no use of any Open Source Software by the Company or any of its Subsidiaries that requires or would reasonably be expected to require, or conditions, or would reasonably be expected to condition, the: (i) distribution of any Software owned by the Company or its Subsidiaries under any Open Source License; or (ii) disclosure, licensing or distribution of any source code of any Software owned by the Company or any of its Subsidiaries. The Company and its Subsidiaries are in compliance in all material respects with all license agreements applicable to the Open Source Software listed in Section 3.15(e) of the Company Disclosure Schedule.

(f) The policies and procedures of the Company and its Subsidiaries provide that each employee or independent contractor of the Company or any of its Subsidiaries enter into a written agreement ensuring that all Intellectual Property developed by such Persons is owned exclusively by the Company and its Subsidiaries, and to the Knowledge of the Company, except as set forth on Section 3.15(f) of the Company Disclosure Schedule, each employee or independent contractor of the Company or any of its Subsidiaries has entered into such a written agreement in each case pursuant to the form of such agreement made available to Parent or pursuant to a substantially similar form of agreement. To the Knowledge of the Company, no such consultant, independent contractor or employee is in breach of his, her or its obligations pursuant to any such agreement.

(g) The Company and its Subsidiaries have taken all commercially reasonable steps to safeguard and maintain the secrecy and confidentiality of all Trade Secrets used by them, and no Trade Secrets of the Company or its Subsidiaries have been disclosed without a written non-disclosure or confidentiality agreement in effect with the recipient of the Trade Secrets. Except as set forth in Section 3.15(g) of the Company Disclosure Schedule, there have been no disclosures of the source code to any Software owned by the Company or its Subsidiaries other than pursuant to the terms of a confidentiality agreement in effect with the recipient of the Software source code. Section 3.15(g) of the Company Disclosure Schedule also includes a list of all source code escrow arrangements to which the Company or any of its Subsidiaries is a party pursuant to which the source code of any Software owned by the Company or its Subsidiaries was placed in escrow for the benefit of another Person.

(h) Section 3.15(h) of the Company Disclosure Schedule sets forth a complete list of those Contracts to which the Company or any of its Subsidiaries (i) grants an explicit covenant not to sue, explicit covenant not to assert or other explicit immunity from suit under any current or future Intellectual Property; (ii) is involved in any joint development of any Company Intellectual Property resulting in joint ownership of the Company Intellectual Property developed pursuant thereto; (iii) by which the Company or its Subsidiaries grants or transfers, or otherwise confers any ownership right or title to any Company Intellectual Property (including, but not limited to, any derivative works, modifications or enhancements to the Company Intellectual Property, whether created by the Company or any other Person); (iv) by which the Company or a Subsidiary is assigned or granted an ownership interest in any Intellectual Property other than agreements with employees and contractors that assign or grant to the Company ownership of any Intellectual Property developed in the course of providing services by such employees and contractors; and (v) under which the Company grants or receives an option or right of first refusal relating to any Intellectual Property.

(i) Except with respect to demonstration or trial copies, no product, system, program or software module designed, developed, distributed, licensed or otherwise made available by the Company or its Subsidiaries to any Person, contains any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” or other software routines or hardware components designed to permit access or to disable or erase software, hardware or data without the consent of the user.

(j) Except as set forth in Section 3.15(j) of the Company Disclosure Schedule, (i) the Software made designed, developed, sold, installed, licensed or otherwise made available by the Company to any Person conforms and complies in all material respects with the terms and requirements of any applicable warranty and the agreement related to such Software; (ii) no customer or other Person has asserted or threatened in writing to assert any claim against the Company during the period beginning three (3) years from the date hereof (A) under or based upon any warranty provided by or on behalf of the Company, or (B) under or based upon any other warranty relating to any Software made available by the Company; and (iii) each currently generally available Software product made available by the Company was free of any material design defect or other material defect or deficiency at the time it was sold or otherwise made available. All installation services, programming services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Company were performed properly and in full conformity with the terms and requirements of all applicable warranties and the agreement related to such services and with all applicable legal requirements. Except for maintenance releases required by Company’s standard form warranty and maintenance provisions, Schedule 3.15(j)

of the Company Disclosure Schedules lists all of the Company’s and its Subsidiaries’ fixed fee agreements as of the Balance Sheet Date for which the Company has recorded a loss reserve in accordance with GAAP, (2) to the Company’s Knowledge, all fixed fee agreements for the period beginning after the Balance Sheet Date and ending on the date hereof which would reasonably be likely to result in the Company having to record a loss reserve in accordance with GAAP for such period, (3) contractual or other obligations as of the Balance Sheet Date to any third party that will require the use of the Company’s product development staff to develop new Software or to provide modifications, upgrades, new versions or enhancements to existing Software and (4) to the Knowledge of the Company for the period beginning after the Balance Sheet Date and ending on the date hereof, contractual or other obligations to any third party that will require the use of the Company’s product development staff to develop new Software or to provide modifications, upgrades, new versions or enhancements to existing Software. The Company has not agreed to provide vendor financing with respect to the sale or licensing of any products or services made available by the Company. No product liability claims have been threatened in writing or filed against the Company related to any product or service made available by the Company.

(k) The Company is not and has never been, and no previous owner of any Company Intellectual Property now owned by the Company was during the duration of their ownership, a member or promoter of, or a contributor to or made any commitments or agreements regarding any patent pool, industry standards body, standard setting organization, industry or other trade association or similar organization, in each case that could or does require or obligate the Company or the previous owner to grant or offer to any other Person any license or right to such Company-owned Company Intellectual Property, including without limitation any future Intellectual Property developed, conceived, made or reduced to practice by the Company after the date of this Agreement.

(l) No funding, facilities or personnel of any governmental entity were used, directly or indirectly, to develop or create, in whole or in part, any Company Intellectual Property owned by the Company in such a way as to grant or give such governmental entity any right or claim to such Company-owned Company Intellectual Property.

(m) No college, university or other educational institution, nor any students, professors, fellow, interns or other Person affiliated with a college, university or other education institution, were involved in the development of any Company Intellectual Property owned by the Company in such a way as to grant or give any of the foregoing any right or claim on any such Company Intellectual Property.

(n) The execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby, the consummation of the transactions contemplated by this Agreement or such ancillary agreements and the satisfaction of any closing condition will not contravene, conflict with or result in any limitation on Parent’s right, title or interest in or to any Intellectual Property owned by or licensed to the Company. The Company has no obligations to pay any additional royalties, license fees or other amounts or provide or pay any other consideration to any Person under any Contract respecting Intellectual Property licensed to the Company by another Person or otherwise by reason of this Agreement or the transactions contemplated herein.

(o) The collection, use, transfer, import, export, storage, disposal, and disclosure by the Company and its Subsidiaries of personally identifiable information, or other information relating to persons protected by Law, has not violated any applicable U.S. or foreign Laws relating to data collection, use, privacy, or protection (including, without limitation, any requirement arising under any constitution, statute, code, treaty, decree, rule, ordinance, or regulation) (collectively, “Data Laws”) in a manner that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2007, the Company and its Subsidiaries have complied with, and is presently in compliance with, its privacy policies, which policies comply with all Data Laws, except where any non-compliance would not, individually or in the aggregate, have a Company Material Adverse Effect. There is no complaint, audit, proceeding, investigation, or claim against or, to the Knowledge of the Company threatened against, the Company or any of its Subsidiaries by any Governmental Authority, or by any Person respecting the collection, use, transfer, import, export, storage, disposal, and disclosure of personal information by any Person in connection with the Company, its Subsidiaries, or their respective business. To the Knowledge of the Company, since January 1, 2007 there have been no material security breaches compromising the confidentiality or integrity of such personal information.

(p) The Company has not received any written notice that any current or prior director, officer, employee, independent contractor or consultant of the Company or its Subsidiaries claims or has a right to claim an ownership interest in any Company Intellectual Property or any remuneration or other payments aside from salary or other compensation already paid by the Company as a result of having been involved in the development or licensing of any such Company Intellectual Property while employed by or consulting to the Company or its Subsidiaries. In those jurisdictions that require the payment of specific remuneration for the development of Intellectual Property, the Company has made the required remuneration payments or has a policy and procedure for making such payments (which policy or procedure has been provided to Parent in writing). In those jurisdictions that recognize Moral Rights, the Company has obtained written waivers, consents or agreements from each of the holders of such Moral Rights whereby such holders will not, at any time, assert such Moral Rights against the Company. For purposes of this Agreement, “Moral Rights” shall mean collectively, rights to claim authorship of a work, to object to or prevent any modification of a work, to withdraw from circulation or control the publication or distribution of a work, and any similar rights, whether existing under judicial or statutory law of any country or jurisdiction worldwide, or under any treaty or similar legal authority, regardless of whether such right is called or generally referred to as a “moral right.”

Section 3.16  Insurance.  All material insurance policies of the Company and its Subsidiaries (the “Policies”) are in full force and effect and are listed on Schedule 3.16 of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of any of the Policies. No notice of cancellation or termination has been received by the Company with respect to any such Policy. With respect to each of the legal proceedings set forth in the Company SEC Documents, no carrier of any Policy has asserted any denial of coverage other than the issuance of customary reservation of rights letters issued by such carriers in connection with the filing of any claims.

Section 3.17  Opinion of Financial Advisor.  The Board of Directors of the Company has received the written opinion of Thomas Weisel Partners LLC (the “Financial Advisor”) dated as of the date of this Agreement, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the consideration to be received in the Merger by the holders of Company Common Stock is fair from a financial point of view to such stockholders (the “Fairness Opinion”). The Company has furnished to Parent a correct and complete copy of the Fairness Opinion. The Company has obtained the authorization of the Financial Advisor to include a copy of its Fairness Opinion in the Proxy Statement/Prospectus.

Section 3.18  Brokers and Other Advisors.  Section 3.18 of the Company Disclosure Schedule identifies each broker, investment banker, financial advisor or other Person entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries, and the fees and expenses of such Persons will be paid by the Company. The Company has made available to Buyer a true, complete and correct copy of the Company’s engagement letter with any Person identified in Section 3.18 of the Company Disclosure Schedule.

Section 3.19  Anti-Takeover Statutes.  Assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 4.18, the Company has taken all necessary action to render Section 203 of the DGCL and any other potentially applicable anti-takeover or similar statute or regulation or provision of the certificate of incorporation or by-laws, or other organizational or constitutive document or governing instruments of the Company inapplicable to this Agreement and the Transactions.

Section 3.20  Company Rights Agreement.  The Company has taken all actions necessary to (a) render the Company Rights Agreement inapplicable to this Agreement and the Transactions, (b) ensure that (i) none of Parent, Merger Sub or any other Subsidiary of Parent is an Acquiring Person (as defined in the Company Rights Agreement) pursuant to the Company Rights Agreement as the result of this Agreement and the Transactions and (ii) a Distribution Date, a Triggering Event or a Share Acquisition Date (as such terms are defined in the Company Rights Agreement) does not occur, in the case of clauses (i) and (ii), solely by reason of the execution of this Agreement or the consummation of the Transactions, and (c) provide that the Final Expiration Date (as defined in the Company Rights Agreement) shall occur immediately prior to the Effective Time.

Section 3.21  Related Party Transactions.  Except as set forth in Schedule 3.21 of the Company Disclosure Schedule or the Filed Company SEC Documents, there are no Company Material Contracts between the Company or any of its Subsidiaries, on the one hand, and (a) any officer or director of the Company, (b) any record or beneficial owner of five percent (5%) or more of the voting securities of the Company or (c) to the Knowledge of the Company, any Affiliate of any such officer, director or record or beneficial owner, on the other hand, in each case, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

Section 3.22  No Other Parent or Merger Sub Representations or Warranties.  Except for the representations and warranties set forth in Article IV (and set forth in Section 5.15, if a Financing Election is made and becomes effective in accordance with such Section), the Company hereby acknowledges and agrees that none of Parent, Merger Sub or their respective Representatives have made or are making any other express or implied representation or warranty with respect to Parent, Merger Sub or any of Parent’s other Subsidiaries or their respective business or operations, including with respect to any information provided or made available to the Company or any of its Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, or any other Person. Notwithstanding the foregoing, nothing in this Section 3.22 or this Agreement shall prevent the Company from relying on the representations and warranties of the Parent and Merger Sub set forth in Article IV of this Agreement.

ARTICLE IV.

Representations and Warranties of Parent and Merger Sub

Except (a) as set forth in the letter (each section of which qualifies the correspondingly numbered representation and warranty to the extent expressly specified therein and such other representations and warranties to the extent a matter in such section of the disclosure schedule is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty readily apparent) dated as of the date hereof and addressed to the Company from Parent and delivered to the Company simultaneously with the execution of this Agreement (the “Parent Disclosure Schedule”) and (b) as disclosed in any Filed Parent SEC Documents filed by Parent with the SEC on or after December 31, 2008 (to the extent a particular disclosure in a Filed Parent SEC Document is disclosed in such a way as to make its relevance to the information called for by any representation and warranty contained herein readily apparent, and excluding any exhibits thereto and any risk factor disclosures or other cautionary, predictive or forward-looking disclosures contained therein), Parent and Merger Sub jointly and severally represent and warrant to the Company:

Section 4.1  Organization, Standing and Corporate Power.

(a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted and as currently proposed by its management to be conducted. Each of Parent’s Subsidiaries is duly organized, validly existing and, to the extent applicable in such jurisdiction, in good standing under the Laws of the jurisdiction in which it is incorporated or otherwise organized and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted and as currently proposed by its management to be conducted. Each of Parent and its Subsidiaries is duly licensed or qualified to do business and, to the extent applicable in such jurisdiction, is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) All of the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of Parent have been duly authorized and validly issued and are fully paid, nonassessable and were not issued in violation of any preemptive rights, purchase option, call or right of first refusal or similar rights. All of the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of Parent are owned directly or indirectly by Parent and are free and clear of all Liens.

(c) Parent has made available to the Company complete and correct copies of its certificate of incorporation and bylaws (the “Parent Charter Documents”), in each case as amended to the date of this Agreement, and the certificate of incorporation and bylaws of Merger Sub (the “Merger Sub Charter Documents”). The Company Charter Documents and the Merger Sub Charter Documents are in full force and effect and neither Parent nor Merger Sub is in violation of any of their respective provisions. Parent has made available to the Company and its representatives correct and complete copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of stockholders, the board of directors and each committee of the board of directors of Parent and Merger Sub held since January 1, 2005.

Section 4.2  Capitalization.

(a) The authorized capital stock of Parent consists of (i) 2,000,000 shares of preferred stock, par value $.01 per share, of Parent, of which (A) 500,000 shares have been designated as Series A Preferred Stock and (ii) 50,000,000 shares of Parent Common Stock. At the close of business on the Measurement Date, (i) no shares of Parent Preferred Stock were outstanding, (iii) 34,517,707 shares of Parent Common Stock were issued and outstanding and 1,777,910 shares of Parent Common Stock were held by Parent in its treasury and (iii) 3,242,640 shares of Parent Common Stock were reserved for issuance under Parent’s 2005 Incentive Plan and 1,500,000 shares were reserved for issuance under Parent’s employee stock purchase plan (the “Parent Stock Plans”) (of which 910,540 shares of Parent Common Stock were subject to outstanding grants under the Parent Stock Plans). All outstanding shares of Parent Common Stock have been, and all shares of Parent Common Stock which may be issued under Article II of this Agreement will be, duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(b) Except as referred to in Section 4.2(a), (i) none of Parent or any of its Subsidiaries has issued or is bound by any outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any shares of capital stock, voting securities or equity interests of Parent or any of its Subsidiaries and (ii) there are no outstanding obligations, commitments or arrangements, contingent or otherwise, of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of Parent or any of its Subsidiaries or to provide funds to Parent or any of its Subsidiaries or to make any investment (in the form of a loan, capital contribution or otherwise). Without limiting the foregoing, all preferred share purchase rights issued under the Rights Agreement dated as of October 2, 1998 between the Company and ChaseMellon Shareholder Services have expired.

(c) The authorized capital stock of Merger Sub consists solely of 1,000 shares of Merger Sub Common Stock, all of which are issued and outstanding and held directly or indirectly by Parent. All of the outstanding shares of Merger Sub Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Merger Sub does not hold, nor has it held, any material assets or incurred any material liabilities, nor has Merger Sub carried on any business activities other than in connection with the Merger and the Transactions.

Section 4.3  Authority; Noncontravention.

(a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder and to consummate the Transactions. Except for the requirements (i) under applicable rules of the NASDAQ Stock Market, to obtain the approval of the holders of a majority of the shares of Parent Common Stock present (in person or by proxy) at the Parent Stockholders Meeting for the issuance of Parent Common Stock in the Merger at the Base Exchange Ratio, and (ii) under Section 242 of the DGCL, in order to effect the issuance of Parent Common Stock under clause (i), to obtain the approval of the holders of a majority of the outstanding shares of Parent Common Stock to amend Parent’s Certificate of Incorporation to increase the number of authorized shares of Parent Common Stock to a number to be reasonably determined by Parent which shall be no less than the number sufficient to consummate the Transactions (such approvals collectively, the “Parent Stockholder Approval”), the execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized and approved by all requisite corporate approvals and no other corporate action on the part of Parent and Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by them of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Parent’s Board of Directors, at a meeting duly called and held, has (i) approved this Agreement and declared it advisable, and (ii) resolved to recommend that stockholders of Parent approve the Issuance Proposal and the Charter Amendment Proposal (the “Parent Board Recommendation”) and directed that such proposals be submitted for consideration of the stockholders of Parent at Parent Stockholders Meeting.

(c) Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Transactions, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Parent Charter Documents or Merger Sub Charter Documents or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.4 are obtained and the filings referred to in Section 4.4 are made, violate any Law, judgment, writ or injunction of any Governmental Authority applicable to Parent or Merger Sub or any of their respective properties or assets, or (iii) require any consent, approval or other authorization of, or filing with or notification to any person under, materially violate, conflict with, result in the loss of any material benefit under, constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, result in the termination of or a right of termination or cancellation under, or accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or Merger Sub or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected or (iv) result in the creation of any Lien upon any of the respective properties or assets of, Parent or Merger Sub or any of their respective Subsidiaries under, any Contract to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clauses (ii), (iii) or (iv), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.4  Governmental Approvals.  Except for (a) the filing with the SEC of the Registration Statement and the Proxy Statement/Prospectus and other filings required under, and compliance with applicable requirements of, the Exchange Act and the rules of the NASDAQ Stock Market, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (c) filings required under, and compliance with other applicable requirements of, Competition Laws, and (d) any offering memorandum, registration statement or proxy statement contemplated under Section 5.15, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.5  Parent SEC Documents; Undisclosed Liabilities.

(a) Parent has filed and furnished all required reports, schedules, forms, prospectuses, and registration, proxy and other statements with the SEC since January 1, 2005 (collectively, and in each case including all exhibits, schedules and amendments thereto and documents incorporated by reference therein, the “Parent SEC Documents”). None of Parent’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later-filed Parent SEC Document (provided, in the case of Parent SEC Documents filed prior to the date of this Agreement, the later-filed Company SEC Document was filed or furnished and made publicly available prior to the date of this Agreement) (i) as of their respective effective dates (in the case of Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act), (ii) as of their respective SEC filing dates (in the case of all other Parent SEC Documents), the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, applicable to such Parent SEC

Documents, and (iii) none of the Parent SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of Parent, no investigation by the SEC with respect to Parent or any of its Subsidiaries is pending or threatened.

(b) Except to the extent that financial statements contained in any Parent SEC Document has been revised or superseded by a later-filed Parent SEC Document (provided, in the case of Parent SEC Documents filed prior to the date of this Agreement, the later-filed Parent SEC Document was filed or furnished and made publicly available prior to the date of this Agreement), at the time they were filed with the SEC, the consolidated financial statements of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as then in effect, had been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal adjustments, none of which has been or will be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole).

(c) Parent has established and maintains (i) disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act) that are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Parent required under the Exchange Act with respect to such reports and (ii) internal controls over financial reporting (as such term is defined in Rule 13a-15(f) and Rule 15d-15(f) under the Exchange Act) that are reasonably designed to provide assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The principal executive officer and the principal financial officer of Parent have timely made all certifications required by SOX. All of the statements contained in such certifications were complete and correct as of the dates thereof. As of the date of the Company’s most recent Annual Report on Form 10-K, Parent’s principal executive officer and its principal financial officer have disclosed, based on their evaluation at that time of internal control over financial reporting, to Parent’s auditors and the audit committee of the board of directors of Parent (x) all significant deficiencies and material weaknesses (as such terms are defined in PCAOB Auditing Standard No. 2) in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial data and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting. Parent has not identified any significant deficiencies or material weaknesses in internal controls which have not been subsequently remediated. Parent is not aware of any facts or circumstances that would prevent its chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX, without qualification, when next due.

(d) Neither Parent nor any of its Subsidiaries has any indebtedness, liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise, and whether known or unknown) required, if known, to be reflected or reserved against on a consolidated balance sheet of Parent prepared in accordance with GAAP or the notes thereto, except liabilities (i) as and to the extent set forth on the unaudited balance sheet of Parent and its Subsidiaries as of the Balance Sheet Date included in Parent’s Quarterly Report on Form 10-Q for the quarter ended as of the Balance Sheet Date (including the notes thereto) or as otherwise set forth in the consolidated financial statements of Parent included in the Parent SEC Documents filed by Parent and publicly available prior to the date of this Agreement (the “Filed Parent SEC Documents”), (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice, (iii) incurred after the Balance Sheet Date in the ordinary course of business under, and in compliance with, executory Contracts to which Parent or any of its Subsidiaries is a party or otherwise bound, (iv) incurred after the date of this Agreement and permitted under Section 5.2(b) or (v) with respect to Taxes, which are the subject of Section 4.10.

Section 4.6  Absence of Certain Changes or Events.  Between the Balance Sheet Date and the date of this Agreement, there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Parent Material Adverse Effect. Between the Balance Sheet Date and the date of this Agreement, (a) Parent and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice and (b) neither Parent nor any of its Subsidiaries has taken any action described in Section 5.2(b) hereof that if taken after the date of this Agreement and prior to the Effective Time without the prior written consent of the Company would violate such provision.

Section 4.7  Legal Proceedings.  Except with respect to Taxes, which are the subject of Section 4.10, as of the date of this Agreement, there is no pending or, to the Knowledge of Parent, threatened, material legal, administrative, arbitral or other proceeding, claim, suit or action against Parent or any of its Subsidiaries, or, to the Knowledge of Parent, Governmental Investigation, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the Knowledge of the Company, threatened to be imposed) upon Parent, any of its Subsidiaries or the assets of Parent or any of its Subsidiaries, by or before any Governmental Authority that as of the date of this Agreement, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, nor is there any judgment outstanding against the Company or any of its Subsidiaries that, as of the date hereof, would reasonably be expected to have a Parent Material Adverse Effect.

Section 4.8  Compliance With Laws; Permits.

(a) Except with respect to Taxes, ERISA and Environmental Laws, which are the subjects of Sections 4.10, 4.11 and 4.12, respectively, Parent and its Subsidiaries are in compliance in all material respects with all Laws applicable to Parent or any of its Subsidiaries or any of their properties or other assets or any of their businesses or operations, except for failures to be in compliance that would not reasonably be expected to have a Parent Material Adverse Effect. Since January 1, 2007, neither Parent nor any of its Subsidiaries has received written notice to the effect that a Governmental Authority claimed or alleged that Parent or any of its Subsidiaries was not in compliance in a material respect with any Law applicable to Parent and any of its Subsidiaries, any of their material properties or other assets or any of their business or operations. To the Knowledge of Parent, neither the Company nor any of its Subsidiaries, nor any officer, director or employee of Parent or any such Subsidiary, is under investigation by any Governmental Authority related to the conduct of Parent’s or any such Subsidiary’s business, the results of which investigation would or would reasonably be expected to result in a Parent Material Adverse Effect.

(b) Parent and each of its Subsidiaries hold all material Permits to be obtained or necessary for the conduct of their respective businesses, including the manufacture, license and sale of their respective products and services. Parent and its Subsidiaries are in compliance in all material respects with the terms of all such Permits, and all such Permits are in full force and effect, except where such suspension or cancellation would not be reasonably expected to constitute a Parent Material Adverse Effect.

(c) No event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of Parent or any of its Subsidiaries under, any Permit (in each case, with or without notice or lapse of time or both), except for violations, breaches, defaults, losses or accelerations that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. No such suspension, cancellation, violation, breach, default, loss of a benefit, or acceleration of an obligation will result from the Transactions, except for violations, breaches, defaults, losses or accelerations that would not reasonably be expected to result in a Parent Material Adverse Effect.

Section 4.9  Information Supplied.  None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Proxy Statement/Prospectus will, at the date it (and any amendment or supplement thereto) is first mailed to the stockholders of the Company and, subject to Section 5.15, the stockholders of Parent and at the time of the Company Stockholders Meeting and, subject to Section 5.15, the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company. The information contained in the Registration Statement and the Proxy Statement/Prospectus relating to Parent and Merger Sub and the Parent Stockholders Meeting will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, respectively.

Section 4.10  Tax Matters.

(a) Each of Parent and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account an extension of time within which to file), all Tax Returns required to be filed by it, and all such Tax Returns are correct and complete in all material respects, except in each case where such failures to so prepare or file Tax Returns, or the failure of such filed Tax Returns to be complete and accurate, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. All Taxes of Parent and its Subsidiaries due and owing have been timely paid (whether or not shown to be due on such Tax Returns), except (i) with respect to matters contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP and (ii) where such failure to so pay or remit, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

(b) The most recent financial statements contained in the Filed Parent SEC Documents reflect reserves in accordance with GAAP for all Taxes payable by Parent and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

(c) Neither Parent nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code during the preceding two taxable years.

(d) As of the date of this Agreement, no audit or other administrative or court proceedings are pending or, to the Knowledge of Parent, threatened in writing by any Governmental Authority with respect to Taxes of Parent or any of its Subsidiaries.

(e) Parent and its Subsidiaries have withheld all Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party and, to the extent due and payable, have paid such amounts to the appropriate taxing authority, except for such Taxes as to which the failure to pay or withhold would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(f) As of the date hereof, none of Parent or any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that would reasonably be expected to prevent or preclude the Merger, if effected as contemplated by Section 5.17, from qualifying as a “reorganization” described in Section 368(a) of the Code.

Section 4.11  Employee Benefits and Labor Matters.

(a) For purposes of this Section 4.11 “Parent Benefit Plans” means all “employee benefit plans” (as defined in Section 3(3) of ERISA, and without regard to whether ERISA applies thereto), and (ii) all other employee benefit plans, agreements, policies or arrangements, including employment, consulting or other compensation agreements, collective bargaining agreements and all plans, agreements, policies or arrangements providing for bonus or other incentive compensation, equity or equity-based compensation, retirement, deferred compensation, retention or change in control rights or benefits, termination or severance benefits, stock purchase, sick leave, vacation pay, salary continuation, hospitalization, medical insurance, life insurance, fringe benefits or other compensation, or educational assistance, in each case to which Parent or any of its Subsidiaries has any obligation or liability (contingent or otherwise) thereunder for current or former directors or employees of Parent or any of its Subsidiaries or any current or former consultants to Parent or any of its Subsidiaries.

(b) No event has occurred with respect to any Parent Benefit Plan that constitutes or would reasonably be expected to have a Parent Material Adverse Effect.

Section 4.12  Environmental Matters.  Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect:

(a) (i) each of Parent and its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws, (ii) to the Knowledge of Parent, there is no investigation, suit, claim, action or proceeding relating to or arising under Environmental Laws that is pending or threatened against or affecting Parent or any of its Subsidiaries or any real property currently or, to the Knowledge of Parent, formerly owned, operated or leased by Parent or its Subsidiaries; (iii) neither Parent nor any of its Subsidiaries has received any notice of or entered into or assumed by Contract or operation of Law or otherwise, any obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws; and (iv) to the Knowledge of Parent, no facts, circumstances or conditions exist with respect to Parent or any of its Subsidiaries or any property currently or formerly owned, operated or leased by Parent or any of its Subsidiaries or any property to or at which Parent or any of its Subsidiaries transported or arranged for the disposal or treatment of Hazardous Materials that would reasonably be likely to result in Parent and its Subsidiaries incurring Environmental Liabilities individually in the excess of $50,000 or in the aggregate in excess of $250,000.

(b) (i) Parent has obtained and currently maintains all Environmental Permits necessary under Environmental Laws for their operations as conducted on the date of this Agreement, (ii) there is no investigation known to Parent, nor any action pending or, to the Knowledge of Parent, threatened against or affecting Parent or any real property owned, operated or leased by Parent to revoke such Environmental Permits, and (iii) Parent has not received any written notice from any Governmental Authority to the effect that there is lacking any Environmental Permit required under Environmental Law for the current use or operation of any property owned, operated or leased by Parent.

Section 4.13  Contracts.

(a) For purposes of this Agreement, a “Parent Material Contract” shall mean any Contract required to be filed as an exhibit to Parent’s Annual Report on Form 10-K pursuant to Item 601(b)(2), (4), (9) or (10) of Regulation S-K under the Securities Act. Except as set forth as an exhibit to the Parent SEC Documents, as of the date hereof, neither Parent nor any of its Subsidiaries is a party to or bound by any Parent Material Contract.

(b) Each Parent Material Contract is valid and in full force and effect and enforceable in accordance with its respective terms, subject to the Bankruptcy and Equity Exception, except to the extent that (i) it has previously expired in accordance with its terms or (ii) the failure to be in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(c) Neither Parent nor any of its Subsidiaries is in material default under any Parent Material Contract, nor does any condition exist that, with notice or lapse of time or both, would constitute a material default thereunder by Parent or its Subsidiaries party thereto. To the Knowledge of Parent, no other party to any Parent Material Contract is in material default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a material default by any such other party thereunder. Neither Parent nor any of its Subsidiaries has received any written notice of termination or cancellation under any Parent Material Contract or received any notice of breach or default under any Parent Material Contract which breach has not been cured.

Section 4.14  Title to Properties.  Except for those matters that individually or in the aggregate have not had and would not reasonably be expected to have a Parent Material Adverse Effect:

(a) Parent and its Subsidiaries (i) have good, valid and marketable title to all properties and other assets which are reflected on the most recent consolidated balance sheet of Parent included in the Filed Parent SEC Documents as being owned by Parent or one of its Subsidiaries (or acquired after the date thereof) and which are, individually or in the aggregate, material to Parent’s business or financial condition on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business consistent with past practice and not in violation of this Agreement), free and clear of all Liens except (x) statutory liens securing payments not yet due, (y) security interests, mortgages and pledges that are disclosed in the Filed Parent SEC Documents that secure indebtedness that is reflected in the most recent consolidated financial statements of Parent included in the Filed Parent SEC Documents and (z) such other imperfections or irregularities of title or other Liens that, individually or in the aggregate, do not and would not reasonably be expected to materially affect the use of the properties or assets subject thereto or otherwise materially impair business operations as presently conducted or as currently proposed by Parent’s management to be conducted, and (ii) have good and valid leasehold interests (subject to customary subordination provisions) in all real property leased or subleased by them which are, individually or in the aggregate, material to Parent’s business or financial condition on a consolidated basis.

(b) The tangible assets which are reflected on the most recent consolidated balance sheet of Parent included in the Filed Parent SEC Documents as being owned by Parent or one of its Subsidiaries (or acquired after the date of this Agreement) are in good operating condition and repair (except for normal wear and tear and those defects that are not material) and have been maintained in accordance with reasonable commercial practices

Section 4.15  Intellectual Property.  Except for those matters that individually or in the aggregate have not had and would not reasonably be expected to have a Parent Material Adverse Effect:

(a) Parent and its Subsidiaries own, or are validly licensed or otherwise have the valid right to use, all Intellectual Property and other intellectual property rights and computer programs that are material to the conduct of the business of Parent and its Subsidiaries taken as a whole.

(b) No claims are pending or, to the Knowledge of Parent, threatened that Parent or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property, nor, to the Knowledge of Parent, are there any facts which could give rise to any claim of infringement, unauthorized use, misappropriation or violation of any Intellectual Property used or owned by any Person against Parent or its Subsidiaries. The conduct of the business of Parent and its Subsidiaries, as currently conducted, does not infringe, violate or misappropriate any Intellectual Property of any Person, other than the rights of any Person under any Patents, and, to the knowledge of Parent, the operation of Parent’s business as now conducted does not infringe any Patents of any Person.

Section 4.16  Ownership and Operations of Merger Sub.  Parent owns beneficially and indirectly of record all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in engaging in a merger transaction with the Company, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

Section 4.17  Debt Financing.

(a) Parent has delivered to the Company a true and complete copy of (i) an executed commitment letter (together with all annexes thereto) and fee letter (with confidential fee terms redacted), each dated the date hereof, from Wells Fargo Foothill, LLC and Wells Fargo Securities, LLC (the “Lenders”), to Parent (collectively, the “Commitment Letter”) to provide, subject to the terms and conditions therein, the amounts set forth therein (the “Debt Financing”).

(b) As of the date hereof:

(i) the Commitment Letter has not been amended or modified, and the commitment contained in the Commitment Letter has not been withdrawn or rescinded in any respect;

(ii) Parent has fully paid any and all commitment fees or other fees required by the Commitment Letter to be paid as of the date hereof;

(iii) the Commitment Letter, in the form so delivered to the Company on the date hereof, is in full force and effect and constitutes a legal, valid and binding obligation of Parent and, to the knowledge of Parent, the Lenders for so long as it remains in full force and effect;

(iv) other than as set forth in or contemplated by the Commitment Letter, there are no (A) conditions precedent, “flex” provisions, contingencies or other substantive provisions (other than provisions related solely to fees) related to the funding of the full amount of the Debt Financing, or (B) agreements, side letters, arrangements or understandings that might (1) impair the validity of the Commitment Letter, (2) reduce the aggregate amount of the Debt Financing, (3) delay or prevent the Closing or (4) modify the terms of the Debt Financing in a manner adverse to Parent;

(v) no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub or, to the knowledge of Parent, the Lender under any term or condition of the Commitment Letter; and

(vi) assuming the accuracy of the Company’s representations and warranties contained herein, and the making of the Company Cash Deposit as provided in Section 2.2(a), neither Parent nor Merger Sub has any reason to believe that any of the conditions to the Debt Financing will not be satisfied or that the Debt Financing will not be available to Parent or Merger Sub on the date of the Closing.

(c) Assuming a Financing Election is not duly made in accordance with Section 5.15, the aggregate net proceeds of the Debt Financing contemplated by the Commitment Letter, will, when taken together with the Company Cash Deposit and Parent’s other financial resources, including cash on hand and the proceeds of loans under existing revolving credit facilities of Parent, provide Parent on the Closing Date with funds sufficient to enable Parent, Merger Sub and/or the Surviving Corporation to consummate the Merger upon the terms contemplated by this Agreement, to make all payments contemplated by this Agreement in connection with the Merger (including payment of all amounts payable under Article II of this Agreement in connection with or as a result of the Merger) and to pay all fees and expenses associated therewith.

Section 4.18  Ownership of Company Common Stock.  None of Parent or any of Parent’s “Associates” or “Affiliates” directly or indirectly “owns,” and at all times during the three-year period prior to the date of this Agreement, none of Parent or any of Parent’s “Associates” or “Affiliates” directly or indirectly has “owned” beneficially or otherwise, any of the outstanding Company Common Stock or Series B Preferred Stock, as those terms are defined in Section 203 of the DGCL, other than solely as the result of (a) those certain Voting Agreements dated as of August 10, 2008 among Parent, the Company and certain directors, officers, and stockholders of the Company, and (b) the Company Voting Agreements.

Section 4.19  Management Arrangements.  As of the date hereof, except as previously disclosed to the Company’s Board of Directors, there are no material Contracts, formal or informal arrangements or other understandings (whether or not binding) between Parent, Merger Sub or any of their respective Affiliates, on the one hand, and any director, officer or 5% or greater stockholder of the Company, on the other hand, relating to this Agreement, the Merger or any other transactions contemplated by this Agreement (including as to any investments to be made in, or contributions to be made to, Parent or Merger Sub), or to the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Closing.

Section 4.20  Brokers and Other Advisors.  Parent is responsible for, and shall pay, the fees of any broker, investment banker, financial advisor or other Person entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

Section 4.21  No Other Company Representations or Warranties.  Except for the representations and warranties set forth in Article III, Parent hereby acknowledges and agrees that the Company and its Representatives have not made or are not making any other express or implied representation or warranty with respect to the Company or any of the Company’s Subsidiaries or their respective business or operations, including with respect to any information provided or made available to Parent or any of its Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, or any other Person. Notwithstanding the foregoing, nothing in this Section 4.21 or this Agreement shall prevent Parent from relying on the representations and warranties of the Company set forth in Article III of this Agreement.

ARTICLE V.

Covenants and Agreements

Section 5.1  Preparation of the Proxy Statement/Prospectus.

(a) As promptly as practicable following the date of this Agreement, Parent and the Company shall jointly prepare and file with the SEC the Proxy Statement/Prospectus and a registration statement on Form S-4 (as amended and supplemented from time to time the “Registration Statement”), in which the Proxy Statement/Prospectus will be included as a prospectus, in connection with the registration under the Securities Act of the Parent Common Stock to be issued in the Merger. Parent and the Company shall cooperate with one another in connection with the preparation of the Proxy Statement/Prospectus and Registration Statement and shall furnish all information concerning such party as the other party may reasonably request in connection with the preparation of the Proxy Statement/Prospectus and Registration Statement. Prior to the effective date of the Registration Statement, Parent will take all action reasonably required (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process in any such jurisdiction) to be taken under any state securities laws in connection with the issuance of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of shares of Company Common Stock as Parent may reasonably request in connection with any such action. Parent and the Company shall each use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Registration Statement and/or the Proxy Statement/Prospectus, to cause the Registration Statement to become effective as promptly as practicable and to remain effective through the Effective Time and, following the effectiveness of the Registration Statement, to cause the Proxy Statement/Prospectus to be mailed to the stockholders of the Company and (subject to Section 5.15) to the stockholders of Parent, in each case as provided in Section 5.5(c). Each of Parent and the Company will use all commercially reasonable efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.1 to comply in all material respects with applicable Law.

(b) All filings by the Company with the SEC in connection with the transactions contemplated hereby and all mailings to the Company’s stockholders in connection with the Merger and transactions contemplated by this Agreement shall be subject to the prior review and comment by Parent. All filings by Parent with the SEC in connection with the transactions contemplated hereby, including the Registration Statement, and all mailings to Parent’s stockholders in connection with the Merger and transactions contemplated by this Agreement shall be subject to the prior review and comment by the Company. Each of Parent and the Company shall (i) as promptly as practicable notify the other of (A) the receipt of any comments from the SEC and all other written correspondence and oral communications with the SEC relating to the Proxy Statement/Prospectus or the Registration Statement (including the time when the Registration Statement becomes effective and the issuance of any stop order or suspension of qualifications of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction) and (B) any request by the SEC for any amendment or supplements to the Proxy Statement/Prospectus or the Registration Statement or for additional information with respect thereto and (ii) supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement/Prospectus, the Registration Statement or the Merger and of all orders of the SEC relating to the Registration Statement. If at any time prior to the Effective Time any information relating to the Company, Parent or Merger Sub, or any of their respective Affiliates, directors or officers, is discovered by the Company, Parent or Merger Sub, which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the Registration Statement or any financing materials contemplated by Section 5.15 or Section 5.16, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (including any assumptions underlying forward-looking information), then the party which discovers such information shall promptly notify the other parties and prepare, disseminate and file, as applicable, an appropriate amendment or supplement describing such information.

Section 5.2  Conduct of Business.

(a) Except as expressly required by this Agreement, as set forth on Section 5.2(a) of the Company Disclosure Schedule or as required by applicable Law, during the period from the date of this Agreement until the Effective

Time, unless Parent otherwise agrees in writing (which agreement will not be unreasonably withheld or delayed), the Company shall, and shall cause each of its Subsidiaries to, (i) conduct its business in the ordinary course consistent with past practice, and (ii) use commercially reasonable efforts, under the circumstances, to maintain and preserve intact its business organization and the goodwill of those having significant business relationships with it. Without limiting the generality of the foregoing, except as expressly required by this Agreement, as set forth on Section 5.2(a) of the Company Disclosure Schedule or as required by applicable Law, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior consent of Parent (which consent will not be unreasonably withheld or delayed):

(i) (A) authorize for issuance or issue, sell, grant, dispose of, pledge or otherwise encumber any shares of its capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock, voting securities or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, voting securities or equity interests, provided that the Company may issue shares of Company Common Stock upon the exercise of Options and the vesting of RSUs, in each case that are outstanding on the date of this Agreement and in accordance with the terms thereof on the date of this Agreement; (B) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock, voting securities or equity interests; (C) declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or otherwise make any payments to its stockholders in their capacity as such (other than regular semi-annual dividends in cash or in kind on the Series B Preferred Stock at the rate of $25 per share per annum); (D) split, combine, subdivide or reclassify any shares of its capital stock; or (E) amend (including by reducing an exercise price or extending a term) or waive any of its rights under any provision of the Company Stock Plans or any agreement evidencing any outstanding Option, RSU or other right to acquire capital stock of the Company or any restricted stock purchase agreement or any similar or related contract, except such vesting as required pursuant to employment agreements in effect on the date of this Agreement, and except that the Company shall take such action as are necessary to comply with Section 2.3 hereof;

(ii) incur or assume any indebtedness for borrowed money or guarantee any indebtedness for borrowed money (or enter into a “keep well” or similar agreement), issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries or incur any indebtedness precluded under and as defined in the Commitment Letter, or, to the extent not more restrictive than the Commitment Letter, precluded under and as defined in any other similar document contemplated by Section 5.15, other than borrowings among the Company and one or more direct or indirect wholly-owned Subsidiaries of the Company in the ordinary course of business consistent with past practice;

(iii) sell, transfer, lease, license, mortgage, encumber, abandon or otherwise dispose of or voluntarily permit to become subject to any Lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction) any of its material properties or assets (including securities of Subsidiaries) to any Person, except (A) sales and non-exclusive licenses of products and services to customers in the ordinary course of business consistent with past practice, (B) dispositions of excess equipment or obsolete or worthless assets or sales of properties or assets (excluding securities of Subsidiaries) in an amount not in excess of $100,000 in the aggregate;

(iv) make any acquisition (by purchase of securities or assets, merger or consolidation, or otherwise) of any other Person, business or division;

(v) make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) to, any Person other than a direct or indirect wholly owned Subsidiary of the Company in the ordinary course of business consistent with past practice;

(vi) other than in the ordinary course of business consistent with past practice, enter into, terminate or amend (other than immaterial amendments) any Company Material Contract;

(vii) increase in any manner the compensation of any of its directors, officers or employees or enter into, establish, amend, modify or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity (or equity-based), pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan (including any plan that would constitute a Company Plan), policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, director, officer, other employee, consultant or Affiliate, or enter into or make any loans or advances to directors, officers or employees (other than advances in the ordinary course of business consistent with past practice) other than (i) as required pursuant to applicable Law or the terms of any employment agreement or Company Plan existing as of the date of this Agreement, (ii) increases in salaries, wages and benefits of employees (but not officers) made in the ordinary course of business consistent with past practice and in amounts and in a manner consistent with past practice and (iii) taking any such actions in connection with the hiring and termination of employees (other than officers, as such term is used in Rule 16a-1(f) of the Exchange Act) in the ordinary course of business consistent with past practice;

(viii) make any changes (other than immaterial changes made in the ordinary course of business consistent with past practice) in financial or tax accounting methods, principles, policies or practices (or change an annual accounting period), except insofar as may be required by GAAP, the SEC, the Internal Revenue Service or applicable Law (including published Tax guidance) or such changes in practices as may be made in connection with the Company’s efforts to enhance its and its Subsidiaries’ internal controls over financial reporting;

(ix) amend the Company Charter Documents or the Subsidiary Documents;

(x) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;

(xi) waive, release, assign, settle or compromise any action, investigation, proceeding or litigation instituted, commenced, pending or threatened against the Company or any of its Subsidiaries, other than waivers, releases, assignments, settlements or compromises in the ordinary course of business consistent with past practice that involve only the payment of monetary damages by the Company and its Subsidiaries not in excess of $100,000 in the aggregate and that do not impose equitable relief or any restrictions on the business and operations of, on, or the admission of any wrongdoing by, the Company or any of its Subsidiaries; enter into any license with respect to Company Intellectual Property unless such license is non-exclusive and entered into in the ordinary course of business consistent with past practices;

(xii) permit any material item of Company Intellectual Property to become abandoned, cancelled, invalidated or dedicated to the public;

(xiii) make capital expenditures in any fiscal quarter in excess of $100,000; or

(xiv) agree, in writing or otherwise, to take any of the foregoing actions or, subject to Section 5.3, take any action or agree, in writing or otherwise, to take any action, which would cause any of the conditions to the Merger set forth in this Agreement not to be satisfied.

(b) Except as expressly required by this Agreement, as set forth on Section 5.2(b) of the Parent Disclosure Schedule or as required by applicable Law, during the period from the date of this Agreement until the Effective Time, unless Company otherwise agrees in writing (which agreement will not be unreasonably withheld or delayed), Parent shall, and shall cause each of its Subsidiaries to, (x) conduct its business in the ordinary course consistent with past practice, and (y) use commercially reasonable efforts, under the circumstances, to maintain and preserve intact its business organization and the goodwill of those having significant business relationships with it. Without limiting the generality of the foregoing, except as expressly required or contemplated by this Agreement (including in Section 5.5, Section 5.14 and Section 5.15 hereof), as set forth on Section 5.2(b) of the Parent Disclosure Schedule, or as required by applicable Law, during the period from the date of this Agreement to the

Effective Time, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior consent of the Company (which consent will not be unreasonably withheld or delayed):

(i) authorize for issuance or issue, sell, grant, dispose of, pledge or otherwise encumber any shares of its capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock, voting securities or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, voting securities or equity interests, provided that, in the ordinary course of its business, Parent may grant options, warrants or other rights under the Parent Stock Plans or issue shares of Parent Common Stock upon the exercise of options, warrants or other rights that are outstanding on the date of this Agreement to acquire Parent Common Stock in accordance with the terms thereof.

(ii) (A) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock, voting securities or equity interests, other than any such redemption, purchase or acquisition made both in the ordinary course of business and pursuant to agreements or arrangements in effect on the date of this Agreement; (B) declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or otherwise make any payments to its stockholders in their capacity as such; (C) split, combine, subdivide or reclassify any shares of its capital stock;

(iii) acquire, or agree to acquire by merging or consolidating with, any business or corporation, partnership or other business organization or division thereof, other than in connection with any internal restructurings involving only Parent and its Subsidiaries;

(iv) adopt or propose to adopt any amendments to its charter documents; or

(v) agree, in writing or otherwise, to take any of the foregoing actions or take any action, which would cause any of the conditions to the Merger set forth in this Agreement not to be satisfied.

(c) Any party seeking to obtain consent from the other party to take action under Section 5.2(a) or Section 5.2(b), as applicable, shall send a written notice by electronic or facsimile transmission from its general counsel to such other party’s general counsel, with a copy to the other party’s chief financial officer, describing the action for which the consent is sought, and the party receiving such notice shall have three (3) business days following its receipt of such notice in which to respond in writing to the requesting party, either consenting or denying such request as provided herein; provided however, that if the party receiving such notice shall fail to so respond to such written request by the close of business on such third (3rd) business day, then, for purposes of this Section 5.2, proper consent to the taking of such action shall be deemed to have been given and such action may be taken in compliance with the terms hereof.

Section 5.3  No Solicitation by the Company; Etc.

(a) The Company and its Subsidiaries shall cease and terminate, and shall instruct their respective Affiliates, directors, officers, employees, consultants, agents, representatives and advisors (collectively, “Representatives”) to cease and cause to be terminated, any discussions or negotiations with any Person with respect to a Takeover Proposal. Subject to the terms of Section 5.3(b), the Company and its Subsidiaries shall not, and the Company shall not knowingly authorize or permit its Representatives to, directly or indirectly (i) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing information or providing assistance) any inquiries or proposals that constitute, or may reasonably be expected to lead to, any Takeover Proposal, (ii) participate in any discussions or negotiations with, or furnish or disclose any non-public information relating to the Company or any of its Subsidiaries to, or otherwise cooperate with or assist, any third party regarding any Takeover Proposal, (iii) approve, endorse or recommend any Takeover Proposal or (iv) enter into any letter of intent or agreement related to any Takeover Proposal. The Company shall use commercially reasonable efforts to enforce, and shall not waive or amend, each confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party or by which any of them is bound (in each case, other than any such agreement with

Parent); provided, however, that the Company may waive any standstill or similar agreement and permit a proposal to be made if the Board of Directors (or a committee thereof) determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary duty under applicable Law. The Company shall provide Parent with a correct and complete copy of any confidentiality agreement entered into pursuant to this paragraph within twenty-four (24) hours of the execution thereof.

(b) Notwithstanding anything to contrary set forth in this Section 5.3 or elsewhere in this Agreement, at all times during the period commencing as of the date hereof and continuing until the Company’s receipt of the Company Stockholder Approval (but in no event after obtaining the Company Stockholder Approval) and provided the Company first enters into an Acceptable Confidentiality Agreement, the Board of Directors (or a committee thereof) of the Company may, directly or indirectly through one or more Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries to, and/or afford access to the business, properties, assets, books, records or other non-public information, or to the personnel, of the Company or any of its Subsidiaries pursuant to such Acceptable Confidentiality Agreement to any Person (and/or such Persons’ Affiliates, directors, officers, employees, consultants, financing sources, agents, representatives and advisors) that has made or delivered to the Company a bona fide written Takeover Proposal after the date hereof that was not initiated, solicited, facilitated or encouraged in breach of Section 5.3(a) and may cause the Company to enter into an Acceptable Confidentiality Agreement with such Person, provided that the Board of Directors (or a committee thereof) of the Company shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Takeover Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal and that the failure to take such action would be inconsistent with its fiduciary duties to its stockholders under applicable Law.

(c) In addition to the other obligations of the Company set forth in this Section 5.3, the Company shall promptly advise Parent (i) no later than 24 hours after receipt by an officer or director of the Company, if any proposal, offer, inquiry or other contact is initially received by, any information is initially requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any Takeover Proposal, and shall notify Parent, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the material terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly (within 24 hours) keep Parent informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests and of the status of any such discussions or negotiations, and (ii) no later than the date hereof of each proposal, offer, inquiry or other contact in respect of a Takeover Proposal received by an officer or director of the Company (other than from Parent) since September 30, 2009, indicating the identity of the Person making such proposal, offer, inquiry or other contact and the material terms and conditions of any such proposal, offer, inquiry or other contact (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request).

(d) Except as expressly permitted by this Section 5.3(d), neither the Board of Directors of the Company nor any committee thereof shall

(i) (A) qualify, withdraw or modify, in a manner adverse to Parent, or propose publicly to qualify, withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation or (B) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”); or

(ii) approve or recommend, or propose publicly to approve or recommend, or cause or authorize the Company or any of its Subsidiaries to enter into, any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement related to any Takeover Proposal (other than an Acceptable Confidentiality Agreement in accordance with Section 5.3(b)) (each, a “Company Acquisition Agreement”).

Notwithstanding the foregoing or any other provision of this Agreement, prior to the time that the Company Stockholder Approval has been obtained (but in no event after obtaining the Company Stockholder Approval) (x) the Board of Directors of the Company (or committee thereof) may make an Adverse Recommendation Change if the Board of Directors (or committee thereof) determines in good faith, after consultation with outside legal counsel, that the failure to make such Adverse Recommendation Change would be inconsistent with its fiduciary duties to the Company’s stockholders under the applicable Law, and, with respect to any recommendation of a Takeover Proposal, the Board (or committee thereof) determines in good faith that such Takeover Proposal constitutes a Superior Proposal, and (y) if the Company receives a Takeover Proposal that was not initiated, solicited, facilitated or encouraged in violation of this Agreement and that the Board of Directors (or committee thereof) determines in good faith constitutes a Superior Proposal, the Board of Directors (or committee thereof) may, in response to such Superior Proposal after the expiration of the five business day period described below, cause the Company to enter into a definitive agreement with respect to such Superior Proposal but only if the Company shall have concurrently with entering into such definitive agreement terminated this Agreement pursuant to Section 7.1(d)(ii) and prior thereto or concurrently therewith paid the Company Termination Fee required pursuant to Section 7.3, but in any event only after the fifth business day following Parent’s receipt of written notice (the “Notice”) from the Company advising Parent that the Board of Directors of the Company (or any committee thereof) is prepared to enter into a definitive agreement with respect to such Superior Proposal and terminate this Agreement (it being understood that the Company shall be required to deliver a new Notice in respect of any revised Superior Proposal (other than immaterial revisions) from such third party or its Affiliates that the Company proposes to accept, attaching the most current version of such agreement to such Notice and including the other information required by Section 5.3(c) (which information shall be updated on a current basis)), and only if at the end of such five business day period, after taking into account any revised terms as may have been proposed by Parent in writing (and not withdrawn) since its receipt of such Notice, the Board of Directors of the Company (or committee thereof) has again in good faith made the determination referred to above in this clause (y).

(e) For purposes of this Agreement:

“Takeover Proposal” means any inquiry, proposal or offer from any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than Parent and its Subsidiaries, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company and its Subsidiaries (including securities of Subsidiaries) equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s consolidated revenues on a consolidated basis for the then preceding four completed and publicly reported calendar quarters are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 20% or more of the Company Common Stock, (C) tender offer or exchange offer that if consummated would result in any Person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning 20% or more of the Company Common Stock or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries; in each case, other than the Transactions.

“Superior Proposal” means a written Takeover Proposal made by a third party and not initiated, solicited, facilitated or encouraged in violation of this Agreement, which is on terms and conditions which the Board of Directors of the Company (or committee thereof) determines in its good faith judgment (after consultation with the Financial Advisor or another financial advisor of national reputation) to be more favorable to the Company’s stockholders from a financial point of view (taking into account all terms and conditions of the Takeover Proposal, including any break-up fees, expense reimbursement provisions and financial terms, and the ability of the Person making such proposal to consummate the transactions contemplated by such proposal, based upon, among other things, the availability of financing and the expectation of obtaining required approvals) than the Merger and the other Transactions, taking into account at the time of determination any changes to the terms of this Agreement that as of that time had been proposed by Parent in writing (and not withdrawn), except that the reference to “20%” in the definition of “Takeover Proposal” shall be deemed to be a reference to “50%”.

(f) Nothing in this Section 5.3 shall prohibit the Board of Directors of the Company from taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act if such Board of Directors determines in good faith, after receiving the advice of outside counsel, that failure to so disclose such position would be inconsistent with applicable Law; provided, however, that if such disclosure has the effect of withdrawing or modifying the Company

Board Recommendation in a manner adverse to Parent or the approval of this Agreement by the Board of Directors of the Company, Parent shall have the right to terminate this Agreement to the extent set forth in Section 7.1(c)(iii) of this Agreement.

Section 5.4  Further Action; Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall, and shall cause their respective Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions necessary, proper and advisable under applicable Laws to consummate the Transactions as promptly as practicable. In furtherance and not in limitation of the foregoing, each party shall: (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable and supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act; (ii) make any additional filings required by any applicable Competition Law and take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or other Competition Laws as promptly as practicable; and (iii) subject to applicable Laws relating to access to and the exchange of information, use its reasonable best efforts to (A) cooperate with each other in connection with any filing or submission and in connection with any investigation or other inquiry under or relating to any Competition Law; (B) keep the other parties informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions; and (C) permit the other parties hereto to review in advance any communication intended to be given by it to, and consult with the other parties in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Authority, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority, give the other parties the opportunity to attend and participate in such meetings and conferences. To the extent permitted by Law, Parent shall have the right to direct all matters relating to compliance with Competition Laws in connection with any Transaction.

(b) In furtherance and not in limitation of the covenants of the parties contained in Section 5.4(a), but subject to Section 5.4(c), in the event that any legal, administrative, arbitral or other proceeding, claim, suit or action is instituted (or threatened to be instituted) by a Governmental Authority or private party under any Competition Laws challenging any of the Transactions or in the event that any Governmental Authority shall otherwise object to any of the Transactions, each of Parent, Merger Sub and the Company shall cooperate with each other and use its respective reasonable best efforts: (A) to vigorously defend, contest and resist any such proceeding, claim, suit, action or challenge; (B) to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions; and (C) to resolve objections.

(c) Notwithstanding anything to the contrary contained in this Agreement, in no event shall Parent or any of its Subsidiaries or Affiliates be obligated to, and the Company shall not, without Parent’s prior written consent, propose or agree to accept any undertaking or condition, enter into any consent decree, make any divestiture, accept any operational restriction or take or commit to take any action that would reasonably be expected to limit: (i) the freedom of action of Parent or its Subsidiaries or Affiliates with respect to the operation of, or Parent’s ability to retain, the Company or any businesses, product lines or assets of the Company, or (ii) Parent’s or its Subsidiaries’ or Affiliates’ ability to retain, own or operate any portion of the businesses, product lines or assets of Parent or any of its Subsidiaries or Affiliates, or alter or restrict in any way the business or commercial practices of Parent or its Subsidiaries or Affiliates or the Company or its Subsidiaries (any such event, a “Burdensome Condition”).

(d) Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.4 shall limit a party’s right to terminate this Agreement pursuant to Section 7.1(b)(i) or (ii) so long as such party has up to then complied in all material respects with its obligations under this Section 5.4.

(e) Neither the Company, Parent or Merger Sub shall take any action that would result in any state takeover statute or similar Law becoming applicable to any of the Transactions. If any state takeover statute or similar Law becomes applicable to any of the Transactions, Parent, Merger Sub and the Company shall use reasonable best efforts to take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the Transactions.

Section 5.5  Stockholders Meetings.

(a) Subject to Section 5.5(c), the Company shall establish a record date for, duly call, give notice of, convene and hold a special meeting of its stockholders (the “Company Stockholders Meeting”) solely for the purpose of obtaining the Company Stockholder Approval. Subject to Section 5.3(d), the Company shall, through its Board of Directors, make the Company Board Recommendation and include such recommendation in the Proxy Statement/Prospectus. The Company will (i) use all reasonable efforts to solicit or cause to be solicited from its stockholders proxies in favor of adoption of this Agreement and (ii) subject to Section 5.3(d), take all other reasonable action necessary to secure the Company Stockholder Approval. Except to the extent required by Law, the Company shall not (A) change the date specified in the Proxy Statement/Prospectus for the Company Stockholders Meeting, or (B) postpone, delay or adjourn the Company Stockholders Meeting, except, in each case, after consultation with Parent, to the extent necessary to ensure that any amendment or supplement to the Proxy Statement/Prospectus required by applicable Law (or contemplated by Section 5.15) is provided to the stockholders of the Company sufficiently in advance of the Company Stockholders Meeting or if there are an insufficient number of shares of Company Common Stock represented in person or by proxy at the Company Stockholders Meeting to constitute a quorum or adopt this Agreement or, if the Parent Stockholders Meeting is adjourned in accordance with Section 5.5(b), in order to comply with Section 5.5(c), in which case the Company may adjourn the Company Stockholders Meeting and use its commercially reasonable efforts to obtain a quorum and/or the Company Stockholder Approval as promptly as practicable in the prevailing circumstances.

(b) Subject to Section 5.5(c) and Section 5.15, Parent shall establish a record date for, duly call, give notice of, convene and hold a special meeting of its stockholders (the “Parent Stockholders Meeting”) solely for the purposes of considering and voting upon (i) the issuance of Parent Common Stock in the Merger (the “Issuance Proposal”), (ii) the amendment of the Parent’s Certificate of Incorporation to increase the number of authorized shares of Parent Common Stock to a number to be reasonably determined by Parent which shall be no less than the number sufficient to consummate the Transactions (the “Charter Amendment Proposal”), and (iii) at Parent’s discretion, to increase the number of shares authorized for grant under the Parent Stock Plans (the “Plan Amendment Proposal”). The Board of Directors of Parent shall recommend approval of the Issuance Proposal and the Charter Amendment Proposal by the stockholders of Parent and include such recommendation in the Proxy Statement/Prospectus. Neither the Board of Directors of Parent nor any committee thereof shall qualify, withdraw or modify, in a manner adverse to the Company, or propose publicly to qualify, withdraw or modify, in a manner adverse to Company, the Parent Board Recommendation other than a withdrawal of the Parent Board Recommendation in connection with the cancellation of the Parent Stockholders Meeting as contemplated by Section 5.15 or as otherwise required by Law. Subject to the foregoing, Parent will use all reasonable efforts to solicit or cause to be solicited from its stockholders proxies in favor of, and take all other reasonable action necessary to secure, the Parent Stockholder Approval. Except to the extent required by Law, Parent shall not (A) change the date specified in the Proxy Statement/Prospectus for the Parent Stockholders Meeting, or (B) postpone, delay or adjourn the Parent Stockholders Meeting, except, in each case, after consultation with the Company, to the extent necessary to ensure that any amendment or supplement to the Proxy Statement/Prospectus required by applicable Law is provided to the stockholders of Parent sufficiently in advance of the Parent Stockholders Meeting or if there are an insufficient number of shares of Parent Common Stock represented in person or by proxy at the Parent Stockholders Meeting to constitute a quorum or adopt this Agreement or, if the Company Stockholders Meeting is adjourned in accordance with Section 5.5(a), in order to comply with Section 5.5(c), in which case the Company may adjourn the Parent Stockholders Meeting and use its commercially reasonable efforts to obtain a quorum and/or the Parent Stockholder Approval as promptly as practicable in the prevailing circumstances. Notwithstanding the foregoing, if Parent has duly made a Financing Election pursuant to Section 5.15, Parent may nevertheless establish a record date for, duly call, and give notice to its stockholders of a Parent Stockholders Meeting solely for the purposes of considering and voting upon the Charter Amendment Proposal and the Plan Amendment Proposal.

(c) The parties will consult with one another to coordinate record, mailing and meeting dates for the Company Stockholders Meeting and (subject to Section 5.15) the Parent Stockholders Meeting, and will use their reasonable best efforts to cause the Company Stockholders Meeting and (subject to Section 5.15) the Parent Stockholders

Meeting to be held, as soon as practicable following the date upon which the Registration Statement becomes effective. Unless the Company and Parent mutually agree, (i) neither the Company nor Parent shall distribute the Proxy Statement/Prospectus to its stockholders until the net proceeds of the Debt Financing or the Financing are deposited in escrow or released to Parent as required by Section 5.14 or 5.15, as the case may be, (ii) the parties shall not establish record, mailing or meeting dates prior to the Financing Election Deadline, and (iii) the Parent Stockholders Meeting and the Company Stockholders Meeting shall be held on the same date. Notwithstanding clauses (ii) and (iii) of this Section 5.5(c), if (A) the Company has received a proposal, offer, inquiry or other contact, or any information is requested from the Company, or any discussions or negotiations are sought to be initiated or continued with the Company, in each case in respect of any Takeover Proposal, and (B) Parent notifies the Company pursuant to the last two sentences of Section 5.15(a) that it has either completed or terminated its efforts to secure the Financing, the parties shall promptly and within three (3) business days thereof, establish record, mailing and meeting dates, which dates should be as soon as reasonably feasible thereafter.

Section 5.6  Public Announcements.  The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Thereafter and prior to the Effective Time, neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or the other Transactions without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except (i) as may be required by Law (including, without limitation, as permitted by Section 5.3(f)) or by any applicable listing agreement with a national securities exchange as determined in the good faith judgment of the party proposing to make such release (in which case such party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other party) or (ii) for press releases or announcements to be issued with respect to actions taken by the Company or its Board of Directors as permitted by and in accordance with Section 5.3.

Section 5.7  Access to Information; Confidentiality.

(a) Subject to applicable Laws relating to the exchange of information (including applicable Competition Laws) and the Confidentiality Agreement, each party shall, and shall cause each of its Subsidiaries to, afford to the other party and its Representatives reasonable access after providing reasonable prior written notice, during normal business hours to all of such party’s and its Subsidiaries’ properties, assets, books, Contracts, commitments, electronic and physical records, correspondence (including electronic correspondence), officers, employees, accountants, counsel, financial advisors and other Representatives and shall furnish (or otherwise make available, including through the SEC EDGAR system) promptly to the other party (i) a copy of each report, schedule and other document (A) filed, furnished or received by it or any of its Subsidiaries pursuant to the requirements of Federal or state securities Laws or (B) filed or furnished by it or any of its Subsidiaries with any Governmental Authority with respect to compliance with applicable Laws and (ii) all other information concerning its and its Subsidiaries’ business, properties and personnel as such other party may reasonably request; provided, however, that nothing in this Agreement shall require any party or any of its Subsidiaries to provide access to any item that contains confidential information that such party is obligated to any third party to maintain the confidentiality of.

(b) Except for disclosures permitted by the terms of the Confidentiality Agreement dated as of September 17, 2009 between Parent and the Company (as it may be amended from time to time, the “Confidentiality Agreement”), each party and its Representatives shall hold information received from the other party and its Subsidiaries pursuant to this Section 5.7 in confidence in accordance with the terms of the Confidentiality Agreement. The terms of the Confidentiality Agreement shall continue in full force and effect following execution (or termination) of this Agreement, provided that, solely with respect to communications relating to the Merger, this Agreement and the Transactions made in compliance therewith, this Section 5.7 hereof shall supersede any conflicting provision of the Confidentiality Agreement.

(c) No investigation by the Company or Parent or their respective representatives or advisors prior to or after the date of this Agreement shall diminish, obviate or cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or otherwise affect such Person’s rights under Articles I, VI and VII of this Agreement.

Section 5.8  Notification of Certain Matters.  The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Transactions, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause any representation or warranty made by such party contained in this Agreement to be untrue such that the conditions set forth in Section 6.2(a) or 6.3(a) would not be satisfied and (iv) any failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder such that the conditions set forth in Section 6.2(b) or 6.3(b) would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not (x) be considered an admission that any representation or warranty is untrue for purposes of Article VI or Article VII, (y) cure any breach or non-compliance with any other provision of this Agreement or (z) limit the remedies available to the party receiving such notice; provided, further, that the failure to deliver any notice pursuant to this Section 5.8 shall not be considered in determining whether the condition set forth in Section 6.2(b) or 6.3(b) has been satisfied or the related termination right in Article VII is available except to the extent that a party hereto is actually prejudiced by such failure to give notice.

Section 5.9  Indemnification and Insurance.

(a) From and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation) indemnify the individuals who at or prior to the Effective Time were directors or officers of the Company (collectively, the “Indemnitees”) with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time, to the fullest extent permitted by (A) the Company Charter Documents as in effect on the date of this Agreement, (B) any applicable contract as in effect on the date of this Agreement and (C) applicable Law; provided, however, that the Surviving Corporation shall not be required to indemnify any Indemnitee for such Indemnitee’s criminal conduct or fraud.

(b) Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, the Indemnitees (as defined to mean those persons currently insured under the Company’s directors’ and officers’ insurance and indemnification policy) with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the “D&O Insurance”) that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the annual premium currently paid by the Company for such insurance, provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. Notwithstanding the foregoing, the Surviving Corporation may fulfill its obligation to provide insurance under this Section 5.9(b) by obtaining a prepaid “tail” policy of at least the same coverage and amounts containing terms and condition which are, in the aggregate, no less favorable to the insured than the existing policy, and maintaining such “tail” policy in full force and effect for a period of at least six (6) years.

(c) The Indemnitees to whom this Section 5.9 applies shall be third party beneficiaries of this Section 5.9. The provisions of this Section 5.9 are intended to be for the benefit of each Indemnitee, his or her heirs and his or her representatives.

(d) In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation shall succeed to the obligations set forth in this Section 5.9.

Section 5.10  Securityholder Litigation.  The Company shall give Parent prompt written notice of, and the opportunity to participate in, the defense or settlement of any securityholder litigation against the Company and/or its directors relating to the Transactions, and no such settlement shall be agreed to without Parent’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 5.11  Fees and Expenses.  Whether or not the Merger is consummated, and except as otherwise contemplated under Section 7.3 of the Agreement, all fees and expenses incurred in connection with this Agreement, the Merger and the Transactions shall be paid by the party incurring such fees or expenses; provided, however, that the Company and Parent shall share equally (a) the filing fee of Parent’s pre-merger notification report under the HSR Act and all fees and expenses incurred by Parent or the Company in seeking approvals under all other applicable Competition Laws, and (b) all fees and expenses, other than accountants’ and attorneys’ fees, incurred with respect to the printing, filing and mailing of the Form S-4 Registration Statement and the Proxy Statement/Prospectus, including any amendments or supplements thereto.

Section 5.12  Employee Benefits.

(a) Without limiting the provisions of Section 5.12(d) hereof, for a period of time of at least one year following the Closing Date, Parent shall, or shall cause its Affiliates to, provide each employee who continues employment with the Surviving Corporation (a “Continuing Employee”) with combined aggregate pay (which shall include rates of base salary or wages and annual bonus opportunities) and employee benefits comparable to the pay and benefits provided to similarly situated employees of Parent or its Affiliates, provided that for such purposes of this covenant, stock options and other equity awards shall be disregarded.

(b) Continuing Employees shall also be provided credit for all service with the Company and its Subsidiaries, to the same extent as such service was credited for such purpose by the Company and its Subsidiaries for such Continuing Employees, under (i) all employee benefit plans, programs, policies and fringe benefits (other than stock option and other equity award programs) arrangements to be provided to such employees for purposes of eligibility and vesting, (ii) severance plans, programs and policies to be provided to such employees for purposes of calculating the amount of each such employee’s severance benefits and (iii) vacation and sick leave plans, programs and policies for purposes of calculating the amount of each such employee’s vacation and sick leave, except, in each case, as would result in a duplication of benefits. With respect to each employee benefit plan, program or policy of Parent or its Subsidiaries that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA, and without regard to whether ERISA applies thereto) in which Continuing Employees participate following the Effective Time, Parent or its Subsidiaries shall cause there to be waived any pre-existing condition limitations. In addition, to the extent permissible under the terms of such plan, if the effective time at which a Continuing Employee participates in any such plan falls within an annual period of coverage under such plan, each Continuing Employee shall be given credit for covered expenses paid by that Continuing Employee and his or her dependents under comparable Company plans during the applicable coverage period through such effective time toward satisfaction of any annual deductible limitation and out-of-pocket maximum that may apply under that plan of the Surviving Corporation and its Subsidiaries.

(c) Parent shall, or shall cause the Surviving Corporation to, assume and either shall, or shall cause the Surviving Corporation to, discharge the obligations under each employment, severance or retention agreement (including the establishment and funding of any related rabbi trust) listed in Section 3.11(a) of the Company Disclosure Schedule.

(d) Notwithstanding anything in this Agreement to the contrary, nothing in this Section 5.12 shall impede or limit Parent, Merger Sub, the Company, the Surviving Corporation or any of their Affiliates from terminating any of their employees at any time for any reason or no reason, subject to the provisions of applicable Law.

(e) The Company and its ERISA Affiliates, as applicable, shall not terminate any plan intended to include a Code Section 401(k) arrangement (collectively, the “401(k) Plans”) unless Parent provides written notice to the Company that one or more of the 401(k) Plans should be terminated effective no later than the last day of the payroll period immediately preceding the Closing Date. If Parent provides such written notice to the Company, no later than seven (7) business days prior to the Closing Date, the Company shall provide to Parent (i) copies of duly adopted resolutions by the Company’s Board of Directors authorizing the termination of such 401(k) Plans and (ii) with respect to each 401(k) Plan, an executed amendment to the 401(k) Plan sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of the 401(k) Plan shall be maintained at the time of termination. The form and substance of such resolutions and amendment shall be subject to the prior review and approval of Parent.

(f) The provisions of this Section 5.12 are solely for the benefit of the parties to this Agreement, and no current or former employee, director or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of this Section 5.12 and nothing herein shall be construed as an amendment to any Company Plan for any purpose.

Section 5.13  NASDAQ Listing.  Parent shall use its reasonable best efforts to cause the Parent Common Stock to be issued pursuant to Article II to be approved for listing upon the Effective Time on Nasdaq, subject to official notice of issuance.

Section 5.14  Debt Financing.

(a) Until such time as Parent duly makes a Financing Election in accordance with Section 5.15, Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things commercially necessary, proper or advisable to maintain in effect the Commitment Letter.

(b) From and after the earlier of (i) the date Parent delivers notice to the Company pursuant to the last two sentences of Section 5.15(a), or (ii) the Financing Election Deadline if Parent does not deliver such a notice and does not duly make a Financing Election under Section 5.15 below, Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things commercially necessary, proper or advisable to arrange and obtain the Debt Financing on the terms and conditions described in the Commitment Letter, including commercially reasonable efforts to (A) satisfy on a timely basis all conditions applicable to Parent and Merger Sub to obtaining the Debt Financing, (B) enter into definitive agreements with respect to the Debt Financing on terms and conditions (including the “flex” provisions) contained in, or consistent in all material respects with, the Commitment Letter, and (C) consummate the Debt Financing at or prior to the Closing. In addition, Parent shall ensure that the net proceeds of the Debt Financing have been deposited into escrow, or otherwise released to Parent, in accordance with the terms of the definitive agreements relating to the Debt Financing, or will be deposited into escrow, or otherwise released to Parent, in accordance with the terms of the definitive agreements relating to the Debt Financing, by no later than the earlier of January 8, 2010 or the date upon which the Proxy Statement/Prospectus is first mailed to the stockholders of the Company and, if deposited into escrow, the terms of the definitive agreements with respect to the Debt Financing do not impose any material conditions on the release of such net proceeds from escrow other than the consummation of the Merger as provided in this Agreement and the conditions set forth in the Commitment Letter. Parent shall (1) keep the Company informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the Debt Financing, (2) give the Company prompt notice (x) of any material breach by any Lender under the Commitment Letter or any definitive agreements relating thereto of which Parent or Merger Sub becomes aware, (y) if and when Parent or Merger Sub becomes aware that any portion of the Debt Financing contemplated by the Commitment Letter is not available to consummate the Transactions, and (z) of any termination of the Commitment Letter, and (3) provide to the Company copies of executed copies of the definitive agreements relating thereto (with confidential fee terms redacted). In the event that all conditions to the Debt Financing have been or, upon funding will be, satisfied, Parent shall use its commercially reasonable efforts (which may include, in Parent’s discretion after consultation with the Company, the pursuit of any claim or action for specific performance of the terms of the Debt Financing) to cause the Lenders and any other lenders involved therein to fund on the Closing Date the Debt Financing required to consummate the Merger and related Transactions.

Section 5.15  Financing Election.  Anything in this Agreement to the contrary notwithstanding:

(a) Until December 18, 2009 or such later date as may be mutually agreed to in writing by Parent and the Company (the “Financing Election Deadline”), Parent may engage in efforts to arrange and obtain alternative debt (including high yield debt) financing or (subject to Section 5.2(b)(i) above) equity financing for purposes of enabling Parent to elect to make the Financing Election as provided below in this Section 5.15 and adjust the Common Stock Merger Consideration as provided in Section 2.1(c)(ii), in each case in such amounts as Parent may determine (subject to Section 5.15(c)). In the event Parent determines to attempt to arrange alternative financing in accordance with the preceding sentence, Parent shall promptly disclose to the Company its intention to obtain such alternative financing, shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to obtain the alternative financing and of the terms thereof and shall deliver to the Company final drafts of any commitment or engagement letter with respect to such alternative financing. At any time prior to making the Financing Election, Parent may, and, upon Parent’s determination made at any time prior to the Financing Election Deadline that it will not make a Financing Election, Parent will, give the Company written notice of its determination to proceed with the Debt Financing and to discontinue its efforts to arrange for alternative financing and, pursuant to Section 5.6, Parent and the Company shall make appropriate public disclosure of such determination. If Parent gives the Company written notice as provided in the previous sentence, the remaining provisions of Section 5.15 shall no longer apply.

(b) On or prior to the Financing Election Deadline, Parent may elect to reduce the Base Exchange Ratio (the “Financing Election”) by delivering to the Company a notice (the “Election Notice”) of such election and otherwise complying with the provisions of this Section 5.15. Parent may make the Financing Election and deliver an Election Notice on only one occasion. The Election Notice shall be in writing and shall:

(i) State that Parent irrevocably and unconditionally elects to reduce the Base Exchange Ratio as provided in Section 2.1(c)(ii);

(ii) Confirm that the representations set forth in Section 5.15(e) are true and correct in all respects as of the date of such Election Notice;

(iii) Set forth (A) the amount of net proceeds to be provided by the Financing, (B) the Adjusted Exchange Ratio and the Adjusted Common Stock Cash Consideration, and (C) the total number of shares of Parent Common Stock to be issued and the total amount of cash to be paid in respect of the Company Common Stock and Series B Preferred Stock in the Merger;

(iv) Be accompanied by copies of fully executed definitive agreements (with confidential fee terms redacted) (the “Financing Agreements”) pursuant to which the investors, purchasers, lenders party or escrow agents thereto agree to provide or have provided to Parent, subject to the terms and conditions thereof, the amounts set forth therein (the “Financing”), and either agree to deposit or have deposited such amounts into escrow for release upon the consummation of such Financing or agree to pay or have paid such amounts directly to Parent upon the consummation of such Financing; and

(v) Confirm that the net proceeds of such Financing, assuming satisfaction of the condition set forth in Section 6.2(e), will, when taken together with the available cash of the Company and Parent’s other financial resources, including cash on hand and the proceeds of loans under existing revolving credit facilities of Parent, provide Parent on the Closing Date with funds sufficient to enable Parent, Merger Sub and/or the Surviving Corporation to consummate the Merger upon the terms contemplated by this Agreement, to make all payments contemplated by this Agreement in connection with the Merger (including payment of all amounts payable under Article II of this Agreement in connection with or as a result of the Merger) and to pay all fees and expenses associated therewith.

(c) Notwithstanding Section 5.15(b), Parent shall not be permitted to make the Financing Election (i) if the Financing Election and the Financing would reasonably be expected to result in a Parent Material Adverse Effect, or (ii) if, after giving effect to the Adjusted Exchange Ratio and including any equity securities required to be issued in connection with the Financing, the approval of Parent’s stockholders would be required under the rules of the NASDAQ Stock Market in order to permit Parent to consummate the Merger and the Financing.

(d) Upon Parent’s delivery of the Election Notice:

(i) the Common Stock Merger Consideration shall automatically be adjusted as provided in Section 2.1(c)(ii);

(ii) Parent shall take all necessary steps to eliminate the Issuance Proposal as a proposal to be voted on at, or otherwise cancel, the Parent Stockholders Meeting;

(iii) the Company shall take all necessary steps, including by issuing a press release and/or filing a Current Report on Form 8-K with the SEC, to publicly disclose to its stockholders the Financing Election and the adjustments to the Common Stock Merger Consideration resulting therefrom;

(iv) Parent shall take all necessary steps, including by issuing a press release and/or filing a Current Report on Form 8-K with the SEC, to publicly disclose to its stockholders the Financing Election and the adjustments to the Common Stock Merger Consideration resulting therefrom and the elimination of the Issuance Proposal as a proposal to be voted on at, or the cancellation of, the Parent Stockholders Meeting; and

(v) Parent and the Company begin to prepare, and shall seek to file with the SEC within ten (10) days following the delivery of the Election Notice, a revised Proxy Statement/Prospectus, which shall include such information with respect to the Financing and the adjusted Common Stock Merger Consideration, including if appropriate pro forma financial information, as shall be necessary to comply with the requirements of the Securities Act and Exchange Act.

(e) Upon the making of the Financing Election, Parent shall be deemed to represent and warrant to the Company (which representations and warranties shall be representations and warranties of Parent for all purposes hereof as if included in Article IV hereof) that, as of such date:

(i) The Financing Election complies with the conditions of this Section 5.15;

(ii) The Financing Agreements have not been amended or modified, in any respect;

(iii) Parent has fully paid any and all commitment fees or other fees for which Parent is responsible under the Financing Agreements;

(iv) The Financing Agreements, in the form so delivered to the Company pursuant to Section 5.15(b), are in full force and effect and constitute legal, valid and binding obligations of Parent and, to the knowledge of Parent, the lenders, purchasers, investors or escrow agents party thereto for so long as they remain in full force and effect;

(v) The terms of the Financing will not (i) disproportionately adversely affect the stockholders of the Company as compared to the stockholders of Parent, (ii) delay the Closing beyond the Outside Date or otherwise prevent the Closing, or (iii) result in a Parent Material Adverse Effect (after giving effect to the Merger and other Transactions);

(vi) Other than as set forth in or contemplated by the Financing Agreements, there are no (i) conditions precedent, “flex” provisions, contingencies or other substantive provisions (other than provisions related solely to fees) related to the funding of the full amount of the Financing, or (ii) agreements, side letters, arrangements or understandings that might (A) materially impair the validity of the Financing Agreements, (B) reduce the aggregate amount of the Financing, (C) delay or prevent the Closing or (D) modify the terms of the Financing in a manner materially adverse to Parent;

(vii) All or a portion of the net proceeds of such Financing, in an amount sufficient to satisfy the requirement of Section 5.15(e)(viii) below, (A) have been deposited into escrow, or otherwise released to Parent, in accordance with the terms of the Financing Agreements, or (B) will be deposited into escrow, or otherwise released to Parent, in accordance with the terms of the Financing Agreements, by no later than the earlier of January 8, 2010 or the date upon which the Proxy Statement/Prospectus is first mailed to the stockholders of the Company, and, if deposited into escrow, the terms of such Financing Agreements do not impose any material conditions on the release of such net proceeds from escrow other than the consummation of the Merger as provided pursuant to this Agreement;

(viii) Parent will, upon the deposit of the net proceeds of such Financing into escrow, or the release of the net proceeds of such Financing to Parent, in accordance with the terms of the Financing Agreements, terminate the Commitment Letter;

(ix) Assuming satisfaction of the condition set forth in Section 6.2(e), the aggregate net proceeds of the Financing contemplated by the Financing Agreements will, in the aggregate, when taken together with the available cash of the Company and Parent’s other financial resources, including cash on hand and the proceeds of loans under existing revolving credit facilities of Parent, provide Parent on the Closing Date with funds sufficient to enable Parent, Merger Sub and/or the Surviving Corporation to consummate the Merger upon the terms contemplated by this Agreement, to make all payments contemplated by this Agreement in connection with the Merger (including payment of all amounts payable under Article II of this Agreement in connection with or as a result of the Merger) and to pay all fees and expenses associated therewith;

(x) No event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub under any term or condition of the Financing Agreements; and

(xi) Assuming the accuracy of the Company’s representations and warranties contained herein, and the making of the Company Cash Deposit as provided in Section 2.2(a), neither Parent nor Merger Sub has any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to Parent or Merger Sub on the date of the Closing.

(f) If the Financing Election shall become effective:

(i) Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Financing contemplated by the Financing Agreements, including commercially reasonable efforts to (A) maintain in effect the Financing Agreements, (B) satisfy on a timely basis all conditions applicable to Parent and Merger Sub, if applicable, to releasing the net proceeds from the Financing from escrow, and (C) consummate the Financing at or prior to the Closing;

(ii) Neither Parent nor Merger Sub shall amend, alter, or waive, or agree to amend, alter or waive (in any case whether by action or inaction), any term of the Financing Agreements without the prior written consent of the Company; provided, however, that Parent and Merger Sub may replace and/or amend the Financing Agreements without the consent of the Company so long as the provisions of this Section 5.15 (other than provisions relating to the Financing Election Deadline, but including the conditions of Sections 5.15(b) and 5.15(d)) continue to be satisfied after giving effect to such amendment, alteration, waiver or agreement; and

(iii) Parent shall give the Company prompt notice (A) of any material breach by any party of the Financing Agreements of which Parent or Merger Sub becomes aware, (B) if and when Parent or Merger Sub becomes aware that any portion of the Financing contemplated by the Financing Agreements is not available to consummate the Transactions, and (C) of any termination of the Financing Agreements.

Section 5.16  Cooperation by the Company.  The Company shall provide, and shall cause its Subsidiaries and use its reasonable best efforts to cause its and their respective Representatives to provide on a timely basis, such reasonable assistance and cooperation in connection with the closing of the Debt Financing contemplated by the Commitment Letter (including all items described in the Commitment Letter relating to the Company and to be provided by or on behalf of the Company) or the Financing contemplated by Section 5.15, as applicable, as may be reasonably requested by Parent, provided, however, that no such requested cooperation may unreasonably interfere with the ongoing operations of the Company and its Subsidiaries. Such cooperation shall include (a) making senior management of the Company reasonably available for customary lender, purchaser or investor meetings and “roadshow” presentations and cooperating with potential financing sources in performing their due diligence, (b) providing due diligence materials to potential financing sources in connection with any such financing, (c) furnishing all financial statements and financial and other information that are reasonably required in connection with any such financing, (d) assisting Parent and its financing sources in the preparation of, and executing, if applicable, an offering document and definitive transaction documents for any such financing, and materials for rating agency presentations, (e) cooperating with the marketing efforts of Parent and its financing sources in connection with any such financing, (f) providing such other documents as may be reasonably requested by Parent in connection therewith or as required or contemplated by such financing documents, including any (i) comfort letters of the Company’s public accountants (and consents to include their reports in any registration statement or information or offering memoranda), (ii) solvency certificates, (iii) projections or budgets reasonably required in connection with such financing, or (iv) confirmation as to the public or non-public nature of information so provided, (g) facilitating the pledge of collateral (including the release of any Liens on the assets of the Company and its Subsidiaries) to secure any such financing at and after the Closing, (h) cooperating in the syndication of the Debt Financing and assisting the Lenders in forming a syndicate acceptable to them, and (i) providing such other cooperation of the Company and its Subsidiaries as is specified in the Commitment Letter; provided, that no obligation of the Company or any of its Subsidiaries under any certificate, document or instrument shall be effective until the Effective Time and none of the Company or any Subsidiary shall be required to pay any commitment or other similar fee or incur any other liability in connection with any such financing prior to the Closing.

Section 5.17  Section 368(a) Reorganization.  If the Financing Election is not duly made in accordance with Section 5.15 above, each of Parent and the Company shall use its commercially reasonable efforts to cause the Merger to be treated as a “reorganization” within the meaning of Section 368(a) of the Code, including, in the case of Parent, by taking the actions provided in Section 5.20 below.

Section 5.18  Actions With Respect to Intellectual Property.  Within ten (10) business days after the date hereof, the Company will deliver to Parent a list of actions that are required to be taken by the Company or any of its Subsidiaries within ninety (90) days after the date hereof with respect to registered Company Intellectual Property that, if not taken will have a material adverse effect on any registered Company Intellectual Property or the prosecution of applications or registrations relating thereto, provided that any failure to provide such list pursuant to this Section 5.17 shall not be deemed to constitute a failure of the condition to the Merger set forth in Section 6.2(b).

Section 5.19  Appointment of Parent Director.  If (a) the Financing Election is not duly made in accordance with Section 5.15 above, then, effective as of the Effective Time, Parent shall increase the size of its Board of Directors by one member, and cause to be appointed to its Board of Directors a current director of the Company designated by the Company and acceptable to Parent and (b) the Financing Election is duly made in accordance with Section 5.15 above, then, effective as of the Effective Time, Parent may, in its discretion, increase the size of its Board of Directors by one member, and cause to be appointed to its Board of Directors a current director of the Company designated by the Company and acceptable to Parent.

Section 5.20  Upstream Merger.  If the Financing Election is not duly made in accordance with Section 5.15 above, Parent shall form a single member Delaware limited liability company (“Merger LLC”) and immediately after the Effective Time, shall cause the Surviving Corporation to merge with and into Merger LLC (the “Upstream Merger”). From and after the effectiveness of the Upstream Merger, the separate corporate existence of the Surviving Corporation shall cease and Merger LLC shall continue as the surviving entity in the Upstream Merger (the “Surviving Company”) and all of the rights and obligations of the Surviving Corporation (including its rights and obligations under this Agreement) shall be deemed the rights and obligations of the Surviving Company. The Upstream Merger shall have the effects set forth in Sections 259-261 of the DGCL and Section 18-209(g) of the Delaware Limited Liability Company Act. Parent and Merger LLC shall take all reasonable steps and actions as shall be required to cause the Surviving Corporation and Merger LLC to consummate the Upstream Merger as set forth in this Section 5.20.

ARTICLE VI.

Conditions Precedent

Section 6.1  Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Company Stockholder Approval.  The Company Stockholder Approval shall have been obtained in accordance with applicable Law and the Company Charter Documents;

(b) Parent Stockholder Approval.  Unless the Financing Election is duly made in accordance with Section 5.15, the Parent Stockholder Approval shall have been obtained in accordance with applicable Law and the Parent Charter Documents;

(c) No Injunctions or Restraints.  No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority of competent jurisdiction located in the United States or in another jurisdiction outside the United States in which the Company or any of its Subsidiaries, or Parent or any of its Subsidiaries, engage in material business activities (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal;

(d) Regulatory Approvals.  The waiting period applicable to the consummation of the Merger under any applicable Competition Laws shall have expired or been terminated and all other approvals or consents required of any other Governmental Authority for the consummation of the Merger shall have been obtained;

(e) Registration Statement; Proxy Statement/Prospectus.  The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose, and no similar proceeding with respect to the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC or its staff and not concluded or withdrawn; and

(f) NASDAQ Listing.  The shares of Parent Common Stock issuable pursuant to Article II shall have been approved for listing on Nasdaq, subject to official notice of issuance.

Section 6.2  Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.  (i) The representations and warranties of the Company contained in Sections 3.2, 3.3(a), 3.3(b) and 3.3(d) shall be true and correct in all respects (except, in the case of Section 3.2 for such inaccuracies as are de minimis in the aggregate), in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) the representations and warranties of the Company herein that are qualified as to “Company Material Adverse Effect” shall be true and correct in all respects both when made and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and (iii) all other representations and warranties of the Company set forth herein shall be true and correct in all respects both when made and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii) only, where the failure of such representations and warranties to be so true and correct would not have a Company Material Adverse Effect.

(b) Performance of Obligations of the Company.  The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Officer’s Certificate.  Parent shall have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Sections 6.2(a) and 6.2(b).

(d) No Litigation.  There shall not be any action, investigation, proceeding or litigation instituted, commenced, pending or threatened by or before any Governmental Authority in which a Governmental Authority is a party, nor shall there be any Restraint in effect, that would (i) restrain, enjoin, prevent, prohibit or make illegal the acquisition of some or all of the shares of Company Common Stock by Parent or Merger Sub or the consummation of the Merger or the other Transactions, (ii) impose limitations on the ability of Parent or its Affiliates effectively to exercise full rights of ownership of all shares of the Surviving Corporation in a manner that materially and adversely affects the value of the Company and its Subsidiaries taken as a whole, (iii) result in the imposition of a Burdensome Condition, or (iv) result in a Company Material Adverse Effect.

(e) Minimum Unrestricted Cash; Company Cash Deposit.  The sum of the aggregate amount of unrestricted cash held by the Company (including the Company Cash Deposit), plus the liquidation value of the immediately liquid cash equivalents held by the Company shall not be less than $160,000,000, and the Company shall have made the Company Cash Deposit as provided in Section 2.2(a).

(f) Certain Payables.  The Company shall have paid in full the accounts payable and accrued expenses set forth on Schedule 6.2(f) of the Company Disclosure Schedule in the amounts set forth thereon (totaling $10,000,000 in the aggregate), and shall have provided to Parent reasonable evidence of the same.

(g) Company Material Adverse Effect.  Since the date of this Agreement, there shall not have been any Company Material Adverse Effect.

Section 6.3  Conditions to Obligation of the Company.  The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.  (i) The representations and warranties of Parent and Merger Sub contained in Sections 4.2 and 4.3(a) shall be true and correct in all respects (except, in the case of Section 4.2 for such inaccuracies as are de minimis in the aggregate), in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) the representations and warranties of Parent and Merger Sub herein that are qualified as to “Parent Material Adverse Effect” shall be true and correct in all respects both when made and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) all other representations and warranties of Parent and Merger Sub set forth herein shall be true and correct in all respects both when made and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii) only, where the failure of such representations and warranties to be so true and correct would not have a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Merger Sub.  Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and

(c) Officer’s Certificate.  The Company shall have received a certificate, signed by a duly authorized representative of Parent, certifying as to the matters set forth in Sections 6.3(a) and 6.3(b); and

(d) Parent Material Adverse Effect.  Since the date of this Agreement, there shall not have been any Parent Material Adverse Effect.

Section 6.4  Frustration of Closing Conditions.  None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its reasonable best efforts to consummate the Merger and the other Transactions, as required by and subject to Section 5.4.

ARTICLE VII.

Termination

Section 7.1  Termination.  This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time:

(a) by the mutual written consent of the Company and Parent duly authorized by each of their respective Boards of Directors; or

(b) by either of the Company or Parent:

(i) if the Merger shall not have been consummated on or before March 31, 2010 (as may be extended, the “Outside Date”), provided, however, that (A) the passage of such period shall be tolled for any part thereof during which any party shall be subject to a non-final Restraint, (B) either party may extend the Outside Date to the six-month anniversary of the date hereof, and (C) the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a party if the failure of the Merger to have been consummated on or before the Outside Date was primarily due to such party’s breach or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement;

(ii) if any Restraint having the effect set forth in Section 6.1(b) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a party if such Restraint was primarily due to such party’s breach or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement; or

(iii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor (including any adjournment or postponement thereof) upon a vote taken on this Agreement; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to a party if the failure to obtain the Company Stockholder Approval was primarily due to such party’s breach or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement; or

(iv) if the Parent Stockholder Approval shall not have been obtained at the Parent Stockholders Meeting duly convened therefor (including any adjournment or postponement thereof) upon votes taken on the Issuance Proposal and the Charter Amendment Proposal; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iv) shall not be available to a party if the failure to obtain the Parent Stockholder Approval was primarily due to such party’s breach or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement; provided, further, that this Section 7.1(b)(iv) shall not be applicable if Parent duly makes the Financing Election in accordance with Section 5.15.

(c) by Parent:

(i) if the Company shall have breached or failed to perform in any material respect any of its material covenants or agreements set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or (b) would not be satisfied (a “Terminating Company Breach”); provided, however, that if such Terminating Company Breach is curable by the Company through the exercise of reasonable best efforts prior to the Outside Date and within twenty (20) business days, then Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(c)(i) until the earlier to occur of the Outside Date or the expiration of a twenty (20) business day period after delivery of written notice from Parent to the Company of such breach or inaccuracy, provided that the Company continues to exercise reasonable best efforts to cure such breach or inaccuracy (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.1(c)(i) if such breach or inaccuracy by the Company is cured within such period);

(ii) if any Restraint having the effect of granting or implementing any relief referred to Section 6.2(d) shall be in effect and shall have become final and nonappealable;

(iii) if (x) the Company enters into a Company Acquisition Agreement or (y) the Board of Directors of the Company or any committee thereof prior to the receipt of the Company Stockholder Approval (A) shall have made an Adverse Recommendation Change or (B) shall not have rejected any bona fide publicly announced offer for a Takeover Proposal within ten (10) business days of the making thereof (including, for these purposes, by taking no position with respect to the acceptance of a tender offer or exchange offer by its stockholders, which shall constitute a failure to reject such offer for a Takeover Proposal);

(iv) if the Company breaches any material obligations under Section 5.3, or the Board of Directors of the Company or any committee thereof shall resolve to do so;

(v) if a Company Material Adverse Effect shall occur and be continuing, provided that if such Company Material Adverse Effect is curable by the Company through the exercise of reasonable best efforts prior to the Outside Date and within twenty (20) business days, then Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(c)(v) until the earlier of the Outside Date or the expiration of a twenty (20) business day period after delivery of written notice from Parent to the Company of such Company Material Adverse Effect, provided that the Company continues to exercise reasonable best efforts to cure such Company Material Adverse Effect (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.1(c)(v) if such Company Material Adverse Effect is cured within such period); or

(vi) if all of the conditions set forth in Section 6.1 and Section 6.3 shall have been satisfied or waived or shall then be capable of being satisfied, but the Closing shall not have occurred on the Closing Date due to the existence of a Financing Failure, provided that prior thereto or concurrently therewith Parent shall have paid or caused to be paid the Parent Break Fee to the Company in accordance with Section 7.3 (and such termination of this Agreement by Parent shall not take effect unless and until the Parent Break Fee shall have been paid to the Company).

(d) by the Company:

(i) if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or (b) would not be satisfied (a “Terminating Parent Breach”); provided, however, that, other than with respect to a breach of the provisions of Section 5.15(e)(vii) above, if such Terminating Parent Breach is curable by Parent or Merger Sub through the exercise of reasonable best efforts prior to the Outside Date and within twenty (20) business days, then the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(d)(i) until the earlier of the Outside Date or the expiration of a twenty (20) business day period after delivery of written notice from the Company to Parent of such breach or inaccuracy, provided that Parent continues to exercise reasonable best efforts to cure such breach or inaccuracy (it being understood that the Company may not terminate this Agreement pursuant to this Section 7.1(d)(i) if such breach or inaccuracy by Parent is cured within such period); or

(ii) at any time prior to the Company Stockholder Approval, if concurrently with such termination the Company enters into a definitive Company Acquisition Agreement providing for a Superior Proposal in accordance with Section 5.3(d); provided that prior thereto or concurrently therewith the Company shall have paid or caused to be paid the Company Termination Fee to Parent in accordance with Section 7.3 (and such termination of this Agreement by the Company shall not take effect unless and until the Company Termination Fee shall have been paid to Parent):

(iii) if a Parent Material Adverse Effect shall occur and be continuing, provided that if such Parent Material Adverse Effect is curable by Parent through the exercise of reasonable best efforts prior to the Outside Date and within twenty (20) business days, then the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(d)(iii) until the earlier of the Outside Date or the expiration of a twenty (20) business day period after delivery of written notice from the Company to Parent of such Parent Material Adverse Effect, provided that Parent continues to exercise reasonable best efforts to cure such Parent Material Adverse Effect (it being understood that the Company may not terminate this Agreement pursuant to this Section 7.1(d)(iii) if such Parent Material Adverse Effect is cured within such period); or

(iv) if all of the conditions set forth in Section 6.1 and Section 6.2 shall have been satisfied or waived or shall then be capable of being satisfied, but the Closing shall not have occurred on the Closing Date due to the existence of a Financing Failure.

(e) For purposes of this Agreement, a “Financing Failure” shall be deemed to exist if either:

(i) a Financing Election has not been duly made in accordance with Section 5.15 above, and (A) Parent has complied with all of its obligations under Section 5.14, and (B) the Debt Financing is not available on the Closing Date on the terms and conditions contemplated in the Commitment Letter in an amount necessary to satisfy Parent’s obligations under Article II; or

(ii) a Financing Election has been duly made in accordance with Section 5.15 above, and (A) Parent has complied with all of its obligations under Section 5.15, (B) the Financing is not available on the Closing Date on the terms and conditions contemplated in the Financing Agreements in an amount necessary to satisfy Parent’s obligations under Article II.

Section 7.2  Effect of Termination.  In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and of no effect (other than the provisions of Sections 3.18, 5.7(b), 5.11, 7.2 and 7.3, and Article VIII, all of which shall survive termination of this Agreement), and there shall be no liability (whether in contract, tort or otherwise) on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates, except (i) as provided in Section 7.3, and (ii) subject to Section 7.3(d), nothing in this Agreement shall relieve any party from liability for material breach of this Agreement.

Section 7.3  Termination Fees.

(a) In the event that (A) (x) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(i) (and at the time of such termination a vote to obtain the Company Stockholder Approval has not been held) or Section 7.1(b)(iii), (y) prior to such termination, any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than Parent and its Subsidiaries, Affiliates and Representatives (on behalf of Parent), shall have publicly announced (and shall not have withdrawn or abandoned) an intention (whether or not conditional) to make a Takeover Proposal (provided, that for purposes of this clause (a), any reference in the definition of Takeover Proposal to 20% shall be deemed a reference to 50%) or such Takeover Proposal has otherwise become publicly known, and (z) the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any Takeover Proposal within twelve (12) months of the date this Agreement is terminated, or there is otherwise consummated a Takeover Proposal in the form of a tender offer, exchange offer or similar transaction, (B) this Agreement is terminated by Parent pursuant to Section 7.1(c)(iii), or (C) this Agreement is terminated by the Company pursuant to Section 7.1(d)(ii), then in any such event under clause (A), (B) or (C) of this Section 7.3(a), the Company shall pay to Parent the Company Termination Fee in cash. Any payment required to be made pursuant to clause (A) of this Section 7.3(a) shall be made to Parent promptly following the earlier of the execution of a definitive agreement with respect to, or the consummation of, any transaction contemplated by the Takeover Proposal; any payment required to be made pursuant to clause (B) of this Section 7.3(a) shall be made to Parent promptly following (and in any event not later than two business days after) termination of this Agreement by Parent pursuant to such section; and any payment required to be made pursuant to clause (C) of this Section 7.3(a) shall be made to Parent prior to or simultaneously with (and as a condition to the effectiveness of) termination of this Agreement by the Company pursuant to Section 7.1(d)(ii). All such payments shall be made by wire transfer of immediately available funds to an account to be designated by Parent.

(b) In the event that this Agreement is terminated by:

(i) Parent pursuant to Section 7.1(c)(vi) or by the Company pursuant to Section 7.1(d)(iv), in each case as a result of a Financing Failure, then Parent shall pay to the Company the Parent Break Fee in cash, it being understood that in no event shall Parent to be required to pay the Parent Break Fee on more than one (1) occasion. If the Parent Break Fee becomes payable pursuant to this Section 7.3(b), it shall be paid no later than three (3) Business Days after the termination of this Agreement pursuant to Section 7.1(c)(vi) or Section 7.1(d)(iv), as the case may be, as provided herein;

(ii) Parent or the Company pursuant to Section 7.1(b)(iv), then, provided that the Company Stockholder Approval shall have occurred, Parent shall pay to the Company the Parent Vote Down Fee in cash, it being understood that in no event shall Parent to be required to pay the Parent Vote Down Fee on more than one (1) occasion. If the Parent Vote Down Fee becomes payable pursuant to this Section 7.3(b), it shall be paid no later than three (3) Business Days after the termination of this Agreement pursuant to Section 7.1(b)(iv).

(c) In the event that the Company shall fail to pay the Company Termination Fee when due, or Parent shall fail to pay the Parent Break Fee or Parent Vote Down Fee when due, as the case may be, such payment amount shall accrue interest for the period commencing on the date such payment amount became past due, at a rate equal to the prime lending rate from time to time during such period as published in the Wall Street Journal. In addition, if either party shall fail to pay such payment amount when due, such party shall also pay to such other party all of such other party’s costs and expenses (including attorneys’ fees) in connection with efforts to collect such payment amount. Each of the Company and Parent acknowledges that the payment amounts and the other provisions of this

Section 7.3 are an integral part of the Transactions and that, without these agreements, neither the Company nor Parent would enter into this Agreement.

(d) Notwithstanding anything to the contrary in this Agreement, including Section 8.6, in circumstances where payment of the Company Termination Fee, the Parent Break Fee or the Parent Vote Down Fee, as the case may be, is required hereunder, a party’s right to receive payment of such fee (and any interest and costs payable thereon) under this Section 7.3 shall be the sole and exclusive remedy of such party and its Affiliates against the other party or any of their respective former, current or future stockholders, directors, officers, employees, representatives or Affiliates for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount the party making such payment and its related persons shall have no further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby.

ARTICLE VIII.

Miscellaneous

Section 8.1  Nonsurvival of Representations and Warranties.  Except as otherwise provided in this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors or Representatives, whether prior to or after the execution of this Agreement, and no information provided or made available shall be deemed to be disclosed in this Agreement or in the Company Disclosure Schedule or the Parent Disclosure Schedule, except to the extent actually set forth herein or therein. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or, except as otherwise provided in Section 7.2, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article II and Sections 5.9, 5.10, 5.11, 5.12, 5.19, 5.20, and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely and those set forth in Sections 3.18, 5.7(b), 5.11, 7.2 and 7.3 and this Article VIII shall survive termination indefinitely. The Confidentiality Agreement shall (i) survive termination of this Agreement in accordance with its terms and (ii) terminate as of the Effective Time.

Section 8.2  Amendment or Supplement.  At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto, by action taken by their respective Boards of Directors; provided, however, that following receipt of the Company Stockholder Approval, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company without such approval.

Section 8.3  Extension of Time, Waiver, Etc.  At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.4  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, except that Parent and/or Merger Sub may assign, in their sole discretion, any or all of their respective rights, interests and obligations under this Agreement to any Affiliate of Parent or to one or more financing sources for collateral purposes without the written consent of the Company, but no such assignment shall relieve Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

Section 8.5  Counterparts; Facsimile; Electronic Transmission.  This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

Section 8.6  Entire Agreement; No Third-Party Beneficiaries.

(a) This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

(b) This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule, and the Confidentiality Agreement are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder, except (i) as set forth in or contemplated by the terms and provisions of Section 5.9 and Section 8.6(c), (ii) the holders of shares of the Company Common Stock, Series B Preferred Stock, Company Options and RSUs shall be third party beneficiaries of this Agreement for the purpose of pursuing claims for damages (including damages based on loss of the economic benefits of the transaction to the Company’s stockholders) in the event of a failure by Parent or Merger Sub to effect the Merger as required by this Agreement or a material breach by Parent or Merger Sub that contributed to a failure of any of the conditions to Closing from being satisfied, whether or not this Agreement has been validly terminated pursuant to Article VII, which right is hereby expressly acknowledged and agreed by the parties hereto, and (iii) from and after the Effective Time, the rights of holders of shares of the Company Common Stock and Series B Preferred Stock and the holders of Company Options and RSUs to receive the consideration set forth in Article II. The rights granted pursuant to clause (ii) of this Section 8.6(b), including the power to settle, waive or abandon any such rights or related claims for damages, shall be subject to the limitations of Section 7.3, and shall only be enforceable on behalf of Company’s stockholders by the Company, in its sole and absolute discretion, as agent for its stockholders, it being understood and agreed that any and all interests in such claims shall attach to such shares of the Company Common Stock and Series B Preferred Stock and subsequently transfer therewith and, consequently, any damages, settlements or other amounts recovered or received by the Company with respect to such claims (net of expenses incurred by the Company in connection therewith) may, in the sole and absolute discretion of the Company, be retained by the Company for the use and benefit of the Company on behalf of its stockholders in any manner the Company deems fit.

(c) This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule, and the Confidentiality Agreement are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder, except (i) as set forth in or contemplated by the terms and provisions of Section 5.9 or Section 8.6(b), (ii) the holders of shares of the Parent Common Stock shall be third party beneficiaries of this Agreement for the purpose of pursuing claims for damages (including damages based on loss of the economic benefits of the transaction to the Parent’s stockholders) in the event of a failure by the Company to effect the Merger as required by this Agreement or a material breach by the Company that contributed to a failure of any of the conditions to Closing from being satisfied, whether or not this Agreement has been validly terminated pursuant to Article VII, which right is hereby expressly acknowledged and agreed by the parties hereto. The rights granted pursuant to clause (ii) of this Section 8.6(c), including the power to settle, waive or abandon any such rights or related claims for damages, shall be subject to the limitations of Section 7.3, and shall only be enforceable on behalf of Parent’s stockholders by Parent, in its sole and absolute discretion, as agent for its stockholders, it being understood and agreed that any and all interests in such claims shall attach to such shares of Parent Common Stock and subsequently transfer therewith and, consequently, any damages, settlements or other amounts recovered or received by Parent with respect to such claims (net of expenses incurred by Parent in connection therewith) may, in the sole and absolute discretion of Parent, be retained by Parent for the use and benefit of Parent on behalf of its stockholders in any manner Parent deems fit.

Section 8.7  Governing Law.  This Agreement, and all disputes, claims or controversies (whether in contract, tort or otherwise) arising out of or relating to this Agreement, the negotiation, validity or performance of this Agreement or the Transactions shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its rules of conflicts of laws.

Section 8.8  Specific Enforcement.  Except as specifically provided in Section 7.3 above, the parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for such damages. Accordingly, except as otherwise provided in Section 7.3, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by the Company, on the one hand, or Parent and Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. The Company, Parent and Merger Sub hereby agree not to raise any objections to (and irrevocably waives any defenses based on adequacy of any other remedy, at law or in equity, that might be asserted as a bar to) the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the parties under this Agreement. The parties hereto further agree that (a) by seeking the remedies provided for in this Section 8.8, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 8.8 are not available or otherwise are not granted and (b) nothing set forth in this Section 8.8 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 8.8 prior or as a condition to exercising any termination right under Article VII (and pursuing damages after such termination), nor shall the commencement of any legal proceeding pursuant to this Section 8.8 or anything set forth in this Section 8.8 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article VII or pursue any other remedies under this Agreement that may be available then or thereafter. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.8, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 8.9  Consent to Jurisdiction.  All actions and proceedings arising out of or relating to this Agreement, the negotiation, validity or performance of this Agreement or any of the Transactions shall be heard and determined in the Delaware Court of Chancery or, if subject matter jurisdiction in the such court is not available, in the United States District Court for the District of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consent to jurisdiction set forth in this paragraph shall not constitute general consent to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

Section 8.10  Notices.  All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent or Merger Sub, to:

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260-3649
Attention: G. Michael Bridge
Facsimile: 480.308.3001

with copies (which shall not constitute notice) to:

DLA Piper LLP (US)
2525 East Camelback Road, Suite 1000
Phoenix, AZ 85016
Attn: Steven D. Pidgeon
Facsimile: 480.606.5524

If to the Company, to:

i2 Technologies, Inc.
11701 Luna Road
Dallas, TX 75234
Attn: John Harvey
Facsimile: 469.357.6893

with copies (which shall not constitute notice) to:

Munsch Hardt Kopf & Harr, P.C.
500 N. Akard Street, Suite 3800
Dallas, TX 75201-6659
Attn: A. Michael Hainsfurther
Facsimile: 214.978.4356

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 P.M. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 8.11  Severability.  If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 8.12  Remedies.  Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 8.13  Definitions.

(a) As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Acceptable Confidentiality Agreement” shall mean an agreement that is executed, delivered and effective after the execution, delivery and effectiveness of this Agreement and that (i) contains provisions that (A) require any counter-party thereto (and any of its representatives named therein) that receives material non-public information of or with respect to the Company to keep such information confidential, (B) are no less favorable in any material respect to the Company, and no less restrictive with respect to the conduct of such counter-party (and any of its representatives named therein) than the terms of the Confidentiality Agreement (including with respect to standstill provisions), and (C) expressly permit the Company to provide to Parent the information required to be so provided pursuant to Section 5.3 on the terms set forth in Section 5.3, and (ii) does not include any provision calling for an exclusive right to negotiate with the Company.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“business day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York or the State of Texas are authorized or required by Law to be closed.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company Material Adverse Effect” means any change, event, occurrence or state of facts that (i) has a material adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries taken as a whole or (ii) prevents, or materially hinders the Company from consummating the Merger or any of the other transactions contemplated by this Agreement; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been, or could reasonably be expected to be, a Company Material Adverse Effect:

(1) any change, event, occurrence or state of facts relating to the global, U.S. or regional economy; financial, credit or capital markets (including changes in interest or currency exchange rates and any suspension in trading in securities generally); political conditions in general; or the industry in which the Company operates, including changes thereto as are caused by terrorist activities, entry into or material worsening of war or armed hostilities, or other national or international calamity, except to the extent such changes or developments have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other industry participants;

(2) any change, event, occurrence or state of facts that directly arises out of or results from the announcement or pendency of this Agreement or any of the Transactions, including shareholder litigation or disruption or loss of customer business or supplier or employee relationships that is directly related to or directly arises out of or results from the announcement or pendency of this Agreement or any of the Transactions;

(3) any changes or effects arising out of or resulting from actions taken or the failure to take actions by the Company or its Subsidiaries with Parent’s express written consent or in accordance with express written request or instructions of Parent or as otherwise expressly required to be taken by the Company or its Subsidiaries pursuant to the terms of this Agreement;

(4) in and of itself, any change in the Company’s stock price or trading volume or any failure to meet internal projections or forecasts or published revenue or earnings projections of industry analysts (provided that this clause(4) shall not be construed as providing that the change, event, occurrence or state of facts giving rise to such change or failure does not constitute or contribute to a Company Material Adverse Effect);

(5) any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company arising out of the Merger or in connection with any other transactions contemplated by this Agreement;

(6) changes in GAAP or applicable accounting requirements or principles (or the interpretation thereof) which occur or become effective after the date of this Agreement; and

(7) any matters expressly set forth in the Company Disclosure and identified as potentially creating a Material Adverse Effect

“Company Option” means any Option issued under a Company Stock Plan.

“Company Stock Plans” means the following plans of the Company, as amended: (i) the 1995 Stock Option/Stock Issuance Plan, (ii) the 2001 Non-Officer Stock Option/Stock Issuance Plan and (iii) Aspect Development, Inc. 1992 Stock Option Plan.

“Company Termination Fee” shall mean an amount in cash equal to $15,000,000.

“Data Room” means the secure on-line data room (or workspace) maintained by the Financial Advisor on behalf of the Company, and to which designated personnel of Parent have been given access, at Intralinks and designated as the workspace for “Omega.”

“GAAP” shall mean generally accepted accounting principles as applied in the United States.

“Governmental Authority” means any United States, non-United States or multi-national government entity, body or authority, including (i) any United States federal, state or local government (including any town, village, municipality, district or other similar governmental or administrative jurisdiction or subdivision thereof, whether incorporated or unincorporated), (ii) any non-United States or multi-national government or governmental authority or any political subdivision thereof, (iii) any United States, non-United States or multi-national regulatory or administrative entity, authority, instrumentality, jurisdiction, agency, body or commission, exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, including any court, tribunal, commission or arbitrator, (iv) any self-regulatory organization or (v) any official of any of the foregoing.

“Governmental Investigation” means an investigation by a Governmental Authority for the purpose of imposing criminal sanctions.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” of any Person means all intellectual property rights arising from or in respect of the following, whether protected, created or arising under any Law, including: (i) all patents and applications therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon (collectively, “Patents”); (ii) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names and corporate names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof, (collectively, “Marks”); (iii) copyrights and registrations and applications therefor, works of authorship and mask work rights (collectively, “Copyrights”); (iv) discoveries, concepts, ideas, research and development, know-how, formulae, inventions, compositions, manufacturing and production processes and techniques, technical data, procedures, designs, drawings, specifications, databases and other proprietary and confidential information, including customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Copyrights or Patents (collectively, “Trade Secrets”); and (v) all Software.

“Knowledge” shall mean, (i) in the case of the Company or its Subsidiaries, the actual knowledge, after reasonable inquiry within the scope of their respective business responsibilities (which shall not require inquiry of persons other than the persons hereinafter named in this definition), of Michael J. Berry, John Harvey, Aditya Srivastava, Mark E. Trivette, Hiten D. Varia and Jackson L. Wilson, (ii) in the case of Parent or its Subsidiaries, the actual knowledge, after reasonable inquiry within the scope of their respective business responsibilities (which shall not require inquiry of persons other than the persons hereinafter named in this definition), of Hamish Brewer, Pete Hathaway, Michael Bridge, and David Alberty, and (iii) in the case of any other Person that is not an individual, with respect to any matter in question, the actual knowledge after due inquiry of such Person’s executive officers and all other officers and managers having responsibility relating to the applicable matter.

“Options” means options, warrants and other rights to acquire shares of Company Common Stock.

“Parent Break Fee” shall mean an amount in cash equal to $30,000,000.

“Parent Common Stock” means the common stock, par value $0.01 per share, of Parent.

“Parent Common Stock Market Price” means the volume weighted average of the per share prices of Parent Common Stock on the NASDAQ Stock Market for the five (5) consecutive trading days ending two (2) days prior to the Effective Time.

“Parent Material Adverse Effect” means any change, event, occurrence or state of facts that (i) has a material adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of Parent and its Subsidiaries taken as a whole or (ii) prevents or materially hinders the consummation of the Transactions or the ability of Parent or Merger Sub to fully perform their respective covenants and obligations hereunder; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been, or could reasonably be expected to be, a Parent Material Adverse Effect:

(1) any change, event, occurrence or state of facts relating to the global, U.S. or regional economy, financial, credit or capital markets (including changed in interest or currency exchange rates and any suspension in trading in securities generally), political conditions in general, or the industry in which the Parent operates, including changes thereto as are caused by terrorist activities, entry into or material worsening of war or armed hostilities, or other national or international calamity, except to the extent such changes or developments have a disproportionate impact on the Parent and its Subsidiaries, taken as a whole, relative to other industry participants;

(2) any change, event, occurrence or state of facts that directly arises out of or results from the announcement or pendency of this Agreement or any of the Transactions, including shareholder litigation or disruption or loss of customer business or supplier or employee relationships that is related to or directly arises out of or results from the announcement or pendency of this Agreement or any of the Transactions;

(3) any changes or effects arising out of or resulting from actions taken or the failure to take actions by Parent or its Subsidiaries with the Company’s express written consent or in accordance with express written request or instructions of the Company or as otherwise expressly required to be taken by Parent or its Subsidiaries pursuant to the terms of this Agreement;

(4) in and of itself, any change in Parent’s stock price or trading volume or any failure to meet internal projections or forecasts or published revenue or earnings projections of industry analysts (provided that this clause (4) shall not be construed as providing that the change, event, occurrence or state of facts giving rise to such change or failure does not constitute or contribute to a Parent Material Adverse Effect);

(5) any legal proceedings made or brought by any of the current or former stockholders of Parent (on their own behalf or on behalf of Parent) against Parent arising out of the Merger or in connection with any other transactions contemplated by this Agreement; and

(6) changes in GAAP or applicable accounting requirements or principles (or the interpretation thereof) which occur or become effective after the date of this Agreement

“Parent Vote Down Fee” shall mean an amount in cash equal to $7,000,000.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

“Proxy Statement/Prospectus” shall mean the proxy statement/prospectus to be sent to the Company’s stockholders in connection with the Company Stockholders’ Meeting and, subject to Section 5.15, to Parent’s stockholders in connection with the Parent Stockholders’ Meeting.

“RSU” means any award, or portion thereof, of restricted stock or restricted stock units, whether vested or unvested, made under a Company Stock Plan with respect to which the shares of Company Common Stock subject thereto have not been issued (and are not outstanding) prior to the Effective Date.

“Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) documentation including user manuals and other training documentation related to any of the foregoing.

“Subsidiary” when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

“Transactions” refers collectively to this Agreement and the transactions contemplated hereby, including the Merger.

The following terms are defined on the page of this Agreement set forth after such term below:

Section

401(k) Plans	5.12(e)
Adjusted Common Stock Cash Consideration	2.1(c)(ii)
Adjusted Exchange Ratio	2.1(c)(ii)
Adverse Recommendation Change	5.3(d)
Agreement	Preamble
Balance Sheet Date	3.5(d)
Bankruptcy and Equity Exception	3.3(a)
Book-Entry Shares	2.2(b)
Certificates	2.1(d)
Certificate of Merger	1.3
Charter Amendment Proposal	5.5(b)
Closing	1.2
Closing Date	1.2
COBRA	3.11(j)
COI Test	6.2(g)
Common Stock Certificate	2.1(c)
Common Stock Cash Consideration	2.1(c)
Common Stock Merger Consideration	2.1(c)
Common Stock Cash Consideration	2.1(c)
Company	Preamble
Company Acquisition Agreement	5.3(d)
Company Board Recommendation	3.3(b)

Section

Company Cash Deposit	2.2(a)
Company Charter Documents	3.1(c)
Company Common Stock	2.1
Company Disclosure Schedule	Article III
Company Intellectual Property	3.15(a)
Company Material Contract	3.13(a)
Company Plans	3.11(a)
Company Preferred Stock	3.2(a)
Company Rights	3.2(a)
Company Rights Agreement	3.2(a)
Company SEC Documents	3.5(a)
Company Stockholder Approval	3.3(d)
Company Stockholders Meeting	5.5(a)
Company Voting Agreements	Preamble
Competition Laws	3.4
Confidentiality Agreement	5.7(b)
Contract	3.3(c)
Continuing Employee	5.12(a)
D&O Insurance	5.9(b)
Data Laws	3.15(n)
Debt Financing	4.17(a)
Deposit Notice	2.2(a)
DGCL	1.1
Dissenting Shares	2.2(h)
DOJ	5.4(a)
Domestic Benefit Plan	3.11(a)
Effective Time	1.3
Election Notice	5.15(b)
Employees	3.11(a)
Environmental Laws	3.12(c)(i)
Environmental Liabilities	3.12(c)(ii)
Environmental Permits	3.12(b)
ERISA	3.11(a)
ERISA Affiliates	3.11(e)
Exchange Act	3.4
Exchange Agent	2.2(a)
Exchange Fund	2.2(a)
Exchange Ratio Reduction Number	2.1(c)(ii)
Fairness Opinion	3.17
Filed Company SEC Documents	3.5(d)
Filed Parent SEC Documents	4.5(d)
Financial Advisor	3.17
Financing	5.15(b)(iv)
Financing Agreements	5.15(b)(v)

Section

Financing Election	5.15(b)
Financing Election Deadline	5.15(b)
Foreign Antitrust Laws	3.4
Foreign Benefit Plan	3.11(a)
FTC	5.4(a)
Hazardous Materials	3.12(c)(iii)
Indemnitees	5.9(a)
Investor	4.6(a)
Issuance Proposal	5.5(b)
Laws	3.8(a)
Lenders	4.17
Liens	3.1(b)
Maximum Share Number	2.1(c)(ii)
Measurement Date	3.2(a)
Merger	Preamble
Merger Consideration	2.1(d)
Merger LLC	5.20
Merger Sub	Preamble
Merger Sub Charter Documents	4.1(c)
Moral Rights	3.15(o)
Notice	5.3(d)
Open Source License	3.15(d)
Open Source Software	3.15(d)
Outside Date	7.1(b)(i)
Parent	Preamble
Parent Benefit Plans	4.11(a)
Parent Board Recommendation	4.3(b)
Parent Charter Documents	4.1(c)
Parent Common Stock	2.1(c)
Parent Common Stock Market Price	2.2(i)
Parent Disclosure Schedule	Article IV
Parent Material Contract	4.13(a)
Parent SEC Documents	4.5(a)
Parent Stock Plans	4.2
Parent Stockholder Approval	4.3(a)
Parent Stockholders Meeting	5.5(b)
Parent Voting Agreement	Preamble
Permits	3.8(b)
Plan Amendment Proposal	5.5(b)
Policies	3.16
Preferred Stock Merger Consideration	2.1(d)
Proceeding	8.14
Registered Company Intellectual Property	3.15(a)
Registration Statement	5.1(a)

Section

Release	3.12(c)(iv)
Representatives	5.3(a)
Restraints	6.1(b)
SEC	2.3(d)
Securities Act	3.1(b)
Series A Preferred Stock	3.2(a)
Series B Preferred Stock	2.1
Series B Preferred Stock Certificate	2.1(d)
SOX	3.5(c)
Subsidiary Documents	3.1(c)
Superior Proposal	5.3(e)
Surviving Corporation	1.1
Surviving Company	5.20
Takeover Proposal	5.3(e)
Taxes	3.10(n)
Tax Returns	3.10(n)
Terminating Company Breach	7.1(c)(i)
Terminating Parent Breach	7.1(d)(i)
Upstream Merger	5.20
WARN	3.11(m)
Warrants	2.4(a)

Section 8.14  Waiver of Jury Trial.  Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action, suit or proceeding arising out of or relating to this Agreement or the Transactions (each, a “Proceeding”). Each party to this Agreement certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a Proceeding, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.14.

Section 8.15  Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c) For purposes of this Agreement, the Company shall be deemed to have “delivered,” “made available” or furnished any document or information if such document or information shall have been posted to the Data Room with notice delivered to Parent no less than one (1) Business Days prior to the execution of this Agreement and not subsequently removed.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

i2 TECHNOLOGIES, INC.

By:	/s/ Jackson L. Wilson, Jr.
Jackson L. Wilson, Jr.
Chief Executive Officer and President

JDA SOFTWARE GROUP, INC.

By:	/s/ Hamish N. Brewer
Hamish N. Brewer
President and Chief Executive Officer

ALPHA ACQUISITION CORP.

By:	/s/ Hamish N. Brewer
Hamish N. Brewer
President and Chief Executive Officer

Schedule A

Signatories to Company Voting Agreements

Jackson L. Wilson, Jr.
Stephen P. Bradley
Richard L. Clemmer
Lloyd G. Waterhouse
Michael J. Simmons
J. Coley Clark
Richard Hunter
Michael J. Berry
Hiten D. Varia
Aditya Srivastava
John Harvey
R2 Top Hat, Ltd.

Schedule B

Signatories to Parent Voting Agreements

Hamish N. Brewer
James D. Armstrong
G. Michael Gullard
Douglas G. Marlin
Jock Patton
Peter S. Hathaway
G. Michael Bridge
David Alberty

Annex B

Voting Agreement

This Stockholder Voting Agreement (this “Agreement”) is made and entered into as of November 4, 2009, by and among JDA Software Group, Inc., a Delaware corporation (“Parent”), i2 Technologies, Inc., a Delaware corporation (the “Company”) (only with respect to Section 2(b) hereof), and the undersigned stockholder (“Stockholder”) of the Company.

Recitals

A. Concurrently with the execution and delivery hereof, Parent, Alpha Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger of even date herewith (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into the Company in accordance with its terms ( the Merger, Merger Agreement and the transactions contemplated thereby referred to collectively as the “Proposed Transaction”).

B. Stockholder has sole voting power over such number of shares of each class of capital stock of the Company beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by Stockholder as is indicated on the signature page of this Agreement.

C. In consideration of the execution and delivery of the Merger Agreement by Parent and Merger Sub, Stockholder desires to agree to vote the Shares (as defined herein) over which Stockholder has sole voting power so as to facilitate the consummation of the Merger and to consent to the treatment in the Merger of Company Options (as defined in the Merger Agreement) held by Stockholder pursuant to the terms of the Merger Agreement.

Now, Therefore, intending to be legally bound, the parties hereto hereby agree as follows:

1. Certain Definitions.

(a) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any: (i) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement; or (ii) right under any Contract with any Governmental Authority).

“Constructive Sale” means with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially reducing the economic benefits or risks of ownership.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (or under the authority of The NASDAQ Stock Market).

“Shares” means (i) all outstanding shares of capital stock of the Company owned, beneficially or of record, by Stockholder as of the date hereof, and (ii) all additional outstanding shares of capital stock of the Company acquired by Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as such term is defined in

Section 8 below), in the case of each of clauses (i) and (ii) as to which (and only as to which) Stockholder has sole voting power; but in each case excluding shares of capital stock of the Company that, by virtue of Stockholder’s ownership of options or other convertible securities, are deemed to be beneficially owned by Stockholder pursuant to Rules 13d-3(d)(1)(i)(A) or (B) prior to the time at which Stockholder exercises such options or other convertible securities and receives the underlying capital stock of the Company.

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (excluding transfers: (i) by testamentary or intestate succession, (ii) otherwise by operation of law, or (iii) under any written trading plan adopted prior to the date of this Agreement under Rule 10b5-1 of the Exchange Act) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2. Transfer and Voting Restrictions.

(a) At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, Stockholder shall not, except in connection with the Merger, Transfer any of the Shares, or enter into an agreement, commitment or other arrangement with respect thereto. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, Stockholder may Transfer any or all of the Shares (i) by will, or by operation of law, in which case this Agreement shall bind the transferee, or (ii) in connection with estate and charitable planning purposes, including Transfers to relatives, trusts and charitable organizations, so long as the transferee, prior to such Transfer executes a counterpart of this Agreement (with such modifications as Parent may reasonably request solely to reflect such transfer).

(b) Stockholder understands and agrees that if Stockholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, the Company shall not, and Stockholder hereby unconditionally and irrevocably instructs the Company to not, (i) permit any such Transfer on its books and records, (ii) issue a new certificate representing any of the Shares or (iii) record such vote, in each case, unless and until Stockholder shall have complied with the terms of this Agreement. Each stock certificate evidencing Shares that is issued in the name of Stockholder on or after the date of this Agreement shall bear a legend indicating that such Shares are subject to the terms of this Agreement and any transferee of the Shares evidenced by the stock certificate takes the Shares subject to the terms of this Agreement.

(c) Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, Stockholder will not commit any act that could restrict or affect Stockholder’s legal power, authority and right to vote all of the Shares then owned of record or beneficially by Stockholder or otherwise prevent or disable Stockholder from performing any of his obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, Stockholder will not enter into any voting agreement with any Person with respect to any of the Shares, grant any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any Person limiting or affecting Stockholder’s legal power, authority or right to vote the Shares in favor of the approval of the Proposed Transaction.

3. Agreement to Vote Shares.

(a) Prior to the Expiration Date, at every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder (in Stockholder’s capacity as such) shall appear at the meeting or otherwise cause the Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the Persons appointed as proxies pursuant to this Agreement, vote (i) in favor of (A) approval of the Proposed Transaction, and (B) any adjournment or postponement recommended by the Company with respect to any stockholder meeting in connection with the Proposed Transaction, and (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction, and (iii) against any of the following (to the extent unrelated to the Proposed Transaction): (A) any merger, consolidation or business combination involving the Company or any of its subsidiaries other than the Proposed Transaction; (B) any sale, lease or transfer of all or substantially all of the assets of the Company or any of its subsidiaries; (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries; or (D) any other action that is intended, or could reasonably be expected, to otherwise impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Proposed Transaction.

(b) If Stockholder is the beneficial owner, but not the record holder, of the Shares, Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with Section 3(a).

4. Grant of Irrevocable Proxy.

(a) Stockholder hereby irrevocably (to the fullest extent permitted by law) grants to, and appoints, Parent and each of its executive officers and any of them, in their capacities as officers of Parent (the “Grantees”), as Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of Stockholder, to vote the Shares, to instruct nominees or record holders to vote the Shares, or grant a consent or approval or dissent or disapproval in respect of such Shares in accordance with Section 3 hereof and, in the discretion of the Grantees, with respect to any proposed adjournments or postponements of any meeting of stockholders of the Company at which any of the matters described in Section 3 hereof is to be considered.

(b) Stockholder represents that any proxies heretofore given in respect of the Shares that may still be in effect are not irrevocable, and such proxies are hereby revoked.

(c) Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law. Notwithstanding this Section 4(c), the proxy granted by Stockholder shall be revoked upon termination of this Agreement in accordance with its terms.

(d) The Grantees may not exercise this irrevocable proxy on any other matter except as provided above. Stockholder shall retain at all times the right to vote the Shares in Stockholder’s sole discretion and without any other limitation on all matters other than those set forth in Section 3 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

(e) Parent may terminate this proxy with respect to Stockholder at any time at its sole election by written notice provided to Stockholder.

5. Consent to Treatment of Company Options in the Merger.  Stockholder hereby consents to the treatment in the Merger of Company Options held by Stockholder pursuant to Section 2.3(a)(ii) of the Merger Agreement. Specifically, Stockholder acknowledges and agrees that each Company Option held by Stockholder that is outstanding immediately prior to the Effective Time shall become fully vested and shall be canceled and terminated at the Effective Time and converted into the right to receive the Common Stock Merger Consideration, as provided in, and subject to the other terms of, the Merger Agreement.

6. Action in Stockholder Capacity Only.  Stockholder makes no agreement or understanding herein as a director or officer of the Company. Stockholder signs solely in Stockholder’s capacity as a record holder and beneficial owner, as applicable, of Shares and Company Options, and nothing in this Agreement shall (or shall require any Stockholder to attempt to) limit or restrict any Stockholder who is a director or officer of the Company from acting in such capacity (it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a holder of Shares and Company Options).

7. Representations and Warranties of Stockholder.

(a) Stockholder hereby represents and warrants to Parent as follows: (i) Stockholder is the beneficial or record owner of the shares of capital stock of the Company and Company Options indicated on the signature page of this Agreement free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances, in each case that would impair or adversely affect Stockholder’s ability to perform its obligations under this Agreement, other than those encumbrances which are in favor of the Company (provided Parent shall have been provided with copies of the relevant documentation related thereto) ; (ii) Stockholder does not beneficially own any securities of the Company other than the shares of capital stock and rights to purchase shares of capital stock of the Company set forth on the signature page of this Agreement; (iii) Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4; and (iv) this Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms, subject to the effect of (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (y) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. Stockholder agrees to notify Parent promptly of any additional shares of capital stock of the Company of which Stockholder becomes the beneficial owner after the date of this Agreement.

(b) As of the date hereof and for so long as this Agreement remains in effect (including as of the date of the Company Stockholders’ Meeting, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except for this Agreement or as otherwise permitted by this Agreement, Stockholder has full legal power, authority and right to vote all of the Shares then owned of record or beneficially by Stockholder, in favor of the approval and authorization of the Proposed Transaction without the consent or approval of, or any other action on the part of, any other Person (including, without limitation, any governmental entity). Without limiting the generality of the foregoing, Stockholder has not entered into any voting agreement (other than this Agreement) with any Person with respect to any of the Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any Person limiting or affecting Stockholder’s legal power, authority or right to vote the Shares on any matter.

(c) The execution and delivery of this Agreement and the performance by Stockholder of Stockholder’s agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which Stockholder is a party or by which Stockholder (or any of Stockholder’s assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect Stockholder’s ability to perform Stockholder’s obligations under this Agreement or render inaccurate any of the representations made by Stockholder herein.

(d) Stockholder understands and acknowledges that Parent, Merger Sub and the Company are entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.

8. Termination.  This Agreement shall terminate (a) upon the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement, or (b) at any time upon notice by Parent to Stockholder (such date under (a) or (b) hereof constituting the “Expiration Date”). No party hereto shall be relieved from any liability for breach of this Agreement by reason of any termination of this Agreement.

9. Confidentiality.  Stockholder recognizes that successful consummation of the transactions contemplated by the Merger Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, and so that Parent and the Company may rely on the safe harbor provisions of Rule 100(b)(2)(ii) of Regulation FD, Stockholder hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than its counsel and advisors, if any) without the prior written consent of Parent and the Company, except for disclosures Stockholder’s counsel advises are necessary to fulfill any Legal Requirement, in which case Stockholder shall give notice of such disclosure to Parent and the Company as promptly as practicable so as to enable Parent and the Company to seek a protective order from a court of competent jurisdiction with respect thereto. Stockholder’s obligations pursuant to this Section 9 shall terminate at the time of the first public announcement by Parent or the Company of the existence of this Agreement.

10. Miscellaneous Provisions.

(a) Amendments, Modifications and Waivers.  No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by Parent, the Company and Stockholder.

(b) Entire Agreement.  This Agreement constitutes the entire agreement among the parties to this Agreement and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

(c) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(d) Consent to Jurisdiction; Venue.  In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts of the State of Delaware, and (ii) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the state courts of the State of Delaware.

(e) WAIVER OF JURY TRIAL.  EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(f) Assignment and Successors.  This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns, including, without limitation, Stockholder’s estate and heirs upon the death of Stockholder; provided, however, that neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without prior written consent of the other parties hereto except that Parent, without obtaining the consent of any other party hereto, shall be entitled to assign this Agreement or all or any of its rights or obligations hereunder to any one or more of its Affiliates. No assignment by Parent under this Section 10(f) shall relieve Parent of its obligations under this Agreement. Any attempted assignment of this Agreement in violation of the foregoing shall be void and of no effect.

(g) No Third Party Rights.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(h) Cooperation.  Stockholder agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement. Stockholder hereby agrees that Parent and the Company may publish and disclose in the Proxy Statement (including all documents and schedules filed with the SEC), Stockholder’s identity and ownership of Shares and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an exhibit in any filing made by Parent or the Company with the SEC relating to the Proposed Transaction.

(i) Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(j) Specific Performance; Injunctive Relief.  The parties hereto acknowledge that Parent and the Company will be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Stockholder could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Parent or the Company may be entitled, at law or in equity, it shall be entitled to seek to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

(k) Notices.  All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (i) delivered to the appropriate address by hand or overnight courier service (cost prepaid); or (ii) sent by facsimile with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (i), in each case to the parties at the following address or facsimile (or to such other address or facsimile as a party may designate by notice to the other parties): (i) if to Parent or the Company, to the address or facsimile provided in the Merger Agreement, including to the persons designated therein to receive copies; and (ii) if to Stockholder, to Stockholder’s address or facsimile shown below Stockholder’s signature on the last page hereof.

(l) Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart. The exchange of copies of this Agreement and of signatures pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

(m) Headings.  The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(n) Legal Representation.  This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

PARENT:	STOCKHOLDER:
JDA SOFTWARE GROUP, INC

By:

By:	Its:

Its:

Address:

Shares Beneficially Owned by Stockholder:

shares of Company Common Stock

shares of Company Preferred Stock

shares subject to Company Options

shares subject to Company RSUs

COMPANY:

I2 TECHNOLOGIES, INC.

By:

Its:

[SIGNATURE PAGE TO VOTING AGREEMENT]

Annex C

Voting Agreement

This Stockholder Voting Agreement (this “Agreement”) is made and entered into as of November 4, 2009, by and among JDA Software Group, Inc., a Delaware corporation (“Parent”), i2 Technologies, Inc., a Delaware corporation (the “Company”) (only with respect to Section 2(b) and 3(c) hereof), and the undersigned stockholder (“Stockholder”) of the Company.

Recitals

A. Concurrently with the execution and delivery hereof, Parent, Alpha Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger of even date herewith (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides for the merger (the “Merger”) of Merger Sub with and into the Company in accordance with its terms ( the Merger, Merger Agreement and the transactions contemplated thereby referred to collectively as the “Proposed Transaction”).

B. Stockholder has sole voting power over such number of shares of each class of capital stock of the Company beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by Stockholder as is indicated on the signature page of this Agreement.

C. In consideration of the execution and delivery of the Merger Agreement by Parent and Merger Sub, Stockholder desires to agree to vote the Shares (as defined herein) over which Stockholder has sole voting power so as to facilitate the consummation of the Merger.

Now, Therefore, intending to be legally bound, the parties hereto hereby agree as follows:

1. Certain Definitions.

(a) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any: (i) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement; or (ii) right under any Contract with any Governmental Authority).

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (or under the authority of The NASDAQ Stock Market).

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, governmental entity and other entity and group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Shares” means (i) all outstanding shares of capital stock of the Company owned, beneficially or of record, by Stockholder as of the date hereof, and (ii) all additional outstanding shares of capital stock of the Company acquired by Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as such term is defined in Section 7 below), in the case of each of clauses (i) and (ii) as to which (and only as to which) Stockholder has sole voting power; but in each case excluding shares of capital stock of the Company that, by virtue of Stockholder’s ownership of options or other convertible securities, are deemed to be beneficially owned by Stockholder pursuant to Rules 13d-3(d)(1)(i)(A) or (B) prior to the time at which Stockholder exercises such options or other convertible securities and receives the underlying capital stock of the Company.

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the gift, placement in trust, or other disposition of such security (excluding transfers: (i) by testamentary or intestate succession, (ii) otherwise by operation of law, or (iii) under any written trading plan adopted prior to the date of this Agreement under Rule 10b5-1 of the Exchange Act) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2. Transfer and Voting Restrictions.

(a) At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, Stockholder shall not, except in connection with the Merger, Transfer any of the Shares, or enter into an agreement, commitment or other arrangement with respect thereto. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, Stockholder may Transfer any or all of the Shares (i) by will, or by operation of law, in which case this Agreement shall bind the transferee, (ii) in connection with estate and charitable planning purposes, including Transfers to relatives, trusts and charitable organizations, or (iii) to any other Person, so long as, in the case of the foregoing clauses (ii) and (iii), the transferee, prior to such Transfer executes a counterpart of this Agreement (with such modifications as Parent may reasonably request solely to reflect such transfer).

(b) Stockholder understands and agrees that if Stockholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, the Company shall not, and Stockholder hereby unconditionally and irrevocably instructs the Company to not, (i) permit any such Transfer on its books and records, (ii) issue a new certificate representing any of the Shares or (iii) record such vote, in each case, unless and until Stockholder shall have complied with the terms of this Agreement. Each stock certificate evidencing Shares that is issued in the name of Stockholder on or after the date of this Agreement shall bear a legend indicating that such Shares are subject to the terms of this Agreement and any transferee of the Shares evidenced by the stock certificate takes the Shares subject to the terms of this Agreement.

(c) Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, Stockholder will not commit any act that could restrict or affect Stockholder’s legal power, authority and right to vote all of the Shares then owned of record or beneficially by Stockholder or otherwise prevent or disable Stockholder from performing any of his obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, Stockholder will not enter into any voting agreement with any Person with respect to any of the Shares, grant any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any Person limiting or affecting Stockholder’s legal power, authority or right to vote the Shares in favor of the approval of the Proposed Transaction.

3. Agreement to Vote Shares. No Redemption

(a) Prior to the Expiration Date, at every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder (in Stockholder’s capacity as such) shall appear at the meeting or otherwise cause the Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the Persons appointed as proxies pursuant to this Agreement, vote (i) in favor of (A) approval of the Proposed Transaction, and (B) any adjournment or postponement recommended by the Company with respect to any stockholder meeting in connection with the Proposed Transaction, (ii) against the approval or adoption of any proposal made in opposition to, or in competition with, the Proposed Transaction, and (iii) against any of the following (to the extent unrelated to the Proposed Transaction): (A) any merger, consolidation or business combination involving the Company or any of its subsidiaries other than the Proposed Transaction; (B) any sale, lease or transfer of all or substantially all of the assets of the Company or any of its subsidiaries; (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries; or (D) any other action that is intended, or could reasonably be expected, to otherwise impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Proposed Transaction.

(b) If Stockholder is the beneficial owner, but not the record holder, of the Shares, Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with Section 3(a).

(c) The Company agrees that it shall not redeem, or call for redemption (and it hereby waives its right to do so under the Certificate of Designation relating to the Shares), any of the Shares until after the termination of the merger Agreement.

4. Grant of Irrevocable Proxy.

(a) Stockholder hereby irrevocably (to the fullest extent permitted by law) grants to, and appoints, Parent and each of its executive officers and any of them, in their capacities as officers of Parent (the “Grantees”), as Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of Stockholder, to vote the Shares, to instruct nominees or record holders to vote the Shares, or grant a consent or approval or dissent or disapproval in respect of such Shares in accordance with Section 3 hereof and, in the discretion of the Grantees, with respect to any proposed adjournments or postponements of any meeting of stockholders of the Company at which any of the matters described in Section 3 hereof is to be considered.

(b) Stockholder represents that any proxies heretofore given in respect of the Shares that may still be in effect are not irrevocable, and such proxies are hereby revoked.

(c) Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law. Notwithstanding this Section 4(c), the proxy granted by Stockholder shall be revoked upon termination of this Agreement in accordance with its terms.

(d) The Grantees may not exercise this irrevocable proxy on any other matter except as provided above. Stockholder shall retain at all times the right to vote the Shares in Stockholder’s sole discretion and without any other limitation on all matters other than those set forth in Section 3 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

(e) Parent may terminate this proxy with respect to Stockholder at any time at its sole election by written notice provided to Stockholder.

5. Action in Stockholder Capacity Only.  Stockholder makes no agreement or understanding herein as a director or officer of the Company. Stockholder signs solely in Stockholder’s capacity as a record holder and beneficial owner, as applicable, of Shares, and nothing in this Agreement shall (or shall require any Stockholder to attempt to) limit or restrict any Stockholder who is a director or officer of the Company from acting in such capacity (it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a holder of the Shares).

6. Representations and Warranties of Stockholder.

(a) Stockholder hereby represents and warrants to Parent as follows: (i) Stockholder is the beneficial or record owner of the shares of capital stock of the Company indicated on the signature page of this Agreement free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances, in each case that would impair or adversely affect Stockholder’s ability to perform its obligations under this Agreement, other than those encumbrances which are in favor of the Company (provided Parent shall have been provided with copies of the relevant documentation related thereto); (ii) Stockholder does not beneficially own any securities of the Company other than the shares of capital stock and rights to purchase shares of capital stock of the Company set forth on the signature page of this Agreement; (iii) Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4; and (iv) this Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms, subject to the effect of (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (y) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. Stockholder agrees to notify Parent promptly of any additional shares of capital stock of the Company of which Stockholder becomes the beneficial owner after the date of this Agreement.

(b) As of the date hereof and for so long as this Agreement remains in effect (including as of the date of the Company Stockholders’ Meeting, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except for this Agreement or as otherwise permitted by this Agreement, Stockholder has full legal power, authority and right to vote all of the Shares then owned of record or beneficially by Stockholder, in favor of the approval and authorization of the Proposed Transaction without the consent or approval of, or any other action on the part of, any other Person (including, without limitation, any governmental entity). Without limiting the generality of the foregoing, Stockholder has not entered into any voting agreement (other than this Agreement) with any Person with respect to any of the Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any Person limiting or affecting Stockholder’s legal power, authority or right to vote the Shares on any matter.

(c) The execution and delivery of this Agreement and the performance by Stockholder of Stockholder’s agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which Stockholder is a party or by which Stockholder (or any of Stockholder’s assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect Stockholder’s ability to perform Stockholder’s obligations under this Agreement or render inaccurate any of the representations made by Stockholder herein.

(d) Stockholder understands and acknowledges that Parent, Merger Sub and the Company are entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.

7. Termination.  This Agreement shall terminate (a) upon the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement, or (b) at any time upon notice by Parent to Stockholder, or (c) upon any amendment of the Merger Agreement, other than any amendment that does not directly or indirectly adversely affect the consideration to be received by the holders of Series B Preferred Stock, without Stockholder’s prior written consent (such date under (a), (b) or (c) hereof constituting the “Expiration Date.”); provided, however, that Section 3(c) shall survive any such termination. No party hereto shall be relieved from any liability for breach of this Agreement by reason of any termination of this Agreement.

8. Confidentiality.  Stockholder recognizes that successful consummation of the transactions contemplated by the Merger Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, and so that Parent and the Company may rely on the safe harbor provisions of Rule 100(b)(2)(ii) of Regulation FD, Stockholder hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than its counsel and advisors, if any) without the prior written consent of Parent and the Company, except for disclosures Stockholder’s counsel advises are necessary to fulfill any Legal Requirement, in which case Stockholder shall give notice of such disclosure to Parent and the Company as promptly as practicable so as to enable Parent and the Company to seek a protective order from a court of competent jurisdiction with respect thereto. Stockholder’s obligations pursuant to this Section 8 shall terminate at the time of the first public announcement by Parent or the Company of the existence of this Agreement.

9. Miscellaneous Provisions.

(a) Amendments, Modifications and Waivers.  No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by Parent, the Company and Stockholder.

(b) Entire Agreement.  This Agreement constitutes the entire agreement among the parties to this Agreement and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

(c) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(d) Consent to Jurisdiction; Venue.  In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts of the State of Delaware, and (ii) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the state courts of the State of Delaware.

(e) WAIVER OF JURY TRIAL.  EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(f) Assignment and Successors.  This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns, including, without limitation, Stockholder’s estate and heirs upon the death of Stockholder; provided, however, that neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without prior written consent of the other parties hereto except that Parent, without obtaining the consent of any other party hereto, shall be entitled to assign this Agreement or all or any of its rights or obligations hereunder to any one or more of its Affiliates. No assignment by Parent under this Section 9(f) shall relieve Parent of its obligations under this Agreement. Any attempted assignment of this Agreement in violation of the foregoing shall be void and of no effect.

(g) No Third Party Rights.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(h) Cooperation.  Stockholder agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement. Stockholder hereby agrees that Parent and the Company may publish and disclose in the Proxy Statement (including all documents and schedules filed with the SEC), Stockholder’s identity and ownership of Shares and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an exhibit to any filing made by Parent or the Company with the SEC relating to the Proposed Transaction.

(i) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(j) Specific Performance; Injunctive Relief.  The parties hereto acknowledge that Parent and the Company will be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Stockholder could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Parent or the Company may be entitled, at law or in equity, it shall be entitled to seek to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

(k) Notices.  All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (i) delivered to the appropriate address by hand or overnight courier service (cost prepaid); or (ii) sent by facsimile with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (i), in each case to the parties at the following address or facsimile (or to such other address or facsimile as a party may designate by notice to the other parties): (i) if to Parent or the Company, to the address or facsimile provided in the Merger Agreement, including to the persons designated therein to receive copies; and (ii) if to Stockholder, to Stockholder’s address or facsimile shown below Stockholder’s signature on the last page hereof.

(l) Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart. The exchange of copies of this Agreement and of signatures pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

(m) Headings.  The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(n) Legal Representation.  This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

(o) Pledge on Shares.  Notwithstanding anything to the contrary set forth in this Agreement, Parent and the Company agree and acknowledge that the Shares are subject to a security interest for the benefit of certain lenders of the Stockholder which, among other things restricts the Stockholder’s ability to create, grant or permit to exist (i) any security interest over, or (ii) any restriction on the ability to transfer or realize, all or any part of the Shares.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

PARENT:	STOCKHOLDER:
JDA SOFTWARE GROUP, INC.

By:

By:	Its:

Its:

Address:

Shares Beneficially Owned by Stockholder:

shares of Company Common Stock

shares of Company Preferred Stock

shares subject to Company Options

shares subject to Company RSUs

COMPANY:

I2 TECHNOLOGIES, INC.

By:

Its:

[SIGNATURE PAGE TO VOTING AGREEMENT]

Annex D

THOMAS WEISEL PARTNERS LLC

Board of Directors
i2 Technologies, Inc.
11701 Luna Road
Dallas, TX 75234

November 4, 2009

Gentlemen:

We understand that i2 Technologies, Inc., a Delaware corporation (“Company”), JDA Software Group, Inc., an Delaware corporation (“Parent”) and Alpha Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), intend to enter into an Agreement and Plan of Merger, to be dated on or about November 4, 2009 (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Company, which will be the surviving entity (the “Merger”). Pursuant to the Merger, as more fully described in the Merger Agreement and as further described to us by management of Company, we understand that each outstanding share of the common stock of Company (“Company Common Stock”), other than Dissenting Shares (as defined in the Merger Agreement) and shares of Company Common Stock owned by Company as treasury stock or by Parent or Merger Sub, will be converted into the right to receive either (i) 0.5797 shares of the common stock of Parent (“Parent Common Stock”) and $6.00 cash, or (ii) if a Financing Election is made by Parent pursuant to (and as defined in) the Merger Agreement, 0.2562 shares of Parent Common Stock and $12.70 cash, subject to certain adjustments (in either case, the “Consideration”). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

You have asked for our opinion as investment bankers as to whether the Consideration to be received by the holders of Company Common Stock (other than Parent, holders of Series B Preferred Stock, and their respective affiliates, and holders of Dissenting Shares) pursuant to the Merger is fair to such stockholders from a financial point of view, as of the date hereof. As you are aware, we were not retained to nor did we advise Company with respect to alternatives to the Merger or Company’s underlying decision to proceed with or effect the Merger

In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to Company and Parent, including the consolidated financial statements for recent years and interim periods to September 30, 2009 and certain other relevant financial and operating data relating to Company and Parent made available to us from published sources and from the internal records of Company and Parent; (ii) reviewed the financial terms and conditions of the draft of the Merger Agreement dated November 4, 2009; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Company Common Stock and Parent Common Stock; (iv) compared Company and Parent from a financial point of view with certain other companies in the technology industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of certain recent business combinations of companies in the technology industry which we deemed to be relevant; (vi) reviewed and discussed with representatives of the management of Company and Parent certain information of a business and financial nature regarding Company and Parent, furnished to us by them, including financial forecasts and related assumptions for Company and Parent; (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Company’s counsel; and (viii) performed such other analyses and examinations as we have deemed appropriate.

In connection with our review, we have not assumed any obligation independently to verify, and have not independently verified, the foregoing information or any other information made available to or reviewed by us and have relied on all such information being accurate and complete in all material respects. With respect to the financial forecasts for Company and Parent provided to us by their managements, upon their advice and with your consent we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements (or, in the case of financial forecasts for Parent provided to us by Company, management of Company) at the time of preparation as to the future financial performance of Company and Parent and that they provide a reasonable basis upon which we can form our opinion. We express no view as to any such forecasts or the assumptions on which they are based. We have also assumed that there have been no material changes in Company’s or Parent’s assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We are not legal, regulatory, accounting or tax experts, and our opinion does not address any such matters. We have relied on advice of counsel and independent accountants to Company as to all legal and financial reporting matters with respect to Company, the Merger and the Merger Agreement. With your consent, we have not made or obtained any analysis of any pending or threatened litigation to which Company or Parent is a party or may become subject, and did not consider the possible outcomes of any such matters. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for obtaining or making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Company or Parent, nor have we been furnished with any such materials. We have not evaluated or received any evaluations of the solvency or fair value of Company, Parent, or Merger Sub under any laws relating to bankruptcy, insolvency or similar matters. Our opinion is based on economic, monetary, market and other conditions in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

We have assumed, with your consent, that the Merger will be consummated in accordance with the terms described in the draft of the Merger Agreement dated November 4, 2009, without any further amendments thereto, and without waiver by Company, Parent or Merger Sub of any of the conditions to their obligations thereunder. We have further assumed, with your consent, that in the course of obtaining regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Company, Parent or the contemplated benefits of the Merger.

We have acted as financial advisor to Company in connection with the Merger and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Merger, and Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In the ordinary course of our business, we actively trade the equity securities of Company and Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have previously performed various investment banking services for Company, including acting as Company’s financial advisor in connection with its repurchase of convertible notes and have received compensation in connection with such relationship.

Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be received by the holders of Company Common Stock (other than Parent, holders of Series B Preferred Stock and their respective affiliates, and holders of Dissenting Shares) pursuant to the Merger is fair to such stockholders from a financial point of view, as of the date hereof.

We are not expressing any opinion regarding what the value of Parent Common Stock will be when issued in connection with the Merger or the price at which Company Common Stock or Parent Common Stock may trade at any time. The Consideration is based upon a fixed exchange ratio and, accordingly, the market value of the Consideration may vary significantly.

This opinion has been approved by an authorized committee of Thomas Weisel Partners LLC. It is directed to the Board of Directors of Company in its consideration of the Merger. It is not a recommendation to the Board of Directors or any stockholder or any other person as to how to vote or otherwise act with respect to the Merger. Further, this opinion addresses only the fairness, from a financial point of view, of the Consideration to the holders of Company Common Stock (other than Parent, the holders of Series B Preferred Stock, and their respective affiliates, and holders of Dissenting Shares) and does not address the relative merits of the Merger and any alternatives to the Merger, Company’s underlying decision to proceed with or effect the Merger, or any other aspect of the transactions contemplated by the Merger Agreement, including, without limitation, any decision to make or allow the Financing Election. In addition, this opinion does not address the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, including Series B Preferred Shares, creditors or other constituencies of Company; nor does it address the fairness of the amount or nature of any consideration or compensation to be paid or payable to any of such persons or to the officers, directors or employees of Parent or Company, or any class of such persons, in connection with the Merger, whether relative to the Consideration or otherwise.

This opinion may not be used or referred to by Company or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in any proxy statement filed with the Securities and Exchange Commission in connection with the Merger. In furnishing this opinion and consent, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

Very truly yours,

THOMAS WEISEL PARTNERS LLC

Annex E

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to $§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Section 102(b) of the DGCL authorizes a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to a corporation or its stockholders for monetary damages for breach or alleged breach of the director’s “duty of care.” While this statute does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director’s duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, JDA has adopted provisions in its amended and restated certificate of incorporation that eliminate, to the fullest extent permissible under Delaware law, the personal liability of its directors to JDA and its stockholders for monetary damages for breach or alleged breach of their duty of care.

Section 145 of the DGCL provides for the indemnification of officers, directors, employees and agents of a corporation. JDA’s amended and restated bylaws provide for indemnification of its directors, officers, employees and agents to the full extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. JDA’s amended and restated bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. JDA has entered into agreements with its directors and officers that require JDA to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an officer of JDA or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Section 145 of the DGCL provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

JDA has obtained policies insuring JDA and its directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit
Number		Exhibit Description

2	.1*	Agreement and Plan of Merger and Reorganization, dated as of November 4, 2009, by and among JDA Software Group, Inc., Alpha Acquisition Corp., and i2 Technologies, Inc. (included as Annex A to the proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).
3.1		Third Restated Certificate of Incorporation of JDA Software Group, Inc. (incorporated by reference from JDA Software Group, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002, as filed on November 12, 2002).
3.2		First Amended and Restated Bylaws of JDA Software Group, Inc. (incorporated by reference from JDA Software Group, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998, as filed on August 14, 1998).
3	.3**	Form of Certificate of Incorporation of i2 Technologies, Inc. (to be in effect after consummation of the merger).

Exhibit
Number		Exhibit Description

4.1		Specimen Common Stock Certificate of JDA Software Group, Inc. (incorporated by reference to JDA Software Group, Inc.’s Registration Statement on Form S-1 (File No. 333-748), declared effective on March 14, 1996).
5	.1**	Opinion of DLA Piper LLP (US) regarding legality of securities being registered.
10.1		Form of i2 Voting Agreement for directors and executive officers of i2, dated November 4, 2009, by and among JDA, i2 and directors and officers of i2 (included as Annex B to the proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).
10.2		Form of i2 Voting Agreement for R2 Top Hat, Ltd. dated November 4, 2009, by and among JDA, i2 and R2 Top Hat, Ltd. (included as Annex C to the proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).
23	.1**	Consent of Deloitte & Touche LLP (relating to JDA Software Group, Inc.).
23	.2**	Consent of Grant Thornton LLP (relating to i2 Technologies, Inc.).
23	.3**	Consent of Deloitte & Touche LLP (relating to i2 Technologies, Inc.).
23	.4**	Consent of DLA Piper LLP (US) (included as part of Exhibit 5.1).
24	.1***	Powers of Attorney for JDA Software Group, Inc.
99	.1**	Form of Proxy for i2 Technologies, Inc.
99	.2***	Consent of Thomas Weisel Partners LLC

*	Certain schedules have been omitted and JDA agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.

**	Filed herewith.

***	Previously filed.

Item 22.	Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial, bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) The undersigned registrant undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(D) The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately proceeding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(E) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(F) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference in the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(G) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 17th day of December, 2009.

JDA SOFTWARE GROUP, INC.

By:	/s/ Hamish N. Brewer
Hamish N. Brewer

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ * James D. Armstrong		Chairman of the Board of Directors	December 17, 2009

/s/ Hamish N. Brewer Hamish N. Brewer		President, Chief Executive Officer, and Director (Principal Executive Officer)	December 17, 2009

/s/ Peter S. Hathaway Peter S. Hathaway		Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 17, 2009

/s/ * J. Michael Gullard		Director	December 17, 2009

/s/ * Douglas G. Marlin		Director	December 17, 2009

/s/ * Jock Patton		Director	December 17, 2009

* By:	/s/ G. Michael Bridge
Name:	G. Michael Bridge
Title:	Attorney in Fact

EXHIBIT INDEX

Exhibit
Number		Exhibit Description

2	.1*	Agreement and Plan of Merger and Reorganization, dated as of November 4, 2009, by and among JDA Software Group, Inc., Alpha Acquisition Corp., and i2 Technologies, Inc. (included as Annex A to the proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).
3.1		Third Restated Certificate of Incorporation of JDA Software Group, Inc. (incorporated by reference from JDA Software Group, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002, as filed on November 12, 2002).
3.2		First Amended and Restated Bylaws of JDA Software Group, Inc. (incorporated by reference from JDA Software Group, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998, as filed on August 14, 1998).
3	.3**	Form of Certificate of Incorporation of i2 Technologies, Inc. (to be in effect after consummation of the merger).
4.1		Specimen Common Stock Certificate of JDA Software Group, Inc. (incorporated by reference to JDA Software Group, Inc.’s Registration Statement on Form S-1 (File No. 333-748), declared effective on March 14, 1996).
5	.1**	Opinion of DLA Piper LLP (US) regarding legality of securities being registered.
10.1		Form of i2 Voting Agreement for directors and executive officers of i2, dated November 4, 2009, by and among JDA, i2 and directors and officers of i2 (included as Annex B to the proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).
10.2		Form of i2 Voting Agreement for R2 Top Hat, Ltd. dated November 4, 2009, by and among JDA, i2 and R2 Top Hat, Ltd. (included as Annex C to the proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).
23	.1**	Consent of Deloitte & Touche LLP (relating to JDA Software Group, Inc.).
23	.2**	Consent of Grant Thornton LLP (relating to i2 Technologies, Inc.).
23	.3**	Consent of Deloitte & Touche LLP (relating to i2 Technologies, Inc.).
23	.4**	Consent of DLA Piper LLP (US) (included as part of Exhibit 5.1).
24	.1***	Powers of Attorney for JDA Software Group, Inc. (included on signature page).
99	.1**	Form of Proxy for i2 Technologies, Inc.
99	.2***	Consent of Thomas Weisel Partners LLC

*	Certain schedules have been omitted and JDA agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.

**	Filed herewith.

***	Previously filed.